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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Guaranty Bancorp
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Subject to Completion. Preliminary Proxy Materials dated May 21, 2009.

1331 Seventeenth Street, Suite 300
Denver, Colorado 80202

Dear Stockholders:

        You are cordially invited to attend a Special Meeting of Stockholders of Guaranty Bancorp, which will be held on Monday, June 29, 2009, at 1:00 p.m., Mountain Daylight Time, at our principal executive offices, 1331 Seventeenth Street, Denver, Colorado 80202.

        On May 6, 2009, we entered into an investment agreement to sell 50,000 shares of 9.0% mandatorily convertible non-cumulative preferred stock to certain accredited investors in a private placement for a total purchase price of $50 million. The investors in the transaction include Patriot Financial Partners, L.P., Patriot Financial Partners Parallel, L.P., Relational Investors Mid-Cap Fund I, L.P., Relational Investors Mid-Cap Fund II, L.P. and Castle Creek Capital Partners III, L.P. Castle Creek Capital Partners III, L.P. is an affiliate of John M. Eggemeyer, the Chairman of our Board of Directors. Pursuant to the investment agreement, we have the ability to sell an additional 10,000 shares of the preferred stock for an additional total purchase price of $10 million. To date, we have entered into joinders to the investment agreement with additional investors with respect to an aggregate additional 2,900 shares of the preferred stock. We are currently in discussions with other accredited investors with respect to the remaining 7,100 shares of the preferred stock. Castle Creek Capital Partners III, L.P. has indicated that it may purchase up to an additional 2,000 shares of these remaining shares depending upon the level of participation of other accredited investors. The private placement issuance is subject to a number of closing conditions, including the approval by our stockholders of the proposals set forth in the accompanying proxy statement and the receipt of any required regulatory and other consents and approvals.

        At the special meeting, stockholders will be asked to consider and vote upon the following proposals:

          1.     To approve the issuance of up to 60,000 shares of our 9.0% mandatorily convertible non-cumulative preferred stock (including the issuance of the preferred stock to Castle Creek Capital Partners III, L.P., an affiliate of John M. Eggemeyer, Chairman of the Board) and the issuance of our common stock upon conversion of such preferred stock, and the related issuance of additional shares of preferred stock in connection with payments of dividends on the preferred stock and the issuance of our common stock upon conversion of such additional preferred shares, all as contemplated by the investment agreement described in the accompanying proxy statement.

          2.     To approve our Second Amended and Restated Certificate of Incorporation, which will, among other things, increase our total authorized number of shares of common stock from 100,000,000 to 150,000,000 shares and establish and authorize 143,750,000 shares of a class of voting common stock and 6,250,000 shares of a class of non-voting common stock.

          3.     To approve the adjournment or postponement of the special meeting to a later date or dates, if necessary, to solicit additional proxies if there are insufficient proxies given prior to the time of the special meeting to constitute a quorum for purposes of the meeting or to solicit additional proxies in favor of the approval of the above proposals.

        Each of these matters is more fully described in the attached Notice of Special Meeting of Stockholders and the accompanying proxy statement. Our Board of Directors (with John M. Eggemeyer not participating in such vote) recommends that stockholders vote "FOR" each of the foregoing proposals.

        Your vote is important. Regardless of your plans for attending in person, it is important that your shares be represented at the special meeting. On behalf of our Board of Directors, we urge you to vote your shares by telephone or via the Internet, as explained on the proxy card, or to complete, sign, date and return the enclosed proxy card in the enclosed stamped envelope. Signing this proxy will not prevent you from voting in person should you be able to attend the special meeting, but will assure that your vote will be counted if for any reason you are unable to attend.

        We look forward to seeing you at the special meeting. Thank you for your continued support.

Sincerely,

John M. Eggemeyer, Chairman of the Board	Daniel M. Quinn, President & CEO

Denver, Colorado
June     , 2009

1331 Seventeenth Street, Suite 300
Denver, Colorado 80202

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 29, 2009

        A Special Meeting of Stockholders (the "Meeting") of Guaranty Bancorp (the "Company" or "our") will be held on Monday, June 29, 2009, at 1:00 p.m., Mountain Daylight Time, at the Company's principal executive offices, 1331 Seventeenth Street, Denver, Colorado 80202, for the following purposes:

          1.     To approve the issuance of up to 60,000 shares of our 9.0% mandatorily convertible non-cumulative preferred stock (including the issuance of the preferred stock to Castle Creek Capital Partners III, L.P., an affiliate of John M. Eggemeyer, Chairman of the Board) and the issuance of our common stock upon conversion of such preferred stock, and the related issuance of additional shares of preferred stock in connection with payments of dividends on the preferred stock and the issuance of our common stock upon conversion of such additional preferred shares, all as contemplated by the Investment Agreement described in the accompanying proxy statement (Proposal 1).

          2.     To approve our Second Amended and Restated Certificate of Incorporation, which will, among other things, increase our total authorized number of shares of common stock from 100,000,000 to 150,000,000 shares and establish and authorize 143,750,000 shares of a class of voting common stock and 6,250,000 shares of a class of non-voting common stock. (Proposal 2).

          3.     To approve the adjournment or postponement of the Meeting to a later date or dates, if necessary, to solicit additional proxies if there are insufficient proxies given prior to the time of the Meeting to constitute a quorum for purposes of the Meeting or to solicit additional proxies in favor of the approval of Proposal 1 and/or Proposal 2 (Proposal 3).

        These matters are more fully described in the proxy statement accompanying this notice. The Board of Directors has fixed the close of business on May 15, 2009 as the record date for determining which stockholders have the right to receive notice of and to vote at the Meeting or any postponements or adjournments thereof.

        A proxy statement, form of proxy and self-addressed envelope are enclosed. Please complete, sign and date the proxy card, and return it promptly in the enclosed stamped envelope. You may also choose to vote your shares by telephone or the Internet, as explained on the proxy card. If you attend the Meeting, you may withdraw your proxy and vote in person.

By Order of the Board of Directors
Paul W. Taylor, Secretary

Denver, Colorado
June     , 2009

Appendix A —	Investment Agreement, dated as of May 6, 2009, by and among Guaranty Bancorp and the Investors named therein (including the form of Certificate of Designations for the Series A Convertible Non-Cumulative Preferred Stock, par value $0.001 per share)
Appendix B —	Proposed Second Amended and Restated Certificate of Incorporation of Guaranty Bancorp
Appendix C —	Audited Consolidated Financial Statements (including Notes thereto) of Guaranty Bancorp and Subsidiaries, as included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008
Appendix D —	Management's Discussion and Analysis of Financial Condition and Results of Operations, as included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008
Appendix E —	Quantitative and Qualitative Disclosures About Market Risk, as included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008
Appendix F —	Unaudited Consolidated Financial Statements (including Notes thereto) of Guaranty Bancorp and Subsidiaries, as included in our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2009
Appendix G —	Management's Discussion and Analysis of Financial Condition and Results of Operations, as included in our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2009
Appendix H —	Quantitative and Qualitative Disclosures About Market Risk, as included in our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2009

PROXY STATEMENT
FOR THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 29, 2009

INTRODUCTION

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board of Directors" or the "Board") of Guaranty Bancorp, a Delaware corporation (the "Company," "we," "our" or "us"), to be used at the Special Meeting of Stockholders (the "Meeting") and at any postponements or adjournments thereof. The Meeting is scheduled to be held as follows:

Date:	Monday, June 29, 2009
Time:	1:00 p.m., Mountain Daylight Time
Place:	Guaranty Bank Building 1331 Seventeenth St., Lower Level Denver, Colorado 80202

        This Proxy Statement and the accompanying form of proxy are first being sent to stockholders on or about June     , 2009.

        Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to Be Held on June 29, 2009, at 1:00 p.m., Mountain Daylight Time:

        This Proxy Statement is also available at www.edocumentview.com/gbnk.

 INFORMATION ABOUT THE SPECIAL MEETING AND VOTING

1.    What is being voted on at the Meeting?

        The matters to be considered and voted upon at the Meeting are as follows:

          A.    Private Placement Issuance.    To approve the issuance of up to 60,000 shares of our 9.0% mandatorily convertible non-cumulative preferred stock (the "Preferred Stock") (including the issuance of the Preferred Stock to Castle Creek Capital Partners III, L.P., an affiliate of John M. Eggemeyer, Chairman of the Board) and the issuance of our common stock upon conversion of such Preferred Stock, and the related issuance of additional shares of Preferred Stock in connection with payments of dividends on the Preferred Stock and the issuance of our common stock upon conversion of such additional Preferred Stock shares, all as contemplated by the Investment Agreement described in this Proxy Statement ("Proposal 1").

          B.    Second Amended and Restated Certificate of Incorporation.    To approve our Second Amended and Restated Certificate of Incorporation, which will, among other things, increase our total authorized number of shares of common stock from 100,000,000 to 150,000,000 shares and establish and authorize 143,750,000 shares of a class of voting common stock ("Voting Common Stock") and 6,250,000 shares of a class of non-voting common stock ("Non-Voting Common Stock") ("Proposal 2").

          C.    Adjournment or Postponement of the Meeting.    To approve the adjournment or postponement of the Meeting to a later date or dates, if necessary, to solicit additional proxies if there are insufficient proxies given prior to the time of the Meeting to constitute a quorum for purposes of the Meeting or to solicit additional proxies in favor of the approval of Proposal 1 and/or Proposal 2 ("Proposal 3").

2.    Who are the investors in the Preferred Stock?

        On May 6, 2009, we entered into an investment agreement (the "Investment Agreement") with respect to the sale and issuance of 50,000 shares of the Preferred Stock with Patriot Financial Partners, L.P., Patriot Financial Partners Parallel, L.P. (together, "Patriot"), Relational Investors Mid-Cap Fund I, L.P., Relational Investors Mid-Cap Fund II, L.P. (together, "Relational") and Castle Creek Capital Partners III, L.P. ("Castle Creek Fund III"). Pursuant to the Investment Agreement, we have the ability to sell an additional 10,000 shares of the Preferred Stock. To date, we have entered into joinders to the Investment Agreement with additional investors with respect to an aggregate additional 2,900 shares of the Preferred Stock. We are currently in discussions with other accredited investors with respect to the remaining 7,100 shares of the Preferred Stock. Castle Creek Fund III has indicated that it may purchase up to an additional 2,000 shares of these remaining shares depending upon the level of participation of other accredited investors. Any such additional investors or potential investors who have joined or who may join the Investment Agreement, together with Patriot, Relational and Castle Creek Fund III, are hereinafter referred to as the "Investors".

        Each of Patriot Financial Partners, L.P. and Patriot Financial Partners Parallel, L.P. is a Delaware limited partnership. Based in Philadelphia, Pennsylvania, Patriot Financial Partners and Patriot Financial Partners Parallel are private investment funds with a focus on investments in the community banking sector. Patriot Financial Partners and Patriot Financial Partners Parallel were organized in June 2007 and have a combined total of $300 million in committed capital.

        Each of Relational Investors Mid-Cap Fund I, L.P. ("MC I") and Relational Investors Mid-Cap Fund II, L.P. ("MC II") is a Delaware limited partnership. Based in San Diego, California, Relational Investors, LLC is a privately owned investment advisor and is the sole general partner of each of MC I and MC II. Relational Investors, LLC manages a concentrated portfolio of publicly-traded equity securities with approximately $6 billion under management.

        Castle Creek Fund III is an affiliate of John M. Eggemeyer, the Chairman of our Board of Directors, and an affiliate of Castle Creek®. Based in Rancho Santa Fe, California, Castle Creek® was founded in 1995 to make control investments in U.S.-based community banks with assets of less than $10 billion. Castle Creek® pioneered the concept of private equity control investing in the highly regulated banking industry and became the first private equity firm to meet the requirements to be registered as a bank holding company.

3.    Why are we seeking stockholder approval of Proposal 1 and Proposal 2?

        Because our common stock is traded on the Nasdaq Global Select Market ("Nasdaq"), we are subject to Nasdaq's rules and regulations. Nasdaq Marketplace Rule 5635(d) requires stockholder approval prior to any sale, issuance or potential issuance of shares of common stock, or securities convertible into or exercisable for shares of common stock, in any private placement transaction if the number of shares of common stock issued (or issuable upon securities convertible into or exercisable for shares of common stock) is equal to 20% or more of the shares of common stock outstanding before the issuance at a price per share less than the greater of the book value or the market value of our common stock, as such values are determined based upon Nasdaq rules and guidance. The potential aggregate of approximately 33,333,333 shares (subject to increase upon the occurrence of certain events to approximately 40,000,000 shares) of common stock issuable upon conversion of 60,000 shares of the Preferred Stock, plus a potential aggregate of approximately 7,376,667 additional shares

(subject to increase upon the occurrence of certain events to as much as approximately 8,852,000 shares) of common stock issuable in the event dividends on such Preferred Stock are paid in additional shares of Preferred Stock (in each case, assuming a conversion price of $1.80 per share, which is subject to adjustment as described in this Proxy Statement), would represent in excess of 20% of the 52,464,335 outstanding shares of our common stock on May 6, 2009, the date we entered into the Investment Agreement for the private placement issuance. The $1.80 per share conversion price for the Preferred Stock is less than both the market value and the book value per share of our common stock on May 6, 2009, the last completed trading day prior to execution and delivery of the Investment Agreement. On the date of our entry into the Investment Agreement (which occurred after 4:00 p.m., New York City time), the market value of our common stock (i.e., the consolidated closing bid price of our common stock as reported by Nasdaq) was $2.00 and the book value of our common stock was $3.11 per share (based on our stockholders' equity as of March 31, 2009).

        In addition, Castle Creek Fund III, an affiliate of John M. Eggemeyer, the Chairman of our Board, will be purchasing shares of Preferred Stock. Under Nasdaq Marketplace Rule 5635(c), the shares of Preferred Stock to be issued to Castle Creek Fund III constitute an equity compensation arrangement subject to stockholder approval because these securities will be issued with a conversion price below the market value of our common stock on May 6, 2009, the date we entered into the Investment Agreement (which occurred after 4:00 p.m., New York City time). Please see the section of this Proxy Statement captioned "Interests of Certain Persons in Matters to be Acted Upon" for additional information.

        Finally, the proposed Second Amended and Restated Certificate of Incorporation (Proposal 2) requires the approval of our stockholders under Delaware law.

4.    Who is entitled to vote? How many votes am I entitled to?

        Only stockholders of record as of May 15, 2009 (the "Record Date") may vote at the Meeting. There were 52,464,335 shares of our common stock outstanding, including 1,167,408 shares of unvested restricted stock, held by approximately 230 stockholders of record as of the Record Date.

        Each holder of the Company's common stock is entitled to one vote for each share recorded in the holder's name on the books of the Company as of the Record Date on any matter submitted to the stockholders for a vote.

5.    How does the Board of Directors recommend I vote?

        The Board of Directors (with John M. Eggemeyer not participating in such vote) recommends that stockholders vote "FOR" each of Proposal 1, Proposal 2 and Proposal 3 (together, the "Proposals"). Mr. Eggemeyer did not participate in the Board's vote to recommend approval of the Proposals because he is purchasing shares of Preferred Stock indirectly through Castle Creek Fund III, and therefore has an interest in the transaction. For further information regarding his interest in the transaction, see the section of this Proxy Statement captioned "Interests of Certain Persons in Matters to be Acted Upon."

6.    What happens if stockholders do not approve Proposal 1 or Proposal 2?

        In the event Proposal 1 is not approved by our stockholders at the Meeting, the Investors will have the right to terminate the Investment Agreement and we may not consummate the private placement issuance.

        In the event Proposal 1 is approved by our stockholders, but Proposal 2 is not approved by our stockholders at the Meeting, we would nevertheless consummate the private placement issuance assuming all other closing conditions are satisfied or waived. However, since Proposal 2 would not have been approved in such situation, in lieu of filing the Second Amended and Restated Certificate of Incorporation and establishing a new convertible class of non-voting common stock, we would take steps necessary to approve and authorize a new series of convertible preferred stock to have economic terms substantially consistent with the common stock but without voting rights.

7.    What is the difference between a holder of record and a beneficial owner of shares held in street name?

        Holder of Record.    If your shares are registered directly in your name with the Company's transfer agent, Computershare Investor Services, LLC ("Computershare"), you are considered the holder (or stockholder) of record with respect to those shares. As a holder of record, you should have received this Proxy Statement and a proxy card from the Company via Computershare.

        Beneficial Owner of Shares Held in Street Name.    If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization acting as a nominee, then you are the beneficial owner of shares held in "street name". The organization holding your account is considered the holder of record for purposes of voting at the Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account. Accordingly, you should have received this Proxy Statement and a voting instruction form from that organization.

8.    How many shares must be represented at the Meeting to constitute a "quorum"?

        A majority of the outstanding shares as of the Record Date must be present at the Meeting, either in person or by proxy, to constitute a quorum. There must be a quorum for the Meeting to be held. Your shares will be counted for purposes of determining if there is a quorum, whether representing votes FOR, AGAINST or ABSTAINED, if you either (i) are present and vote in person at the Meeting or (ii) have submitted a proxy on the Internet, by telephone or by properly submitting a proxy card or vote instruction form by mail.

9.    What is the vote necessary to approve each of the matters being considered at the Meeting?

        For Proposal 1 (the private placement issuance), the proposal must receive a majority of votes cast—the number of votes cast "FOR" the proposal must exceed the number of votes cast "AGAINST" the proposal.

        For Proposal 2 (the Second Amended and Restated Certificate of Incorporation), the proposal must receive the affirmative vote of the holders of a majority of the outstanding stock entitled to vote thereon.

        For Proposal 3 (the adjournment and postponement of the Meeting), the proposal must receive a majority of votes cast—the number of votes cast "FOR" the proposal must exceed the number of votes cast "AGAINST" the proposal.

10.    What do I have to do to vote?

        Holders of Record.    If you are a holder of record, you may vote either in person at the Meeting, via the Internet (by following the instructions provided on the proxy card), by telephone (by calling the toll free number found on the proxy card), or by mail (by filling out the proxy card and returning it in the envelope provided).

        Street Name Holders.    If you hold your shares in "street name", you should receive a voting instruction form from your brokerage firm, bank, broker-dealer or other nominee asking you how you want to vote your shares. If you do not, you should contact your brokerage firm, bank, broker-dealer or other nominee and obtain a voting instruction form from them. You may vote in person at the Meeting, but you must obtain a legal proxy from the organization that holds your shares.

11.    Can I change or revoke my vote after I voted?

        Holders of Record.    If you are a holder of record, you may change or revoke your vote at any time before it is counted at the Meeting by:

  •
  notifying our Secretary in writing that you wish to revoke your proxy at the following address:

    Guaranty Bancorp
    Attention: Paul W. Taylor, Secretary
    1331 Seventeenth Street, Suite 300
    Denver, Colorado 80202

  •
  attending the Meeting and voting in person; or

  •
  submitting a later dated proxy card.

Attending the Meeting by itself will not automatically revoke your prior proxy. You must comply with one of the methods indicated above in order to revoke your proxy.

        Street Name Holders.    If you hold your shares in "street name", please refer to the information in the materials provided by your brokerage firm, bank, broker-dealer or other nominee for an explanation of how to change or revoke your vote and of the effect of not indicating a vote.

12.    What happens if I do not give specific voting instructions?

        Holders of Record.    If you are a holder of record and you either (i) indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board or (ii) sign and return a proxy card without giving specific instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Meeting.

        Street Name Holders.    If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a "broker non-vote".

13.    Are the Proposals considered "routine" or "non-routine"?

        A broker or other nominee may generally vote on routine matters, but cannot vote without instructions on non-routine matters (i.e., a broker non-vote). The Company believes each of the Proposals will be considered non-routine under the rules of the New York Stock Exchange (which apply to brokers), and therefore there may be broker non-votes on each of the Proposals.

14.    How are broker non-votes treated?

        Broker non-votes are counted for purposes of determining whether a quorum is present, but are not considered as votes cast. For the purpose of determining whether the stockholders have approved Proposal 1 (the private placement issuance) and Proposal 3 (the adjournment and postponement of the Meeting), broker non-votes will have no effect on the vote. For the purpose of determining whether the stockholders have approved Proposal 2 (the Second Amended and Restated Certificate of Incorporation), broker non-votes will have the same effect as an "AGAINST" vote.

15.    How are abstentions treated?

        Abstentions are counted for purposes of determining whether a quorum is present. Shares not present at the Meeting and abstentions have no effect on Proposal 1 (the private placement issuance) and Proposal 3 (the adjournment and postponement of the Meeting), but will have the same effect as an "AGAINST" vote with respect to Proposal 2 (the Second Amended and Restated Certificate of Incorporation).

16.    Are stockholders of the Company entitled to appraisal rights?

        Holders of Company common stock are not entitled to appraisal rights under the Delaware General Corporation Law in connection with the transactions described in this Proxy Statement.

17.    How will voting on any other business be conducted?

        We do not know of any other business to be conducted at the Meeting. For holders of record, if any other business is presented at the Meeting, any of the persons named on the proxy card as your designated proxies may vote on that matter in his or her discretion. If you hold your shares in "street name," please see the materials provided by your brokerage firm, bank, broker-dealer or other nominee for an explanation of how your shares will be voted on any other business. Any such matter must receive a majority of votes cast—the number of votes cast "FOR" the matter must exceed the number of votes cast "AGAINST" the matter (or any higher vote required by our Bylaws or the Delaware General Corporation Law) in order to be approved.

18.    Who pays the cost of soliciting proxies on behalf of the Company? Who is soliciting my vote?

        The Company will pay the cost of preparing, assembling and mailing the proxy materials and soliciting proxies for the Meeting. In addition to the solicitation of proxies by mail, some of the directors, officers and employees of the Company or its subsidiaries may solicit proxies telephonically, electronically or by other means of communication. Such directors, officers and employees will receive no additional compensation for their services. We will reimburse brokers and other nominees for costs incurred by them in mailing proxy materials to beneficial owners in accordance with applicable rules.

19.    Can I attend the Meeting and vote in person? How can I obtain directions to attend the Meeting?

        Any stockholder entitled to vote at the Meeting may attend the Meeting and vote in person. If you hold shares in "street name" and would like to attend the Meeting and vote in person, you will need to bring an account statement or other acceptable evidence of ownership of common stock as of the Record Date. Alternatively, in order to vote, you may contact the person in whose name your shares are registered and obtain a proxy from that person and bring it to the Meeting. Please note that the use of cell phones, PDAs, recording and photographic equipment and/or computers is not permitted in the meeting room at the Meeting.

        To obtain directions to attend the Meeting, please call 303-293-5500 or contact our Investor Relations at investor.relations@gbnk.com.

20.    How do I get more information about the Company?

        If you wish to receive more information about the Company, please write to:

    Guaranty Bancorp
    Attention: Investor Relations
    1331 Seventeenth Street, Suite 300
    Denver, Colorado 80202

        You may also send your request by e-mail to investor.relations@gbnk.com.

        We also maintain a website at www.gbnk.com where you may view, print and download our public filings made with the Securities and Exchange Commission (the "SEC"), as well as other information about the Company. In addition, the SEC maintains a website at www.sec.gov that contains our public filings. The public may also read and copy any materials we file with the SEC at the SEC's Public Reference Room, located at 100 F Street, NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

        This Proxy Statement is also available at www.edocumentview.com/gbnk.

        To reduce costs, we may send only one copy of the Proxy Statement to stockholders who share the same last name and address, unless we receive contrary instructions from you. We will continue to mail a proxy card to each stockholder of record. If you prefer to receive multiple copies of the Proxy Statement at the same address, we will provide them promptly upon request. If your household is receiving multiple copies of the Proxy Statement, you may request to receive only one copy. If you are a holder of record, you may contact us by writing to our mailing address or e-mail address listed above, or by calling Investor Relations at 303-293-5563. If you are a beneficial owner of shares held in street name, you should request additional copies of the Proxy Statement, or you may request householding, by notifying the organization that holds your shares.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        Certain statements included in this Proxy Statement are "forward-looking statements" intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995, including statements about the proposed terms, timing, completion and effects of the private placement issuance and the other matters described herein. We may not be able to complete the private placement issuance on the terms described herein or other acceptable terms or at all because of a number of factors, including the failure of the parties to receive any required regulatory approvals or the failure to satisfy other closing conditions, even if all of the Proposals are approved by our stockholders at the Meeting. Factors that may affect our business or financial results are described in our filings with the SEC, including those described under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2008. We urge you to consider these risks carefully in evaluating the forward-looking statements made herein and caution you to not place undue reliance on such forward-looking statements. The forward-looking statements included herein are only made as of the date of this Proxy Statement and, except as required by the federal securities laws, we disclaim any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances or for any other reason.

PROPOSAL 1: PRIVATE PLACEMENT ISSUANCE

        This Proposal 1 contemplates the approval of the issuance of up to 60,000 shares of Preferred Stock (including the issuance of the Preferred Stock to Castle Creek Fund III, an affiliate of John M. Eggemeyer, Chairman of the Board) and the issuance of up to approximately 33,333,333 shares (based on a conversion price of $1.80 per share, subject to adjustment as described in this Proxy Statement) of our common stock upon conversion of such Preferred Stock, and the related issuance of up to approximately 13,278 shares (such amount depending in part on the timing of the consummation of the private placement) of additional Preferred Stock in connection with payments of dividends on such Preferred Stock (the "Preferred Dividend Shares") and the issuance of up to approximately 7,376,667 shares (based on a conversion price of $1.80 per share, subject to adjustment as described in this Proxy Statement) of our common stock upon conversion of the Preferred Dividend Shares, all as contemplated by the Investment Agreement and related Preferred Stock Certificate of Designations described in this Proxy Statement.

Background of the Private Placement Issuance

        The prevailing difficult general economic and market conditions have impacted and are expected to continue to impact our business. Accordingly, we have increased our provision for loan losses as a result of increasing levels of nonperforming loans and other nonperforming asset expenses over the past several quarters. As a result of this impact and these actions, our Board of Directors undertook a process to re-evaluate our short- and long-term capital requirements. Castle Creek Financial LLC, our financial and strategic advisor and an affiliate of John M. Eggemeyer, assisted us in this process. Castle Creek Financial LLC did not receive a fee in connection with this process, nor in connection with the private placement issuance.

        From this evaluation, our Board of Directors determined that it would be prudent to seek significant additional capital in the near term to strengthen our balance sheet and bolster our capital ratios. As a result, over a several month period, we had several discussions with a number of potential investors and explored a variety of capital raising options, including issuing our common stock in a private placement or a public offering. Ultimately, given the difficult general economic and market conditions and the overall scarcity of interested investors in the banking industry, our Board determined that the private placement issuance with the Investors was the most effective and efficient means to address our capital needs in a timely manner and was in the best interests of our stockholders. Among other things, our Board and management considered the reputations of Patriot, Relational and Castle Creek Fund III in the banking industry.

        In connection with the private placement issuance, our Board (with John M. Eggemeyer not participating in such vote) authorized us to enter into the Investment Agreement to sell up to 60,000 shares of the Preferred Stock to certain accredited investors, including 20,000 shares to Patriot, 20,000 shares to Relational and 10,000 shares to Castle Creek Fund III, as well as up to 10,000 shares to other investors, in a private placement for a total purchase price of up to $60 million. Subsequent to May 6, 2009, we have entered into joinders to the Investment Agreement with other accredited investors covering an aggregate additional 2,900 shares of the Preferred Stock. Castle Creek Fund III has indicated that it may purchase up to an additional 2,000 shares of the remaining additional 7,100 shares of the Preferred Stock depending upon the level of participation of other accredited investors. In addition, pursuant to our internal corporate governance guidelines relating to "related party transactions," the Compensation, Nominating and Governance Committee of our Board of Directors (the "CNG Committee") specifically approved the participation of Castle Creek Fund III. Holders of the Preferred Stock will be entitled to dividends at an annual rate of 9.0% of the $1,000 per share liquidation preference of the Preferred Stock, and the Preferred Stock will be convertible into shares of our common stock at a conversion price of $1.80 per share (subject to adjustment as described below).

        Because our common stock is traded on Nasdaq, we are subject to Nasdaq's rules and regulations. Nasdaq Marketplace Rule 5635(d) requires stockholder approval prior to any sale, issuance or potential issuance of shares of common stock, or securities convertible into or exercisable for shares of common stock, in any private placement transaction if the number of shares of common stock (or securities convertible into or exercisable for shares of common stock) is equal to 20% or more of the shares of common stock outstanding before the issuance at a price per share less than the greater of book or market value of our common stock. For the private placement issuance, the date of issuance is considered to be the date we entered into the Investment Agreement, May 6, 2009.

        The potential aggregate of approximately 33,333,333 shares (subject to increase upon the occurrence of certain events to approximately 40,000,000 shares) of common stock issuable upon conversion of the Preferred Stock, plus a potential aggregate of up to approximately 7,376,667 additional shares (subject to increase upon the occurrence of certain events to as much as approximately 8,852,000 shares) of common stock issuable upon conversion of the Preferred Dividend Shares (in each case, based on a conversion price of $1.80 per share, subject to adjustment as described below), would exceed 20% of the number of shares of our common stock outstanding. The conversion price of $1.80 per share for the Preferred Stock is less than $2.00, the market value of our common stock (i.e., the consolidated closing bid price of our common stock as reported by Nasdaq) on May 6, 2009, the last completed trading day prior to execution and delivery of the Investment Agreement (which was executed and delivered after 4:00 p.m., New York City time). In addition, the conversion price is less than the book value per share of our common stock on May 6, 2009, which was $3.11 per share (based upon our stockholders' equity as of March 31, 2009). Accordingly, stockholder approval is required in order for the Preferred Stock to be issued and the private placement issuance to be consummated.

        Furthermore, as described in the section of this Proxy Statement captioned "Interests of Certain Persons in Matters to be Acted Upon," Castle Creek Fund III, an affiliate of John M. Eggemeyer, the Chairman of our Board, will be purchasing shares of Preferred Stock in the transaction. Under Nasdaq Marketplace Rule 5635(c), the issuance of shares of Preferred Stock to Castle Creek Fund III constitutes a compensation arrangement subject to stockholder approval because such shares will be issued at a conversion price below the market value of our common stock on May 6, 2009. Please see the section of this Proxy Statement captioned "Interests of Certain Persons in Matters to be Acted Upon," including the table thereunder entitled "New Plan Benefits," for additional information regarding the benefits that will be received as a result of this compensation arrangement.

Preferred Stock Terms and Provisions

        The following is a summary of the material terms and provisions of the preferences, limitations, voting powers and relative rights of the Preferred Stock as contained in the form of Certificate of Designations for the Preferred Stock, which is included as Exhibit A to the attached Appendix A to this Proxy Statement and is incorporated by reference herein. Stockholders are urged to carefully read the Certificate of Designations in its entirety. Although we believe this summary covers the material terms and provisions of the Preferred Stock as contained in the Certificate of Designations, it may not contain all of the information that is important to you.

        Authorized Shares, Stated Value and Liquidation Preference.    Up to approximately 73,278 shares will be designated as Preferred Stock (i.e., the Series A Convertible Non-Cumulative Preferred Stock), which will have a par value of $0.001 per share and a stated value and liquidation preference of $1,000 per share.

        Ranking.    The Preferred Stock will rank on a parity with each other class or series of preferred stock established after the issue date of the Preferred Stock, the terms of which expressly provide that such class or series will rank on a parity with the Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company. The Preferred Stock will rank senior to our common stock and any other class or series of our stock now existing or hereafter established, the terms of which do not expressly provide that it ranks on a parity with or senior to the Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company.

        Dividends.    Holders of Preferred Stock will be entitled to receive, when, as and if declared by our Board of Directors, non-cumulative dividends at an annual rate of 9.0% of the $1,000 per share liquidation preference, payable quarterly in arrears. From the date of issuance of the Preferred Stock until the first dividend payment date following the second anniversary of the closing of the private placement issuance, the dividends are payable in cash or additional shares of Preferred Stock, at the election of the Company. Thereafter, dividends are payable solely in cash.

        Dividends on the Preferred Stock will be non-cumulative. If our Board of Directors does not declare a dividend on the Preferred Stock in respect of any dividend period, the holders of the Preferred Stock will have no right to receive any dividend for that dividend period, and we will have no obligation to pay a dividend for that dividend period.

        Subject to limited exceptions, if full quarterly dividends payable on all outstanding shares of the Preferred Stock for any dividend period have not been declared and paid or declared and a sum sufficient for the payment of those dividends has not been set aside for such dividend period, we will not be permitted to declare or pay dividends with respect to, or redeem, purchase, acquire or make a liquidation payment or distributions relating to, any other preferred stock ranking on a parity with the Preferred Stock or any of our common stock or other junior securities during the next succeeding dividend period.

        Voting Rights.    The holders of the Preferred Stock will vote together with the holders of common stock as a single class on all matters upon which the holders of common stock are entitled to vote. Each share of Preferred Stock will be entitled to such number of votes as the number of shares of common stock into which such share of Preferred Stock is convertible; however, solely for the purpose of determining such number of votes, the conversion price per share will be deemed to be $2.00. Accordingly, each share of Preferred Stock will be entitled to 500 votes, subject to adjustment. In addition, the holders of the Preferred Stock will vote as a separate class with respect to certain matters, including amendments to the Company's certificate of incorporation that alter the voting powers, preferences and special rights of the Preferred Stock or create senior convertible securities, or mergers or consolidations upon the consummation of which comparable preferential rights would not be available to holders of the Preferred Stock.

        Liquidation.    In the event we voluntarily or involuntarily liquidate, dissolve or wind up, the holders of the Preferred Stock will be entitled, before any distribution or payment out of our assets may be made to or set aside for the holders of any of our junior capital stock and subject to the rights of our creditors, to receive a liquidation distribution in an amount equal to $1,000 per share, plus any accrued but unpaid dividends. A merger, consolidation or sale of all or substantially all of our property or business is not deemed to be a liquidation for purposes of the preceding sentence.

        Redemption.    The Preferred Stock is not redeemable either at our option or the option of the holders of the Preferred Stock at any time.

        Preemptive Rights.    Holders of the Preferred Stock have no preemptive rights.

        Mandatory Conversion.    Each share of Preferred Stock remaining outstanding will automatically be converted into shares of our common stock on the fifth anniversary of the date the Preferred Stock is issued, subject to certain limitations described below.

        Optional Conversion.    Each holder of Preferred Stock will have the right, at such holder's option, to convert all or any portion of such holder's Preferred Stock into shares of our common stock prior to the mandatory conversion of the Preferred Stock following the earlier to occur of the second anniversary of the date the Preferred Stock is issued or the occurrence of certain events resulting in the conversion, exchange or reclassification of our common stock.

        Conversion Price.    Each share of Preferred Stock will be convertible into shares of common stock at a conversion price of $1.80 per share, adjustable to $1.50 per share if the Company fails to declare and pay a quarterly dividend (whether in-kind or in cash) on the Preferred Stock for any reason and the Company does not pay such dividend within twelve months after the relevant dividend payment date. In such situation, the amount of shares of common stock that would be issued upon the conversion of 60,000 shares of the Preferred Stock would increase to approximately 40,000,000 shares and the additional shares issued as a result of the conversion of the Preferred Dividend Shares would increase to approximately 8,310,000 shares. The conversion price of the Preferred Stock is also subject to customary anti-dilution adjustments, including in connection with stock dividends and distributions, stock splits, subdivisions and combinations, distributions of cash, debt or assets and tender offers and exchange offer.

        Ownership Limitations; Non-Voting Common Stock.    The Investors' ownership of our common stock (giving effect to the conversion of the Preferred Stock into shares of common stock) is limited to, with respect to Relational, 14.9% of the outstanding shares of our common stock, and with respect to each of Patriot and Castle Creek Fund III, 19.9% of the outstanding shares of our common stock. If the payment of dividends in additional shares of Preferred Stock or the downward adjustment of the conversion price would cause these Investors to exceed these thresholds, any shares in excess of such thresholds would be convertible into shares of Non-Voting Common Stock, or, if Proposal 2 is not approved by our stockholders at the Meeting and the Non-Voting Common Stock is not then authorized, into a new class of preferred stock to have economic terms substantially consistent with the common stock but without voting rights. For additional information with respect to the terms of the Non-Voting Common Stock and this new class of preferred stock, please see the section of this Proxy Statement captioned "Proposal 2—Second Amended and Restated Certification of Incorporation".

The Investment Agreement

        The following is a summary of the material terms of the Investment Agreement and is qualified in its entirety by reference to that document, a copy of which is attached as Appendix A to this Proxy Statement and is incorporated by reference herein. You should read the Investment Agreement (including the exhibits thereto) in its entirety because it, and not this Proxy Statement, is the legal document that governs the issuance of the Preferred Stock.

        Purchase and Sale of Preferred Stock.    We agreed to issue and sell 50,000 shares of the Preferred Stock to certain accredited investors, including 20,000 shares to Patriot, 20,000 shares to Relational and 10,000 shares to Castle Creek Fund III. We also have the ability to sell an additional 10,000 shares of the Preferred Stock. As of the date of this Proxy Statement, we have entered into joinders to the Investment Agreement with additional investors with respect to an additional 2,900 shares of the Preferred Stock. We are currently in discussions with other accredited investors with respect to the remaining 7,100 shares of the Preferred Stock. Castle Creek Fund III has indicated that it may purchase up to an additional 2,000 shares of these remaining shares depending upon the level of participation of other accredited investors.

        Representations and Warranties.    We made customary representations and warranties to the Investors relating to us, our business and our capital stock, including with respect to the shares of Preferred Stock to be issued to the Investors pursuant to the Investment Agreement.

        Agreement to Seek Stockholder Approval.    We agreed to call and hold a special meeting of our stockholders, as promptly as reasonably practicable, to seek stockholder approval of the Proposals. In addition, we agreed to prepare and file this Proxy Statement with the SEC, as well as, subject to the fiduciary duties of the Board, to use reasonable best efforts to solicit proxies for the stockholder approval of the Proposals. We also agreed that if we do not obtain stockholder approval of Proposal 2 at the Meeting, we will promptly file with the Delaware Secretary of State a certificate of designations creating a new series of preferred stock to have economic terms substantially consistent with the common stock but without voting rights. For additional information with respect to the terms of this new class of preferred stock, please see the section of this Proxy Statement captioned "Proposal 2—Second Amended and Restated Certification of Incorporation—Potential Consequences if Proposal 2 is not Approved".

        Registration Rights.    We have agreed that, within six months after the closing date of the sale of the Preferred Stock, we will prepare and file a shelf registration statement with the SEC covering all shares of the Preferred Stock and any securities issuable upon their conversion. The Investors will also have customary demand and piggyback registration rights.

        Transfer Restrictions.    Each Investor will be generally prohibited from transferring its shares of Preferred Stock and any securities issuable on their conversion for a period of 18 months following the closing date of the sale of the Preferred Stock.

        Board Representation.    Following the closing of the private placement issuance, each of Patriot and Relational will have the right to appoint one member or one observer to both the Board of Directors of the Company and Guaranty Bank and Trust Company, the Company's subsidiary.

        Other Covenants.    We also agreed to a number of customary covenants, including providing Patriot and Relational access to the books and records and to the management of the Company and with respect to the reservation and listing on Nasdaq of our common stock to be issued upon conversion of the Preferred Stock.

        Closing Conditions.    The Company's obligation to consummate the transactions contemplated by the Investment Agreement is subject to the following conditions:

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  the representations and warranties of each Investor being true and correct in all material respects;

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  the compliance in all material respects by each Investor of its obligations;

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  the receipt by the Investors of the necessary regulatory approvals;

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  the receipt by the Company of the required stockholder approvals; and

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  the absence of a judgment, injunction or other legal restraint prohibiting or rendering unachievable the consummation of the transactions contemplated by the Investment Agreement.

The Investors' obligations to consummate the transactions and acquire the Preferred Stock are subject to the following conditions, among others:

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  the representations and warranties of the Company being true and correct in all material respects;

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  the compliance in all material respects by the Company of each of its obligations under the Investment Agreement;

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  the receipt by the Investors of the necessary regulatory approvals, none of which will contain a burdensome condition;

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  the receipt by the Company of the required stockholder approvals;

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  the absence of a judgment, injunction or other legal restraint prohibiting or rendering unachievable the consummation of the transactions contemplated by the Investment Agreement;

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  no less than $50 million and no more than $60 million of Preferred Stock is issued; and

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  that John M. Eggemeyer continues to serve as the Chairman of our Board of Directors and Daniel M. Quinn continues to serve as the President and Chief Executive Officer of the Company, and that neither has announced his intention to resign from such position.

        Regulatory Approvals.    Each of Patriot and Relational, and their respective affiliates, have filed (1) an Interagency Notice of Change in Control with the Federal Reserve Bank of Philadelphia (with respect to Patriot) and the Federal Reserve Bank of Kansas City (with respect to Relational), pursuant to the Change in Bank Control Act, as amended, and (2) a request with Board of Governors of the Federal Reserve System (the "Federal Reserve") seeking a determination that it shall not be deemed to "control" the Company under the Bank Holding Company Act after the consummation of the private placement issuance by reason of the purchase of the Preferred Stock or any securities issuable upon conversion of the Preferred Stock (each, a "Non-Control Determination"). Castle Creek Fund III and its affiliates have filed an application under the Bank Holding Company Act with the Federal Reserve Bank of San Francisco to obtain approval to acquire up to 19.9% of the capital stock of the Company. Receipt of the Non-Control Determinations and the Castle Creek Fund III approval, as applicable, are conditions of the closing of the private placement issuance for each such Investor.

        Passivity and Standstill Commitments.    Each of Relational and Patriot has agreed to provide to the Company passivity commitments similar to those that such Investor may be required to enter into with the Federal Reserve. These passivity commitments are included in Exhibit C to the Investment Agreement and include, among other things, commitments not to: exercise a controlling influence over the management or policies of the Company; propose a director in opposition to a nominee proposed by the management or Board of Directors of the Company; and dispose or threaten to dispose of equity interests in the Company as a condition or inducement of specific action or non-action by the Company. In addition, each Investor, other than Castle Creek Fund III, has agreed not to acquire any shares of our common stock or securities convertible into our common stock that would result in such Investor having beneficial ownership of greater than 14.9% of our outstanding common stock (or, in the case of Patriot only, 19.9%). These passivity and standstill commitments with the Company expire for all Investors on the fifth anniversary of the closing date, or, if earlier, the date on which either Patriot or Relational receives approval from a regulatory authority to acquire common stock in excess of the stockholding limitations of 19.9% and 14.9%, respectively.

        Expenses.    We are required to reimburse each of Patriot and Relational for all reasonable expenses incurred by or on behalf of it or its affiliates, up to a maximum of $170,000, in connection with the private placement issuance, including in connection with its due diligence and the preparation and negotiation of the Investment Agreement, unless the private placement issuance is not consummated due to either the breach by such Investor of any of its obligations or the failure of such Investor to receive a Non-Control Determination from the Federal Reserve.

        Termination.    The Investment Agreement may be terminated at any time prior to the closing of the private placement issuance by the Company on the one hand and by any of the Investors on the other hand if:

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  the closing of the transaction has not occurred by November 2, 2009;

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  there is a material breach of the Investment Agreement by the other party such that any of the closing conditions of such party would not be satisfied and such breach or condition is not curable, or if curable, is not cured within thirty (30) days after written notice; or

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  an Investor receives written notice that it will not receive its necessary regulatory approval or Non-Control Determination on the terms contemplated by the Investment Agreement.

Voting Agreement

        In connection with the Investment Agreement, certain stockholders of the Company representing approximately 31% of the outstanding shares of common stock entered into a voting agreement on May 6, 2009 (the "Voting Agreement"), pursuant to which such stockholders have granted proxies to Patriot and Relational to vote the shares of common stock owned and/or controlled by each such stockholder in favor of the Proposals. The foregoing is only a summary of the material terms of the Voting Agreement and is qualified in its entirety by reference to that document, a form of which is included as Exhibit B to the attached Appendix A to this Proxy Statement and is incorporated by reference herein.

Potential Consequences if Proposal 1 is Approved

        If Proposal 1 is approved by stockholders at the Meeting and all other conditions to closing the private placement issuance are satisfied or waived by the parties, we expect to consummate the private placement issuance promptly after obtaining such approval and satisfying or waiving such conditions.

        Improved Balance Sheet and Regulatory Capital Levels.    Upon consummation of the private placement issuance, the Company will receive aggregate gross proceeds of between $50 million and $60 million. With the proceeds of the private placement issuance, our balance sheet will be strengthened and our regulatory capital levels will be meaningfully elevated above our already currently "well-capitalized" levels. For additional information regarding the effect of the private placement issuance on our balance sheet and our regulatory capital ratios, please see the section of this Proxy Statement captioned "Capitalization Table".

        Market Effects.    The ability of holders of the Preferred Stock to convert all such Preferred Stock into shares of our common stock may impact trading patterns and adversely affect the market price of our common stock. In addition, holders of the Preferred Stock will have registration rights with respect to shares of our common stock issuable upon conversion of such Preferred Stock held by them and other shares of common stock held by them. Any such shares of our common stock, if and when registrable for resale pursuant to an effective registration statement, will be freely transferable without restriction under the Securities Act of 1933, as amended (the "Securities Act of 1933"). The shares of common stock issuable upon conversion of such Preferred Stock may also be transferable under Rule 144 under the Securities Act of 1933, subject in some cases to limitations imposed by Rule 144. If large quantities of our common stock are issued upon conversion of the Preferred Stock and are sold (or if it is perceived that they may be sold) into the public market, the trading price of our common stock could be materially adversely affected. In addition, the registration of the Preferred Stock and our common stock issuable upon conversion of such Preferred Stock would cause us to incur significant expense related to such registration, including the ongoing compliance costs related to such registration.

        Dilution.    We expect that the private placement issuance will have a dilutive effect on both the earnings per share of our common stock and the book value per share of our common stock when the Preferred Stock converts into common stock. In addition, our existing stockholders will incur substantial dilution to their voting interests and will own a smaller percentage of the outstanding capital stock of the Company. For additional information regarding the dilutive effect of the private placement issuance, please see the section of this Proxy Statement captioned "Capitalization Table".

        Concentration of Ownership.    If the private placement issuance is consummated and assuming the Company issues 60,000 shares of the Preferred Stock and will issue the full amount of the Preferred Dividend Shares in lieu of cash dividends, each of Patriot and Relational will own approximately

14.6%; John M. Eggemeyer, together with Castle Creek Fund III and other affiliates, will own approximately 10.8% (or 12.3% with the purchase of an additional 2,000 shares of Preferred Stock by Castle Creek Fund III); and all other directors and executive officers and other stockholders owning more than 5%, collectively, will own approximately 12.4% of our common stock, in each case after giving effect to the conversion of the Preferred Stock at $1.80 per share, including the Preferred Dividend Shares. In the aggregate, all such stockholders will own approximately 52.4% (or 53.8% with the purchase of an additional 2,000 shares of Preferred Stock by Castle Creek Fund III) of our common stock, after giving effect to the conversion of the Preferred Stock at $1.80 per share, including the Preferred Dividend Shares. Such a concentration of control may have the effect of discouraging, delaying or preventing a change in control and may also have an adverse effect on the market price of our common stock.

        The current ownership of our common stock, and the expected ownership after the consummation of the private placement issuance, are further described below in the sections of this Proxy Statement captioned "Beneficial Owners of More Than Five Percent" and "Beneficial Ownership of Directors and Executive Officers".

Potential Consequences if Proposal 1 is Not Approved

        In the event Proposal 1 is not approved by our stockholders at the Meeting, the Investors will have the right to terminate the Investment Agreement and we may not consummate the private placement issuance.

        Capitalization.    If we are unable to successfully consummate the private placement issuance, we may decide to continue to seek, or may be required to seek, additional capital. Our ability to raise additional capital will depend on conditions in the capital markets, economic conditions and a number of other factors, many of which are beyond our control, and on our financial performance. Accordingly, we cannot be assured of our ability to raise additional capital on terms acceptable to us, or at all. If we cannot raise additional capital, it may have a material adverse effect on our financial condition, results of operations and prospects.

        The Board of Directors (with John M. Eggemeyer not participating in such vote) recommends that you vote "FOR" Proposal 1.

PROPOSAL 2: SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

        Our Board of Directors adopted a resolution declaring it advisable and in our best interests and the best interests of our stockholders to amend and restate our existing Amended and Restated Certificate of Incorporation, as amended (the "Existing Charter"), as set forth in our proposed Second Amended and Restated Certificate of Incorporation, a form of which, showing the amendments made to the Existing Charter, is attached to this Proxy Statement as Appendix B. This Proposal 2 contemplates the approval of our proposed Second Amended and Restated Certificate of Incorporation, which will, among other things, increase our total authorized common stock from 100,000,000 to 150,000,000 shares and establish and authorize 143,750,000 shares of Voting Common Stock and 6,250,000 shares of Non-Voting Common Stock. The Board of Directors directed that the proposed action be submitted for consideration by our stockholders at a special meeting to be called for that purpose.

Increase in Authorized Shares of Capital Stock

        Adoption of the Second Amended and Restated Certificate of Incorporation will increase our total authorized shares of capital stock to 200,000,000, with an increase to our total authorized shares of common stock to 150,000,000 shares, of which 143,750,000 will be Voting Common Stock and 6,250,000 shares will be Non-Voting Common Stock. The number of authorized shares of preferred stock will remain unchanged at 50,000,000 shares. The purpose of the proposed amendments to increase our authorized capital stock is to satisfy our obligations under the Investment Agreement, including our obligation to reserve a sufficient number of shares of Voting Common Stock and Non-Voting Common Stock issuable upon conversion of the Preferred Stock, as well as to preserve flexibility for a variety of corporate purposes including capital raising transactions, employee benefit plans, acquisitions, stock dividends and other uses that we may determine in the future.

        Under the Existing Charter, we have 100,000,000 shares of common stock authorized and, as of the Record Date, 52,464,335 shares of our common stock were outstanding, with an additional 900,079 shares of our common stock reserved for issuance under our 2005 Stock Incentive Plan. If our stockholders approve the Second Amended and Restated Certificate of Incorporation, we would expect to reserve approximately 48,852,000 shares of Voting Common Stock and approximately 6,250,000 shares of Non-Voting Common Stock in connection with the conversion of the Preferred Stock. These reserve amounts are based upon the assumption that the entire 60,000 shares of Preferred Stock will be issued in the private placement issuance and approximately an additional 13,278 shares of Preferred Stock will be issued in dividend payments upon the 60,000 shares of the Preferred Stock, and upon the assumption that the conversion price is adjusted to $1.50 per share. Combined with our currently outstanding and reserved shares of common stock, the total number of outstanding and reserved shares of common stock would exceed the 100,000,000 shares of common stock authorized by the Existing Charter.

        The additional authorized shares of Voting Common Stock not reserved for the conversion of the Preferred Stock will be available for general corporate purposes, including capital raising transactions, employee benefit plans, acquisitions, stock dividends and other uses deemed in the Company's best interests. We currently have no specific plans or understandings with respect to the issuance of any shares of our common stock or preferred stock except as described in this Proxy Statement. We do expect from time to time to issue awards with respect to shares of our common stock to officers, directors, employees and consultants under our 2005 Stock Incentive Plan, which was previously approved by our stockholders.

        If our stockholders approve the Second Amended and Restated Certificate of Incorporation, the Board of Directors may cause the issuance of additional shares of common stock and preferred stock without further stockholder approval, unless stockholder approval is otherwise required by law or the rules of Nasdaq or any stock exchange on which our common stock is then listed. The shares of Voting Common Stock will have rights identical to the currently outstanding common stock, and the shares of Non-Voting Preferred Stock will have the rights described below under the caption "Creation of the Voting Common Stock and Non-Voting Common Stock." The issuance of additional shares of capital stock could decrease the proportionate equity interest and voting power of our current stockholders and, depending on the price paid for the additional shares, could result in dilution in the book value of shares held by the current stockholders.

        The increased number of authorized but unissued shares of common stock of the Company could (within the limits imposed by applicable law and Nasdaq rules) be issued in one or more transactions that could make a change of control of us more difficult, and therefore more unlikely. The additional authorized shares could be used to discourage persons from attempting to gain control of us by diluting the voting power of shares then outstanding or increasing the voting power of persons who would support the Board of Directors in a potential takeover situation, including by preventing or delaying a proposed business combination that is opposed by the Board of Directors although perceived to be desirable by some stockholders.

Creation of the Voting Common Stock and Non-Voting Common Stock

        Article Fourth of our Existing Charter does not authorize the issuance of Non-Voting Common Stock. If the stockholders approve this Proposal 2, we will amend and restate Article Fourth to permit us to issue shares of Non-Voting Common Stock, among other things. Our current common stock will be renamed "Voting Common Stock" and will continue to have the same powers, preferences and rights as it currently possesses. Under certain circumstances, the Preferred Stock to be issued pursuant to the Investment Agreement may be converted into shares of Non-Voting Common Stock. This proposed amendment is therefore required in order for us to satisfy our obligation to deliver shares of Non-Voting Common Stock to certain holders of the Preferred Stock in accordance with the terms of the Investment Agreement. Please see the section of this Proxy Statement above captioned "Proposal 1—Private Placement Issuance" and its subsection "—Ownership Limitations; Non-Voting Common Stock" for information regarding the terms of the Preferred Stock and the circumstances under which we may issue Non-Voting Common Stock.

        The shares of Non-Voting Common Stock will have rights identical to the Voting Common Stock except that the Non-Voting Common Stock will have no voting power and will not be entitled to vote on any matter, other than to vote in the following circumstances: (i) if any proposed amendment, alteration or repeal of any provision of the Second Amended and Restated Certificate of Incorporation would adversely affect the powers, preferences or rights of the Non-Voting Common Stock in a manner that would be materially adverse from the effect of any such amendment, alteration or repeal on the Voting Common Stock, then the affirmative vote of a majority of the outstanding shares of Non-Voting Common Stock, voting separately as a class, will be required to authorize such amendment, alteration or repeal and (ii) if otherwise required by law.

        The Non-Voting Common Stock may be converted into Voting Common Stock at any time on a one-for-one basis in connection with (i) a transfer that is made in accordance with and as permitted by guidance and policies established by the Federal Reserve, as applicable and in effect at the time of transfer or (ii) with the prior approval of the Board of Directors acting in its sole and absolute discretion.

        The primary purpose of the proposed amendment to authorize Non-Voting Common Stock is to satisfy our obligations under the Investment Agreement and the related transaction documents. We currently have no specific plans or understandings with respect to the issuance of any shares of our Non-Voting Common Stock except as described in this Proxy Statement.

Deletion of Outdated Provisions in the Existing Charter

        We are seeking to delete the following outdated provisions of our Existing Charter:

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  Article Fifth, which is currently reserved;

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  Article Seventh, which has no further effect as of July 16, 2006;

  •
  Article Eleventh's language referencing a consent requirement that was contingent on the occurrence of our initial public offering. As our initial public offering has previously occurred, we are clarifying that the referenced consent requirement is now in effect.

        The foregoing is a summary of the material terms of the Second Amended and Restated Certificate of Incorporation and is qualified in its entirety by reference to that document, a form of which, showing the amendments made to the Existing Charter, is attached as Appendix B to this Proxy Statement and which is incorporated by reference herein. This summary of the amendments to our Existing Charter may not contain all of the information that is important to you. We encourage you to read the Second Amended and Restated Certificate of Incorporation carefully and in its entirety.

Potential Consequences if Proposal 2 is not Approved

        If Proposal 2 is not approved by our stockholders, pursuant to the terms of the Investment Agreement, our Board of Directors will be required to approve the filing of a Certificate of Designations authorizing the issuance of a new series of convertible preferred stock (the "Additional Preferred Stock") into which the Preferred Stock may be converted under certain circumstances. The powers, preferences and rights of the Additional Preferred Stock will be intended to match, as closely as possible, the terms of the Non-Voting Common Stock as set forth in the Second Amended and Restated Certificate of Incorporation and summarized above. As such, the designations of the Additional Preferred Stock would provide in part:

  •
  that the Additional Preferred Stock has no voting rights other than as required by law;

  •
  that the holders of such Additional Preferred Stock will participate together with the holders of common stock in any dividend declared with respect to the common stock or any distribution upon liquidation, winding-up or dissolution of the Company;

  •
  for conversion of such shares of Additional Preferred Stock into shares of common stock on the same conditions as the Non-Voting Common Stock could be converted (as described above); and

  •
  for a liquidation preference of no more than $0.01 if such a preference right is deemed to be required under the Delaware General Corporation Law.

        The Board of Directors (with John M. Eggemeyer not participating in such vote) recommends that you vote "FOR" the approval of the Second Amended and Restated Certificate of Incorporation of the Company.

PROPOSAL 3: ADJOURNMENT OR POSTPONEMENT OF THE MEETING

        If the Company fails to receive a sufficient number of votes to constitute a quorum to hold the Meeting or to approve either of Proposal 1 or Proposal 2, the Company may propose to adjourn or postpone the Meeting, whether or not a quorum is present, for a period of not more than 30 days, to (i) constitute a quorum for purposes of the Meeting or (ii) solicit additional proxies in favor of the approval of the Proposal 1 and/or Proposal 2, as necessary.

        The Company currently does not intend to propose adjournment or postponement at the Meeting if there are sufficient votes to approve both Proposal 1 and Proposal 2.

        The Board of Directors (with John M. Eggemeyer not participating in such vote) recommends that you vote "FOR" Proposal 3.

 INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

        Director, Executive Officer and Non-Executive Officer Employee Participation.    With respect to our directors, only John M. Eggemeyer, the Chairman of our Board of Directors, indirectly through his affiliate, Castle Creek Fund III, is participating in the private placement issuance. Castle Creek Fund III has agreed to purchase an aggregate of 10,000 shares of Preferred Stock for a purchase price of $10,000,000. In addition, Castle Creek Fund III has indicated that it may purchase up to an additional 2,000 shares of the remaining 7,100 shares of Preferred Stock that may be sold and issued under the Investment Agreement, for an additional purchase price of up to $2,000,000, depending upon the level of participation of other accredited investors.

        No executive officers or non-executive officer employees are participating in the private placement issuance. The below table is titled "New Plan Benefits," in accordance with rules of the SEC:

New Plan Benefits

Name and Position	Number of Shares of Preferred Stock		Aggregate Amount Invested ($)
Daniel M. Quinn President and Chief Executive Officer and Director	—		—
Paul W. Taylor Executive Vice President, Chief Financial and Operating Officer and Secretary	—		—
Suzanne R. Brennan Executive Vice President, Operations and Systems	—		—
Sherri L. Heronema Former Executive Vice President, Administration and Human Resources	—		—
James K. Simons Executive Vice President and Chief Credit Officer	—		—
Executive Group	—		—
Non-Executive Director Group	12,000	(1)	12,000,000
Non-Executive Officer Employee Group	—		—

(1)
Represents 10,000 shares to be purchased by Castle Creek Fund III and an additional 2,000 shares that may be purchased by Castle Creek Fund III depending upon the level of participation of other accredited investors. Castle Creek Capital III LLC is the sole general partner of Castle Creek Fund III. Accordingly, securities owned by Castle Creek Fund III may be regarded as being beneficially owned by Castle Creek Capital III LLC. Eggemeyer Capital LLC ("ECap") is a controlling person of Castle Creek Capital III LLC. Accordingly, securities owned or deemed to be owned by Castle Creek Capital III LLC may be regarded as being beneficially owned by ECap. John M. Eggemeyer, the Chairman of our Board of Directors, is the sole Managing Member of ECap.

        John M. Eggemeyer recused himself from our Board of Directors vote to approve the private placement issuance and to recommend the Proposals described in this Proxy Statement. In addition, pursuant to our internal corporate governance guidelines relating to "related party transactions," the CNG Committee specifically approved the participation of Mr. Eggemeyer (through Castle Creek Fund III) in the private placement issuance.

        Voting Agreement.    In connection with the Investment Agreement, certain stockholders entered into a Voting Agreement, including Castle Creek Fund III. Collectively, these stockholders held approximately 31% of the total voting power of our outstanding shares of common stock as of the Record Date for the Meeting. They have granted proxies to Patriot and Relational to vote their shares of common stock in favor of each of the Proposals to be considered at the Meeting.

        Registration Rights.    Pursuant to the Investment Agreement, the Investors, including Castle Creek Fund III, may require the Company to register their Company securities, as further described above in the section of this Proxy Statement captioned "Proposal 1—Private Placement Issuance—Registration Rights".

        Level of Ownership and Control.    If the private placement issuance is consummated (based upon the issuance of 60,000 shares of the Preferred Stock), John M. Eggemeyer, together with Castle Creek Fund III and his other affiliates, will own approximately 10.8% of our common stock (or 12.3% with the purchase of an additional 2,000 shares of Preferred Stock by Castle Creek Fund III), after giving effect to the conversion of the Preferred Stock at $1.80 per share, including the Preferred Dividend Shares. Consequently, Mr. Eggemeyer will continue to be one of our largest stockholders. In addition, we expect Mr. Eggemeyer to continue is his role as the Chairman of our Board of Directors following the private placement issuance. As a result, Mr. Eggemeyer may be able to exercise some influence over our policies and management as well as any future actions that require stockholder approval. Furthermore, such a level of ownership and control, particularly when combined with the ownership levels of our other largest stockholders, may have the effect of discouraging, delaying or preventing a change in control and may also have an adverse effect on the market price of our common stock. The current ownership of our common stock, and the expected ownership after the consummation of the private placement issuance, are further described below in the sections of this Proxy Statement captioned "Beneficial Owners of More Than Five Percent" and "Beneficial Ownership of Directors and Executive Officers".

BENEFICIAL OWNERS OF MORE THAN FIVE PERCENT

        The following table sets forth information as of May 15, 2009 regarding the beneficial owners of more than five percent of the outstanding shares of the Company's common stock, to the Company's knowledge. The table also sets forth information regarding the expected beneficial ownership of our common stock by such persons and other persons that are expected to beneficially own more than five percent of our common stock following the private placement issuance, assuming (i) the issuance of 60,000 shares of the Preferred Stock, (ii) the issuance of the full amount of the related Preferred Dividend Shares and (iii) the conversion of such Preferred Stock and Preferred Dividend Shares into our common stock based upon a conversion price of $1.80 per share.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned		Percent of Class(1)	Shares of Common Stock Beneficially Owned on a Pro Forma Basis(2)		Percent of Class on a Pro Forma Basis(3)
Franklin Mutual Advisers, LLC 101 John F. Kennedy Parkway Short Hills, New Jersey 07078-2789	10,417,668	(4)	19.9%	10,417,668		11.2%
John M. Eggemeyer 6051 El Tordo Rancho Santa Fe, CA 92067-1329	3,273,583	(5)	6.2%	10,058,583	(6)	10.8%
Thomson Horstmann & Bryant, Inc. Park 80 West, Plaza One Saddle Brook, NJ 07663	3,089,100	(7)	5.9%	3,089,100		3.3%
William J. Ruh 6051 El Tordo Rancho Santa Fe, CA 92067-1329	2,823,573	(8)	5.4%	9,608,573	(9)	10.3%
Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	2,722,000	(10)	5.2%	2,722,000		2.9%
Castle Creek Capital Partners III, L.P. 6051 El Tordo Rancho Santa Fe, CA 92067-1329	2,644,963	(11)	5.0%	9,429,963	(12)	10.1%
Patriot Financial Group Cira Centre 2929 Arch Street, 27th Floor Philadelphia, PA 19104-2868	—		—	13,570,000	(13)	14.6%
Relational Investors, LLC 12400 High Bluff Drive, Suite 600 San Diego, CA 92130	—		—	13,570,000	(14)	14.6%

(1)
Based on 52,464,335 shares of the Company's common stock issued and outstanding as of May 15, 2009.

(2)
The number of shares beneficially owned by each entity or person on a pro forma basis includes the Preferred Stock (on an as converted basis) expected to be purchased by such entity or person pursuant to the Investment Agreement. The table also assumes and takes into account the issuance of the full amount of the related Preferred Dividend Shares to be issued to such entity or person.

(3)
Based on 93,174,335 shares of the Company's common stock issued and outstanding immediately after giving effect to the private placement issuance, assuming the conversion of 60,000 shares of the Preferred Stock, including the related Preferred Dividend Shares, into common stock based upon a conversion price of $1.80 per share.

(4)
Based on information as of May 6, 2009. The shares reported above are beneficially owned by one or more open-end investment companies or other managed accounts which, pursuant to investment management contracts, are managed by Franklin Mutual Advisers, LLC ("FMA"). Such investment management contracts grant to FMA all investment and voting power over the securities owned by such investment management clients. FMA disclaims any pecuniary interest or beneficial ownership in any of the shares reported above. Mutual Shares Fund, a series of Franklin Mutual Series Funds, has an interest in 5,731,834 shares of the Company's common stock.

(5)
Includes 352,500 shares held by the Eggemeyer Family Trust, 2,644,963 shares held by Castle Creek Fund III, 200,000 shares of performance-based restricted stock held by Mr. Eggemeyer and 76,120 additional shares held by Mr. Eggemeyer. Mr. Eggemeyer is the trustee of the Eggemeyer Family Trust and has sole voting and dispositive power over the securities held by the Eggemeyer Family Trust. Castle Creek Capital III LLC is the sole general partner of Castle Creek Fund III. Accordingly, securities owned by Castle Creek Fund III may be regarded as being beneficially owned by Castle Creek Capital III LLC. Eggemeyer Capital LLC ("ECap") is a controlling person of Castle Creek Capital III LLC. Accordingly, securities owned or deemed to be owned by Castle Creek Capital III LLC may be regarded as being beneficially owned by ECap. Mr. Eggemeyer is the sole Managing Member of ECap. Mr. Eggemeyer disclaims beneficial ownership of the securities owned by Castle Creek Fund III, except to the extent of his pecuniary interest therein.

  The table does not include 13,211 shares deemed to be owned by Mr. Eggemeyer through the Company's deferred compensation plan, over which Mr. Eggemeyer does not have any voting or investment power.

(6)
Includes an additional 6,785,000 shares of common stock expected to be beneficially owned by Castle Creek Fund III on a pro forma basis after giving effect to the purchase of 10,000 shares of Preferred Stock, assuming the conversion of such Preferred Stock, including the related Preferred Dividend Shares, into common stock based upon a conversion price of $1.80 per share. If Castle Creek Fund III acquires an additional 2,000 shares of Preferred Stock (as described in this Proxy Statement) resulting in an aggregate of 12,000 shares of Preferred Stock being purchased, Castle Creek Fund III would expect to beneficially own an additional 8,142,778 shares of common stock on a pro forma basis, assuming the conversion of such Preferred Stock, including the related Preferred Dividend Shares, into common stock based upon a conversion price of $1.80 per share, resulting in an aggregate of 11,416,361 shares of common stock to be beneficially owned by Mr. Eggemeyer, or 12.3% of the pro forma outstanding shares of common stock.

(7)
The following information is based on a Schedule 13G filed on February 13, 2009. Thomson Horstmann & Bryant is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. Thomson Horstmann & Bryant reported having sole voting power over 2,182,850 shares and having sole dispositive power over 3,089,100 shares.

(8)
Mr. Ruh has indirect beneficial ownership of 178,610 shares of Company common stock held by two trusts of which Mr. Ruh is trustee. Mr. Ruh shares voting and investment power through Castle Creek Fund III, of which he is a principal, with respect to 2,644,963 shares of Company common stock. Castle Creek Capital III LLC is the sole general partner of Castle Creek Fund III. Accordingly, securities owned by Castle Creek Fund III may be regarded as being beneficially owned by Castle Creek Capital III LLC. Ruh Capital LLC is a controlling person of Castle Creek Capital III LLC. Accordingly, securities owned or deemed to be owned by Castle Creek Capital III LLC may be regarded as being beneficially owned by Ruh Capital LLC. Mr. Ruh disclaims beneficial ownership of the securities owned by Castle Creek Fund III, except to the extent of his pecuniary interest therein.

(9)
Includes an additional 6,785,000 shares of common stock expected to be beneficially owned by Castle Creek Fund III on a pro forma basis after giving effect to the purchase of 10,000 shares of Preferred Stock, assuming the conversion of such Preferred Stock, including the related Preferred Dividend Shares, into common stock based upon a conversion price of $1.80 per share. If Castle Creek Fund III acquires an additional 2,000 shares of Preferred Stock (as described in this Proxy Statement) resulting in an aggregate of 12,000 shares of Preferred Stock being purchased, Castle Creek Fund III would expect to beneficially own an additional 8,142,778 shares of common stock on a pro forma basis, assuming the conversion of such Preferred Stock, including the related Preferred Dividend Shares, into common stock based upon a conversion price of $1.80 per share, resulting in an aggregate of 10,966,351 shares of common stock to be beneficially owned by Mr. Ruh, or 11.8% of the pro forma outstanding shares of common stock.

(10)
The following information is based on a Schedule 13G filed on February 9, 2009. Dimensional Fund Advisors is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 who furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. Dimensional Fund Advisors reported having sole voting power over 2,621,294 shares and having sole dispositive power over 2,722,000 shares. Dimensional Fund Advisors disclaims any beneficial ownership in any of the shares reported above.

(11)
Castle Creek Capital III LLC is the sole general partner of Castle Creek Fund III. Accordingly, securities owned by Castle Creek Fund III may be regarded as being beneficially owned by Castle Creek Capital III LLC. Castle Creek Capital III LLC disclaims beneficial ownership of the securities owned by Castle Creek Fund III, except to the extent of its pecuniary interest therein.

(12)
Includes an additional 6,785,000 shares of common stock expected to be beneficially owned by Castle Creek Fund III on a pro forma basis after giving effect to the purchase of 10,000 shares of Preferred Stock, assuming the conversion of such Preferred Stock, including the related Preferred Dividend Shares, into common stock based upon a conversion price of $1.80 per share. If Castle Creek Fund III acquires an additional 2,000 shares of Preferred Stock (as described in this Proxy Statement) resulting in an aggregate of 12,000 shares of Preferred Stock being purchased, Castle Creek Fund III would expect to beneficially own an additional 8,142,778 shares of common stock on a pro forma basis, assuming the conversion of such Preferred Stock, including the related Preferred Dividend Shares, into common stock based upon a conversion price of $1.80 per share, resulting in an aggregate of 10,787,741 shares of common stock to be beneficially owned by Castle Creek Fund III, or 11.6% of the pro forma outstanding shares of common stock.

(13)
Includes 11,572,778 shares expected to be held by Patriot Financial Partners, L.P. and 1,997,222 shares expected to be held by Patriot Financial Partners Parallel, L.P. on a pro forma basis after giving effect to the private placement issuance, assuming the conversion of the Preferred Stock, including the related Preferred Dividend Shares, into common stock based upon a conversion price of $1.80 per share. The following are members of the "Patriot Financial Group": each of Patriot Financial Partners, L.P. and Patriot Financial Partners Parallel, L.P. (together, the "Funds"), Patriot Financial Partners, GP, L.P., the general partner of the Funds ("Patriot GP"), Patriot Financial Partners, GP, LLC, general partner of Patriot GP ("Patriot LLC") and each of W. Kirk Wycoff, Ira M. Lubert and James J. Lynch, general partners of the Funds and Patriot GP and members of Patriot LLC. Accordingly, securities owned by the Funds may be regarded as being beneficially owned by Patriot GP, Patriot LLC and each of W. Kirk Wycoff, Ira M. Lubert and James J. Lynch.

(14)
Includes 6,785,000 shares expected to be held by MC I and 6,785,000 shares expected to be held by MC II on a pro forma basis after giving effect to the private placement issuance, assuming the conversion of the Preferred Stock, including the related Preferred Dividend Shares, into common stock based upon a conversion price of $1.80 per share. Relational Investors, LLC is the sole general partner of each of MC I and MC II and, pursuant to limited partnership agreements, Relational Investors, LLC has sole investment discretion and voting authority over the shares of the Company owned by MC I and MC II. Accordingly, securities owned by MC I and MC II may be regarded as being beneficially owned by Relational Investors, LLC. Each of Ralph V. Whitworth and David H. Batchelder, as principals of Relational Investors, LLC, may be deemed to share indirect beneficial ownership of the shares which Relational Investors, LLC may beneficially own. Each of Messrs. Whitworth and Batchelder disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

BENEFICIAL OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

        The following table indicates the beneficial ownership of the Company's common stock as of May 15, 2009 by: (1) each of the Company's current directors; (2) the chief executive officer (the "CEO") during 2008, the chief financial officer (the "CFO") during 2008 and the three most highly compensated executive officers of the Company other than the CEO and CFO who were serving as executive officers at the end of 2008 (together as a group, "Named Executive Officers"); and (3) all current directors and executive officers of the Company as a group, based on the Company's records and data supplied by each of the current directors and executive officers. The table also sets forth information regarding the expected beneficial ownership of our common stock by such persons following the private placement issuance, assuming (i) the issuance of 60,000 shares of the Preferred Stock, (ii) the issuance of the full amount of the related Preferred Dividend Shares and (iii) the conversion of such Preferred Stock and Preferred Dividend Shares into our common stock based upon a conversion price of $1.80 per share.

Name or Number of Persons in Group	Shares of Common Stock Beneficially Owned(1)		Percent of Class(2)	Shares of Common Stock Beneficially Owned on a Pro Forma Basis		Percent of Class on a Pro Forma Basis(3)
Directors Who Are Not Named Executive Officers
G. Hank Brown	4,000		*	4,000		*
Edward B. Cordes	28,828		*	28,828		*
John M. Eggemeyer (Chairman)	3,273,583	(4)	6.2%	10,058,583	(5)	10.8%
Stephen D. Joyce	148,694	(6)	*	148,694		*
Gail H. Klapper	12,762	(7)	*	12,762		*
Kathleen Smythe	10,550	(8)	*	10,550		*
Matthew P. Wagner	11,328		*	11,328		*
Albert C. Yates	13,828		*	13,828		*
Named Executive Officers
Daniel M. Quinn President and Chief Executive Officer and Director	426,852	(9)	*	426,852		*
Paul W. Taylor Executive Vice President, Chief Financial and Operating Officer and Secretary	133,970	(10)	*	133,970		*
Suzanne R. Brennan Executive Vice President, Operations and Systems	118,473	(11)	*	118,473		*
Sherri L. Heronema Former Executive Vice President, Administration and Human Resources	28,905		*	28,905		*
James K. Simons Executive Vice President and Chief Credit Officer	80,000	(12)	*	80,000		*
All Current Directors and Executive Officers as a group (12 persons)	4,262,868	(13)	8.1%	11,047,805	(14)	11.9%

*
Represents less than 1.0% of the outstanding shares of the Company's common stock calculated in accordance with Rule 13d-3 (which concerns the calculation of beneficial ownership) under the

  Securities Exchange Act of 1934, as amended (the "Exchange Act of 1934"). See footnotes (1) and (2) below.

(1)
For purposes of this table, "beneficial ownership" is determined in accordance with Rule 13d-3 under the Exchange Act of 1934, pursuant to which a person or group of persons is deemed to have "beneficial ownership" of any shares of common stock that such person has the right to acquire within 60 days.

(2)
Based on 52,464,335 shares of the Company's common stock issued and outstanding as of May 15, 2009.

(3)
Based on 93,174,335 shares of the Company's common stock issued and outstanding immediately after giving effect to the private placement issuance, assuming the conversion of 60,000 shares of the Preferred Stock, including the related Preferred Dividend Shares, into common stock based upon a conversion price of $1.80 per share.

(4)
Includes 352,500 shares held by the Eggemeyer Family Trust, 2,644,963 shares held by Castle Creek Fund III, 200,000 shares of performance-based restricted stock held by Mr. Eggemeyer and 76,120 additional shares held by Mr. Eggemeyer. Mr. Eggemeyer is the trustee of the Eggemeyer Family Trust and has sole voting and dispositive power over the securities held by the Eggemeyer Family Trust. Castle Creek Capital III LLC is the sole general partner of Castle Creek Fund III. Accordingly, securities owned by Castle Creek Fund III may be regarded as being beneficially owned by Castle Creek Capital III LLC. Eggemeyer Capital LLC ("ECap") is a controlling person of Castle Creek Capital III LLC. Accordingly, securities owned or deemed to be owned by Castle Creek Capital III LLC may be regarded as being beneficially owned by ECap. Mr. Eggemeyer is the sole Managing Member of ECap. Mr. Eggemeyer disclaims beneficial ownership of the securities owned by Castle Creek Fund III, except to the extent of his pecuniary interest therein.

  The table does not include 13,211 shares deemed to be owned by Mr. Eggemeyer through the Company's deferred compensation plan, over which Mr. Eggemeyer does not have any voting or investment power.

(5)
Includes an additional 6,785,000 shares of common stock expected to be beneficially owned by Castle Creek Fund III on a pro forma basis after giving effect to the purchase of 10,000 shares of Preferred Stock, assuming the conversion of such Preferred Stock, including the related Preferred Dividend Shares, into common stock based upon a conversion price of $1.80 per share. If Castle Creek Fund III acquires an additional 2,000 shares of Preferred Stock (as described in this Proxy Statement) resulting in an aggregate of 12,000 shares of Preferred Stock being purchased, Castle Creek Fund III would expect to beneficially own an additional 8,142,778 shares of common stock on a pro forma basis, assuming the conversion of such Preferred Stock, including the related Preferred Dividend Shares, into common stock based upon a conversion price of $1.80 per share, resulting in an aggregate of 11,416,361 shares of common stock to be beneficially owned by Mr. Eggemeyer, or 12.3% of the pro forma outstanding shares of common stock.

(6)
The table does not include 8,807 shares deemed to be owned by Mr. Joyce through the Company's deferred compensation plan, over which Mr. Joyce does not have any voting or investment power.

(7)
The table does not include 8,807 shares deemed to be owned by Ms. Klapper through the Company's deferred compensation plan, over which Ms. Klapper does not have any voting or investment power.

(8)
Includes 9,000 shares held by the Urquieta Smythe Family Trust. Ms. Smythe is the co-trustee of the Urquieta Smythe Family Trust and has shared voting and dispositive power over the securities held by the trust.

(9)
Includes 300,000 shares of performance-based restricted stock.

(10)
Includes 75,000 shares of performance-based restricted stock and 13,333 shares of time-based restricted stock.

(11)
Includes 25,000 shares of performance-based restricted stock, 13,333 shares of time-based restricted stock, 60,959 shares jointly held by Ms. Brennan and her husband and 15,000 shares held solely by her husband. Ms. Brennan has shared voting and dispositive power with respect to the 60,959 shares that are held in joint tenancy with her husband. The 60,959 shares are encumbered in a margin account held with a broker.

(12)
Includes 30,000 shares of performance-based restricted stock and 33,333 shares of time-based restricted stock.

(13)
Does not include shares held by Ms. Heronema.

(14)
Includes an additional 6,785,000 shares of common stock expected to be beneficially owned by Castle Creek Fund III on a pro forma basis after giving effect to the purchase of 10,000 shares of Preferred Stock, assuming the conversion of such Preferred Stock, including the related Preferred Dividend Shares, into common stock based upon a conversion price of $1.80 per share. If Castle Creek Fund III acquires an additional 2,000 shares of Preferred Stock (as described in this Proxy Statement) resulting in an aggregate of 12,000 shares of Preferred Stock being purchased, Castle Creek Fund III would expect to beneficially own an additional 8,142,778 shares of common stock on a pro forma basis, assuming the conversion of such Preferred Stock, including the related Preferred Dividend Shares, into common stock based upon a conversion price of $1.80 per share, resulting in an aggregate of 12,405,583 shares of common stock to be beneficially owned by such group, or 13.3% of the pro forma outstanding shares of common stock.

CAPITALIZATION

        The following table sets forth our consolidated capitalization and regulatory capital ratios as of March 31, 2009 on an actual basis and on a pro forma basis as adjusted to give effect to the expected issuance of up to 60,000 shares of Preferred Stock, for a total purchase price of $60 million, which Preferred Stock will be convertible into an aggregate of approximately 33,333,333 shares of our common stock based on a conversion price of $1.80 per share, as if such transactions occurred at March 31, 2009. The following table does not take into account the issuance of any related Preferred Dividend Shares.

        The following data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and the notes thereto from our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and our Quarterly Report on Form 10-Q for the three month period ended March 31, 2009, included as Appendices C, D, F and G to this Proxy Statement. Certain amounts included in the "Pro Forma As Adjusted" column contain estimates, including estimates of fair value and issuance costs, which may not reflect actual amounts when the transactions are consummated.

	March 31, 2009
	Actual	Pro Forma As Adjusted
	(dollars in thousands, except per share data)
Stockholders' Equity:
Preferred stock, $.001 par value: (i) 50,000,000 shares authorized, no shares issued and outstanding at March 31, 2009; (ii) 50,000,000 shares authorized, 60,000 shares of Series A Convertible Non-Cumulative Preferred Stock issued and outstanding, with a liquidation preference of $1,000 per share, as adjusted	$—	$—

Common stock, $.001 par value; (i) 100,000,000 shares authorized; 64,542,950 shares issued; 52,570,986 shares outstanding at March 31, 2009 (includes 1,237,978 shares of unvested restricted stock and 41,454 shares to be issued); (ii) 143,750,000 shares Voting Common Stock and 6,250,000 shares Non-Voting Common Stock authorized; 64,542,950 shares Voting Common Stock and no shares Non-Voting Common Stock issued; 52,570,986 Voting Common Stock (including 1,237,978 shares of unvested restricted stock and 41,454 shares to be issued) and no shares Non-Voting Common Stock issued and outstanding, as adjusted

	65	65
Additional paid-in capital—common stock	617,249	617,249	(1)
Additional paid-in capital—preferred stock	—	59,000	(2)
Shares to be issued for deferred compensation obligations	81	81
Accumulated deficit	(351,567)	(351,567)
Accumulated other comprehensive income, net	166	166
Treasury stock, at cost, 10,943,319 shares at March 31, 2009	(102,421)	(102,421)

Total stockholders' equity	$163,573	$222,573

Book value per common share	$3.11	$3.11
Book value per common share on an as-converted basis	$3.11	$2.59	(3)
Regulatory Capital Ratios:
Total risk-based capital ratio	10.82%	13.81%
Tier 1 risk-based capital ratio	9.56	10.29	(4)
Leverage ratio	9.20	9.90

(1)
It is expected that the dividends paid upon the Preferred Stock will be in the form of Preferred Dividend Shares through the first dividend payment date following the second anniversary of the closing of the private placement issuance. The issuance of the Preferred Dividend Shares will result in an increase to additional paid-in capital at the fair value of such dividends and a corresponding increase to the accumulated deficit, with no overall impact on the balance of total stockholders' equity. Thus, the impact of these dividends will be to increase the number of shares of Preferred Stock outstanding, as well as the amount of common shares converted. If these dividends are paid in the form of Preferred Dividend Shares, approximately 13,278 of additional shares of Preferred Stock will be issued, which would be convertible into approximately 7,376,667 shares of common stock, assuming a conversion ratio of $1.80 per share.

(2)
Assumes an estimate of issuance costs, including professional, filing and other fees associated with the private placement issuance.

(3)
Assumes a conversion of 60,000 shares of Preferred Stock at $1.80 per share, or approximately 33,333,333 shares of common stock. If the 60,000 shares of Preferred Stock were to be converted at a conversion price of $1.50 per share, or to approximately 40,000,000 shares of common stock, the book value per share on an as converted basis would be $2.41.

(4)
Assumes that the Preferred Stock will be treated as a restricted core capital element for Tier 1 capital purposes, due to the reduction in the conversion price upon the non-payment of dividends being treated as a payment of an unpaid dividend.

FINANCIAL STATEMENTS

        The Company's Audited Consolidated Financial Statements (including Notes thereto), as included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, are attached to this Proxy Statement as Appendix C and thereby incorporated by reference herein. The Company's Unaudited Consolidated Financial Statements (including Notes thereto), as included in our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2009, are attached to this Proxy Statement as Appendix F and thereby incorporated by reference herein.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

        Management's Discussion and Analysis of Financial Condition and Results of Operations, as included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, is attached to this Proxy Statement as Appendix D and thereby incorporated by reference herein. Management's Discussion and Analysis of Financial Condition and Results of Operations, as included in our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2009, is attached to this Proxy Statement as Appendix G and thereby incorporated by reference herein.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

        There have been no changes in or disagreements with our accountants required to be disclosed pursuant to Item 304 of Regulation S-K.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

        Quantitative and Qualitative Disclosures About Market Risk, as included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, is attached to this Proxy Statement as Appendix E and thereby incorporated by reference herein. Quantitative and Qualitative Disclosures About Market Risk, as included in our Annual Report on Form 10-Q for the fiscal quarter ended March 31, 2009, is attached to this Proxy Statement as Appendix H and thereby incorporated by reference herein.

 DIRECTOR COMPENSATION

        Director compensation is reviewed by the CNG Committee, which recommends director compensation to the Board for approval. The Company's Corporate Governance Guidelines provide that a peer review of director compensation be conducted at least every three years. The CNG Committee does not regularly use an outside consultant to evaluate director compensation. In 2007, the CNG Committee requested management to conduct a competitive peer review of director compensation. Management used data from Equilar to analyze director compensation against a peer group of companies and presented its analysis to the CNG Committee. This peer group (listed below) is a group of publicly traded, financial institutions across a similar range of asset size to the Company that the Company uses to compare its financial performance against.

BancFirst Corporation	Glacier Bancorp, Inc.
Capital City Bank Group, Inc.	Hancock Holding Company
Cascade Bancorp	Hanmi Financial Corporation
Central Pacific Financial Corp.	Park National Corporation
City Holding Company	Prosperity Bancshares, Inc.
CoBiz Financial Inc.	S&T Bancorp, Inc.
PacWest Bancorp (formerly First Community Bancorp)	SVB Financial Group
First Financial Bankshares, Inc.	Umpqua Holdings Corporation
First Regional Bancorp	United Bankshares Inc.
Frontier Financial Corporation	Westamerica Bancorporation

        Based upon the review of the analysis, the CNG Committee recommended to the Board, and the Board approved, the following director compensation for non-management directors, commencing as of July 1, 2007:

  •
  Annual cash retainer of $50,000 ($70,000 for the Chairman of the Board), paid quarterly in arrears.

  •
  Additional annual cash retainer for committee chairs, $10,000 in the case of the Audit Committee, $5,000 in the case of the CNG Committee and $5,000 in the case of the Corporate Risk Committee, each paid quarterly in arrears.

        All directors are reimbursed for their reasonable travel, lodging, food and other expenses incurred in connection with their service on the Board and its committees.

        Directors have the option of participating in the Company's Deferred Compensation Plan, which is further described under "Deferred Compensation" in this Proxy Statement.

        In February 2009, the CNG Committee recommended, and the independent directors of the Board approved, the increase of the annual cash retainer for the Chairman of the Board to $180,000. The rationale for this increase is that the current economic environment, coupled with the ongoing executive and administrative needs of the Company, has created a considerably greater work load for Mr. Eggemeyer, and therefore has created a significant increase in Mr. Eggemeyer's time commitment to the affairs of the Company and the Board of the Directors.

2008 Director Compensation Table

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
G. Hank Brown	8,832	—	—	8,832
Edward B. Cordes	50,000	—	—	50,000
John M. Eggemeyer	75,000	(440,314)	—	(365,314)
William R. Farr	33,333	—	—	33,333
Stephen D. Joyce	50,000	—	—	50,000
Gail H. Klapper	50,000	—	—	50,000
Stephen B. Shraiberg	12,500	—	—	12,500
Kathleen Smythe	50,000	—	—	50,000
Matthew P. Wagner	60,000	—	—	60,000
Albert C. Yates	55,000	—	—	55,000

(1)
Mr. Brown was appointed to the Board effective October 28, 2008. Mr. Farr resigned from the Board effective August 31, 2008. Mr. Shraiberg did not stand for re-election at the 2008 Annual Meeting of Stockholders.

(2)
The amount above relates to 200,000 shares of performance-based restricted stock granted to Mr. Eggemeyer on August 11, 2005 in his role as CEO of the Company, which shares remained outstanding at December 31, 2008. The grant date fair value of these 200,000 shares was $2,100,000. The amount above is the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008 in accordance with FAS 123(R). This amount is not affected by changes in the price of our common stock. The calculation of the amount in the table above does not include an estimate of forfeitures related to service-based vesting conditions. There were no forfeitures of restricted stock with respect to any of the directors in 2008. Compensation cost for awards containing a performance-based vesting condition is disclosed only to the extent it is probable that the performance condition will be achieved. During 2008, the Company recorded a reduction in its FAS 123R expense related to performance-based restricted stock awards, as management determined that the achievement of the performance targets was no longer probable. These expense reductions are reflected in the above table for Mr. Eggemeyer and are only related to expenses recorded since 2006 and previously reported in the 2006 Summary Compensation Table and the 2007 Director Compensation Table included in the Company's respective proxy statements for the 2006 and 2007 annual meetings of stockholders. Other assumptions used in the calculation of these amounts are included in footnote 2(n) to the Company's audited financial statements for the fiscal year ended December 31, 2008 included in the Company's Annual Report on Form 10-K filed with the SEC on February 13, 2009. None of the other directors had any stock awards or option awards outstanding at December 31, 2008.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        CNG Committee—Scope of Authority.    Pursuant to its charter, among other things, the CNG Committee administers the Company's compensation program and various incentive plans, including the 2005 Stock Incentive Plan, the Executive Cash Incentive Plan and Deferred Compensation Plan. The CNG Committee reviews and approves compensation levels of members of executive management, including the five executives who are identified in the Summary Compensation Table in this Proxy Statement (whom we refer to as our "Named Executive Officers"), evaluates the performance of the executive management team (including the CEO) and considers executive management succession and related matters. The CNG Committee reviews with the Board all material aspects of compensation for the Company's executive officers. Under its charter, the CNG Committee has the authority to delegate any of its duties and responsibilities (or functions) to a subcommittee of the CNG Committee consisting of one or more members, as appropriate and to the extent permitted by law. The CNG Committee's charter also permits the approval of any equity awards to Section 16 directors and officers by a subcommittee of "non-employee directors" (as defined in Rule 16b-3 of the Exchange Act of 1934).

        Compensation Philosophy and Objectives.    The first goal of our compensation program is to link a considerable portion of executive compensation (including the compensation of the CEO) to the financial performance of the Company. The CNG Committee achieves this goal by primarily tying meaningful annual bonuses and long-term performance-based awards, historically in the form of restricted stock grants, to key measures of financial performance. Through 2007, the target goals for annual bonuses as well as for long-term performance-based awards had been historically based on cash diluted earnings per share ("Cash EPS"), which is diluted earnings per share adjusted to exclude certain extraordinary charges as well as the effects of noncash expense items, including amortization of intangible assets. In 2008, the CNG Committee changed the quantitative performance measure from Cash EPS to GAAP EPS, but also added certain qualitative performance measures (as described below) with respect to the target goals for annual bonuses. In 2009, the CNG Committee continued the use of both quantitative and qualitative measures with respect to the targeted goals for annual bonuses, but decided to use multiple quantitative measures in addition to GAAP EPS.

        The second goal of our compensation program is to align the interests of our executive officers with the interests of our stockholders. We accomplish this by establishing quantitative and qualitative performance goals for incentive compensation and performance-based awards that are tied to measures that are meaningful to our stockholders.

        The third goal of our compensation program is to attract and retain highly competent executives. Our executives, and particularly our Named Executive Officers, are talented managers and they are often presented with opportunities at other institutions, including opportunities at potentially higher compensation levels. The Company does not have employment agreements with any of its executive officers. Accordingly, we seek to attract and retain our executives by setting base compensation and incentives at competitive levels and by awarding meaningful stock-based awards. The CNG Committee achieves this objective by setting base compensation and incentives at competitive levels and by awarding long-term incentives in the form of substantial stock-based awards. The CNG Committee reviews executive compensation levels paid by publicly traded financial institutions across a similar range of asset size to the Company, based on available data. The CNG Committee intends to pay total compensation at the high end of the compensation scale, but only if the Company achieves financial performance at the high end of the peer group.

        We combine the compensation elements for each of our Named Executive Officers and other executive officers in a way we believe will maximize such executive's contribution to the Company. The CNG Committee has not established a policy or target for the allocation between either cash and non-cash or short-term and long-term compensation. Rather, the CNG Committee reviews and considers information and data provided by either consultants or management, including surveys or databases to which the Company subscribes, to determine the appropriate level and mix of base compensation, performance-based pay and other elements of compensation.

        Review of Executive Compensation Program.    The CNG Committee does not regularly use an outside consultant and determined not to employ an outside consultant in 2006, 2007 and 2008. In connection with the Company becoming a publicly traded company, upon recommendation of the Company's Chairman, the CNG Committee hired ECG Advisors, LLC, an outside compensation consultant, in 2005 to conduct a competitive review of our executive compensation program. The consultant analyzed the program against the following peer group of publicly traded, comparably sized regional financial institutions (the "Initial Peer Group"):

Boston Private Financial Holdings, Inc.	Hanmi Financial Corporation
CoBiz Financial Inc.	Mid-State Bancshares (acquired by Rabobank)
CVB Financial Corp.	Prosperity Bancshares, Inc.
Fidelity Bankshares, Inc. (acquired by National City Corporation)	Sterling Bancshares, Inc.
First Charter Corporation (acquired by Fifth Third Bancorp)	Sterling Financial Corporation (pending acquisition by PNC Financial Services Group)
PacWest Bancorp (formerly First Community Bancorp)	Umpqua Holdings Corporation
Frontier Financial Corporation	Westamerica Bancorporation

        The consultant's overall finding was that our executive compensation was in line with the peer group and our compensation philosophy.

        To assist its review and evaluation of executive compensation for 2008, the CNG Committee was provided data from SNL, compiled by Castle Creek Financial, to compare the Company's executive compensation against a group of publicly traded, financial institutions across a similar range of asset size to the Company that the Company uses to compare its financial performance against. This peer group is the same group listed under "Director Compensation" in this Proxy Statement. The Company started to use this peer group in the second half of 2006.

        Components of Compensation.    The key components of our executive compensation program consist of a base salary, annual cash bonus opportunity under our Executive Cash Incentive Plan and periodic grants of time-based and performance-based restricted stock under our 2005 Stock Incentive Plan. Our executives can defer base salary through our tax-qualified 401(k) plan and can defer base salary and bonus payments and invest in our common stock through our Deferred Compensation Plan (which is not tax-qualified). In addition, we provide change-in-control severance protection to our executive officers through our Change in Control Severance Plan. We also provide certain perquisites to our executive officers, such as a car allowance, parking and long-term care and disability insurance. At least annually, the CNG Committee reviews tally sheets containing all components of compensation payable to the CEO and the other executive officers, in terms of current compensation, long-term and incentive compensation and payouts upon or following a change in control of the Company, to ensure that the compensation program is meeting the goals of the Company's compensation philosophy. The Chairman of the Board makes recommendations regarding the amount and form of compensation for the CEO, and the CEO, based upon consultation with the Chairman of the Board, makes recommendations regarding the amount and form of compensation for the other executive officers, to the CNG

Committee. Based on these recommendations, the CNG Committee evaluates and determines the amount and form of compensation for the CEO and the other executive officers.

        Base Salary—The CNG Committee reviews the base salary of the CEO and the other executive officers. The CNG Committee does not tie its base salary decisions to any particular formulas, measurements or criteria, but members take into account the Company's performance, internal equity pay, individual executive performance and compensation levels paid by our peer group described above, as well as economic conditions in the Company's market area.

        Annual Cash Bonus—Pursuant to the Company's Executive Cash Incentive Plan, annual cash bonuses are paid to executives based on the achievement of pre-established quantitative and qualitative performance measures. The CNG Committee amended the plan in 2008 to add qualitative performance measures to supplement quantitative performance measures. This decision was made because the CNG Committee felt that strategically, given the financial crisis and uncertainty in the market existing at that time, there should also be an incentive for the executives to focus on qualitative aspects of the Company's performance and strategic direction. These qualitative performance measures may include or relate to, but are not limited to: the execution of strategic goals, the quality of the Company's regulatory relationships, individual contributions to the Company's performance, credit-related goals, expense management goals or such other key qualitative measures tied to current or future Company performance. Awards earned on the basis of the quantitative performance measure(s) may be increased or decreased based on the achievement of qualitative performance measures. The achievement of qualitative performance measures may result in awards even if quantitative performance measure(s) are not achieved at the threshold level and may result in awards above the maximum performance level. Likewise, non-achievement of qualitative performance measures may result in no awards even if quantitative performance measure(s) are achieved at or above the threshold level and may result in awards below the minimum threshold performance level. The CNG Committee has the authority to subjectively evaluate the achievement of qualitative performance measures and increase or decrease awards based on its evaluation. Not all eligible executive officers will necessarily receive a bonus and not all eligible executive officers will necessarily receive the same bonus. Additional amounts may be paid as bonuses to members of the Company's executive management team who are deemed by the CNG Committee to have achieved superior performance during the fiscal year.

        Stock-Based Awards—Stock-based awards granted to executive officers of the Company under our 2005 Stock Incentive Plan may be granted from time to time at the discretion of the CNG Committee upon its own determination or recommendation from either the Chairman of the Board (with respect to grants to the CEO) or the CEO (with respect to grants to other executive officer). Because of the Company's compensation philosophy of awarding long-term equity incentives (typically over a three to seven year period), the CNG Committee does not grant stock-based awards regularly to executive officers on an annual or other periodic basis. To the extent grants are made to our Named Executive Officers and other executive officers, they would typically occur in connection with an executive's hiring or during the first quarter along with the formal annual evaluation of the executives' total compensation. Additionally, grants may also coincide with promotions or the vesting of a previous grant. Other than to create performance incentives for executive officers, the CNG Committee will grant stock-based awards for recruiting and retention purposes.

        In considering whether to grant an equity award and the size of the grant to be awarded, the CNG Committee considers, with respect to each executive officer, the salary level, the contributions expected toward the growth and profitability of the Company and survey data indicating grants made to similarly situated officers at comparable financial institutions. The CNG Committee decides whether to approve the grant of equity awards, and the terms of such grant, after discussion with the Chairman of the Board (with respect to grants to the CEO) and the CEO (with respect to grants to other executive officer).

        The Company has chosen to grant time-based and performance-based restricted stock in lieu of granting stock options as future incentive compensation. The Company decided to use performance-based restricted stock instead of stock options as a major component of the incentive compensation for its executive officers because it more closely ties the incentive pay of executives to the performance of the Company and has a less dilutive effect to stockholders than stock option grants. The value of both time-based and performance-based restricted stock fluctuates directly with changes in our stock price and, with respect to performance-based restricted stock, only vests to the extent that specific financial performance targets are achieved. No vesting occurs, and the granted shares are forfeited, if the minimum or set performance target is not met. All granted shares accelerate vesting upon a change in control of the Company, as defined in the 2005 Stock Incentive Plan.

        Prior to 2006, substantially all of the grants to the Company's executive officers have been performance-based restricted stock. However, due to recruiting and retention efforts, certain of the Company's executive officers have been granted time-based restricted stock or have been granted a mix of time-based and performance-based restricted stock.

        The performance-based restricted stock grants vest, in whole or in part, based upon the achievement of long-term Cash EPS targets and the attainment of a specified regulatory management rating, which achievement is evaluated annually. The CNG Committee set the Cash EPS targets in 2005 at levels that would require consistent, high performance by the Company for several years and that would provide a meaningful return to stockholders. Upon meeting the threshold or initial Cash EPS target (assuming the regulatory rating is satisfied), 50% of the grant will vest. Thereafter, the grant will vest on a straight-line basis until either the grant fully vests or the grant expires. Any unvested shares of existing grants expire and are forfeited if the performance targets are not met by the year 2012. Upon vesting 50% of a specific grant, the recipient of the grant is entitled to receive dividends, if any, on both the vested and unvested shares underlying the grant at the same rate paid to stockholders generally. The restrictions on all the shares of performance-based restricted stock lapse, and the shares would immediately vest, upon a change in control of the Company.

        The time-based restricted stock grants generally vest in thirds on each of the second, third and fourth anniversaries of the commencement of the vesting period (typically hire date or CNG Committee approval date), and the recipient of the grant is entitled to receive dividends, if any, only with respect to the underlying shares that vest. Occasionally, the CNG Committee sets a three year vesting period, with the grant vesting in thirds on each of the first, second and third anniversaries of the commencement of the vesting period.

        401(k) Plan and Deferred Compensation Plan—Our 401(k) plan allows executives and other participants to defer a portion of their compensation, and provides a match of up to 4% of their base salaries, subject to IRS limitations. Our Deferred Compensation Plan allows executives and other key employees to defer up to 80% of their salary and up to 100% of their bonus or incentive compensation until termination or upon the occurrence of other specified events, and permits participants to elect to have deferred amounts deemed to be invested in various investment funds or Company common stock.

        Change in Control Protection—The Company adopted a Change in Control Severance Plan, which provides for severance compensation for our executive officers in the event of termination without cause or for good reason within two years following a change in control. The purpose of the plan is to assist in recruiting, encourage retention and minimize the uncertainty and distraction caused by the current climate of bank acquisitions, and to allow our executive officers to focus on performance by providing transition assistance if there is a change in control. In addition, the plan is intended to align executive and stockholder interests by enabling the executive officers to consider corporate transactions that are in the best interests of the stockholders and other constituents of the Company without undue concern over whether the transactions may jeopardize the executives' own employment. The Company believes that change in control arrangements should compensate executives who are displaced by a change in control and not serve as an incentive to increase an executive's personal wealth. Therefore, the severance plan requires that there be both a change in control and an involuntary termination without "cause" or a voluntary termination for "good reason", which is often referred to as a "double-trigger". The double-trigger ensures that the Company will become obligated to make payments under the severance plan only if the executive is actually or constructively discharged as a result of the change in control. In addition, under the Company's 2005 Stock Incentive Plan, all granted equity awards fully vest upon a change in control. The Company determined that accelerated vesting is appropriate under this circumstance as a means to attract and retain executives in light of the uncertainty regarding consolidation in the banking sector. For more information on the severance plan, please see "Potential Payments on Termination or Change of Control" in this Proxy Statement.

        2008 Executive Compensation.    The CNG Committee reviewed and evaluated all components of compensation with respect to the executive officers for 2008.

        CEO Compensation.    Mr. Quinn was hired as CEO in May 2006 and given the additional title of President as of January 1, 2007. At the time Mr. Quinn was hired as CEO, the Board and CNG Committee, in determining and approving Mr. Quinn's compensation package, considered Mr. Quinn's level of qualifications and experience and the compensation levels of the Company's then existing executive officers. In addition, at such time, the Company's management performed a comparative review of CEO compensation against the Initial Peer Group. It was the CNG Committee's intent to position the base salary, annual bonus and stock-based award components of Mr. Quinn's compensation generally at or above the median of this group but below the 75th percentile. At the time Mr. Quinn was hired, the Company entered into an employment agreement with Mr. Quinn, which provided certain severance benefits upon a covered termination of employment within two years following a change in control. The employment agreement was subsequently terminated in late 2006 in connection with the Company's adoption of the Change in Control Severance Plan. In February 2008, based upon an evaluation performed by the Chairman of the Board, the CNG Committee reviewed and evaluated Mr. Quinn's performance and compensation. Such evaluation included the review of the peer group executive compensation data from SNL, compiled by Castle Creek Financial. Based upon such evaluation, the CNG Committee determined not to change either Mr. Quinn's base salary compensation or his participation levels under the Executive Cash Incentive Plan for 2008 (see "Annual Bonus" below). In addition, the CNG Committee did not grant any equity awards to Mr. Quinn. In making these decisions, the CNG Committee felt that Mr. Quinn's overall compensation package continued to be sufficiently adequate in light of the Company's compensation philosophy, the comparison to the compensation of other CEOs within the Company's peer group and the internal equity pay vis-à-vis the other executive officers.

        Base Salary—Other Executive Officers.    The CNG Committee reviewed the base salaries of the other executive officers in February 2008. Based upon the recommendations of the CEO, the CNG Committee determined to increase 2008 base salaries for executive officers other than the CEO. These salary increases were granted because of the individual accomplishments of each of the executives, the fact that several of the executives had not received a base salary increase since either 2004 or 2005, to maintain competitive compensation levels, and the CEO's, Chairman of the Board's and CNG Committee's desire to maintain a strong executive team.

        Annual Bonus.    In February 2008, the CNG Committee also determined the participation levels and the annual GAAP EPS target (the quantitative performance measure), as well as certain qualitative performance measures under our Executive Cash Incentive Plan for 2008. Participation levels are expressed as a percentage of base salary for each of the "threshold", "target" and "maximum" quantitative performance levels. Under the plan, awards earned or not earned on the basis of the quantitative performance measure(s) may be increased or decreased based on the achievement of qualitative performance measures.

        Quantitative Performance Measure.    For 2008, the quantitative performance measure was GAAP EPS and the target was established at $0.32, and threshold and maximum performance levels were set at 90% and over 100% of the GAAP EPS target, respectively. The following are the participation levels that were approved for 2008 (mathematical interpolation is used to calculate the bonus for achievement between the participation levels established below):

Achievement Level
Executive Officer	Threshold Performance— 90% of GAAP EPS Target	Target Performance— 100% of GAAP EPS Target	Maximum Performance— Over 100% of GAAP EPS Target
CEO	50% of Base Salary	100% of Base Salary	Committee Discretion
Other Executive Officers	40% of Base Salary	80% of Base Salary	CEO/Committee Discretion

        For 2008, the Company did not achieve the quantitative performance measure threshold (90% GAAP EPS target) under the Executive Cash Incentive Plan.

        Qualitative Performance Measure.    In addition to the quantitative performance measure, the CNG Committee established the following qualitative performance measures for 2008:

  (1)
  Overall execution of the strategic repositioning of the Company, including:

    •
    Achieving growth initiatives or goals for the following departments (dollar amounts are year end results)—middle market ($130 million in loans and $9 million in deposits), real estate capital markets ($279 million in loans and $115 million in deposits), energy ($146 million in loans and $14 million in deposits) and consumer and small business (no specific numerical goals established)

    •
    Continuing to reduce the Company's cost base, with a goal of $64.5 million or less in operating expenses (excluding amortization)

    •
    Strengthening the Company's credit culture and credit discipline

    •
    Reducing the Company's risk profile by diversifying the loan portfolio and reducing construction, land development and land loans

    •
    Developing and training management

  (2)
  Maintain strong regulatory relationships

  (3)
  Individual contributions to the Company's performance

        For 2008, the CNG Committee determined, upon consultation with the Chairman of the Board (with respect to the CEO and the other executive officers) and the CEO (with respect to the other executive officers), that the executives achieved, and in some cases, exceeded, substantially all of the goals and expectations under the above qualitative performance measures. As a result of the achievement of these qualitative performance measures, the CNG Committee awarded bonuses to each of the executive officers, despite the fact that the quantitative performance measure was not achieved. Particularly in a year like 2008, with the financial and economic crisis afoot, the CNG Committee believed that significant weighting should be given to the proper strategic positioning and internal operation of the Company in addition to the Company's financial results. Each of the executive officers' bonuses was 10-15 percentage points below his or her respective threshold participation level used in connection with the achievement of the quantitative performance measure (see above table), except with respect to the bonus for Mr. Simons. In awarding a higher bonus level at 51% of his base salary, the CNG Committee in particular felt that Mr. Simons, the Company's Chief Credit Officer, had accomplished a tremendous amount of success in strengthening the Company's credit culture and credit discipline as well as managing the Company's overall credit portfolio.

        Stock-Based Awards.    In 2005 (with respect to Mr. Taylor and Ms. Brennan), 2006 (with respect to Mr. Quinn and Ms. Heronema) and 2007 (with respect to Mr. Simons), the CNG Committee made long-term incentive grants of time-based and/or performance-based restricted stock to the executive officers. The CNG Committee made these grants in connection with the hiring of the executive officers, with the purpose to either recruit or enhance retention of the executives and in each case to provide additional incentives to such officers to improve performance and ultimately increase stockholder value.

        With respect to the performance-based restricted stock grants, none of the grants has vested, in part or in whole. The CNG Committee set the Cash EPS targets at a level that reflected the Company's internal, confidential business plan at the time the targets were established (in 2005). Based on management's analysis completed in the third quarter of 2008, management determined that it was not probable that the Company would meet any of the Cash EPS targets on or before December 31, 2012.

        In February 2008, the CNG Committee, in conjunction with the overall evaluation of the compensation of the executive officers and based upon the recommendation of the CEO, approved the grant of 20,000 shares of time-based restricted stock, with a three year vesting period, to each of the executive officers other than the CEO. These grants were primarily made on the basis of retention, with the CEO's, Chairman of the Board's and CNG Committee's desire to continue to maintain a strong executive team.

        2009 Executive Compensation.    The CNG Committee reviewed all components of executive compensation in February 2009. The base salaries of the executive officers were not increased, other than that of the CFO, Mr. Taylor. Based on the recommendation of the CEO, the CNG Committee approved an increase in the annual base salary of Mr. Taylor to $300,000 in connection with his assumption of the additional title of Chief Operating Officer (COO), including assuming additional duties such as overseeing the Company's back office operations, human resources, risk management and compliance functions. Additionally, pursuant to the Executive Cash Incentive Plan, the CNG Committee established several quantitative performance measures in addition to qualitative performance measures with respect to the 2009 target goals for annual bonuses.

        Statement Regarding Deductibility.    Under Internal Revenue Code Section 162(m), the Company's tax deduction may be limited to the extent total compensation paid to the CEO or to any of the other three most highly compensated executive officers (other than the CFO) exceeds $1 million in any one tax year. The deduction limit does not apply to payments that qualify as "performance-based" provided certain requirements are met, including receipt of stockholder approval. Regulations under Section 162(m) also permit stock options to be excluded from compensation if certain conditions are met, but restricted stock and restricted stock awards (other than performance-based stock and performance-based stock awards) may not be exempt if the aggregate compensation of the executive officer would exceed the limit. The CNG Committee believes that all performance-based stock granted under the 2005 Stock Incentive Plan meet these conditions. Generally, it is the intent of the CNG Committee to structure the Company's cash and stock-based compensation programs so that compensation payments and stock-based awards are tax deductible. However, the CNG Committee reserves the discretion to make payments or stock-based awards that are not tax deductible.

Compensation Committee Report

        The CNG Committee, which is composed solely of independent directors of the Board, operates under a charter that was amended as of May 5, 2008, a copy of which may be obtained on the Company's website at www.gbnk.com under the section entitled "Corporate Governance". One of the roles of the CNG Committee is to review and approve the compensation of the Company's chief executive officer and other executive officers.

        The CNG Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the CNG Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

  Submitted By the Compensation, Nominating and
  Governance Committee of the Board of Directors

  Albert C. Yates, Chairman
  G. Hank Brown
  Stephen D. Joyce
  Gail H. Klapper

        The above report of the CNG Committee is not deemed to be "soliciting material" or to be "filed" with the SEC or subject to the SEC's proxy rules or to the liabilities of Section 18 of the Exchange Act of 1934, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by us under the Securities Act of 1933 or the Exchange Act of 1934.

Compensation Committee Interlocks and Insider Participation

        During 2008, G. Hank Brown, Stephen D. Joyce, Gail H. Klapper, Kathleen Smythe and Albert C. Yates served on the CNG Committee. None of these directors was formerly an officer or employee of the Company or any of its subsidiaries. No executive officer of the Company serves on the board of directors of any other company that has one or more executive officers serving as a member of the CNG Committee, no executive officer of the Company serves as a member of the compensation committee of the board of any other company that has one or more executive officers serving as a member of the Company's Board of Directors, and no such interlocking relationships existed during 2008.

Summary Compensation

        The following table sets forth the compensation for the persons who served as CEO and CFO during 2008 and for each of the three other most highly compensated executive officers of the Company who were serving as executive officers at the end of 2008. These persons are referred to collectively as the "Named Executive Officers".

Summary Compensation Table

Name and Principal Position(1)	Year	Salary ($)	Bonus ($)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)(4)
Daniel M. Quinn	2008	450,000	175,000	(589,440)	31,871	67,431
President and Chief	2007	450,000	—	158,485	31,702	640,187
Executive Officer	2006	281,250	283,562	608,003	30,690	1,203,505
Paul W. Taylor	2008	275,000	82,500	(138,944)	34,147	252,703
Executive Vice President,	2007	250,000	—	15,891	32,490	298,381
Chief Financial and	2006	250,000	62,500	149,222	26,642	488,364
Operating Officer and
Secretary
James K. Simons	2008	247,000	125,000	69,022	21,237	462,259
Executive Vice President	2007	187,500	75,452	69,624	46,322	378,898
and Chief Credit Officer	2006	N/A	N/A	N/A	N/A	N/A
Sherri L. Heronema	2008	210,000	52,500	142,378	26,820	431,698
Former Executive Vice	2007	180,000	—	116,212	25,477	321,689
President, Human Resources	2006	N/A	N/A	N/A	N/A	N/A
and Administration
Suzanne R. Brennan	2008	220,000	55,000	52,929	26,924	354,853
Executive Vice President,	2007	200,000	—	201,665	26,015	427,680
Operations and Systems	2006	200,000	50,000	246,108	25,294	521,402

(1)
Mr. Quinn was appointed CEO as of May 16, 2006 and President as of January 1, 2007. Mr. Taylor was appointed Chief Operating Officer as of February 10, 2009. Mr. Simons joined the Company as of March 1, 2007. Ms. Heronema joined the Company as of July 24, 2006 and was not a Named Executive Officer for 2006. Ms. Heronema departed the Company as of February 15, 2009.

(2)
Reflects the dollar amount recognized for financial statement reporting purposes for each of the fiscal years ended December 31, 2008, 2007 and 2006 in accordance with FAS 123R, and thus may include amounts from awards granted in and prior to such years. This amount is not affected by changes in the price of our common stock. There were no forfeitures of restricted stock with respect to any of the Named Executive Officers in 2008, 2007 or 2006. The calculation of the amounts in the table above does not include an estimate of forfeitures related to service-based vesting conditions. Compensation cost for awards containing a performance-based vesting condition is disclosed only to the extent it is probable that the performance condition will be achieved. During 2008 and 2007, the Company recorded reductions in its FAS 123R expense related to performance-based restricted stock awards, as management determined that the achievement of certain performance targets was no longer probable. These expense reductions are reflected in the above table for the years 2008 and 2007 and are only related to expenses recorded since 2006 and previously reported in the 2007 and 2006 Summary Compensation Tables included in the Company's respective proxy statements for the 2006 and 2007 annual meetings of stockholders.

  Other assumptions used in the calculation of these amounts are included in footnote 2(n) to the Company's audited financial statements for the fiscal year ended December 31, 2008 included in the Company's Annual Report on Form 10-K filed with the SEC on February 13, 2009. With respect to Mr. Quinn, the 2006 amount includes $596,889 relating to 300,000 shares of performance-based restricted stock granted to him in 2006 in his role as CEO of the Company and $11,114 relating to 1,852 shares of time-based restricted stock granted to him in 2005 (and which vested in 2006) in his role as a director of the Company.

(3)
The 2006 amount reported above for Mr. Quinn includes $13,450 in director fees earned or paid in cash prior to becoming CEO. The following table sets forth the components of all other compensation reported above for the Named Executive Officers in 2008.

2008 All Other Compensation

Name	Perquisites /Personal Benefits ($)(a)	Company Contributions to 401(k) Plan ($)	Total ($)
Daniel M. Quinn	22,671	9,200	31,871
Paul W. Taylor	25,797	8,350	34,147
James K. Simons	13,974	7,263	21,237
Sherri L. Heronema	18,420	8,400	26,820
Suzanne R. Brennan	20,199	6,725	26,924

    (a)
    The amounts reported above relate to the following perquisites or personal benefits: car allowance, premiums for executive long-term care and disability insurance, parking and cell phone reimbursements.

(4)
The 2006 amount reported above for Mr. Quinn includes his total director compensation of $24,564 earned prior to becoming CEO.

Equity and Non-Equity Incentive Compensation

        The following three tables present, with respect to the Named Executive Officers, plan-based grants made in 2008, outstanding equity awards at the end of 2008 and stock vested in 2008.

2008 Grants of Plan-Based Awards

		Opportunity Under Annual Non-Equity Incentive Plan(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)
	Grant Date of Equity Awards							Grant Date Fair Value of Stock Awards ($)
Name		Threshold ($)	Target ($)	Maximum ($)(2)	Threshold (#)	Target (#)	Maximum (#)
Daniel M. Quinn		225,000	450,000	450,000	—	—	—	—
Paul W. Taylor		110,000	220,000	220,000	—	—	—	—
	2/11/2008	—	—	—	20,000	20,000	20,000	125,600
James K. Simons		98,800	197,600	197,600	—	—	—	—
	2/11/2008	—	—	—	20,000	20,000	20,000	125,600
Sherri L. Heronema		84,000	168,000	168,000	—	—	—	—
	2/11/2008	—	—	—	20,000	20,000	20,000	125,600
Suzanne R. Brennan		88,000	176,000	176,000	—	—	—	—
	2/11/2008	—	—	—	20,000	20,000	20,000	125,600

(1)
This portion of the table covers the Company's Executive Cash Incentive Plan.

(2)
Under the Company's Executive Cash Incentive Plan for 2008, the Board's CNG Committee or the CEO (other than for himself) had the ability to award, at its or his discretion, the Named Executive Officers an amount exceeding the possible payouts listed above if the performance target under the plan was exceeded.

(3)
Each of the Named Executive Officers other than Mr. Quinn was granted 20,000 shares of time-based restricted stock. Please refer to the "Compensation Discussion and Analysis" section above for a discussion of the vesting, the applicability of dividends and other terms regarding such awards.

2008 Outstanding Equity Awards at Fiscal Year-End

	Stock Awards
			Performance Based Equity Incentive Plan Awards:
	Number of Shares of Stock That Have Not Vested (#)(1)	Market Value of Shares of Stock That Have Not Vested ($)
Name			Number of Unearned Shares (Unvested) (#)(2)	Market Value of Unearned Shares (Unvested) ($)
Daniel M. Quinn	N/A	N/A	150,000	300,000
Paul W. Taylor	20,000	40,000	37,500	75,000
James K. Simons	50,000	100,000	15,000	30,000
Sherri L. Heronema(3)	50,000	100,000	N/A	N/A
Suzanne R. Brennan	20,000	40,000	12,500	25,000

(1)
With respect to each of Mr. Taylor's, Ms. Brennan's and Mr. Simons' 20,000 shares of time-based restricted stock, 6,667 shares vested on February 11, 2009, 6,666 shares vest on February 11, 2010 and 6,667 shares vest on February 11, 2011. With respect to Mr. Simons' remaining 30,000 shares of time-based restricted stock, 10,000 shares vested or vest on each of March 1, 2009, 2010 and 2011.

(2)
Represents shares of performance-based restricted stock at the "threshold" performance level. Each of Mr. Quinn, Mr. Taylor, Ms. Brennan and Mr. Simons hold a total of 300,000, 75,000, 25,000 and 30,000 shares, respectively, of performance-based restricted stock, none of which has vested. Please refer to the "Compensation Discussion and Analysis" Section above for a discussion of the performance targets, vesting, the applicability of dividends and other terms regarding such awards.

(3)
With respect to Ms. Heronema's 20,000 shares of time-based restricted stock, 6,667 shares vested on February 11, 2009, 6,666 shares were scheduled to vest on February 11, 2010 and 6,667 shares were scheduled to vest on February 11, 2011. With respect to Ms. Heronema's remaining 30,000 shares of time-based restricted stock, 15,000 shares were scheduled to vest on each of July 24, 2009 and 2010. Because Ms. Heronema departed the Company as of February 15, 2009, her remaining unvested 43,333 shares were forfeited.

2008 Stock Vested

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Sherri L. Heronema	15,000	73,050
Suzanne R. Brennan	16,667	99,835

Deferred Compensation

        The Company maintains a Deferred Compensation Plan for a select group of management or highly compensated employees and non-employee members of the Board. The plan, which is meant to be an unfunded deferred compensation plan, is intended to be exempt from certain requirements of the Employee Retirement Income Security Act of 1974. The plan allows the participants to defer up to 80% of their salary and up to 100% of their bonus or incentive compensation, and up to 100% of cash fees in the case of directors, until termination or upon the occurrence of other specified events (e.g., disability, previously specified dates, and unforeseeable emergencies). Generally, once a participant makes an election regarding the time of his or her deferred compensation payout, he or she may only modify that election if such modification occurs at least one year before the payout would begin if not modified and does not cause any amounts to be paid to the participant for at least five years after the payout would have begun if not modified. The plan permits participants to elect to have deferred amounts deemed to be invested in a variety of publicly available, unaffiliated mutual funds or Company common stock (deemed investments in Company common stock may not be reallocated to other deemed investments). The plan does not guarantee any minimum rate of return, and returns are determined solely by the performance of the participant's investments. Participation in the plan is voluntary and participants may change their elections annually, or otherwise as permitted by the plan and applicable regulations governing the deferred tax treatment of the plan. The Company pays all applicable fees and expenses relating to the administration of the plan and may, in its sole discretion, make additional contributions to participants' accounts. No such contributions were made to the accounts of Named Executive Officers in 2008.

2008 Nonqualified Deferred Compensation

Named Executive Officer	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings (Loss) in Last Fiscal Year ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
Paul W. Taylor	—	—	(132,923)	34,871	72,316
Suzanne R. Brennan	—	—	(19,189)	—	10,153

Potential Payments on Termination or Change in Control

        Change in Control Severance Plan.    The Company has a Change in Control Severance Plan ("CIC Plan"), of which the executive officers of the Company are participants.

        The CIC Plan is a "double trigger" program, meaning payments are made only if the employee is terminated without cause or for good reason within the two years following a change in control. Under those circumstances, the Company will (i) provide or pay, as the case may be, the participant (A) his or her accrued base salary and benefits through termination, plus his or her pro rata target annual bonus for the year in which the participant is terminated, and (B) a designated multiple of the participant's annual compensation (annual base salary plus the average annual bonus for the two most recent years) and (ii) provide the participant and his or her dependents with medical, dental and vision coverage for the number of years corresponding to the participant's severance multiple, unless the participant obtains other health coverage. If a participant is subject to any excise tax imposed under Section 4999 of the Internal Revenue Code by reason of a change in control, then the Company will pay to the participant an amount as specified in the CIC Plan, subject to a potential severance cutback (i.e., if the amounts payable to the participant do not exceed 110% of the greatest amount that could be paid to him without triggering the excise tax, then the amount payable will be reduced to that amount). In consideration for the severance, a participant will be subject to a non-solicitation covenant following any termination of his or her employment for the number of years corresponding to the participant's severance multiple. In addition, any participant with a severance multiple greater than 2 will be subject to a non-competition covenant for two years following any termination of his or her employment.

Mr. Quinn has a severance multiple of 3 and each of the other executive officers has a severance multiple of 2. The Plan is administered by the CNG Committee. Under the CIC Plan:

  •
  a "Change in Control" generally means (1) a change in the majority control of the Company; (2) a change in the majority (two-thirds under the 2005 Stock Incentive Plan) control of the Company's Board of Directors; or (3) the consummation of certain business combinations, including a reorganization, merger or consolidation, or the sale of all or substantially all of the assets of the Company, if the Company's shareholders do not hold at least 55% (70% under the 2005 Stock Incentive Plan) of the combined voting power of the resulting company and the existing directors do not constitute at least half (two-thirds under the 2005 Stock Incentive Plan) of the board of directors of the resulting company.

  •
  "Good Reason" generally means (1) the executive is assigned duties inconsistent with his position and present responsibilities; (2) the executive's base salary is reduced or benefits are significantly reduced; (3) the executive is terminated other than for Cause (see below); or (4) the executive is required to be based more than 30 miles from the location of his place of employment immediately before the Change in Control, except for normal business travel in connection with his duties with the Company. Isolated, insubstantial and inadvertent actions, taken in good faith and fully corrected by the Company before the date of termination do not generally constitute Good Reason.

  •
  "Cause" generally refers to (1) an executive's intentional, continued failure to perform his duties for reasons other than physical or mental illness; (2) an intentional illegal act or gross misconduct demonstrably injurious to the Company to more than a minimal extent; (3) an intentional act of fraud, embezzlement or theft in connection with the business of the Company; (4) a felony or a misdemeanor involving moral turpitude; or (5) an intentional breach of corporate fiduciary duty involving personal profit.

        2005 Stock Incentive Plan.    Under the 2005 Stock Incentive Plan, any unvested equity awards fully vest on a change in control. No termination of employment is required. The differences between the definition of "Change in Control" under the 2005 Stock Incentive Plan and the definition under the CIC Plan are noted in the first bullet point above.

        Employee Severance Pay Plan.    This plan generally provides certain benefits to both salaried and hourly part-time and full-time employees ("eligible employees") whose employment is involuntarily terminated because of layoffs, permanent reductions in force, cutbacks in business, the discontinuance of all or any part of the Company's operations or the elimination of an eligible employee's job resulting from a change in the company's business (organizational or otherwise) or from the Company's acquisition of, or merger with, another financial institution. Benefits provided under the plan include a (i) basic severance benefit in which eligible employees receive compensation equal to one pay period based on, for salaried employees, the employee's weekly base salary or, for hourly employees, the employee's hourly wage multiplied by the number of hours that employee is scheduled to work; and (ii) a supplemental severance benefit. The supplemental severance benefit provides employees with less than one year of continuous service with four weeks of salary, and employees with one or more year of continuous service with four weeks of salary and one additional week of salary for each full year of service beginning with the first year. In addition, the plan provides eligible employees at the senior vice president level with a minimum severance payment of twelve weeks and eligible employees at the executive vice president level with a minimum severance payment of sixteen weeks. This plan is not available to executive officers to the extent that their terminations are covered by the CIC Plan.

        Generally Available Benefits and Deferred Compensation.    The Company provides limited termination benefits on a non-discriminatory basis to salaried employees generally. These payments and benefits include accrued salary and vacation pay and distributions of previously vested plan balances under the

Company's 401(k) plan. Under the Company's 401(k) plan, upon a change in control, any unvested Company contributions would fully vest. In addition, termination could result in distributions of balances under the Company's Deferred Compensation Plan, which are fully vested. See the "Deferred Compensation" section in this Proxy Statement.

        Quantification of Potential Payments.    The following table sets forth the potential payments that may be made to Named Executive Officers upon a termination, a change in control, or a termination after a change in control. The amounts reflected in the table below are based on the assumptions that the Named Executive Officer was terminated on December 31, 2008 and/or a change in control occurred as of December 31, 2008.

Name	Target Annual Bonus ($)(1)	Severance ($)(1)	Continuation of Medical/Welfare Benefits ($)(1)	Excise Tax Payment ($)(1)	Acceleration of Unvested Stock Awards ($)(2)	Total ($)
Daniel M. Quinn
Voluntary Termination	0	0	0	0	0	0
Involuntary Termination before Change in Control	0	138,462	0	0	0	138,462
Change in Control	0	0	0	0	600,000	600,000
Termination without Cause or for Good Reason after Change in Control	450,000	2,025,000	39,145	1,038,849	600,000	4,152,994
Paul W. Taylor
Voluntary Termination	0	0	0	0	0	0
Involuntary Termination before Change in Control	0	84,615	0	0	0	84,615
Change in Control	0	0	0	0	190,000	190,000
Termination without Cause or for Good Reason after Change in Control	220,000	612,500	22,067	0	190,000	1,043,567
James K. Simons
Voluntary Termination	0	0	0	0	0	0
Involuntary Termination before Change in Control	0	76,000	0	0	0	76,000
Change in Control	0	0	0	0	160,000	160,000
Termination without Cause or for Good Reason after Change in Control	197,600	871,600	32,468	419,258	160,000	1,680,926
Sherri L. Heronema
Voluntary Termination	0	0	0	0	0	0
Involuntary Termination before Change in Control	0	64,615	0	0	0	64,615
Change in Control	0	0	0	0	100,000	100,000
Termination without Cause or for Good Reason after Change in Control	168,000	521,917	0	0	100,000	789,917
Suzanne R. Brennan
Voluntary Termination	0	0	0	0	0	0
Involuntary Termination before Change in Control	0	67,692	0	0	0	67,692
Change in Control	0	0	0	0	90,000	90,000
Termination without Cause or for Good Reason after Change in Control	176,000	490,000	22,182	0	90,000	778,182

(1)
The amounts shown in the first four columns of the above table in the "Termination without Cause or for Good Reason after a Change in Control" row are based on the following assumptions and provisions of the CIC Plan:

•
Covered terminations.  The table assumes a termination of employment that is eligible for severance under the terms of the CIC Plan, based on the Named Executive Officer's compensation and benefits at December 31, 2008. Eligible terminations include an involuntary termination for reasons other than cause, or a voluntary termination by the executive for good reason, within two years following the change in control.

•
Target annual bonus.  Represents the target annual bonus for 2008. This payment would be a lump sum payment. If the Named Executive Officer were to be terminated at any other time during the year, the target annual bonus would be pro-rated through the date of termination.

  •
  Cash severance payment.  Represents two times (three times for Mr. Quinn) the sum of 2008 annual base salary and the average annual bonus for the two most recent years. This payment would be a lump sum payment.

  •
  Continuation of medical and welfare benefits.  Represents the present value of the CIC Plan's guarantee for two years (three years for Mr. Quinn) following a covered termination of continued coverage equivalent to the Company's current active employee medical, dental and vision benefits. The following standard actuarial assumptions were used to calculate each individual's medical and welfare benefits: a 1.63% discount rate and an assumed annual COBRA rate of $13,423 for Mr. Quinn, $10,749 for Mr. Taylor, $16,566 for Mr. Simons, $11,537 for Ms. Heronema and $11,318 for Ms. Brennan.

  •
  Excise tax payment.  Upon a change in control, participants in the CIC Plan may be subject to certain excise taxes under Section 4999 of the Internal Revenue Code. Under the CIC Plan, the Company has agreed to reimburse the affected participants for those excise taxes as well as any income and excise taxes payable by the executive as a result of any reimbursements for the excise taxes, subject to a potential 10% severance cutback. The amounts in the table are based on an excise tax rate of 20% and a 35% federal income tax rate net of state benefit plus a 1.45% Medicare tax rate and 4.63% state income tax rate. Ms. Heronema's payments were subject to the 10% severance cutback, whereby a total of $64,694 was cutback, with $22,611 first deducted from the medical and welfare benefits and $42,083 deducted from the severance payment.

(2)
Amounts represent unvested restricted stock. On a change in control, all equity awards under the 2005 Stock Incentive Plan would fully vest. No termination of employment is required to receive this benefit.

(3)
The values provided in the "Involuntary Termination before Change in Control" row assume that (i) the executive met all relevant criteria under the Employee Severance Pay Plan (described above); (ii) the termination occurred on December 31, 2008; and (iii) the executive received the 16-week minimum severance payment. The plan is not available to the executive to the extent he or she is covered by the CIC Plan.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

        The following table provides information as of December 31, 2008, regarding securities issued and to be issued under our equity compensation plans that were in effect during the year ended December 31, 2008:

	Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
		(a)		(b)	(c)
Equity compensation plans approved by security holders	2005 Stock Incentive Plan(1)	—	(2)	—	730,412	(3)(4)
Equity compensation plans not approved by security holders	None	—		—	—
		—		—	730,412

(1)
The 2005 Stock Incentive Plan (the "Incentive Plan") was approved by the stockholders of the Company at our 2005 Annual Meeting of Stockholders.

(2)
Does not include the 1,420,345 shares of unvested stock grants outstanding as of December 31, 2008 with an exercise price of zero.

(3)
The total number of shares of common stock that have been approved for issuance pursuant to awards granted or which may be granted in the future under the Incentive Plan is 2,500,000 shares. The number of securities remaining available for future issuance has been reduced by 1,769,588 shares, which represents the number of vested shares and the number of unvested shares of service and performance stock awards outstanding at December 31, 2008.

(4)
All of the 730,412 shares remaining available for issuance under the Incentive Plan may be issued not only for future grants of options, warrants and rights, but also for future stock awards. The Company's current practice is to grant only awards of stock. While the Company has not issued any stock options, warrants or rights, it may do so in the future.

OTHER MATTERS

Other Business

        Except as set forth herein, management has no knowledge of any other business to come before the Meeting. If, however, any other matters of which management is now unaware properly come before this Meeting, it is the intention of the persons named in the Proxy to vote the Proxy in accordance with the recommendations of management on such matters, and discretionary authority to do so is included in the Proxy.

Independent Registered Public Accounting Firm

        Representatives of Crowe Horwath LLP, our independent registered public accounting firm for the current year and for the most recently completed fiscal year, are expected to attend the Meeting and be available to respond to appropriate questions from stockholders, if the need arises, or make a statement if the representatives desire to do so.

Stockholder Proposals—2010 Annual Meeting

        Business must be properly brought before an annual meeting in order to be considered by stockholders. To be considered for inclusion in the Company's proxy statement for the 2010 Annual Meeting of Stockholders, a stockholder proposal must be received by the Company's Secretary (at the address indicated below) no later than November 30, 2009 and must satisfy the requirements of Rule 14a-8 of Regulation 14A of the SEC proxy rules. Any stockholder proposal submitted for inclusion in the Company's proxy materials will be subject to the rules and regulations of the SEC concerning stockholder proposals.

        With respect to any stockholder proposals to be submitted for the 2010 Annual Meeting of Stockholders, but not included in the Company's proxy statement, the Company's Bylaws require that a proposal must be delivered to the Company's Secretary (at the address indicated below) no earlier than January 6, 2010 and no later than February 5, 2010 and must satisfy the requirements under Article I, Section 10 of the Company's Bylaws.

        A copy of the Company's Bylaws specifying the above requirements will be furnished to any stockholder upon written request to the Secretary at the following address:

    Guaranty Bancorp
    Attention: Paul W. Taylor,     Secretary
    1331 Seventeenth Street, Suite 300
    Denver, Colorado 80202

Appendix A

        Investment Agreement, dated as of May 6, 2009, by and among Guaranty Bancorp and the Investors named therein (including the form of Certificate of Designations for the Series A Convertible Non-Cumulative Preferred Stock, par value $0.001 per share)

INVESTMENT AGREEMENT

BY AND AMONG

GUARANTY BANCORP

AND

THE INVESTORS NAMED HEREIN

DATED AS OF MAY 6, 2009

        This INVESTMENT AGREEMENT (this "Agreement"), dated as of May 6, 2009, is by and among Guaranty Bancorp, a Delaware corporation (the "Company"), and each investor listed on Annex A attached hereto and such other investors that may become party hereto from time to time (each, an "Investor" and collectively, the "Investors").

RECITALS

        The Company intends to sell to each Investor, and such Investor intends to purchase from the Company the number of shares of Series A Non-Cumulative Convertible Preferred Stock, par value $0.001 per share (the "Convertible Preferred Stock"), set forth next to such Investor's name on Annex A, to be designated with the terms, privileges and preferences set forth in the form of Certificate of Designations attached as Exhibit A hereto on the terms and subject to the conditions set forth herein.

        On or prior to the date hereof, certain stockholders of the Company have entered into a voting agreement, the form of which is attached hereto as Exhibit B, pursuant to which such persons have agreed to vote shares of Common Stock which they beneficially own and over which they exercise voting control in favor of the approval of any matters necessary to effect the transactions contemplated herein, including those proposals to be submitted to stockholders pursuant to Section 9(e).

        NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, the parties hereto hereby agree as follows:

        Section 1.    Certain Definitions.     The following terms used herein shall have the meanings set forth below:

        "Additional Investor" means each Person who executes a Joinder.

        "Affiliate" means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with such other Person.

        "Agency" has the meaning set forth in Section 3(w) hereof.

        "Agreement" has the meaning set forth in the preamble hereof.

        "Bank" has the meaning set forth in Section 3(q)(i) hereof.

        "Bank Board" has the meaning set forth in Section 9(a)(vi) hereof.

        "Bank Board Observer" has the meaning set forth in Section 9(a)(vi) hereof.

        "Bank Board Representative" has the meaning set forth in Section 9(a)(vi) hereof.

        "Benefit Plan" means all employee welfare benefit plans within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), all employee pension benefit plans within the meaning of Section 3(2) of ERISA, including, but not limited to, plans that provide retirement income or result in a deferral of income by employees for periods extending to termination of employment or beyond, and plans that provide medical, surgical, or hospital care benefits or benefits in the event of sickness, accident, disability, death or unemployment, and all other employee benefit agreements or arrangements, including, but not limited to, all bonus, incentive, deferred compensation, vacation, stock purchase, stock option, stock award, severance, employment, change of control, golden-parachute, consulting, dependent care, cafeteria, employee assistance, scholarship, or fringe benefit or similar plans, programs, agreements or policies, in all cases whether written, unwritten or otherwise, funded or unfunded, and whether or not ERISA is applicable to such plan, program, agreement or policy.

        "BHC Act" has the meaning set forth in Section 3(q)(iv) hereof.

        "Board of Directors" means the Board of Directors of the Company.

        "Board Representative" has the meaning set forth in Section 9(a)(i) hereof.

        "Business Day" means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted by law or executive order to be closed in the State of New York or Colorado.

        "Castle Creek" means Castle Creek Capital Partners III, L.P.

        "Certificate of Designations" means the certificate of designations for the Convertible Preferred Stock.

        "Certificate of Incorporation" means the Amended and Restated Certificate of Incorporation of the Company, as amended prior to the date hereof and as amended by the Certificate of Designations and as may be further amended as contemplated by the terms hereof.

        "Closing" has the meaning set forth in Section 2(b) hereof.

        "Closing Date" has the meaning set forth in Section 2(b) hereof.

        "Code" means Internal Revenue Code of 1986, as amended as of the date hereof.

        "Commission" means the Securities and Exchange Commission, or any successor agency thereto.

        "Common Stock" means the Company's common stock, par value $0.001.

        "Company" has the meaning set forth in the preamble hereof.

        "Company Financial Statements" has the meaning set forth in Section 3(g).

        "Company Registration Indemnitee" has the meaning set forth in Section 10(g)(ii) hereof.

        "Company Reports" has the meaning set forth in Section 3(q)(vi) hereof.

        "Company SEC Documents" has the meaning set forth in Section 3(f) hereof.

        "Company Significant Agreement" means any contract or agreement that is a "material contract" within the meaning of Item 601(b)(10) of Regulation S-K to be performed in whole or in part after the date of this Agreement.

        "Confidentiality Agreement" means, as to any Investor, the applicable Confidentiality Agreement previously entered into by the Company and such Investor.

        "Conversion Price" has the meaning set forth in the Certificate of Designations.

        "Conversion Securities" has the meaning set forth in the Certificate of Designations.

        "Convertible Preferred Stock" has the meaning set forth in the recitals hereof.

        "Deductible" has the meaning set forth in Section 9(c)(iv) hereof.

        "De Minimis Claim" has the meaning set forth in Section 9(c)(iv) hereof.

        "Disclosure Schedule" has the meaning set forth in Section 3 hereof.

        "Environmental Law" means any federal, state, local or foreign statute, law, regulation, order, decree, permit, authorization, opinion, common law or agency requirement relating to: (A) the protection, investigation or restoration of the environment, health, safety, or natural resources, (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (C) noise, odor, indoor air, employee exposure, wetlands, pollution, contamination or any injury or threat of injury to Persons or property relating to any Hazardous Substance.

        "ERISA" has the meaning set forth in Section 1 hereof under the term "Benefit Plan."

        "ERISA Affiliate" means any Person which, together with the Company, would be treated as a single employer under Section 414 of the Code.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

        "Federal Reserve Board" means the Board of Governors of the Federal Reserve System.

        "GAAP" has the meaning set forth in Section 3(g) hereof.

        "Governmental Entity" means any court, administrative agency or commission or other governmental authority or instrumentality, whether federal, state, local or foreign, and any applicable industry self-regulatory organization.

        "Hazardous Substance" means any substance that is: (A) listed, classified or regulated pursuant to any Environmental Law; (B) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive material or radon; and (C) any other substance which may be the subject of regulatory action by any Government Entity in connection with any Environmental Law.

        "Holder" means any Investor and any other holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with Section 10(h).

        "Indemnified Party" has the meaning set forth in Section 9(c)(iii) hereof.

        "Indemnifying Party" has the meaning set forth in Section 9(c)(iii) hereof.

        "Institutional Investor" means either of Patriot or Relational.

        "Insurer" has the meaning set forth in Section 3(w) hereof.

        "Investor" has the meaning set forth in the preamble hereof and shall include each Additional Investor upon its execution of a Joinder.

        "Joinder" means a joinder to become a party to this Agreement substantially in the form of Exhibit C.

        "Loan Investor" has the meaning set forth in Section 3(w) hereof.

        "Losses" has the meaning set forth in Section 9(c)(i) hereof.

        "Material Adverse Effect" or "Material Adverse Change" means any circumstance, event, change, development or effect that (1) is material and adverse to the business, results of operations or financial condition of the Company and its subsidiaries taken as a whole or (2) could materially impair the ability of the Company to perform its obligations under this Agreement or to consummate the Closing; provided, however, that in determining whether a Material Adverse Effect or Material Adverse Change has occurred, there shall be excluded any effect to the extent resulting from the following: (A) changes or proposed changes in generally accepted accounting principles or regulatory accounting principles generally applicable to banks, savings associations or their holding companies, (B) changes or proposed changes in laws, rules and regulations of general applicability or interpretations thereof by Governmental Entities, (C) actions or omissions of the Company expressly required by the terms of this Agreement or taken with the prior written consent of all of the Investors, (D) changes in general economic, monetary or financial conditions or markets generally or that are the result of factors generally affecting the banking industry, (E) changes in the market price or trading volumes of the Common Stock or the Company's other securities in and of themselves (but not the underlying causes of such changes), (F) the failure of the Company to meet any internal or public projections, forecasts, estimates or guidance in and of themselves for any period ending on or after December 31, 2008 (but not the underlying causes of such failure), (G) changes in global or national political conditions, including the outbreak or escalation of war or acts of terrorism, and (H) the public disclosure of this Agreement or the transactions contemplated hereby; except, with respect to clauses (A), (B), (D) and (G), to the extent that the effects of such changes have a materially disproportionate effect on the Company and its subsidiaries, taken as a whole, relative to other banks, savings associations and their holding companies generally.

        "Non-Control Determination" has the meaning set forth in Section 6(b) hereof.

        "Observer" has the meaning set forth in Section 9(a)(v) hereof.

        "Patriot" means collectively Patriot Financial Partners, L.P. and Patriot Financial Partners Parallel, L.P.

        "Person" means an individual, corporation, partnership, association, joint stock company, limited liability company, joint venture, trust, Governmental Entity, unincorporated organization or other legal entity.

        "Previously Disclosed" means information set forth or incorporated by reference in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2008 or its other reports and forms filed with the Commission under Sections 13(a), 14(a) or 15(d) of the Exchange Act on or after January 1, 2009 and that are filed prior to the execution and delivery of this Agreement.

        "Purchase Price" has the meaning set forth in Section 2(a) hereof.

        "Registrable Securities" means all shares of Convertible Preferred Stock, all Conversion Securities and all Conversion Securities issued or issuable directly or indirectly with respect to the Conversion Securities by way of conversion or exchange thereof or share dividend or share split or in connection with a combination of shares, recapitalization, reclassification, merger, amalgamation, arrangement, consolidation or other reorganization. As to any securities constituting Registrable Securities, such securities will cease to be Registrable Securities when (i) a registration statement with respect to the sale by the holder thereof is declared effective under the Securities Act and such securities have been disposed of in accordance with such registration statement, (ii) they have been acquired by the Company, (iii) they have been sold to the public pursuant to Rule 144 or Rule 145 or other exemption from registration under the Securities Act, or (iv) they are able to be sold in their entirety by the Investor or transferee holding such securities pursuant to Rule 144 under the Securities Act within any single three-month period.

        "Registration Demand" has the meaning set forth in Section 10(a)(ii) hereof.

        "Registration Indemnitee" has the meaning set forth in Section 10(g)(i) hereof.

        "Regulatory Agreement" has the meaning set forth in Section 3(q)(iii) hereof.

        "Relational" means collectively Relational Investors Mid-Cap Fund I, L.P. and Relational Investors Mid-Cap Fund II, L.P.

        "Requesting Investor" has the meaning set forth in Section 6(b) hereof.

        "Rights" has the meaning set forth in Section 3(c) hereof.

        "Scheduled Black-out Period" means the period from and including the last day of a fiscal quarter of the Company to and including the Business Day after the day on which the Company publicly releases its earnings for such fiscal quarter, provided that the trading window applicable to the Company's senior management under the Company's trading policies then in effect is not open any time during such period.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.

        "Shelf Registration Statement" has the meaning set forth in Section 10(a)(ii).

        "Stockholder Approval" has the meaning set forth in Section 9(e) hereof.

        "Taxes" means all taxes, charges, levies, penalties or other assessments imposed by any United States federal, state, local or foreign taxing authority, including any income, excise, property, sales, transfer, franchise, payroll, withholding, social security or other taxes, together with any interest or penalties attributable thereto, and any payments made or owing to any other Person measured by such taxes, charges, levies, penalties or other assessment, whether pursuant to a tax indemnity agreement, tax sharing payment or otherwise (other than pursuant to commercial agreements or Benefit Plans).

        "Tax Return" means any return, report, information return or other document (including any related or supporting information) required to be filed with any taxing authority with respect to Taxes, any claims for refunds of Taxes and any amendments or supplements to any of the foregoing.

        "Termination Date" has the meaning set forth in Section 6(k) hereof.

        "Voting Debt" has the meaning set forth in Section 3(c) hereof.

        Section 2.    Purchase; Closings.

          (a)    Purchase.    On the terms and subject to the conditions set forth herein, each Investor hereby severally agrees, at the Closing, to purchase from the Company, and the Company hereby agrees to sell to such Investor, the number of shares of Convertible Preferred Stock set forth next to such Investor's name on Annex A for an aggregate purchase price set forth next to such Investor's name on Annex A (with respect to each Investor, the "Purchase Price").

          (b)    Closing.    Subject to the satisfaction or waiver of the conditions set forth in Section 7 hereof, the closing of the purchase of the shares of Convertible Preferred Stock hereunder (the "Closing") shall occur at the Los Angeles offices of Sullivan & Cromwell LLP at 9:00 a.m., Pacific time, on the first Business Day following the day on which the conditions to Closing set forth in Section 7 hereof (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) shall be satisfied or waived in accordance with this Agreement (the "Closing Date").

        Section 3.     Representations and Warranties of the Company.    Except as Previously Disclosed or as set forth in the corresponding sections or subsections of the disclosure schedule delivered to the Investors by the Company prior to entering into this Agreement or, with respect to any Additional Investor, prior to such Investor's entering into a Joinder (the "Disclosure Schedule"), the Company represents and warrants to each Investor as of the date hereof as follows:

          (a)    Organization and Authority.     The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and each of the Company's subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or incorporation, as applicable, and, except as has not had or would not be reasonably expected to have a Material Adverse Effect, each of the Company and the Company's subsidiaries is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and has all requisite corporate or similar power and authority to carry on its business as currently conducted.

          (b)    Authorization.    This Agreement has been duly and validly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by such Investor, constitutes a binding obligation of the Company enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity). Subject to the receipt of stockholder approval contemplated by Section 9(e)(i) and Section 9(e)(ii), all of the shares of Convertible Preferred Stock to be issued to such Investor hereunder and the Conversion Securities to be issued to such Investor upon conversion of the Convertible Preferred Stock have been duly authorized for issuance and, when issued, paid for and delivered as set forth herein, or in the Certificate of Designations, as applicable, the shares of Convertible Preferred Stock and the Conversion Securities will be validly issued, fully paid and non-assessable.

          (c)    Capitalization; Subsidiaries.     As of the date hereof, the authorized capital stock of the Company consists of (i) 100,000,000 shares of Common Stock, of which 52,464,335 shares are issued and outstanding as of April 30, 2009, and (ii) 50,000,000 shares of preferred stock, par value $0.001 per share, none of which is issued and outstanding as of the date of this Agreement. All of the outstanding shares of Common Stock have been duly authorized, are validly issued, fully paid and nonassessable and were offered, sold and issued in compliance with all applicable federal and state securities laws and without violating any contractual obligation or any other preemptive or similar rights. As of April 30, 2009, there were 900,079 shares of Common Stock authorized and reserved for issuance under the Company's Amended and Restated 2005 Stock Incentive Plan and no outstanding options to purchase shares of Common Stock thereunder. As of the date of this Agreement, no bonds, debentures, notes or other indebtedness having the right to vote on any matters on which stockholders of the Company may vote ("Voting Debt") are issued or outstanding. As of April 30, 2009, except pursuant to this Agreement, the Company does not have and is not bound by any outstanding subscriptions, options, warrants, calls, rights, commitments or agreements ("Rights") calling for the purchase or issuance of, or the payment of any amount based on, any shares of Common Stock or any other equity securities of the Company or any securities representing the right to purchase or otherwise receive any shares of the Common Stock, preferred stock, Voting Debt or other equity securities of the Company. There are no contractual obligations of the Company or any of its subsidiaries (x) to repurchase, redeem or otherwise acquire any shares of its capital stock or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of the Company or its subsidiaries or (y) pursuant to which the Company or any of its subsidiaries is or could be required to register shares of the Company's capital stock or other securities under the Securities Act. All of the outstanding shares of capital stock or other securities of each of the Company's subsidiaries have been duly authorized and are validly issued, fully paid and non-assessable and directly or indirectly owned by the Company, free and clear of any lien or encumbrance.

          (d)    No Conflicts.     The issuance and sale of the Convertible Preferred Stock and the Conversion Securities, the execution, delivery and performance by the Company of this Agreement, the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its subsidiaries under any of the terms, conditions or provisions of (A) its certificate of incorporation or by-laws or organizational documents, as applicable, or (B) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other agreement to which the Company or any of its subsidiaries is a party or by which it or any of its subsidiaries may be bound, or to which the Company or any of its subsidiaries or any of the properties or assets of the Company or any of its subsidiaries may be subject, or (ii) subject to the Stockholder Approval, violate any statute, rule or regulation or any judgment, ruling, order, writ, injunction or decree applicable to the Company or any of its subsidiaries or any of their respective properties or assets except, in the case of clauses (i)(B) and (ii), for those occurrences that, individually or in the aggregate, have not had and would not be reasonably expected to have a Material Adverse Effect.

          (e)    Governmental Approvals.     Assuming the accuracy of the representations and warranties made by each Investor in Section 4(d), no notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of, any Governmental Entity, nor expiration or termination of any statutory waiting periods, is necessary for the consummation by the Company of the transactions contemplated by this Agreement, except for those that, individually or in the aggregate, have not had and would not be reasonably expected to have a Material Adverse Effect, other than (i) such as may be required by the securities or blue sky laws of the various states and (ii) any approval required pursuant to Sections 7(a)(iv) and 7(b)(iv).

          (f)    Reports.

            (i)    Since December 31, 2007, the Company has filed with the Commission all forms, reports, schedules, statements and other documents required to be filed by it through the date hereof under the Exchange Act or the Securities Act (all such documents, as supplemented and amended since the time of filing, collectively, the "Company SEC Documents"). The Company SEC Documents, at the time filed or, in the case of any Company SEC Document amended or superseded by a filing prior to the date of this Agreement, then on the date of such amending or superseding filing, and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively, (A) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (B) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as applicable.

            (ii)   No executive officer of the Company or any subsidiary of the Company has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act of 2002 with respect to the Company SEC Documents.

          (g)    Financial Statements.     The Company's financial statements, including the notes thereto, included in the Company SEC Documents (the "Company Financial Statements") have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP") consistently applied (except as may be indicated in the notes and schedules thereto) during the periods involved and present fairly in all material respects the Company's consolidated financial position at the dates thereof and of its consolidated results of operations, changes in stockholders' equity and cash flows for the periods then ended. Since the date of the most recent balance sheet included in the Company Financial Statements, the Company has not effected any change in any method of accounting or accounting practice, except for any such change required because of a concurrent change in GAAP, nor has it been advised by its independent registered accounting firm or any Governmental Entity that any such change in method of accounting or accounting practice is appropriate.

          (h)    No Undisclosed Liabilities.     Neither the Company nor any of its subsidiaries has any liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) that are not properly reflected or reserved against in the Company Financial Statements to the extent required to be so reflected or reserved against in accordance with GAAP, except for (1) liabilities that have arisen since December 31, 2008 in the ordinary course of business, (2) contractual liabilities under agreements entered into in the ordinary course of business or that are disclosed in the Company SEC Documents, and (3) liabilities that have not had and would not reasonably be expected to have a Material Adverse Effect.

          (i)    Company Significant Agreements.     The Company has made available to such Investor true, correct and complete copies of all Company Significant Agreements to which the Company or any of its subsidiaries is a party or subject. Each of the Company Significant Agreements is valid and binding on the Company and its subsidiaries, as applicable, and in full force and effect. The Company and each of its subsidiaries, as applicable, are in compliance with and have performed all obligations required to be performed by them to date under each Company Significant Agreement, except as, individually or in the aggregate, have not had or would reasonably not be expected to have a Material Adverse Effect. As of the date hereof, neither the Company nor any of its subsidiaries has received written notice of any material violation or default (or any condition which with the passage of time or the giving of notice would cause such a violation of or a default) by any party under any Company Significant Agreement.

          (j)    Controls and Procedures.

            (i)    The Company has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to the Company, including its subsidiaries, is made known to the chief executive officer and the chief financial officer of the Company by others within those entities. The Company maintains internal control over financial reporting (as defined in Rule 13a-15 of the Exchange Act) that is effective in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and includes policies and procedures that (A) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the asset of the Company, (B) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company, and (C) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company's assets that could have a material effect on its financial statements. The Company has disclosed, based on its most recent evaluation prior to the date hereof, to the Company's outside auditors and the audit committee of the Board of Directors (x) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting that are reasonably expected to adversely affect the Company's ability to record, process, summarize and report financial information and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls over financial reporting.

            (ii)   Since December 31, 2007, (A) neither the Company nor any subsidiary of the Company nor, to the knowledge of the Company, any director or officer of the Company or any subsidiary of the Company, has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or a subsidiary of the Company or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any subsidiary of the Company has engaged in questionable accounting or auditing practices, and (B) no attorney representing the Company or any subsidiary of the Company, whether or not employed by the Company or any subsidiary of the Company, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Board of Directors or any committee thereof or to any director or officer of the Company. The records, systems, controls, data and information of the Company and the subsidiaries of the Company are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of the Company or the subsidiaries of the Company or their accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not, individually or in the aggregate, reasonably be expected to adversely affect in any material respect the system of internal accounting controls described above in this Section 3(j).

          (k)    Properties.    Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances, claims and defects that would adversely affect the value thereof or interfere with the use made or to be made thereof by them.

          (l)    Taxes.    (i) Each of the Company and its subsidiaries has (x) duly and timely filed (including pursuant to applicable extensions) all material Tax Returns required to be filed by it and (y) paid in full all material Taxes due or made adequate provision in the financial statements of the Company (in accordance with GAAP) for any such Taxes, whether or not shown as due on such Tax Returns; (ii) no material deficiencies for any Taxes have been proposed, asserted or assessed in writing against or with respect to any Taxes due by or Tax Returns of the Company or any of its subsidiaries, which deficiencies have not since been resolved, except for Taxes proposed, asserted or assessed that are being contested in good faith by appropriate proceedings and for which reserves adequate in accordance with GAAP have been provided; and (iii) there are no material liens for Taxes upon the assets of either the Company or its subsidiaries except for statutory liens for current Taxes not yet due or liens for Taxes that are being contested in good faith by appropriate proceedings and for which reserves adequate in accordance with GAAP have been provided.

          (m)    Litigation and Other Proceedings.     There is no pending or, to the knowledge of the Company, threatened, claim, action, suit, investigation or proceeding against the Company or any of its subsidiaries or to which any of their assets are subject, nor is the Company or any of its subsidiaries subject to any order, judgment or decree, in each case except as, individually or in the aggregate, have not had or would not reasonably be expected to have a Material Adverse Effect. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Advise Effect, there is no unresolved violation, criticism or exception by any Governmental Entity with respect to any report or relating to any examinations or inspections of the Company or any subsidiary of the Company.

          (n)    Compliance with Laws.     The Company and each of its subsidiaries have all material permits, licenses, franchises, authorizations, orders and approvals of all Governmental Entities that are required in order to permit them to own or lease their properties and assets and to carry on their business as presently conducted (other than with respect to tax and environmental matters which are covered in separate representations). Since January 1, 2007, the Company and its subsidiaries have complied with and are not in default or violation of, and none of them is, to the knowledge of the Company, under investigation with respect to or, to the knowledge of the Company, has been threatened to be charged with or given written notice of any violation of, any applicable domestic (federal, state or local) or foreign law, statute, ordinance, license, rule, regulation, policy or guideline, order, demand, writ, injunction, decree or judgment of any Governmental Entity, other than such noncompliance, defaults or violations that, individually or in the aggregate, have not had or would not reasonably be expected to have a Material Adverse Effect (other than with respect to tax and environmental matters which are covered in separate representations). Except for statutory or regulatory restrictions of general application, no Governmental Entity has placed any restriction on the business or properties of the Company or any of its subsidiaries that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (o)    Absence of Certain Changes.    Since December 31, 2008, (i) the Company and each of the subsidiaries of the Company have conducted their respective businesses in all material respects in the ordinary course, consistent with prior practice; (ii) except for publicly disclosed dividends on the Common Stock, the Company has not made or declared any distribution in cash or in kind to its stockholders or issued or repurchased any shares of its capital stock or other equity interests; and (iii) no event or events have occurred that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

          (p)    Company Benefit Plans.

            (i)    Except as has not had or would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (A) with respect to each Benefit Plan, the Company and each ERISA Affiliate, as well as each Benefit Plan, have complied, and are now in compliance with all provisions of ERISA, the Code and all laws and regulations applicable to such Benefit Plan; and (B) each Benefit Plan has been administered in accordance with its terms and all laws and regulations applicable to such Benefit Plan, including ERISA and the Code.

            (ii)   Except as has not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and except for liabilities fully reserved for or identified in the Company Financial Statements filed prior to the date hereof, (A) no claim has been made, or to the knowledge of the Company threatened, against the Company or any ERISA Affiliate related to the employment and compensation of employees or any Benefit Plan, including any claim related to the purchase of employer securities or to expenses paid under any defined contribution pension plan and (B) no event has occurred, and there exists no condition or set of circumstances, which could reasonably be expected to subject the Company or any Company subsidiary to any liability under the terms of, or with respect to, any Benefit Plan or under ERISA, the Code or any other applicable law.

            (iii)  Neither the Company nor any ERISA Affiliate has ever maintained, established, sponsored, participated in, or contributed to, any (A) Benefit Plan which is or was subject to Title IV of ERISA or Section 412 of the Code, (B) "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA), (C) "multiple employer plan" within the meaning of Section 4001(a)(3) of ERISA or subject to Section 413(c) of the Code, or (D) "welfare benefit fund" within the meaning of Section 419 of the Code.

            (iv)  Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (A) neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, "excess parachute payment" (within the meaning of Section 280G of the Code), forgiveness of indebtedness or otherwise) becoming due to any current or former employee, officer or director of the Company or any subsidiary of the Company from the Company or any ERISA Affiliate under any Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any Benefit Plan, (iii) result in any acceleration of the time of payment or vesting of any such benefits, (iv) require the funding or increase in the funding of any such benefits or (v) result in any limitation on the right of the Company or any ERISA Affiliate to amend, merge, terminate or receive a reversion of assets from any Benefit Plan or related trust and (B) neither the Company nor any ERISA Affiliate has taken, or permitted to be taken, any action that required, and no circumstances exist that will require the funding, or increase in the funding, of any benefits or resulted, or will result, in any limitation on the right of the Company or any ERISA Affiliate to amend, merge, terminate or receive a reversion of assets from any Benefit Plan or related trust.

          (q)    Regulatory Matters.

            (i)    Guaranty Bank and Trust Company (the "Bank"), is duly registered and licensed with the Colorado Banking Board. The Bank is and, there has not been any event or occurrence since January 1, 2008 that would reasonably be expected to result in a determination that the Bank is not, "well-capitalized" as a matter of U.S. federal banking law. The Bank has at least a "satisfactory" rating under the U.S. Community Reinvestment Act.

            (ii)   The deposit accounts of the Bank are insured by the Federal Deposit Insurance Corporation through the Deposit Insurance Fund to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due. The Bank is a member in good standing of the Federal Home Loan Bank of Topeka.

            (iii)  Neither the Company nor any of its subsidiaries is subject to (1) a written agreement or final order required to be publicly disclosed under 12 U.S.C. § 1818(u), (2) any restrictions on its ability to appoint or replace a director or executive officer (other than those arising under the federal securities laws and regulations or applicable listing standards), or (3) any restrictions on its ability to pay dividends or make other capital distributions, other than limitations imposed on the Company or its subsidiaries or their respective boards of directors or similar governing bodies by applicable state corporation law (including general principles of fiduciary duties). Neither the Company nor any of its subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been since January 1, 2007 ordered to pay any civil money penalty by, or has been since January 1, 2007 a recipient of any supervisory letter from, or since January 1, 2007 has adopted any board resolutions at the request or suggestion of, any Governmental Entity (each item in this sentence, a "Regulatory Agreement"), nor has the Company or any of its subsidiaries been advised since January 1, 2007 by any Governmental Entity that it is considering issuing in writing, initiating, ordering or requesting any such Regulatory Agreement, other than in each case Regulatory Agreements that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

            (iv)  The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended ("BHC Act").

            (v)   The Company has no transactions with affiliates within the meaning of Sections 23A and 23B of the Federal Reserve Act, as amended, that are not in compliance with such act or the rules promulgated thereunder.

            (vi)  Other than with respect to the Company SEC Documents, since December 31, 2007, the Company and each of its subsidiaries has timely filed all material reports, registrations, documents, filings, statements and submissions, together with any amendments thereto, that it was required to file with any Governmental Entity (the foregoing, collectively, the "Company Reports"). As of their respective dates of filing, the Company Reports complied in all material respects with all applicable statutes, rules and regulations of the applicable Governmental Entities.

          (r)    Environmental Matters.     Except as, individually or in the aggregate, has not had or would not be reasonably expected to have a Material Adverse Effect, the Company and its subsidiaries are in compliance with all applicable Environmental Laws and, to the knowledge of the Company, (i) no real property currently or formerly owned or operated by the Company or any of its subsidiaries is or has been contaminated with any Hazardous Substance at any time;

  (ii) neither the Company nor any of its subsidiaries could be deemed the owner or operator under any Environmental Law of any property which is or has been contaminated with any Hazardous Substance; and (iii) no Hazardous Substance has been transported from any of the properties owned or operated by the Company or one of its subsidiaries, other than as permitted under applicable Environmental Law. Since January 1, 2007, neither the Company nor any of its subsidiaries has received any written notice from any Governmental Entity or any third party indicating that the Company or any of its subsidiaries is in material violation of any Environmental Law, other than with respect to any matter that has been resolved, and such violation, if any, would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. The Company and its subsidiaries are not subject to any court order, administrative order or decree or any indemnity or other agreement arising under or related to any Environmental Law.

          (s)    Anti-takeover Provisions Not Applicable.     The Company has opted out of the provisions of Section 203 of the Delaware General Corporation Law and the Board of Directors has taken all other necessary action to ensure that any other similar "moratorium," "control share," "fair price," "takeover" or "interested stockholder" law does not and will not apply to this Agreement or to any of the transactions contemplated hereby.

          (t)    Labor.    No employees of the Company or any of its subsidiaries are represented by any labor union, nor are any collective bargaining agreements otherwise in effect with respect to such employees. No labor organization or group of employees of the Company or any of its subsidiaries has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the knowledge of the Company, threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority. There are no organizing activities, strikes, work stoppages, slowdowns, lockouts, material arbitrations or material grievances, or other material labor disputes pending or threatened against or involving the Company or any of its subsidiaries.

          (u)    Insurance.    The Company and each of its material subsidiaries are presently insured, and since January 1, 2008 have been insured, for reasonable amounts with financially sound and reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. As of the date hereof, all such insurance policies are in full force and effect and no written notice of cancellation has been received. There is no existing material default by any insured thereunder.

          (v)    No Integration.     Neither the Company nor its subsidiaries or any Affiliates, nor any Person acting on its or their behalf, has issued any securities of the Company which would be integrated with the sale of the shares of Convertible Preferred Stock for purposes of the Securities Act, nor will the Company or its subsidiaries or Affiliates take any action or steps (and neither have they taken any action or steps) that would require registration of any of the shares of Convertible Preferred Stock under the Securities Act or cause the offering of the Convertible Preferred Stock to be integrated with other offerings. Assuming the accuracy of the representations and warranties of each Investor, the offer and sale of the shares of Convertible Preferred Stock by the Company to the Investors pursuant to this Agreement will be exempt from the registration requirements of the Securities Act.

          (w)    Loan Portfolio.     Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

            (i)    All of the written and oral loan agreements, notes or borrowing arrangements (including all leases, credit enhancements, commitments, guarantees and interest-bearing assets) originated or purchased and held by the Company or any of its subsidiaries were solicited, originated and exist in compliance with all applicable loan policies and procedures of the Company and the subsidiaries of the Company. The information (including electronic information and information contained on tapes and computer disks) with respect to all loans of the Company and the subsidiaries of the Company furnished to the Investors by the Company is, as of the respective dates indicated therein, accurate in all material respects; provided, that such information excludes information as would identify the names and addresses or other similar personal information of any customer.

            (ii)   The Company and each of its subsidiaries has complied with, and all documentation in connection with the origination, processing, underwriting and credit approval of any mortgage loan originated, purchased or serviced by the Company or any subsidiary of the Company satisfied, (A) all applicable federal, state and local laws, rules and regulations with respect to the origination, insuring, purchase, sale, pooling, servicing, subservicing or filing of claims in connection with mortgage loans, including all laws relating to real estate settlement procedures, consumer credit protection, truth in lending laws, usury limitations, fair housing, transfers of servicing, collection practices, equal credit opportunity and adjustable rate mortgages; (B) the responsibilities and obligations relating to mortgage loans set forth in any agreement between the Company or any subsidiary of the Company and any Agency, Loan Investor or Insurer; (C) the applicable rules, regulations, guidelines, handbooks and other requirements of any Agency, Loan Investor or Insurer; and (D) the terms and provisions of any mortgage or other collateral documents and other loan documents with respect to each mortgage loan.

        For purposes of this Section 3(w):

        "Agency" shall mean the Federal Housing Administration, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Government National Mortgage Association, or any other federal or state agency with authority to (i) determine any investment, origination, lending or servicing requirements with regard to mortgage loans originated, purchased or serviced by the Company or any subsidiary of the Company or (ii) originate, purchase, or service mortgage loans, or otherwise promote mortgage lending, including state and local housing finance authorities.

        "Insurer" means a person who insures or guarantees for the benefit of the mortgagee all or any portion of the risk of loss upon borrower default on any of the mortgage loans originated, purchased or serviced by the Company or any subsidiary of the Company, including, the Federal Housing Administration, the United States Department of Veterans' Affairs, the Rural Housing Service of the U.S. Department of Agriculture and any private mortgage insurer, and providers of hazard, title or other insurance with respect to such mortgage loans or the related collateral.

        "Loan Investor" shall mean any person (including an Agency) having a beneficial interest in any mortgage loan originated, purchased or serviced by the Company or any subsidiary of the Company or a security backed by or representing an interest in any such mortgage loan.

          (x)    Brokers and Finders.     Except for Castle Creek and Keefe, Bruyette & Woods, Inc., none of the Company, any of its subsidiaries and, to the knowledge of the Company, any of the employees or agents of the Company or its subsidiaries, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for the Company or any subsidiary of the Company in connection with this Agreement or the transactions contemplated by this Agreement.

          (y)    No Change of Control.     The issuance of Convertible Preferred Stock and Conversion Securities to the Investors as contemplated by this Agreement will not trigger any rights under any "change of control" provision in any of the agreements to which the Company or any of its subsidiaries is a party, including any employment, "change in control," severance or other compensatory agreements and any Benefit Plan, which results in payments to the counterparty or the acceleration of vesting of benefits.

        Section 4.    Representations and Warranties of Investors.    Each Investor, severally and not jointly, represents and warrants to the Company, as of the date hereof, as follows:

          (a)    Organization.    Such Investor is duly organized, validly existing and in good standing under the laws of its state of organization, and except as has not had or would not reasonably be expected to have a material adverse effect on such Investor's ability to perform its obligations under the Agreement or to consummate the transactions contemplated hereby on a timely basis, such Investor is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified.

          (b)    Authorization.    This Agreement has been duly and validly authorized, executed and delivered by such Investor and, assuming the due authorization, execution and delivery by the Company, constitutes a valid and binding obligation of such Investor enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

          (c)    No Affiliates.     Such Investor is not an Affiliate of any other stockholder of the Company or, to the knowledge of such Investor, any other Investor, is not acting in concert with any other Person and is not a member of a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to the Company's securities, and has no current intention to act in the future in a manner that would make it a member of such a group; provided that Patriot Financial Partners, L.P. and Patriot Financial Partners Parallel, L.P. are Affiliates and Relational Investors Mid-Cap Fund I, L.P. and Relational Investors Mid-Cap Fund II, L.P. are Affiliates.

          (d)    Purchase for Investment.     Such Investor acknowledges that neither the Convertible Preferred Stock nor the Conversion Securities have been registered under the Securities Act or under any state securities laws. Such Investor (i) is acquiring the Convertible Preferred Stock, and will acquire the Conversion Securities, if any, pursuant to an exemption from registration under the Securities Act solely for investment with no present intention to distribute any of the Convertible Preferred Stock or the Conversion Securities to any Person, (ii) will not sell or otherwise dispose of any of the Convertible Preferred Stock or the Conversion Securities, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws, (iii) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Convertible Preferred Stock and the Conversion Securities, and of making an informed investment decision, and (iv) is an "accredited investor" (as that term is defined by Rule 501 of the Securities Act).

          (e)    Knowledge as to Conditions.     As of the date of this Agreement, such Investor has not been advised by any Governmental Entity that, and has no reasonable basis to believe why, any regulatory approvals, consents or statements of non-objection required or otherwise a condition to the consummation of the transactions contemplated by this Agreement will not be obtained.

          (f)    Sufficient Funds.     Such Investor has or will have prior to the Closing Date, sufficient cash, available lines of credit or other sources of immediately available funds to enable it to timely deliver to the Company the purchase price payable hereunder by such Investor.

          (g)    Ownership.    As of the close of business on the Business Day immediately preceding the date hereto, such Investor beneficially owns (as determined in accordance with Rule 13d-3 under the Exchange Act) the number of shares of Common Stock set forth next to such Investor's name on Annex A and, other than as set forth on Annex A hereof, does not beneficially own (as determined in accordance with Rule 13d-3 under the Exchange Act) or have the right to vote with respect to any equity securities of the Company.

          (h)    No Conflicts.     The execution, delivery and performance by such Investor of this Agreement, the compliance by such Investor with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of such Investor under any of the terms, conditions or provisions of (A) its certificate of incorporation or by-laws or other organizational documents, as applicable, or (B) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which such Investor is a party or by which it may be bound, or to which such Investor or any of its properties or assets may be subject, or (ii) violate any statute, rule or regulation or any judgment, ruling, order, writ, injunction or decree applicable to such Investor or any of its properties or assets except, in the case of clauses (i)(B) and (ii), for those occurrences that, individually or in the aggregate, have not had or would not reasonably be expected to have a material adverse effect on such Investor's ability to perform its obligations under the Agreement or to consummate the transactions contemplated hereby on a timely basis.

          (i)    Brokers and Finders.     Except as disclosed in writing by such Investor to the Company prior to such Investor's entering into this Agreement (by way of Joinder or otherwise), neither such Investor nor its Affiliates, any of their respective officers, directors, employees or agents has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for such Investor, in connection with the transactions contemplated by this Agreement.

          (j)    Non-Reliance.    Such Investor is not relying upon, and has not relied upon, any statement, representation or warranty made by any Person, except for the representations and warranties by the Company contained in this Agreement.

        Section 5.    Deliveries at Closing.

          (a)    Company Deliverables.     At the Closing, the Company shall deliver to each Investor the following:

            (i)    certificates representing the number of shares of Convertible Preferred Stock to be purchased at the Closing by such Investor as specified in the attached Annex A, against payment of the purchase price therefor by wire transfer of immediately available funds made payable to the order of the Company; and

            (ii)   a certificate of a senior officer of the Company on its behalf to the effect that the closing conditions in Section 7(a)(i) and (ii) are met as of the Closing.

          (b)    Investor Deliverables.     At the Closing, each Investor shall deliver to the Company the following:

            (i)    payment of the Purchase Price in United States dollars by wire transfer of immediately available funds to an account specified in writing by the Company; and

            (ii)   a certificate of a senior officer of each Investor on its behalf to the effect that the closing conditions in Section 7(b)(i) and (ii) are met as of the Closing.

        Section 6.    Covenants.

          (a)    Public Statements.     Neither the Company nor any Investor shall issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the prior consent (which shall not be unreasonably withheld or delayed) of the other; provided, however, that any party may, without the prior consent of the other parties issue or cause the publication of any press release or other public announcement to the extent required by law or by the rules and regulations of the NASDAQ Stock Market.

          (b)    Regulatory Approvals.     Each Investor shall use its reasonable best efforts to obtain, as promptly as practicable, all governmental, quasi-governmental, court or regulatory approvals, consents or statements of non-objection necessary to allow it to acquire the Convertible Preferred Stock and Conversion Securities it will or may acquire or to own or control the Convertible Preferred Stock and Conversion Securities it will or may own or control following the date hereof, including any approvals, consents or statements of non-objection required by any state or federal banking regulatory authority (and in each case taking into account Sections 8(c), 9(g) and 9(h) of the Certificate of Designations). In performing its obligations under this Section 6(b), each Investor shall cooperate with the Company, shall reasonably consult with the Company concerning all regulatory filings, applications and support materials to the extent not filed prior to the date hereof and shall keep the Company promptly apprised of the status of matters referred to in this Section 6(b). Without limiting the foregoing, each Institutional Investor and any other Investor intending to rely on a non-control determination from the Federal Reserve Board in order to consummate the transactions contemplated by this Agreement (each, a "Requesting Investor") agree (i) that it will promptly, and in any event within ten calendar days of this Agreement (or in the case of any Requesting Investor that is an Additional Investor, ten calendar days after such Requesting Investor executes a Joinder) submit to the Federal Reserve Board a request for determination that it shall not be deemed to "control" the Company or any subsidiary of the Company after the Closing for purposes of Sections 3 or 4 of the BHC Act by reason of the purchase of the Convertible Preferred Stock or any Conversion Securities or the consummation of the other transactions contemplated by this Agreement (a "Non-Control Determination"), and (ii) it will provide (and, if and as required by the Federal Reserve Board, will cause any of its general partners, managers, managing members or management companies or other controlling entities, as applicable) customary passivity commitments in connection with its request to obtain such determination.

          (c)    Cooperation.    Each Investor and the Company will, and will cause its Affiliates to, cooperate with the other and use reasonable best efforts to take, or cause to be taken, all actions in order to facilitate the successful consummation of the transactions contemplated hereby. Each Investor and the Company shall execute and deliver both before and after the Closing such further certificates, agreements and other documents and take such other actions as the other may reasonably request to consummate or implement such transactions or to evidence such events or matters. In particular, each Investor will use its reasonable best efforts to promptly obtain or submit, and the Company will cooperate as may reasonably be requested by such Investor to assist such Investor to promptly obtain or submit, as the case may be, as promptly as practicable, all notices to and, to the extent required by applicable law or regulation, consents, approvals or exemptions from, and assist in any appearances and proceedings before, bank regulatory authorities in connection with the transactions contemplated by this Agreement. Each Investor and the Company will have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable laws relating to the exchange of information, all the information relating to such other party, and any of their respective Affiliates, which appears in any filing made with, or written materials submitted to, any third party (other than a state or federal banking regulatory authority) in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each agrees to act reasonably and as promptly as practicable. Each such party agrees to keep the other party apprised of the status of matters referred to in this Section 6(c). To the extent permitted by applicable law and to the extent such communications do not contain confidential information, each Investor shall promptly furnish the Company, and the Company shall promptly furnish each Investor, with copies of material written communications received by it or its subsidiaries from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated by this Agreement.

          (d)    Legends.    (i) Each Investor agrees that all certificates or other instruments representing the Convertible Preferred Stock and the Conversion Securities subject to this Agreement will bear a legend substantially to the following effect:

              (A)  THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

              (B)  THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER AND OTHER RESTRICTIONS SET FORTH IN AN INVESTMENT AGREEMENT, DATED AS OF MAY 6, 2009, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE ISSUER.

            (ii)   Upon request of any Investor, upon receipt by the Company of an opinion of counsel reasonably satisfactory to the Company to the effect that such legend is no longer required under the Securities Act and applicable state laws, the Company shall promptly cause clause (A) of the legend to be removed from any certificate for any Convertible Preferred Stock or Conversion Securities held by such Investor to be transferred in accordance with the terms of this Agreement and clause (B) of the legend shall be removed upon the expiration of such transfer and other restrictions set forth in this Agreement. Each Investor acknowledges that the Convertible Preferred Stock and Conversion Securities have not been registered under the Securities Act or under any state securities laws and agrees that it will not sell or otherwise dispose of any of the Convertible Preferred Stock or the Conversion Securities, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws.

          (e)    Transfer Restrictions.

            (i)    For a period of eighteen (18) months following the Closing Date, each Investor shall not sell, transfer, assign or otherwise dispose of any shares of Convertible Preferred Stock or the Conversion Securities. In addition, any Requesting Investor who intends to sell, transfer, assign or otherwise dispose of, in whole or in part, shares of Convertible Preferred Stock or the Conversion Securities may do so only in accordance with and as permitted by guidance and policies established by the Federal Reserve Board as applicable and in effect at the time of transfer.

            (ii)   Notwithstanding the first sentence of Section 6(e)(i), an Investor shall be permitted to transfer any portion or all of its Convertible Preferred Stock or Conversion Securities upon prior written notice to the Company under the following circumstances:

              (A)  Transfers to (x) any Affiliate of such Investor that is under common control with such Investor's ultimate parent, general partner or investment advisor or (y) any limited partner or shareholder of such Investor; provided, that in either case such transfer shall only be permitted prior to the date that is eighteen (18) months following the Closing Date if (I) the transferee executes and delivers a Joinder to the Company and (II) such transfer does not result in the requirement that the transferee register as a bank holding company under the BHC Act with respect to the Bank or the Company (any such transferee shall then be included in the term "Investor");

              (B)  Transfers pursuant to a merger, tender offer, exchange offer or other business combination, an acquisition of substantially all of the assets of the Company or any of its subsidiaries or similar transaction or a change of control involving the Company or any of its subsidiaries; provided, that such transaction has been approved by the Board of Directors; and

              (C)  In the event that, as a result of (I) any share repurchases, recapitalizations, redemptions or similar actions by the Company not caused by such Investor or (II) any change in the amount of Convertible Preferred Stock or Conversion Securities held by such Investor resulting from adjustment or exchange provisions or other terms of the Convertible Preferred Stock or Conversion Securities, such Investor reasonably determines, based on the advice of legal counsel and following consultation with the Company and, if the Company reasonably so requests, the Federal Reserve Board, that unless such Investor disposes of all or a portion of its Convertible Preferred Stock or Conversion Securities, it or any of its Affiliates could reasonably be deemed to "control" the Company for purposes of the BHC Act or any rules or regulations promulgated thereunder (or any successor provision), then such Investor shall be permitted to transfer that portion of the Convertible Preferred Stock or Conversion Securities reasonably necessary to avoid such control determination; provided, that any such transfer may only be made in the manner described in the second sentence of Section 6(e)(i).

          (f)    Conversion Restriction.     No Investor shall convert any shares of Convertible Preferred Stock if such conversion would result in such Investor owning, together with its Affiliates, more than 14.9% (or, in the cases of Castle Creek and Patriot only, 19.9%) of the issued and outstanding shares of Common Stock of the Company after giving effect to such conversion.

          (g)    No Change of Control.     The Company shall use reasonable best efforts to obtain all necessary irrevocable waivers and make all appropriate determinations so that the issuance of Convertible Preferred Stock and Conversion Securities to the Investors, collectively, will not trigger a "change of control" or other similar provision in any of the agreements to which the Company or any of its subsidiaries is a party, including without limitation any employment, "change in control," severance or other agreements and any Benefit Plan, which results in payments to the counterparty or the acceleration of vesting of benefits.

          (h)    Certificate of Designations.     The Company shall file the Certificate of Designations in the form attached to this Agreement as Exhibit A with the Delaware Secretary of State, and such Certificate of Designations shall be in full force and effect as of the Closing Date.

          (i)    Access, Information and Confidentiality.

            (i)    For so long as any Institutional Investor owns Convertible Preferred Stock convertible into, or Conversion Securities representing, at least 4.9% of the outstanding shares of Common Stock (in each case treating each Conversion Security that is not a share of Common Stock as if it had converted into Common Stock), the Company will (A) permit such Institutional Investor to visit and inspect, at such Institutional Investor's expense, the properties of the Company and its subsidiaries, to examine the corporate books and to discuss the affairs, finances and accounts of the Company and its subsidiaries with personnel of the Company, all upon reasonable notice and at such reasonable times and as often as such Institutional Investor may reasonably request, and (B) make appropriate officers of the Company and its subsidiaries available periodically and at such times as reasonably requested by such Institutional Investor for consultation with such Institutional Investor or its designated representative with respect to matters relating to the business and affairs of the Company and subsidiaries of the Company. Any investigation pursuant to this Section 6(i) shall be conducted during normal business hours and in such manner as not to interfere unreasonably with the conduct of the business of the Company, and nothing herein shall require the Company or any of its subsidiaries to disclose any information to the extent (x) prohibited by applicable law or regulation, (y) that the Company reasonably believes to be competitively sensitive proprietary information (except to the extent such Institutional Investor provides assurances reasonably acceptable to the Company that such information shall not be used by such Institutional Investor or its Affiliates to compete with the Company and the subsidiaries of the Company), or (z) that such disclosure would reasonably be expected to cause a violation of any agreement to which the Company or any subsidiary of the Company is a party or would cause a risk of a loss of privilege to the Company or any subsidiary of the Company (provided that the Company shall use commercially reasonable efforts to make appropriate substitute disclosure arrangements under circumstances where the restrictions in this clause (z) apply).

            (ii)   Each Institutional Investor covenants and agrees to hold all such information obtained under this Section 6(i) in confidence pursuant to the Confidentiality Agreement.

          (j)    No Senior Preferred.     While any shares of Convertible Preferred Stock are outstanding and held by any of Castle Creek, Patriot or Relational, or any of their respective Affiliates to whom such shares have been transferred in accordance with Section 6(e)(ii)(A)(x), the Company shall not issue any Senior Securities (as defined in the Certificate of Designations) without the prior written consent of each such Investor that then owns shares of Convertible Preferred Stock.

          (k)    Passivity and Standstill.

            (i)    Each Investor and any Person who becomes an Investor as contemplated by Section 6(e)(ii)(A)(x) and who is required to enter into a passivity commitment with the Federal Reserve Board hereby agrees with the Company that it shall not, directly or indirectly, from the Closing Date and until the earlier of (1) the fifth anniversary of the Closing Date and (2) the first to occur of either (i) the date on which Patriot receives approval as required from any regulatory authority to acquire shares of Common Stock, or securities convertible into or exchangeable for Common Stock, that would result in Patriot (together with its Affiliates) having beneficial ownership of in excess of 19.9% of the then outstanding shares of Common Stock after giving effect to such transaction or (ii) the date on which Relational receives approval as required from any regulatory authority to acquire shares of Common Stock, or securities convertible into or exchangeable for Common Stock, that would result in Relational (together with its Affiliates) having beneficial ownership of in excess of 14.9% of the then outstanding shares of Common Stock after giving effect to such transaction (the "Termination Date"), take any action that would be prohibited under the passivity commitments contained in Exhibit C hereto.

            (ii)   Each Institutional Investor and any Person who becomes an Investor as contemplated by Section 6(e)(ii)(A)(x) hereby agrees with the Company that it shall not, directly or indirectly, from the Closing Date and until the Termination Date purchase or otherwise acquire ownership of any shares of Common Stock, or securities convertible into or exchangeable for Common Stock, that would result in such Person (together with its Affiliates) having beneficial ownership of in excess of 14.9% (or, in the case of Patriot only, 19.9%) of the then outstanding shares of Common Stock after giving effect to such transaction.

          (l)    Certain Transactions.     The Company will not merge or consolidate into, or sell, transfer or lease all or substantially all of its property or assets to, any other party unless the successor, transferee or lessee party, as the case may be (if not the Company), expressly assumes the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Company.

          (m)    Tax Treatment.     The Company shall not treat the Convertible Preferred Stock as "preferred stock" for purposes of Section 305 of the Code (and any similar provision of state or local Tax law), shall prepare and file all of its Tax Returns on a basis consistent with such treatment, and shall take no action and cause Persons under its control to take no position inconsistent with such treatment for Tax purposes, unless otherwise required pursuant to a "determination" within the meaning of Section 1313 of the Code.

        Section 7.    Conditions to Closing.

          (a)   The respective obligations of each Investor to severally consummate the purchase of the shares of Convertible Preferred Stock at the Closing as contemplated hereunder are subject to the fulfillment, prior to or on the Closing Date, of the following conditions:

            (i)    The representations and warranties of the Company in Section 3 shall be true and correct as of the date hereof and at and as of the Closing Date as if made on such date, provided, however, that notwithstanding anything herein to the contrary, the condition set forth in this Section 7(a)(i) shall be deemed to have been satisfied other than with respect to Section 3(q)(iii) even if any representations and warranties of the Company are not so true and correct (without giving effect to any materiality or Material Adverse Effect or similar qualifier set forth therein) unless the failure of such representations and warranties of the Company to be so true and correct, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

            (ii)   The Company shall have complied in all material respects with its obligations hereunder that are required to be complied with at or prior to the Closing.

            (iii)  No judgment, injunction, decree or other legal restraint shall prohibit or enjoin the consummation of the transactions contemplated by this Agreement.

            (iv)  Such Investor shall have obtained all necessary regulatory approvals applicable to it or, in the case of a Requesting Investor, such Requesting Investor shall have received written confirmation from the Federal Reserve Board of its Non-Control Determination as to such Requesting Investor; provided, however, that no such regulatory approval or Non-Control Determination shall (A) impose any condition or requirement that would reasonably be expected to be materially burdensome to the Investor (including any material constraints or restrictions on the Requesting Investor's current business or investments but excluding, for the avoidance of doubt, any passivity commitments required as contemplated by Section 6(b)(ii)), or (B) impose any restraint or condition on any limited partner of the Requesting Investor (including a requirement to file any application or notice under the BHC Act, the Change in Bank Control Act or any other federal or state banking law) (each a "Burdensome Condition");

    and provided further that the imposition of a Burdensome Condition in connection with a regulatory approval or Non-Control Determination shall constitute a denial of such regulatory approval or Non-Control Determination and such regulatory approval or Non-Control Determination shall be deemed not received for all purposes in this Agreement, including but not limited to Section 8(c).

            (v)   The Company shall simultaneously issue and deliver at such Closing to Investors hereunder in the aggregate at least 50,000 shares of Convertible Preferred Stock against payment of an aggregate Purchase Price of at least $50 million and no more than 60,000 shares of Convertible Preferred Stock against payment of an aggregate Purchase Price of no more than $60 million.

            (vi)  The Company shall have obtained the Stockholder Approval described in clause (i) of Section 9(e).

            (vii) From the date hereof until the Closing Date, John M. Eggemeyer shall continue to serve as the Chairman of the Board of Directors and Daniel M. Quinn shall continue to serve as the President and Chief Executive Officer of the Company, and neither person shall have announced their intention to resign from such position.

          (b)   The obligations of the Company to consummate the sale of the shares of Convertible Preferred Stock with respect to each Investor at the Closing as contemplated hereunder are subject to the fulfillment, prior to or on the Closing Date, of the following conditions:

            (i)    The representations and warranties of such Investor in Section 4 shall be true and correct in all material respects as of the date hereof and at and as of the Closing Date as if made as of such date, except for representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such specified date.

            (ii)   Such Investor shall have complied in all material respects with its obligations hereunder that are required to be complied with at or prior to the Closing.

            (iii)  No judgment, injunction, decree or other legal restraint shall prohibit, or have the effect of rendering unachievable, the consummation of the transactions contemplated by this Agreement.

            (iv)  Such Investor shall have obtained all necessary regulatory approvals applicable to it and, in the case of a Requesting Investor only, such Requesting Investor shall have received written confirmation from the Federal Reserve Board of its Non-Control Determination as to such Requesting Investor.

            (v)   The Company shall have obtained the Stockholder Approval described in clause (i) of Section 9(e).

        Section 8.    Termination.

          (a)   This Agreement may be terminated at any time prior to the Closing Date by the Company on the one hand or any of the Investors on the other hand, by written notice to the other if there is a material breach of this Agreement by the other party such that Section 7(a) (in the case of a breach by the Company) or Section 7(b) (in the case of breach by an Investor) would not be satisfied and such breach or condition is not curable or, if curable, is not cured within thirty (30) days after written notice thereof is given by the non-breaching party to the breaching party.

          (b)   This Agreement may be terminated at any time prior to the Closing Date by the Company on the one hand or any of the Investors on the other hand by written notice thereof to the other at any time following the date that is 180 days from the date hereof if the Closing shall not have occurred on or prior to such date; provided, however, that the right to terminate this Agreement pursuant to this Section 8(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date.

          (c)   If an Investor or any of such Investor's Affiliates receives written notice from or is otherwise advised by a Governmental Entity that it will not grant (or intends to rescind or revoke if previously approved) any regulatory approval or receives written notice from such Governmental Entity that it will not grant such regulatory approval on the terms contemplated by this Agreement or, in the case of a Requesting Investor, such Requesting Investor receives written notice from or is otherwise advised by the Federal Reserve Board that it will not grant a Non-Control Determination, then this Agreement as between the Company and such Investor may be terminated by the Company or such Investor by written notice to the other; provided, that the termination right provided in this Section 8(c) shall not be available to any party who shall have breached its obligations under this Agreement in any manner that shall have proximately contributed to such approval or Non-Control Determination not to be obtained.

          (d)   In the event of any termination of this Agreement as between the Company and any Investor as provided in Sections 8(a), (b) or (c), this Agreement (other than Sections 6(i)(ii), 8, 11, 12, 13, 14, 15, 16, 17, 18, 19 and 25 which shall remain in full force and effect) shall forthwith become wholly void and of no further force and effect as between the Company and such Investor; provided, that nothing herein shall relieve any party from liability for a prior willful material breach of this Agreement.

        Section 9.    Additional Covenants.

          (a)    Governance Matters.

            (i)    Upon the written request of an Institutional Investor, the Company will, concurrently with the Closing or thereafter in case of a later request, cause one person nominated by such Institutional Investor (with respect to each Institutional Investor so requesting, a "Board Representative") to be elected or appointed to the Board of Directors, subject to satisfaction of all legal and governance requirements regarding service as a director of the Company and to the reasonable approval of the Compensation, Nominating and Governance Committee of the Board of Directors (such approval not to be unreasonably withheld or delayed). After such appointment or election of a Board Representative, so long as the Institutional Investor that nominated such Board Representative beneficially owns (as determined in accordance with Rule 13d-3 under the Exchange Act) Convertible Preferred Stock convertible into at least 4.9% of the outstanding shares of Common Stock or 4.9% of the outstanding shares of Common Stock whether acquired upon conversion of the Convertible Preferred Stock or otherwise (and treating each Conversion Security that is not a share of Common Stock as if it had converted into Common Stock), the Company will be required to recommend to its stockholders the election of the Board Representative at the Company's annual meeting, subject to satisfaction of all legal and governance requirements regarding service as a director of the Company and to the reasonable approval of the Compensation, Nominating and Governance Committee of the Board of Directors (such approval not to be unreasonably withheld or delayed). If such Institutional Investor no longer beneficially owns (as determined in accordance with Rule 13d-3 under the Exchange Act) the minimum number of shares of the Convertible Preferred Stock or the Common Stock specified in the prior sentence, such Institutional Investor will have no further rights under this Section 9(a), and, at the written request of the Board of Directors, shall use all reasonable best efforts to cause its Board Representative to resign from the Board of Directors as promptly as possible thereafter.

            (ii)   Any Board Representative (including any successor nominee) duly selected in accordance with Section 9(a)(i) shall, subject to applicable law, be the Company's and the Company's Compensation, Nominating and Governance Committee's nominee to serve on the Board of Directors. The Company shall use all reasonable best efforts to have the Board Representative elected as a director of the Company and the Company shall solicit proxies for each such person to the same extent as it does for any of its other nominees to the Board of Directors.

            (iii)  For only so long as any Institutional Investor has the right to nominate a Board Representative pursuant to Section 9(a)(i), such Institutional Investor shall have the power to designate the Board Representative's replacement upon the death, resignation, retirement, disqualification or removal from office of such director. The Board of Directors will use its reasonable best efforts to take all action required to fill the vacancy resulting therefrom with such person (including such person, subject to applicable law, being the Company's and the Compensation, Nominating and Governance Committee's nominee to serve on the Board of Directors, using all reasonable best efforts to have such person elected as director of the Company and the Company soliciting proxies for such person to the same extent as it does for any of its other nominees to the Board of Directors).

            (iv)  Any Board Representative shall be entitled to the same compensation and same indemnification in connection with his or her role as a director as the other members of the Board of Directors, and each Board Representative shall be entitled to reimbursement for documented, reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors or any committees thereof, to the same extent as the other members of the Board of Directors. The Company shall notify each Board Representative of all regular and special meetings of the Board of Directors and shall notify each Board Representative of all regular and special meetings of any committee of the Board of Directors of which the Board Representative is a member in accordance with the Company's by-laws as then in effect. The Company shall provide each Board Representative with copies of all notices, minutes, consents and other materials provided to all other members of the Board of Directors concurrently as such materials are provided to the other members.

            (v)   At all times when any Institutional Investor has the right to a Board Representative as provided in Section 9(a)(i), upon the written request of such Institutional Investor and in lieu of such Institutional Investor's nomination of a Board Representative, such Institutional Investor may appoint one individual to attend all meetings of the Board of Directors and all committees thereof (the "Observer") and pursuant to subsection (vi) hereof the board of directors of the Bank and all committees thereof, which individual shall be reasonably acceptable to the Board of Directors (such approval not to be unreasonably withheld or delayed); provided that the appointment by an Institutional Investor of an Observer shall not prevent such Institutional Investor from nominating a Board Representative in lieu of an Observer at a future time. No Observer shall have any right to vote on any matter presented to the Board of Directors or any committee thereof. The Company shall give each Observer written notice of each meeting thereof at the same time and in the same manner as the members of the Board of Directors, shall provide each Observer with all written materials and other information given to members of the Board of Directors at the same time such materials and information are given to the members of the Board of Directors and shall permit each Observer to attend as an observer at all meetings thereof, and in the event the Company proposes to take any action by written consent in lieu of a meeting, the Company shall give written notice thereof to such Observer prior to the effective date of such consent describing the nature and substance of such action and including the proposed text of such written consents; provided, however, that (A) any Observer may be excluded from executive sessions comprised solely of independent directors by the lead or presiding independent director if, in his good faith judgment, such exclusion is to facilitate candid discussion of particularly sensitive matters (it being understood that it is not expected that Observers would be excluded from routine executive sessions), (B) the Company or the Board of Directors shall have the right to withhold any information and to exclude any Observer from any meeting or portion thereof (1) if doing so is, in the reasonable good faith judgment of the Company, after consultation with counsel, advisable or necessary to protect the attorney-client privilege between the Company and counsel or (2) if the Board of Directors reasonably determines in good faith, after consultation with counsel, that attendance by such Observer would conflict with fiduciary requirements under applicable law and (C) such Institutional Investor shall cause its Observer to agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information provided to such Observer. Each Institutional Investor covenants and agrees to hold all such information obtained from its Observer as provided in the prior sentence in confidence pursuant to the Confidentiality Agreement.

            (vi)  So long as any Institutional Investor has the right to appoint a Board Representative pursuant to Section 9(a)(i), such Institutional Investor shall have the right to either nominate one person (the "Bank Board Representative") to be elected or appointed as director to the board of directors of the Bank (the "Bank Board") or to appoint one person to attend all meetings of the Bank Board and all committees thereof as an observer (the "Bank Board Observer"); provided that the appointment by an Institutional Investor of a Bank Board Observer shall not prevent such Institutional Investor from nominating a Bank Board Representative in lieu of a Bank Board Observer at a future time. The obligations of the Company otherwise with respect to, and the conditions on the appointment and, if applicable, directorship of, the Bank Board Representative and the Bank Board Observer shall be substantially the same as those with respect to or applicable to the Board Representative and Observer, respectively.

            (vii) The rights provided by this Section 9(a) are personal to each Institutional Investor and in no event shall such rights be assignable.

          (b)    Reservation for Issuance.     The Company shall at all times reserve and keep available, out of its authorized but unissued Conversion Securities, solely for the purpose of effecting the conversion of shares of the Convertible Preferred Stock, the full number of Conversion Securities issuable upon the conversion of all the shares of the Convertible Preferred Stock from time to time outstanding.

          (c)    Indemnification.

            (i)    The Company agrees to indemnify, defend and hold harmless each Investor and its Affiliates and each of their respective officers, directors, partners, members and employees, and each Person who controls such Investor within the meaning of the Exchange Act and the regulations thereunder, to the fullest extent lawful, from and against any and all actions, suits, claims, proceedings, costs, losses, liabilities, damages, expenses (including reasonable attorneys' fees and disbursements), amounts paid in settlement and other costs (collectively, "Losses") arising out of or resulting from (1) any inaccuracy in or breach of the Company's representations or warranties in this Agreement, (2) any breach of agreements or covenants in this Agreement (other than any Losses to the extent attributable to the acts, errors or omissions on the part of such Investor), and (3) any action, suit, claim, proceeding or investigation by any Governmental Entity, stockholder of the Company or any other person (other than the Company) relating to this Agreement or the transactions contemplated hereby

    (other than any Losses to the extent attributable to the acts, errors or omissions on the part of such Investor).

            (ii)   Each Investor agrees to indemnify and hold harmless the Company and its Affiliates and each of their respective officers, directors, partners, members and employees, and each Person who controls the Company within the meaning of the Exchange Act and the regulations thereunder, to the fullest extent lawful, from and against any and all Losses arising out of or resulting from (1) any inaccuracy in or breach of such Investor's representations or warranties in this Agreement, and (2) any breach of such Investor's agreements or covenants in this Agreement (other than any Losses to the extent attributable to the acts, errors or omissions on the part of the Company).

            (iii)  A party entitled to indemnification hereunder (each, an "Indemnified Party") shall give written notice to the party indemnifying it (the "Indemnifying Party") of any claim with respect to which it seeks indemnification promptly after the discovery by such Indemnified Party of any matters giving rise to a claim for indemnification; provided, however, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 9(c) unless and to the extent that the Indemnifying Party shall have been actually prejudiced by the failure of such Indemnified Party to so notify such party. Such notice shall describe in reasonable detail such claim. In case any such action, suit, claim or proceeding is brought against an Indemnified Party, the Indemnified Party shall be entitled to hire, at its own expense, separate counsel and participate in the defense thereof; provided, however, that the Indemnifying Party shall be entitled to assume and conduct the defense thereof, unless the counsel to the Indemnified Party advises such Indemnifying Party in writing that such claim involves a conflict of interest (other than one of a monetary nature) that would reasonably be expected to make it inappropriate for the same counsel to represent both the Indemnifying Party and the Indemnified Party, in which case the Indemnified Party shall be entitled to retain its own counsel at the cost and expense of the Indemnifying Party (except that the Indemnifying Party shall only be liable for the legal fees and expenses of one law firm for all Indemnified Parties, taken together with respect to any single action or group of related actions). If the Indemnifying Party assumes the defense of any claim, all Indemnified Parties shall thereafter deliver to the Indemnifying Party copies of all notices and documents (including court papers) received by the Indemnified Party relating to the claim, and each Indemnified Party shall cooperate in the defense or prosecution of such claim. Such cooperation shall include the retention and (upon the Indemnifying Party's request) the provision to the Indemnifying Party of records and information that are reasonably relevant to such claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Indemnifying Party shall not be liable for any settlement of any action, suit, claim or proceeding effected without its written consent; provided, however, that the Indemnifying Party shall not unreasonably withhold or delay its consent. The Indemnifying Party further agrees that it will not, without the Indemnified Party's prior written consent (which shall not be unreasonably withheld or delayed), settle or compromise any claim or consent to entry of any judgment in respect thereof in any pending or threatened action, suit, claim or proceeding in respect of which indemnification has been sought hereunder unless such settlement or compromise includes an unconditional release of such Indemnified Party from all liability arising out of such action, suit, claim or proceeding.

            (iv)  The Company shall not be required to indemnify the Indemnified Parties pursuant to Section 9(c)(i)(1), (1) with respect to any claim for indemnification if the amount of Losses with respect to such claim (including a series of related claims) are less than $50,000 (any claim involving Losses less than such amount being referred to as a "De Minimis Claim") and

    (2) unless and until the aggregate amount of all Losses incurred with respect to all claims (including De Minimis Claims) pursuant to Section 9(c)(i)(1) exceed $500,000 (the "Deductible"), in which event the Company shall be responsible for only the amount of such Losses in excess of the Deductible. No Investor shall be required to indemnify the Indemnified Parties pursuant to Section 9(c)(ii)(1), (1) with respect to any De Minimis Claim and (2) unless and until the aggregate amount of all Losses incurred with respect to all claims (including De Minimis Claims) pursuant to Section 9(c)(ii)(1) exceed the Deductible, in which event such Investor shall be responsible for only the amount of such Losses in excess of the Deductible. The cumulative indemnification obligation of (1) the Company to each Investor and all of the Indemnified Parties affiliated with (or whose claims are permitted by virtue of their relationship with) such Investor or (2) an Investor to the Company and the Indemnified Parties affiliated with (or whose claims are permitted by virtue of their relationship with) the Company, in each case for inaccuracies in or breaches of representations and warranties, shall in no event exceed the Purchase Price for such Investor.

            (v)   Any claim for indemnification pursuant to Section 9(c)(i)(1) or 9(c)(ii)(1) for breach of any representation or warranty can only be brought on or prior to the date that is twelve (12) months after the Closing Date; provided that if notice of a claim for indemnification pursuant to Section 9(c)(i)(1) or 9(c)(ii)(1) for breach of any representation or warranty is brought prior to such date, then the obligation to indemnify in respect of such breach shall survive as to such claim, until such claim has been finally resolved.

            (vi)  The indemnity provided for in this Section 9(c) shall be the sole and exclusive remedy of the Indemnified Parties after the Closing for any inaccuracy of any representation or warranty or any other breach of any covenant or agreement contained in this Agreement; provided that nothing herein shall limit in any way any such party's remedies in respect of fraud by any other party in connection with the transactions contemplated hereby. No party to this Agreement (or any of its Affiliates) shall, in any event, be liable or otherwise responsible to any other party (or any of its Affiliates) for any consequential or punitive damages of such other party (or any of its Affiliates) arising out of or relating to this Agreement or the performance or breach hereof.

            (vii) Any indemnification payments pursuant to this Section 9(c) shall be treated as an adjustment to the Purchase Price for the Convertible Preferred Stock for U.S. federal income and applicable state and local Tax purposes, unless a different treatment is required by applicable law.

          (d)    Exchange Listing.     The Company shall promptly use its reasonable best efforts to cause the shares of Common Stock reserved for issuance pursuant to the conversion of the shares of the Convertible Preferred Stock to be approved for listing on the NASDAQ Stock Market or other national securities exchange that, at such time, is the Company's primary listing exchange as promptly as practicable.

          (e)    Stockholder Meeting.     The Company shall call a special meeting of its stockholders, as promptly as reasonably practicable following the date hereof, to approve (i) the conversion of the shares of the Convertible Preferred Stock and the Series B Preferred Stock, subject to the limitations set forth below, into Common Stock at the Conversion Price, including any adjustments thereto, pursuant to the terms specified in the Certificate of Designations; and (ii) an amendment to the Certificate of Incorporation authorizing the creation of a separate series or class of common stock identical in all respects to the Common Stock provided that such series or class shall expressly state that it has no voting rights and for conversion of such shares of non-voting Common Stock into shares of Common Stock upon transfer to any Person other than Castle Creek, Patriot or Relational or one of their respective Affiliates on a share for share basis (subject to customary anti-dilution adjustments) (such approvals collectively, the "Stockholder Approval"). The Board of Directors, to the extent it is consistent with their fiduciary duties, shall recommend to the Company's stockholders that such stockholders vote in favor of the proposals required by this Section 9(e). In connection with such meeting, the Company shall promptly, but in any event no later than 30 days after the date hereof, prepare and file with the Commission a preliminary proxy statement, shall use its reasonable best efforts to respond to any comments of the Commission or its staff and to cause a definitive proxy statement related to such stockholders' meeting to be mailed to the Company's stockholders as soon as practicable after clearance thereof by the Commission staff, and, subject to the fiduciary duties of the Board of Directors, shall use its reasonable best efforts to solicit proxies for such Stockholder Approval. No filing of, or amendment or supplement to, or correspondence with the Commission or its staff with respect to, the proxy statement will be made by the Company without providing the Investors a reasonable opportunity to review and comment thereon (provided that this sentence shall not apply to any current or periodic report filed by the Company under the Exchange Act). As soon as reasonably practicable following the date hereof, the Company, Castle Creek, Patriot and Relational shall negotiate in good faith and agree upon the form of amendment to the Certificate of Incorporation to give effect to clause (ii) above and, in the event that Stockholder Approval of such amendment is not obtained at the special meeting of stockholders, a form of Certificate of Designations with respect to a Series B preferred stock of the Company that shall provide (w) expressly that such Series B preferred stock has no voting rights; (x) for participation by the holders of such Series B preferred stock together with the holders of Common Stock in any dividend declared with respect to the Common Stock or any distribution upon liquidation, winding-up or dissolution of the Company; (y) to the extent the parties reasonably determine that a preference right is required under the DGCL, for a liquidation preference of no more than $0.01 per share; and (z) for conversion of such shares of Series B preferred stock into shares of Common Stock upon transfer to any Person other than Castle Creek, Patriot or Relational or one of their respective Affiliates on a share-for-share basis (subject to customary anti-dilution adjustments). In the event that the Stockholder Approval of the amendment to the Certificate of Incorporation contemplated by clause (ii) above is not obtained at the special meeting of stockholders, the Company shall promptly thereafter file with the Delaware Secretary of State the Certificate of Designations contemplated by the immediately preceding sentence.

        Section 10.    Registration Rights.

          (a)    Registration.

            (i)    Subject to the terms and conditions of this Agreement, the Company covenants and agrees that no later than the date that is six months after the initial Closing Date, the Company shall have prepared and filed with the Commission a Shelf Registration Statement covering all Registrable Securities, and, to the extent the Shelf Registration Statement has not theretofore been declared effective, the Company shall use reasonable best efforts to cause such Shelf Registration Statement to be declared or become effective not later than the date that is one year after the initial Closing Date and to keep such Shelf Registration Statement continuously effective and in compliance with the Securities Act and usable for resale of such Registrable Securities for a period from the date of its initial effectiveness until such time as there are no Registrable Securities remaining (including by refiling such Shelf Registration Statement (or a new Shelf Registration Statement) if the initial Shelf Registration Statement expires). If the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) at the time of filing of the Shelf Registration Statement with the Commission, such Shelf Registration Statement shall be designated by the Company as an automatic Shelf Registration Statement.

            (ii)   Any registration pursuant to this Section 10 shall be effected by means of a shelf registration under the Securities Act (a "Shelf Registration Statement") in accordance with the methods and distribution set forth in the Shelf Registration Statement and Rule 415. If any Investor or any other Holder to whom the registration rights conferred by this Agreement have been transferred in compliance with this Agreement intends to distribute any Registrable Securities by means of an underwritten offering (a "Registration Demand") it shall promptly so advise the Company in writing and the Company shall take all reasonable steps to facilitate such distribution, including the actions required pursuant to Section 10(c)(iii); provided, that the Holders collectively will not be entitled to initiate more than two such Registration Demands, and the Company will not be obligated to facilitate an underwritten offering of Registrable Securities unless the expected gross proceeds from such offering exceed $7,500,000. The managing underwriters in any such offering shall be selected by the holders of a majority of the Registrable Securities to be distributed.

            (iii)  The Company shall not be required to effect a registration or a resale of Registrable Securities from an effective Shelf Registration Statement pursuant to this Section 10 (it being understood that the obligation to file and cause the Shelf Registration to become and remain effective shall remain in effect and shall not be affected by this paragraph (iii)): (1) with respect to any Registrable Securities that cannot be sold under a registration statement as a result of the transfer restrictions set forth herein; (2) with respect to securities that are not Registrable Securities; (3) during any Scheduled Black-out Period; or (4) if the Company has notified the Investors that in the good faith judgment of the Board of Directors, it would be materially detrimental to the Company or its stockholders for such registration to be effected at such time, in which event the Company shall have the right to defer such registration; provided, that the Company's right to delay or otherwise not effect a registration pursuant to clauses (3) or (4) shall be exercised by the Company (A) to the extent the Company has extended registration rights to holders of similar securities, only if the Company has generally exercised (or is concurrently exercising) similar black-out rights against such holders and (B) not more than twice in any 12-month period and not more than 90 days in the aggregate in any 12-month period.

            (iv)  In addition to the provisions contained in Sections 10(a)(ii), if the Company shall at any time after the expiration of transfer restrictions set forth herein seek to register under the Securities Act for sale to the public in an underwritten offering any of its equity securities (other than a registration on Form S-4 or Form S-8, or any successor or other forms promulgated for similar purposes), whether for its own account or for the account of the Company's stockholders, and if the form of registration statement proposed to be used may be used for the registration of Registrable Securities, on each such occasion it shall promptly furnish each Holder with prior written notice thereof (but in no event less than five Business Days prior to the anticipated filing date). At the written request of any Holder, given (i) at a time when such Holder beneficially owns 5% or more of the outstanding shares of Common Stock or 5% or more of the outstanding shares of Convertible Preferred Stock and (ii) within five days after the receipt of such notice, to register any of such Holder's Registrable Securities, the Company will cause such Registrable Securities, for which registration shall have been requested, to be included in such registration statement in an amount so as to permit the sale or other disposition by such Holder as part of such underwritten public offering of such Registrable Securities as are registered, provided, that if the managing underwriter shall advise the Company in writing that, in its opinion, the number of securities requested and otherwise proposed to be included in such offering exceeds the number that can be sold without adversely affecting the marketability of the offering, the Company will include in such registration to the extent of the number which the Company is so advised can be sold in such offering, first, the securities the Company or its stockholders propose to sell in such registration and second, the Registrable Securities of any Holders that are requested to be included in such registration, pro rata on the basis of the aggregate number of securities owned by each such Holder, which, in the opinion of such managing underwriter, can be sold without having the adverse effect referred to above. In the event of a registration pursuant to this Section 10(a)(iv), the right of any Holder to registration shall be conditioned upon such Holder's completion and execution of all questionnaires, powers of attorney, indemnities, lock-up letters, underwriting agreements and other documents and requests for information required under the terms of such underwriting arrangements.

          (b)    Expenses.    All expenses incurred by the Company in complying with this Section 10, including all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company and the Holders, fees of the Financial Industry Regulatory Authority, listing or quotation fees, and fees of transfer agents and registrars, shall be borne in full by the Company. Each Holder shall be responsible for all of its expenses, including fees and disbursements of its counsel and underwriting commissions, transfer taxes, discounts and fees with respect to Registrable Securities.

          (c)    Obligations of the Company.     Whenever required to effect the registration of any Registrable Securities or facilitate the distribution of Registrable Securities pursuant to an effective registration statement, the Company shall, as expeditiously as practicable:

            (i)    Prepare and file with the Commission a prospectus supplement with respect to a proposed offering of Registrable Securities pursuant to an effective registration statement and, subject to Section 10(d), keep such registration statement effective or such prospectus supplement current;

            (ii)   Prepare and file with the Commission such amendments and supplements to the applicable registration statement and the prospectus or prospectus supplement used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

            (iii)  Furnish to the Holders and any underwriters such number of copies of the applicable registration statement and each such amendment and supplement thereto (including in each case all exhibits) and of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned or to be distributed by them;

            (iv)  Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders or any managing underwriter(s), to keep such registration or qualification in effect for so long as such registration statement remains in effect, and to take any other action which may be reasonably necessary to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such Holder; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

            (v)   Notify each Holder at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the applicable prospectus, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

            (vi)  Give written notice to the Holders:

              (A)  when any registration statement filed pursuant to Section 10(a) or any amendment thereto has been filed with the Commission and when such registration statement or any post-effective amendment thereto has become effective;

              (B)  of the issuance by the Commission of any stop order suspending the effectiveness of any registration statement or the initiation of any proceedings for that purpose;

              (C)  of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Common Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

              (D)  of any request by the Commission for amendments or supplements to any registration statement or the prospectus included therein or for additional information; and

              (E)  of the happening of any event that requires the Company to make changes in any effective registration statement or the prospectus related to the registration statement in order to make the statements therein not misleading (which notice shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made);

            (vii) Use its reasonable best efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of any registration statement referred to in Section 10(c)(vi)(B) at the earliest practicable time;

            (viii)  Upon the occurrence of any event contemplated by Section 10(c)(v) or Section 10(c)(vi)(E), promptly prepare a post-effective amendment to such registration statement or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to the Holders and any underwriters, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Holders in accordance with Section 10(c)(v) or Section 10(c)(vi)(E) to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then the Holders and any underwriters shall suspend use of such prospectus and use their reasonable best efforts to return to the Company all copies of such prospectus (at the Company's expense) other than permanent file copies then in such Holder's or underwriter's possession. The total number of days that any such suspension may be in effect in any one-year period shall not exceed 90 days;

            (ix)  With respect to any underwritten offering effected pursuant to the terms of this Section 10, enter into an underwriting agreement in customary form, scope and substance and take all such other actions reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith or by the managing underwriter(s), if any, to use reasonable best efforts to expedite or facilitate the underwritten disposition of such Registrable Securities, including (A) making such representations and warranties to the managing underwriter(s), if any, with respect to the business of the Company and its subsidiaries, and the registration statement, prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in customary form, substance and scope, and, if true, confirm the same if and when requested; (B) using its commercially reasonable best efforts to furnish underwriters opinions of counsel to the Company, addressed to the managing underwriter(s), if any, covering the matters customarily covered in such opinions requested in underwritten offerings; (C) using its commercially reasonable best efforts to obtain "cold comfort" letters from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any business acquired by the Company for which financial statements and financial data are included in the registration statement) who have certified the financial statements included in such registration statement, addressed to each of the managing underwriter(s), if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters; (D) agreeing to such indemnification provisions and procedures as are customary in underwritten offerings; and (E) delivering such documents and certificates as may be reasonably requested by the managing underwriter(s), if any, to evidence the continued validity of the representations and warranties made pursuant to clause (A) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company;

            (x)   Make available for inspection by a representative of Holders that are selling stockholders, the managing underwriter(s), if any, and any attorneys or accountants retained by such Holders or managing underwriter(s), at the offices where normally kept, during reasonable business hours, financial and other records, pertinent corporate documents and properties of the Company, and cause the officers, directors and employees of the Company to supply all information in each case reasonably requested by any such representative, managing underwriter(s), attorney or accountant in connection with such registration statement;

            (xi)  If requested by Holders of a majority of the Registrable Securities being registered and/or sold in connection therewith, or the managing underwriter(s), if any, promptly include in a prospectus supplement or amendment such information as the Holders of a majority of the Registrable Securities being registered and/or sold in connection therewith or managing underwriter(s), if any, may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or such amendment as soon as reasonably practicable after the Company has received such request; and

            (xii) Cause all such Registrable Securities (other than Preferred Stock and non-voting Common Stock) to be listed on the NASDAQ Stock Market or such other securities exchange on which similar securities issued by the Company are then listed other than Preferred Stock and non-voting Common Stock.

          (d)    Suspension of Sales.     During any Scheduled Black-out Period and upon receipt of written notice from the Company that a registration statement, prospectus or prospectus supplement contains or may contain an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that circumstances exist that make inadvisable use of such registration statement, prospectus or prospectus supplement, each Holder shall forthwith discontinue disposition of Registrable Securities until termination of such Scheduled Black-out Period or until the Investors and/or such Holder has received copies of a supplemented or amended prospectus or prospectus supplement, or until such Holder is advised in writing by the Company that the use of the prospectus and, if applicable, prospectus supplement may be resumed. The total number of days that any such suspension may be in effect in any one-year period shall not exceed 90 days.

          (e)    Termination of Registration Rights.     A Holder's registration rights as to any securities held by such Holder (and its Affiliates, partners, members and former members) shall not be available unless such securities are Registrable Securities.

          (f)    Furnishing Information; "Market Stand-Off" Agreement.

            (i)    Neither the Investors nor any Holder shall use any "free writing prospectus" (as defined in Rule 405) in connection with the sale of Registrable Securities without the prior written consent of the Company.

            (ii)   It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 10(c) that the Investors and/or the other selling Holders and the underwriters, if any, shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registered offering of their Registrable Securities.

            (iii)  Each Investor and each Holder hereby agrees: (A) that it shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to any common equity securities of the Company or any securities convertible into or exchangeable or exercisable for any common equity securities of the Company held by it (other than those included in the registration) for a period specified by the representatives of the underwriters of the common equity or equity-related securities not to exceed a period beginning ten days prior to and ending 90 days following the effective date of any firm commitment underwritten registered sale of common equity securities of the Company or any securities convertible into or exchangeable or exercisable for any common equity securities of the Company by the Company for the Company's own account in which the Company gave Investor an opportunity to participate in accordance with Section 10(a)(iv); provided, that the executive officers and directors of the Company enter into similar agreements and only if such persons remain subject thereto (and are not released from such agreement) for such period; and (B) to execute and deliver such other agreements as may be reasonably requested by the Company or the representatives of the underwriters which are consistent with the foregoing obligation in Section 10(f) or which are necessary to give further effect thereto. Notwithstanding anything to the contrary in this Section 10(f)(iii), nothing herein will prevent any such Investor or Holder from making any distribution of Registrable Securities to the partners or shareholders thereof or a transfer to an Affiliate that is otherwise in compliance with applicable securities laws and Section 6(e)(ii)(A).

          (g)    Indemnification.

            (i)    The Company agrees to indemnify each Holder and, if a Holder is a person other than an individual, such Holder's officers, directors, employees, agents, representatives and Affiliates, and each Person, if any, that controls a Holder within the meaning of the Securities Act (a "Registration Indemnitee"), against any and all Losses, joint or several, arising out of or based upon any untrue statement or alleged untrue statement of material fact contained in any registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or any documents incorporated therein by reference or contained in any free writing prospectus (as such term is defined in Rule 405 under the Securities Act) prepared by the Company or authorized by it in writing for use by such Holder (or any amendment or supplement thereto); or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that the Company shall not be liable to such Registration Indemnitee in any such case to the extent that any such Loss is based upon (i) an untrue statement or omission made in such registration statement, including any such preliminary prospectus or final prospectus contained therein or any such amendments or supplements thereto or contained in any free writing prospectus (as such term is defined in Rule 405 under the Securities Act) prepared by the

    Company or authorized by it in writing for use by such Holder (or any amendment or supplement thereto), in reliance upon and in conformity with information regarding such Registration Indemnitee or its plan of distribution or ownership interests which was furnished in writing to the Company by such Registration Indemnitee for use in connection with such registration statement, including any such preliminary prospectus or final prospectus contained therein or any such amendments or supplements thereto or (ii) offers or sales effected by or on behalf of such Indemnitee "by means of" (as defined in Rule 159A) a "free writing prospectus" (as defined in Rule 405) that was not authorized in writing by the Company.

            (ii)   Each Investor agrees to indemnify the Company and its officers, directors, employees, agents, representatives and Affiliates, and each Person, if any, that controls the Company within the meaning of the Securities Act (a "Company Registration Indemnitee") against any and all Losses, joint or several, arising out of or based (i) any untrue statement or omission made in any registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or contained in any free writing prospectus (as such term is defined in Rule 405 under the Securities Act) prepared by the Company or authorized by it in writing for use by such Investor (or any amendment or supplement thereto), in reliance upon and in conformity with information regarding such Investor or its plan of distribution or ownership interests which was furnished in writing to the Company by such Investor for use in connection with such registration statement, including any such preliminary prospectus or final prospectus contained therein or any such amendments or supplements thereto or (ii) offers or sales effected by or on behalf of such Investor "by means of" (as defined in Rule 159A) a "free writing prospectus" (as defined in Rule 405) that was not authorized in writing by the Company; provided, however, that the total amounts payable in indemnity by an Investor under this Section in respect of any Losses shall not exceed the net proceeds received by such Investor in the registered offering out of which such Losses arise.

            (iii)  If the indemnification provided for in Section 10(g)(i) is unavailable to a Registration Indemnitee with respect to any Losses referred to therein or is insufficient to hold the Registration Indemnitee harmless as contemplated therein, then the Company, in lieu of indemnifying such Registration Indemnitee, shall contribute to the amount paid or payable by such Registration Indemnitee as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Registration Indemnitee, on the one hand, and the Company, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, actions, liabilities, costs or expenses as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the Registration Indemnitee, on the other hand, shall be determined by reference to, among other factors, whether the untrue statement of a material fact or omission to state a material fact relates to information supplied by the Company or by the Registration Indemnitee and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; the Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 10(g)(iii) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 10(g)(i). No Registration Indemnitee guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from the Company if the Company was not guilty of such fraudulent misrepresentation.

            (iv)  If the indemnification provided for in Section 10(g)(ii) is unavailable to the Company Registration Indemnitee with respect to any Losses referred to therein or is insufficient to hold the Company Registration Indemnitee harmless as contemplated therein, then any such

    Investor who would have been required to Indemnify the Company under Section 10(g)(ii), in lieu of indemnifying the Company Registration Indemnitee, shall contribute to the amount paid or payable by such Company Registration Indemnitee as a result of such Losses in such proportion as is appropriate to reflect the relative fault of such Investor, on the one hand, and the Company Registration Indemnitee, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, actions, liabilities, costs or expenses as well as any other relevant equitable considerations; provided, however, that the total amounts payable in contribution by an Investor under this Section in respect of any Losses shall not exceed the net proceeds received by such Investor in the registered offering out of which such Losses arise. The relative fault of such Investor, on the one hand, and of the Company Registration Indemnitee, on the other hand, shall be determined by reference to, among other factors, whether the untrue statement of a material fact or omission to state a material fact relates to information supplied by such Investor or by the Company Registration Indemnitee and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; such Investor and each Company Registration Indemnitee agree that it would not be just and equitable if contribution pursuant to this Section 10(g)(iv) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 10(g)(ii). No Company Registration Indemnitee guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from such Investor if the Company Registration Indemnitee was not guilty of such fraudulent misrepresentation.

          (h)    Assignment of Registration Rights.     The rights of each Investor with respect to the registration of Registrable Securities pursuant to Section 10 may be assigned by such Investor in connection with a transfer of shares of Common Stock representing at least 3% of the Company's then outstanding shares of Common Stock (or shares of Convertible Preferred Stock representing at least 3% of the Company's then outstanding shares of Common Stock, giving effect to the conversion thereof and treating each Conversion Security that is not a share of Common Stock as if it had converted into Common Stock); provided, however, that the Company shall have no obligations with respect to such transferee or assignee until such time as such Investor or such transferee or assignee shall have furnished to the Company written notice of the name and address of such transferee or assignee and the number and type of Registrable Securities that were assigned.

          (i)    Rule 144 Reporting.     With a view to making available to the Investors and other Holders the benefits of certain rules and regulations of the Commission which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its reasonable best efforts to:

            (i)    make and keep public information available, as those terms are understood and defined in Rule 144(c)(1) or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of this Agreement;

            (ii)   (A) file with the Commission, in a timely manner, all reports and other documents required of the Company under the Exchange Act and (B) if at any time the Company is not required to file such reports, make available, upon request of any Holder, such information necessary to permit sales pursuant to Rule 144A (including the information required by Rule 144A(d)(4) under the Securities Act); and

            (iii)  so long as an Investor or any other Holder owns any Registrable Securities, furnish to any such Investor or such Holder promptly upon written request: a written statement by the Company as to its compliance with the reporting requirements of (A) Rule 144 under the

    Securities Act and (B) the Exchange Act; a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as such Investor or such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing it to sell any such securities without registration.

        Section 11.    Survival.     The representations and warranties of the Company contained in this Agreement or in any certificate delivered hereunder shall survive the Closing only for the period set forth in Section 9(c) (or until final resolution of any claim or action arising from the breach of any such representation and warranty, if notice of such breach was provided prior to the end of such period in accordance with the terms of this Agreement), and thereafter each representation and warranty shall expire and have no further force and effect.

        Section 12.    Notices.     All notices, communications and deliveries required or permitted by this Agreement shall be made in writing signed by the party making the same, shall specify the Section of this Agreement pursuant to which it is given or being made and shall be deemed given or made (i) on the date delivered if delivered by telecopy or in person, (ii) on the third (3rd) Business Day after it is mailed if mailed by registered or certified mail (return receipt requested) (with postage and other fees prepaid) or (iii) on the day after it is delivered, prepaid, to an overnight express delivery service that confirms to the sender delivery on such day, as follows:

  (a)
  if to the Company, at:

    Guaranty Bancorp
    1331 17th Street Suite 300
    Denver, CO 80202-1566
    Attention: Paul Taylor
    Facsimile: (303) 675-1179

    with a copy (which shall not constitute notice) to:

    Sullivan & Cromwell LLP
    1888 Century Park East, Suite 2100
    Los Angeles, CA 90067
    Attention: Patrick S. Brown, Esq.
    Facsimile: (310) 712-8800

  (b)
  if to the Investors, at the addresses designated in Annex A with a copy in the case of Patriot (which shall not constitute notice) to:

Elias, Matz, Tiernan & Herrick L.L.P.
734 15th Street, N.W., 11th Floor
Washington, D.C. 20005
Attention:	Raymond A. Tiernan, Esq.
Philip R. Bevan, Esq.
Facsimile: (202) 347-2172
with a copy in the case of Relational (which copy shall not constitute notice) to:
Latham & Watkins LLP
12636 High Bluff Drive, Suite 400
San Diego, California 92130
Attention: Craig M. Garner, Esq.
Facsimile: (858) 523-5450

or to such other representative or at such other address of a party as such party hereto may furnish to the other parties in writing in accordance with this Section 12. If notice is given pursuant to this Section 12 of any assignment to a permitted successor or assign of a party hereto, the notice shall be given as set forth above to such successor or permitted assign of such party.

        Section 13.    Assignment.     This Agreement shall not be assigned by operation of law or otherwise, except that each Investor may assign all or any portion of its rights under this Agreement to any of its Affiliates under common control with such Investor's ultimate parent, general partner or investment advisor; provided, that any such assignment shall not relieve such Investor of any liability or other obligation under this Agreement; provided further, that nothing in this Section 13 shall interfere with the right of such Investor to assign its registration rights in accordance with Section 10(b). This Agreement will be binding upon, and will inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns.

        Section 14.    Entire Agreement.     This Agreement embodies the entire agreement and understanding between the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior written and prior or contemporaneous oral agreements and understandings between the parties with respect to the subject matter of this Agreement.

        Section 15.    Governing Law.     This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Colorado, without giving effect to conflicts of law principles or other principles that would require the application of any other law.

        Section 16.    Severability.     If any provision of this Agreement or the application thereof to any Person or circumstances is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

        Section 17.    Expenses.     With respect to any Institutional Investor, in the event (i) the Closing occurs, or (ii) the transactions contemplated hereof with respect to such Institutional Investor are not consummated other than due to a breach by such Institutional Investor of any of its obligations under this Agreement or the failure of such Institutional Investor to receive a Non-Control Determination from the Federal Reserve Board, the Company will reimburse such Institutional Investor for its reasonable documented out-of-pocket expenses incurred in connection with its due diligence and the preparation and negotiation of this Agreement and the transactions contemplated thereby including, but not limited to, the reasonable fees and expenses of counsel incurred by such Institutional Investor and its Affiliates in connection with the transactions contemplated hereby; provided, that the Company shall not be obligated to reimburse either Institutional Investor for amounts in excess of $170,000.

        Section 18.    Disclosure Schedule.     The parties agree that the disclosure of any item in any section or subsection of the Disclosure Schedule shall be deemed disclosure with respect to any other section or subsection to which the relevance of such item is reasonably apparent.

        Section 19.    Several and Not Joint Obligations.     For the avoidance of doubt, the obligations of each Investor under this Agreement are several and not joint with the obligations of any other Investor, and no Investor shall be responsible for the performance of the obligations of any other Investor under this Agreement. Each Investor shall be entitled to independently enforce its rights under this Agreement and the Company shall be entitled to independently enforce its rights under this Agreement with respect to each Investor.

        Section 20.    Construction.     The following principles shall apply:

          (a)   the word "or" will not be exclusive;

          (b)   inclusion of items in a list will not be deemed to exclude other terms of similar import;

          (c)   all parties will be considered to have drafted this Agreement together, with the benefit of counsel, and no provision will be strictly construed against any Person by reason of having drafted such provision;

          (d)   the word "include" and its correlatives means to include without limitation;

          (e)   terms that imply gender will include all genders;

          (f)    defined terms will have their meanings in the plural and singular case;

          (g)   references to Sections, Articles, Annexes and Exhibits are to the Sections, Articles, Annexes and Exhibits to this Agreement;

          (h)   the use of "will" as an auxiliary will not be deemed to be a mere prediction of future occurrences; and

          (i)    the headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning of this Agreement.

        Section 21.    Counterparts and Facsimiles.     For the convenience of the parties hereto, this Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by facsimile and such facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

        Section 22.    [Intentionally Reserved.]

        Section 23.    Joinder.     This Agreement contemplates that additional Persons may execute a Joinder subsequent to the date hereof and become Additional Investors. The terms of this Agreement shall be binding upon each Additional Investor as of the date on which such Additional Investor executes a Joinder and delivers it to the Company.

        Section 24.    Specific Performance.     The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to seek specific performance of the terms hereof, this being in addition to any other remedies to which they are entitled at law or equity.

        Section 25.    Amendment; Waiver.     No amendment or waiver of any provision of this Agreement will be effective with respect to any party unless made in writing and signed by a duly authorized representative of such party. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The conditions to each party's obligation to consummate the Closing are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law. No waiver of any party to this Agreement, as the case may be, will be effective unless it is in a writing signed by a duly authorized representative of the waiving party that makes express reference to the provision or provisions subject to such waiver.

[Remainder of this page intentionally left blank.]

        IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.

Guaranty Bancorp
By:	/s/ DANIEL M. QUINN
Name:	Daniel M. Quinn
Title:	Chief Executive Officer
Patriot Financial Partners, L.P.
By:	/s/ W. KIRK WYCOFF
Name:	W. Kirk Wycoff
Title:	Managing Partner
Patriot Financial Partners Parallel, L.P.
By:	/s/ W. KIRK WYCOFF
Name:	W. Kirk Wycoff
Title:	Managing Partner
Castle Creek Capital Partners III, L.P.
By:	/s/ JOHN EGGEMEYER
Name:	John Eggemeyer
Title:	Managing Member

Investment Agreement

Relational Investors Mid-Cap Fund I, L.P.
By:	/s/ DAVID H. BATCHELDER
Name:	David H. Batchelder
Title:	Principal
Relational Investors Mid-Cap Fund II, L.P.
By:	/s/ DAVID H. BATCHELDER
Name:	David H. Batchelder
Title:	Principal

Investment Agreement

ANNEX A

SCHEDULE OF INVESTORS

NAME OF INVESTOR	ADDRESS OF INVESTOR	NUMBER OF SHARES OF COMMON STOCK CURRENTLY HELD	NUMBER OF SHARES OF CONVERTIBLE PREFERRED STOCK TO BE PURCHASED	AGGREGATE PURCHASE PRICE
Castle Creek Capital Partners III, L.P.	P.O. Box 1329 Rancho Santa Fe, California 92067	2,644,963	10,000	$10,000,000
Patriot Financial Partners, L.P.	Cira Centre 2929 Arch Street, 27th Floor Philadelphia, Pennsylvania 19104-2868	0	17,054	$17,054,000
Patriot Financial Partners Parallel, L.P.	Cira Centre 2929 Arch Street, 27th Floor Philadelphia, Pennsylvania 19104-2868	0	2,946	$2,946,000
Relational Investors Mid-Cap Fund I, L.P.	12400 High Bluff Drive Suite 600 San Diego, California 92130	0	10,000	$10,000,000
Relational Investors Mid-Cap Fund II, L.P.	12400 High Bluff Drive Suite 600 San Diego, California 92130	0	10,000	$10,000,000

EXHIBIT A

FORM OF CERTIFICATE OF DESIGNATIONS FOR
SERIES A CONVERTIBLE NON-CUMULATIVE PREFERRED STOCK
OF GUARANTY BANCORP

Pursuant to Section 151 of the
General Corporation Law of the State of Delaware

        Guaranty Bancorp (the "Company"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "DGCL"), does hereby certify that, pursuant to authority conferred upon its Board of Directors by the Company's Amended and Restated Certificate of Incorporation, and pursuant to the provisions of Section 151 of the DGCL, its Board of Directors, at a meeting duly called and held on [    •    ], 2009, duly approved and adopted the following resolution:

        RESOLVED, that, pursuant to the authority vested in the Board of Directors by the Company's Amended and Restated Certificate of Incorporation, the Board of Directors does hereby create, authorize and provide for the issuance of Series A Convertible Preferred Stock, par value $0.001 per share, with a stated value of $1,000 per share, consisting of up to [    •    ] shares, having the designations, preferences, relative, participating, optional and other special rights and the qualifications, limitations and restrictions that are set forth in the Company's Amended and Restated Certificate of Incorporation and in this Resolution as follows:

        Section 1.    Designation.    There is hereby created out of the authorized and unissued shares of preferred stock of the Company a series of preferred stock designated as the "Series A Convertible Non-Cumulative Preferred Stock" (the "Series A Preferred Stock"). The number of shares constituting such series shall be not more than [    •    ]. Such series shall have a par value per share of $0.001.

        Section 2.    Definitions.    The following terms have the meanings set forth below or in the section cross-referenced below, as applicable, whether used in the singular or the plural:

        "Affiliate" means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with such other Person.

        "Applicable Regulatory Approval" means, with respect to a particular Holder, all governmental, quasi-governmental, court or regulatory approvals, consents or statements of non-objection necessary to allow such Holder to acquire the shares of Common Stock issuable upon conversion of the Series A Preferred Stock held by it or to own or control such shares of Common Stock (taking into account Section 8(c), Section 9(g) and Section 9(h)) and the expiration or earlier termination of any required waiting period, including any approvals, consents or statements of non-objection required by any state or federal banking regulatory authority.

        "Board of Directors" means the board of directors of the Company or, with respect to any action to be taken by such board of directors, any committee of the board of directors duly authorized to take such action.

        "Business Day" means any day other than a Saturday, a Sunday or a day on which banks are required or permitted by law or executive order to be closed in the State of New York or Colorado.

        "Castle Creek" means Castle Creek Capital Partners III, L.P.

        "Certificate of Designations" means this Certificate of Designations of the Series A Preferred Stock.

        "Certificate of Incorporation" means the Amended and Restated Certificate of Incorporation of the Company, as amended prior to the Issue Date and as amended by this Certificate of Designations and as may be further amended.

        "Closing Price" of the Common Stock (or any other securities, cash or other property into which the Series A Preferred Stock becomes convertible in connection with any Reorganization Event) on any Trading Day means the reported last sale price per share (or, if no last sale price is reported, the average of the bid and ask prices per share or, if more than one in either case, the average of the average bid and the average ask prices per share) on such date as reported by the NASDAQ Stock Market, or, if the Common Stock (or such other property) is not listed on the NASDAQ Stock Market, then as reported by the principal national securities exchange on which the Common Stock (or such other property) is listed, or if the Common Stock (or such other property) is not so listed or quoted on a U.S. national securities exchange, or, if no closing price for the Common Stock (or such property) is so reported, the last quoted bid price for the Common Stock (or such property) in the over-the-counter market as reported by Pink Sheets LLC or similar organization, or, if that bid price is not available, the market price of the Common Stock (or such property) on that date as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company. For the purposes of this Certificate of Designations, all references herein to the closing sale price and the last sale price reported of the Common Stock (or other property) on the NASDAQ Stock Market shall be the closing sale price and last reported sale price as reflected on the website of the NASDAQ Stock Market (www.nasdaq.com) and as reported by Bloomberg Professional Service; provided that in the event that there is a discrepancy between the closing price and the last reported sale price as reflected on the website of the NASDAQ Stock Market and as reported by Bloomberg Professional Service, the closing sale price and the last reported sale price on the website of the NASDAQ Stock Market shall govern.

        "Common Stock" means the Company's common stock, par value $0.001 per share.

        "Company" has the meaning set forth in the preamble.

        "Conversion Date" has the meaning set forth in Section 10(a).

        "Conversion Notice" has the meaning set forth in Section 9(b).

        "Conversion Price" means, for each share of Series A Preferred Stock, $1.80; provided, however, that in the event the Company fails to declare and pay dividends (including PIK Dividends or cash dividends) for any calendar quarter on the applicable Dividend Payment Date for any reason, including but not limited to restrictions under the DGCL or imposed by federal or state banking regulations or as may be imposed in writing by the Company's primary federal or state banking regulators, and the Company does not pay such dividends within twelve months after such Dividend Payment Date, then the Conversion Price shall decrease to $1.50 per share of Series A Preferred Stock.

        "Conversion Rate" means that number of Conversion Securities into which one share of Series A Preferred Stock shall be convertible pursuant to Section 8(a) or 9(a), determined by dividing the Liquidation Preference by the Conversion Price.

        "Conversion Securities" means shares of Common Stock, Non-Voting Common Stock or Series B Preferred Stock, as the case may be, as determined pursuant to Section 9(h).

        "Current Market Price" means, on any date, the average of the daily Closing Price per share of the Common Stock or other securities on each of the five consecutive Trading Days preceding the earlier of the day before the date in question and the day before the Ex-Date with respect to the issuance or distribution giving rise to an adjustment to the Conversion Price pursuant to Section 13.

        "DGCL" has the meaning set forth in the preamble.

        "Dividend Payment Date" has the meaning set forth in Section 4(a)(i).

        "Dividend Period" has the meaning set forth in Section 4(a).

        "Exchange Property" has the meaning set forth in Section 16(a).

        "Ex-Date", when used with respect to any issuance or distribution, means the first date on which the Common Stock or other securities trade without the right to receive the issuance or distribution giving rise to an adjustment to the Conversion Price pursuant to Section 13.

        "Holder" means a Person in whose name the shares of the Series A Preferred Stock are registered, which may be treated by the Company and the Transfer Agent as the absolute owner of the shares of Series A Preferred Stock for the purpose of making payment and settling conversions and for all other purposes.

        "Investment Agreement" means the Investment Agreement, dated as of May 6, 2009, by and among the Company, Castle Creek, Patriot, Relational and the other investors that may become party thereto from time to time, as it may be amended from time to time.

        "Issue Date" means [    •    ], 2009, the original date of issuance of the Series A Preferred Stock.

        "Junior Securities" has the meaning set forth in Section 3.

        "Liquidation Preference" means, as to the Series A Preferred Stock, $1,000 per share, plus all accrued but unpaid dividends thereon.

        "Mandatory Conversion Date" means the fifth anniversary of the Issue Date.

        "Market Disruption Event" means the occurrence or existence for more than one half hour period in the aggregate on any Scheduled Trading Day for the Common Stock (or any other securities, cash or other property into which the Series A Preferred Stock becomes convertible in connection with any Reorganization Event) of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the NASDAQ Stock Market or otherwise) in the Common Stock (or such other property) or in any options, contracts or future contracts relating to the Common Stock (or such other property), and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.

        "Non-Voting Common Stock" means the non-voting Common Stock of the Company, par value $0.001 per share, contemplated by Section 9(e) of the Investment Agreement.

        "Option Dividend Termination Date" has the meaning set forth in Section 4(a)(i).

        "Optional Conversion Date" has the meaning set forth in Section 9(e).

        "Optional Convertibility Inception Date" means the earlier to occur of (i) the date of the second anniversary of the Issue Date and (ii) the date of consummation of a Reorganization Event.

        "Parity Securities" has the meaning set forth in Section 3.

        "Patriot" means, collectively, Patriot Financial Partners, L.P. and Patriot Financial Partners Parallel, L.P.

        "Person" means an individual, corporation, partnership, association, joint stock company, limited liability company, joint venture, trust, governmental entity, unincorporated organization or other legal entity.

        "PIK Dividends" has the meaning set forth in Section 4(a)(i)(B).

        "Relational" means collectively Relational Investors Mid-Cap Fund I, L.P. and Relational Investors Mid-Cap Fund II, L.P.

        "Reorganization Event" has the meaning set forth in Section 16(a)(iv).

        "Scheduled Trading Day" means a day that is scheduled to be a Trading Day on the primary U.S. national securities exchange or market on which the Common Stock is listed or, if the Common Stock is not listed on a U.S. national securities exchange, on the principal other market on which the Common Stock is then traded.

        "Senior Securities" means any shares or securities that rank, with respect to dividend rights and rights on liquidation, winding up and dissolution of the Company, senior to the Series A Preferred Stock.

        "Series A Preferred Stock" has the meaning set forth in Section 1.

        "Series B Preferred Stock" means the series of the Company's preferred stock as contemplated by Section 9(e) of the Investment Agreement.

        "Trading Day" means any day on which (i) there is no Market Disruption Event and (ii) the NASDAQ Stock Market is open for trading, or, if the Common Stock (or any other securities, cash or other property into which the Series A Preferred Stock becomes convertible in connection with any Reorganization Event) is not listed on the NASDAQ Stock Market, any day on which the principal national securities exchange on which the Common Stock (or such other property) is listed is open for trading, or, if the Common Stock (or such other property) is not listed on a national securities exchange, any Business Day. A "Trading Day" only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant exchange or trading system.

        "Transfer Agent" means Computershare Investor Services, LLC, the Company's duly appointed transfer agent, registrar, conversion and dividend disbursing agent for the Series A Preferred Stock, or such other successor entity as the Company may, in its sole discretion, appoint from time to time.

        Section 3.    Ranking.    The Series A Preferred Stock will, with respect to dividend rights and rights on liquidation, winding-up and dissolution of the Company, rank (i) on a parity with each other class or series of preferred stock established after the Issue Date by the Company the terms of which expressly provide that such class or series will rank on a parity with the Series A Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company (collectively referred to as "Parity Securities") and (ii) senior to the Common Stock and each other class or series of capital stock outstanding or established after the Issue Date by the Company the terms of which do not expressly provide that it ranks on a parity with or senior to the Series A Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company (collectively referred to as "Junior Securities"). The Company has the right to authorize or issue additional shares or classes or series of Junior Securities or Parity Securities without the consent of the Holders subject to Section 6(b).

        Section 4.    Dividends.

          (a)   The Holders shall be entitled to receive with respect to each share of Series A Preferred Stock:

            (i)    from and after the Issue Date until the first Dividend Payment Date (as defined below) following the second anniversary of the Issue Date (the "Option Dividend Termination Date"), when, as and if declared by the Board of Directors, but only out of funds legally available therefor, non-cumulative dividends on each February 15, May 15, August 15 and November 15, beginning on the first such date following the Issue Date (each, a "Dividend Payment Date"), at a rate per annum equal to 9.0% of the Liquidation Preference of each such share, payable at the Company's option with respect to each Dividend Period either in (A) cash or (B) additional shares of Series A Preferred Stock ("PIK Dividends") (provided that, to the extent payment of PIK Dividends on any Holder's shares of Series A Preferred Stock, taken as a whole, would result in the payment of a fractional share of Series A Preferred Stock to such Holder, such fractional share shall instead be paid in cash); and

            (ii)   from and after the Option Dividend Termination Date, when, as and if declared by the Board of Directors, but only out of funds legally available therefor, non-cumulative cash dividends at a rate per annum equal to 9.0% of the Liquidation Preference of each such share, payable in arrears on each Dividend Payment Date. If any Dividend Payment Date is not a Business Day, then dividends will be payable on the first Business Day following such date and dividends shall accrue to the actual payment date.

            The term "Dividend Period" means each period from and including a Dividend Payment Date (or the Issue Date in the case of the first Dividend Period) to but excluding the next Dividend Payment Date. The amount of dividends payable for any Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

          (b)   Dividends payable on shares of Series A Preferred Stock shall be non-cumulative. To the extent that any such dividends payable on the shares of Series A Preferred Stock on any Dividend Payment Date are not declared and paid, in full or otherwise, on such Dividend Payment Date, then such unpaid dividends shall not cumulate and shall cease to accrue and be payable and the Company shall have no obligation to pay, and the Holders shall have no right to receive, dividends accrued for the Dividend Period ending immediately prior to such Dividend Payment Date after such Dividend Payment Date, whether or not dividends are declared for any subsequent Dividend Period with respect to Series A Preferred Stock, Parity Securities, Junior Securities or any other class or series of capital stock or authorized preferred stock of the Company. Holders shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full dividends for each Dividend Period on the Series A Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or failure to make any dividend payment.

          (c)   Each dividend will be payable to Holders of record as they appear in the records of the Company at the close of business on the January 31, April 30, July 31 and October 31 immediately preceding the corresponding Dividend Payment Date.

        Section 5.    Payment Restrictions.    During any time that any shares of Series A Preferred Stock are outstanding, the Company shall not (i) declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, or pay or make available monies for the redemption of, any Common Stock or other Junior Securities, or (ii) redeem, purchase or acquire, or make a liquidation payment with respect to, or pay or make available monies for the redemption of, any Parity Securities (otherwise than pursuant to pro rata offers to purchase all or any pro rata portion of such Parity Securities and the Series A Preferred Stock), unless in each case full dividends on all outstanding shares of the Series A Preferred Stock have been paid or (in the case of current dividends) declared and set aside for payment (except for (w) dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Common Stock or other Junior Securities, (x) redemptions or purchases by conversion or exchange of Junior Securities for or into other Junior Securities, or of Parity Securities for or into other Parity Securities or Junior Securities, (y) purchases by the Company or its Affiliates as a broker, dealer, advisor, fiduciary, trustee or comparable capacity in connection with transactions effected by or for the account of customers of the Company or customers of any of its subsidiaries or in connection with the distribution or trading of such capital stock and (z) acquisitions of shares of Common Stock in respect of exercises of employee equity awards or any related tax withholding). When dividends are not paid in full (or declared and a sum sufficient for such full payment is not so set apart) for any Dividend Period on the Series A Preferred Stock and any Parity Securities, dividends declared on the Series A Preferred Stock and

Parity Securities (whether cumulative or non-cumulative) shall only be declared pro rata so that the amount of dividends declared per share on the Series A Preferred Stock and such Parity Securities shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of the Series A Preferred Stock (but without, in the case of any non-cumulative preferred stock, accumulation of unpaid dividends for prior Dividend Periods) and such Parity Securities bear to each other.

        Section 6.    Voting Rights.

          (a)   The Holders of the Series A Preferred Stock shall vote together with the holders of Common Stock on all matters upon which the holders of Common Stock are entitled to vote. Each share of Series A Preferred Stock shall be entitled to such number of votes as the number of shares of Common Stock into which such share of Series A Preferred Stock is convertible pursuant to the Conversion Rate at the time of the record date for any such vote (taking into account Section 9(h) hereof, provided that solely for the purposes of determining the number of votes to which each share of Series A Preferred Stock is entitled pursuant to this Section 6(a), the Conversion Price utilized in the definition of Conversion Rate shall be deemed to be $2.00, subject to adjustment under Section 13), and for the purpose of such calculation, shares of Common Stock sufficient for the full conversion of all shares of Series A Preferred Stock shall be deemed to be authorized for issuance under the Certificate of Incorporation on such date and shall be included in such calculation.

          (b)   So long as any shares of Series A Preferred Stock are outstanding, the vote or consent of the Holders of a majority of the shares of Series A Preferred Stock at the time outstanding, voting as a single class with all other classes and series of Parity Securities having similar voting rights then outstanding and with each series or class having a number of votes proportionate to the aggregate liquidation preference of the outstanding shares of such class or series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary to effect or validate:

            (i)    any amendment, alteration or repeal of any provision of the Certificate of Incorporation (including this Certificate of Designations) that would alter or change the voting powers, preferences or special rights of the Series A Preferred Stock or any Parity Security;

            (ii)   any amendment or alteration of the Certificate of Incorporation (including this Certificate of Designations) to authorize, create or increase, or to obligate the Company to authorize, issue or increase, the authorized amount of any Senior Securities that are convertible into shares of Common Stock; or

            (iii)  any merger or consolidation of the Company with or into any entity other than a corporation, or any merger or consolidation of the Company with or into any other corporation unless the surviving or resulting corporation, or a corporation controlling such corporation that issues shares or other securities in such merger or consolidation, will thereafter have no class or series of shares or other securities either authorized or outstanding ranking prior to the Series A Preferred Stock in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up, except the same number of shares and the same amount of other securities with the same voting powers, preferences and special rights as the shares and securities of the Company respectively authorized and outstanding immediately before such merger or consolidation, and each share of Series A Preferred Stock outstanding immediately before such merger or consolidation is changed thereby into the same number of shares, with the same voting powers, preferences and special rights, of such corporation;

  provided, however, that if any such amendment, alteration or repeal described above would adversely affect one or more but not all series of preferred stock with like voting rights (including the Series A Preferred Stock for this purpose), then only the series affected and entitled to vote shall vote as a class in lieu of all such series of preferred stock.

          (c)   Notwithstanding anything to the contrary herein, Holders shall not have any voting rights if, at or prior to the effective time of the act with respect to which such vote would otherwise be required, all outstanding shares of Series A Preferred Stock shall have been converted in accordance with the terms of this Certificate of Designations.

        Section 7.    Liquidation.

          (a)   In the event the Company voluntarily or involuntarily liquidates, dissolves or winds up, subject to the rights of any creditors of the Company or any holders of Senior Securities or Parity Securities, the Holders at the time shall be entitled to receive liquidating distributions per share of Series A Preferred Stock in an amount equal to the greater of (i) the amount of the Liquidation Preference per share of Series A Preferred Stock and (ii) the amount that the Holders would have received in respect of the Conversion Securities issuable upon conversion of such share of Series A Preferred Stock had they converted such share of Series A Preferred Stock immediately prior to such event, in each case out of assets legally available for distribution to the Company's stockholders, before any distribution of assets is made to the holders of the Common Stock, any other Conversion Securities or any other Junior Securities. After payment of the full amount of such liquidating distributions, Holders of the Series A Preferred Stock shall have no right or claim to any of the remaining assets of the Company.

          (b)   In the event the assets of the Company available for distribution to stockholders upon any liquidation, dissolution or winding-up of the affairs of the Company, whether voluntary or involuntary, shall be insufficient to pay in full the amounts payable with respect to all outstanding shares of the Series A Preferred Stock and the corresponding amounts payable on any Parity Securities, Holders and the holders of such Parity Securities shall share ratably in any distribution of assets of the Company in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled.

          (c)   The Company's consolidation or merger with or into any other entity, the consolidation or merger of any other entity with or into the Company, or the sale of all or substantially all of the Company's property or business will not constitute its liquidation, dissolution or winding up.

        Section 8.    Automatic Conversion.

          (a)   Subject to Sections 8(b) and 8(c), each share of Series A Preferred Stock shall automatically convert (unless previously converted at the option of the Holder in accordance with Section 9) on the Mandatory Conversion Date into a number of shares of Common Stock equal to the Conversion Rate.

          (b)   Notwithstanding anything to the contrary in this Certificate of Designations, no conversion pursuant to this Section 8 with respect to shares of the Series A Preferred Stock of any Holder shall occur unless, with respect to such Holder, the Applicable Regulatory Approval has been obtained and remains in effect.

          (c)   Notwithstanding anything to the contrary in this Certificate of Designations, no conversion pursuant to this Section 8 with respect to shares of Series A Preferred Stock held by any Holder shall be permitted to the extent such conversion would result in such Holder owning, together with its Affiliates, more than 14.9% (or, in the cases of Castle Creek and Patriot only, 19.9%) of the outstanding shares of Common Stock after giving effect to such conversion. Those shares of Series A Preferred Stock which are not convertible pursuant to the preceding sentence shall remain outstanding.

        Section 9.    Early Conversion at the Option of the Holder.

          (a)   Subject to Sections 9(f) and 9(g), beginning from the Optional Convertibility Inception Date until the Mandatory Conversion Date, shares of the Series A Preferred Stock are convertible, in whole or in part (unless previously converted at the option of the Holder thereof pursuant to a notice delivered in accordance with Section 9(b)), on the Optional Conversion Date into shares of Common Stock at the Conversion Rate.

          (b)   Any written notice of conversion ("Conversion Notice") pursuant to this Section 9 shall be duly executed by the Holder, and specify:

            (i)    the number of shares of Series A Preferred Stock to be converted;

            (ii)   the name(s) in which such Holder desires the shares of Common Stock issuable upon conversion to be registered and whether such shares of Common Stock are to be issued in book-entry or certificated form (subject to compliance with applicable legal requirements if any of such certificates are to be issued in a name other than the name of the Holder);

            (iii)  if certificates are to be issued, the address to which such Holder wishes delivery to be made of such new certificates to be issued upon such conversion; and

            (iv)  any other transfer forms, tax forms or other relevant documentation required and specified by the Transfer Agent, if necessary, to effect the conversion.

          (c)   If specified by the Holder in the Conversion Notice that shares of Common Stock issuable upon conversion of the Series A Preferred Stock shall be issued to a Person other than the Holder surrendering the shares of Series A Preferred Stock being converted, then the Holder shall pay or cause to be paid any transfer or similar taxes payable in connection with the shares of Common Stock so issued.

          (d)   Upon receipt by the Transfer Agent of a completed and duly executed Conversion Notice, payment in compliance with Section 9(c), if applicable, and surrender of a certificate representing share(s) of Series A Preferred Stock to be converted (if held in certificated form), the Company shall, within three Business Days or as soon as possible thereafter, issue and shall instruct the Transfer Agent to register the number of shares of Common Stock to which such Holder shall be entitled upon conversion in the name(s) specified by such Holder in the Conversion Notice. If a Holder elects to hold its shares of Common Stock issuable upon conversion of the Series A Preferred Stock in certificated form, the Company shall promptly send or cause to be sent, by hand delivery (with receipt to be acknowledged) or by first-class mail, postage prepaid, to the Holder thereof, at the address designated by such Holder in the Conversion Notice, a certificate or certificates representing the number of shares of Common Stock to which such Holder shall be entitled upon conversion. In the event that there shall have been surrendered a certificate or certificates representing shares of Series A Preferred Stock, only part of which are to be converted, the Company shall issue and deliver to such Holder or such Holder's designee in the manner provided in the immediately preceding sentence a new certificate or certificates representing the number of shares of Series A Preferred Stock that shall not have been converted.

          (e)   The issuance by the Company of shares of Common Stock upon a conversion of shares of Series A Preferred Stock pursuant to this Section 9 shall be deemed effective immediately prior to the close of business on the day (the "Optional Conversion Date") of receipt by the Transfer Agent of the Conversion Notice and other documents, if any, set forth in Section 9(b), payment in compliance with Section 9(c), if applicable, and the surrender by such Holder or such Holder's designee of the certificate or certificates representing the shares of Series A Preferred Stock to be converted (if held in certificated form), duly assigned or endorsed for transfer to the Company (or accompanied by duly executed stock powers relating thereto).

          (f)    Notwithstanding anything to the contrary in this Certificate of Designations, no conversion pursuant to this Section 9 with respect to shares of the Series A Preferred Stock of any Holder shall occur unless, with respect to such Holder, the Applicable Regulatory Approval has been obtained and remains in effect.

          (g)   Notwithstanding anything to the contrary in this Certificate of Designations, no conversion pursuant to this Section 9 with respect to shares of Series A Preferred Stock held by any Holder shall be permitted to the extent such conversion would result in such Holder owning, together with its Affiliates, more than 14.9% (or, in the cases of Castle Creek and Patriot only, 19.9%) of the outstanding shares of Common Stock after giving effect to such conversion. Those shares of Series A Preferred Stock which are not convertible pursuant to the preceding sentence shall remain outstanding.

          (h)   In the event that, as a result of the payment or potential payment of any PIK Dividend contemplated by Section 4(a)(i)(B) or the application of the proviso contained in the definition of Conversion Price, the shares of Series A Preferred Stock held by any Holder and its Affiliates would represent upon conversion more than 14.9% (or, in the cases of Castle Creek and Patriot only, 19.9%) of the outstanding shares of Common Stock after giving effect to such conversion and taking into consideration any shares of Common Stock otherwise beneficially owned by such Holder or any of its Affiliates (the number of shares of Series A Preferred Stock representing shares of Common Stock upon conversion in excess of such percentage, the "Excess Shares"), then for all purposes of Section 8 and this Section 9 such Excess Shares shall be convertible into a number of shares of Non-Voting Common Stock or, if at such time the Company is not authorized pursuant to the Certificate of Incorporation to issue shares of Non-Voting Common Stock, a number of shares of Series B Preferred Stock in each case equivalent to the number of shares of Common Stock into which such Excess Shares would otherwise have been convertible (including, without limitation, taking into account any adjustments to such number of shares of Common Stock that would have been issuable in respect of the Excess Shares required by Section 13). In such event, (i) each reference in Section 8 or this Section 9 to shares of Common Stock issuable upon conversion of the Series A Preferred Stock shall be deemed a reference to the applicable Conversion Security and (ii) for purposes of the adjustment provisions in Section 13, the number of shares of Common Stock outstanding at any given point of time shall include the number of shares of Non-Voting Common Stock or Series B Preferred Stock then outstanding.

        Section 10.    Conversion Procedures.

          (a)   On the Mandatory Conversion Date or any Optional Conversion Date (each, a "Conversion Date"), any shares of Series A Preferred Stock converted to Conversion Securities shall cease to be outstanding, in each case, subject to the right of Holders of such shares to receive Conversion Securities into which such shares of Series A Preferred Stock are convertible.

          (b)   The Person or Persons entitled to receive the Conversion Securities issuable upon any such conversion shall be treated for all purposes as the record holder(s) of such Conversion Securities as of the close of business on the applicable Conversion Date. No allowance or adjustment, except as set forth in Section 13, shall be made in respect of dividends payable to holders of Conversion Securities of record as of any date prior to such applicable Conversion Date. Prior to such applicable Conversion Date, Conversion Securities issuable upon conversion of any shares of Series A Preferred Stock shall not be deemed outstanding for any purpose, and Holders of shares of Series A Preferred Stock shall have no rights with respect to Conversion Securities (including voting rights as applicable, rights to respond to tender offers for the

  Conversion Securities and rights to receive any dividends or other distributions on the Conversion Securities) by virtue of holding shares of Series A Preferred Stock.

          (c)   Shares of Series A Preferred Stock duly converted in accordance herewith, or otherwise reacquired by the Company, shall resume the status of authorized and unissued preferred stock of the Company, undesignated as to series and available for future issuance.

          (d)   In the event that a Holder of shares of Series A Preferred Stock shall not by written notice designate the name in which Conversion Securities to be issued upon conversion of such Series A Preferred Stock should be registered or the address to which the certificate or certificates representing such Conversion Securities should be sent, the Company shall be entitled to register such shares, and make such payment, in the name of the Holder of such Series A Preferred Stock as shown on the records of the Company and to send the certificate or certificates representing such Conversion Securities to the address of such Holder shown on the records of the Company.

        Section 11.    Reservation of Conversion Securities.

          (a)   The Company shall at all times reserve and keep available out of its authorized and unissued Conversion Securities or shares held in the treasury of the Company, solely for issuance upon the conversion of shares of Series A Preferred Stock as provided in this Certificate of Designations, free from any preemptive or other similar rights, such number of applicable Conversion Securities as shall from time to time be issuable upon the conversion of all the shares of Series A Preferred Stock then outstanding. For purposes of this Section 11(a), the number of Conversion Securities that shall be deliverable upon the conversion of all outstanding shares of Series A Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single Holder.

          (b)   Notwithstanding the foregoing, the Company shall be entitled to deliver upon conversion of shares of Series A Preferred Stock, as herein provided, Conversion Securities held in the treasury of the Company (in lieu of the issuance of authorized and unissued Conversion Securities), so long as any such treasury shares are free and clear of all liens, charges, security interests or encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

          (c)   All Conversion Securities delivered upon conversion of the Series A Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

          (d)   Prior to the delivery of any securities that the Company shall be obligated to deliver upon conversion of the Series A Preferred Stock, the Company shall use its reasonable best efforts to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

          (e)   The Company hereby covenants and agrees that, if at any time the Common Stock shall be listed on the NASDAQ Stock Market or any other national securities exchange or automated quotation system, the Company shall, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion of the Series A Preferred Stock; provided, however, that if the rules of such exchange or automated quotation system permit the Company to defer the listing of such Common Stock until the first conversion of Series A Preferred Stock into Common Stock in accordance with the provisions hereof, the Company covenants to list such Common Stock issuable upon conversion of the Series A Preferred Stock in accordance with the requirements of such exchange or automated quotation system at such time.

        Section 12.    Fractional Shares.

          (a)   No fractional Conversion Securities shall be issued as a result of any conversion of shares of Series A Preferred Stock.

          (b)   In lieu of any fractional Conversion Security otherwise issuable to a Holder in respect of any conversion pursuant to Section 8 or Section 9, the Company shall at its option either (i) issue to such Holder a whole Conversion Security, or (ii) pay an amount in cash (computed to the nearest cent) equal to such fraction times the average Closing Price of the Common Stock for the five consecutive Trading Days ending on the second Trading Day immediately preceding the applicable Conversion Date.

          (c)   If more than one share of the Series A Preferred Stock is surrendered for conversion at one time by or for the same Holder, the number of full Conversion Securities issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Series A Preferred Stock so surrendered.

        Section 13.    Anti-Dilution Adjustments.

          (a)   Except as provided in Section 13(c), the Conversion Price shall be subject to the following adjustments:

            (i)    Stock Dividends and Distributions.    If the Company pays dividends or other distributions on the Common Stock in shares of Common Stock, then the Conversion Price in effect immediately prior to the Ex-Date for such dividend or distribution will be multiplied by the following fraction:

OS0 OS1

  Where,

  OS0 = the number of shares of Common Stock outstanding immediately prior to Ex-Date for such dividend or distribution.

  OS1 = the sum of the number of shares of Common Stock outstanding immediately prior to the Ex-Date for such dividend or distribution plus the total number of shares of Common Stock constituting such dividend or distribution.

  For the purposes of this clause (i), the number of shares of Common Stock at the time outstanding shall not include treasury shares. If any dividend or distribution described in this clause (i) is declared but not so paid or made, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to make such dividend or distribution, to such Conversion Price that would be in effect if such dividend or distribution had not been declared.

            (ii)    Subdivisions, Splits and Combination of the Common Stock.    If the Company subdivides, splits or combines the shares of Common Stock, then the Conversion Price in effect immediately prior to the effective date of such share subdivision, split or combination will be multiplied by the following fraction:

OS0 OS1

  Where,

  OS0 = the number of shares of Common Stock outstanding immediately prior to the effective date of such share subdivision, split or combination.

  OS1 = the number of shares of Common Stock outstanding immediately after the opening of business on the effective date of such share subdivision, split or combination.

  For the purposes of this clause (ii), the number of shares of Common Stock at the time outstanding shall not include treasury shares. If any subdivision, split or combination described in this clause (ii) is announced but the outstanding shares of Common Stock are not subdivided, split or combined, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to subdivide, split or combine the outstanding shares of Common Stock, to such Conversion Price that would be in effect if such subdivision, split or combination had not been announced.

            (iii)    Debt or Asset Distributions.    If the Company distributes to all holders of shares of Common Stock evidences of indebtedness, shares of capital stock, securities, cash or other assets (excluding any dividend or distribution referred to in clause (i) above, any dividend or distribution paid exclusively in cash, any consideration payable in connection with a tender or exchange offer made by the Company or any of its subsidiaries, and any dividend of shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit in the case of certain spin-off transactions as described below), in exchange for consideration in an amount less than the fair market value of the property so distributed then the Conversion Price in effect immediately prior to the Ex-Date for such distribution will be multiplied by the following fraction:

SP0 -FMV SP0

  Where,

  SP0 = the Current Market Price per share of Common Stock on such date.

  FMV = the fair market value of the portion of the distribution applicable to one share of Common Stock on such date as determined by the Board of Directors.

  In a "spin-off," where the Company makes a distribution to all holders of shares of Common Stock consisting of capital stock of any class or series, or similar equity interests of, or relating to, a subsidiary or other business unit, the Conversion Price will be adjusted on the 15th Trading Day after the effective date of the distribution by multiplying such Conversion Price in effect immediately prior to such 15th Trading Day by the following fraction:

MP0 MP0 + MPS

  Where,

  MP0 = the average of the Closing Prices of the Common Stock over the first ten Trading Days commencing on and including the fifth Trading Day following the effective date of such distribution.

  MPS = the average of the Closing Prices of the capital stock or equity interests representing the portion of the distribution applicable to one share of Common Stock over the first ten Trading Days commencing on and including the fifth Trading Day following the effective date of such distribution, or, if not traded on a national or regional securities exchange or over-the-counter market, the fair market value of the capital stock or equity interests representing the portion of the distribution applicable to one share of Common Stock on such date as determined by the Board of Directors.

  In the event that such distribution described in this clause (iii) is not so paid or made, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay or make such dividend or distribution, to the Conversion Price that would then be in effect if such dividend or distribution had not been declared.

            (iv)    Cash Distributions.    If the Company makes a distribution consisting exclusively of cash to all holders of the Common Stock, excluding (a) any cash dividend on the Common Stock to the extent a corresponding cash dividend is paid on the Series A Preferred Stock pursuant to Section 4(a)(ii), (b) any cash that is distributed in a Reorganization Event or as part of a "spin-off" referred to in clause (iii) above, (c) any dividend or distribution in connection with the Company's liquidation, dissolution or winding up, and (d) any consideration payable in connection with a tender or exchange offer made by the Company or any of its subsidiaries, then in each event, the Conversion Price in effect immediately prior to the Ex-Date for such distribution will be multiplied by the following fraction:

SP0 -DIV SP0

  Where,

  SP0 = the Closing Price per share of Common Stock on the Trading Day immediately preceding the Ex-Date.

  DIV = the amount per share of Common Stock of the dividend or distribution, as determined pursuant to the following paragraph.

  In the event that any distribution described in this clause (iv) is not so made, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay such distribution, to the Conversion Price which would then be in effect if such distribution had not been declared.

            (v)    Self Tender Offers and Exchange Offers.    If the Company or any of its subsidiaries successfully completes a tender or exchange offer for the Common Stock where the cash and the value of any other consideration included in the payment per share of the Common Stock exceeds the Closing Price per share of the Common Stock on the Trading Day immediately succeeding the expiration of the tender or exchange offer, then the Conversion Price in effect at the close of business on such immediately succeeding Trading Day will be multiplied by the following fraction:

OS0 × SP0 AC + (SP0 × OS1)

  Where,

  SP0 = the Closing Price per share of Common Stock on the Trading Day immediately succeeding the expiration of the tender or exchange offer.

  OS0 = the number of shares of Common Stock outstanding immediately prior to the expiration of the tender or exchange offer, including any shares validly tendered and not withdrawn.

  OS1 = the number of shares of Common Stock outstanding immediately after the expiration of the tender or exchange offer.

  AC = the aggregate cash and fair market value of the other consideration payable in the tender or exchange offer, as determined by the Board of Directors.

  In the event that the Company, or one of its subsidiaries, is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Company, or such subsidiary, is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Price shall be readjusted to be such Conversion Price that would then be in effect if such tender offer or exchange offer had not been made.

          (b)   The Company may make such decreases in the Conversion Price, in addition to any other decreases required by this Section 13, if the Board of Directors deems it advisable to avoid or diminish any income tax to holders of the Common Stock resulting from any dividend or distribution of shares of Common Stock (or issuance of rights or warrants to acquire shares of Common Stock) or from any event treated as such for income tax purposes or for any other reason.

          (c)   (i) All adjustments to the Conversion Price shall be calculated to the nearest 1/10 of a cent. No adjustment in the Conversion Price shall be required if such adjustment would be less than $0.01; provided, that any adjustments which by reason of this subparagraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided, further, that on the Mandatory Conversion Date adjustments to the Conversion Price will be made with respect to any such adjustment carried forward and which has not been taken into account before such date.

             (ii)  No adjustment to the Conversion Price shall be made if Holders may participate in the transaction that would otherwise give rise to an adjustment, as a result of holding the Series A Preferred Stock (including without limitation pursuant to Section 4(a)), without having to convert the Series A Preferred Stock, as if they held the full number of shares of Common Stock into which a share of the Series A Preferred Stock may then be converted.

            (iii)  The Conversion Price shall not be adjusted:

              (A)  upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company's securities and the investment of additional optional amounts in shares of Common Stock under any plan;

              (B)  upon the issuance of any shares of Common Stock or rights or warrants to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its subsidiaries;

              (C)  upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the Issue Date and not amended thereafter;

              (D)  for a change in the par value or no par value of Common Stock; or

              (E)  for accrued and unpaid dividends on the Series A Preferred Stock.

          (d)   Whenever the Conversion Price is to be adjusted in accordance with Section 13(a) or Section 13(b), the Company shall: (i) compute the Conversion Price in accordance with Section 13(a) or Section 13(b), taking into account the one-cent threshold set forth in Section 13(c); (ii) as soon as reasonably practicable following the occurrence of an event that requires an adjustment to the Conversion Price pursuant to Section 13(a) or Section 13(b), taking into account the one cent threshold set forth in Section 13(c) (or if the Company is not aware of such occurrence, as soon as reasonably practicable after becoming so aware), provide, or cause to be provided, a written notice to the Holders of the occurrence of such event; and (iii) as soon as reasonably practicable following the determination of the revised Conversion Price in accordance with Section 13(a) or Section 13(b), provide, or cause to be provided, a written notice to the Holders setting forth in reasonable detail the method by which the adjustment to the Conversion Price was determined and setting forth the revised Conversion Price.

          (e)   Notwithstanding anything to the contrary in this Section 13 or otherwise in this Certificate of Designations, the Company shall not take any action that would result in the Conversion Price being adjusted to below the then par value (if any) of the Conversion Securities deliverable upon conversion of the Series A Preferred Stock. Additionally, under no circumstances will the number of Conversion Securities deliverable upon conversion of the Series A Preferred Stock exceed (when taken together with all other outstanding shares of Common Stock) the applicable number of Conversion Securities that the Company is authorized to issue.

        Section 14.    Replacement Certificates.

          (a)   The Company shall replace any mutilated stock certificate at the Holder's expense upon surrender of such stock certificate to the Company. The Company shall replace stock certificates that become destroyed, stolen or lost at the Holder's expense upon delivery to the Company of satisfactory evidence that the stock certificate has been destroyed, stolen or lost, together with any indemnity that may be required by the Company.

          (b)   The Company shall not be required to issue any stock certificates representing the Series A Preferred Stock on or after the Mandatory Conversion Date, except for shares held by any Holder pursuant to Section 8(c) or 9(g). In place of the delivery of a replacement certificate following the Mandatory Conversion Date, the Company, upon delivery of the evidence and indemnity described in clause (a) above, shall deliver the Conversion Securities, or evidence of book-entry record ownership of such Conversion Securities, pursuant to the terms of the Series A Preferred Stock formerly evidenced by the certificate.

        Section 15.    Redemptions.    The Series A Preferred Stock shall not be redeemable either at the Company's option or at the option of any Holder.

        Section 16.    Reorganization Events.

          (a)   In the event of:

              (i)  any consolidation or merger of the Company with or into another Person, in each case pursuant to which the Common Stock will be converted into cash, securities or other property of the Company or another Person,

             (ii)  any sale, transfer, lease or conveyance to another Person of all or substantially all of the property and assets of the Company, in each case pursuant to which the Common Stock will be converted into cash, securities or other property of the Company or another Person,

            (iii)  any reclassification of the Common Stock into securities including securities other than the Common Stock or

            (iv)  any statutory exchange of the outstanding shares of Common Stock for securities of another Person (other than in connection with a merger or acquisition) (any such event specified in clauses (i) through (iv), a "Reorganization Event"), each share of Series A Preferred Stock outstanding immediately prior to such Reorganization Event shall, without the consent of Holders, remain outstanding but shall become convertible, at the option of the Holders, into the kind of securities, cash and other property receivable in such Reorganization Event by the holder (excluding the counterparty to the Reorganization Event or an affiliate of such counterparty) of that number of shares of Common Stock into which the share of Series A Preferred Stock would then be convertible assuming that on the date such option is exercised the Applicable Regulatory Approval has been obtained and remains in effect and disregarding for these purposes Section 9(h) (such securities, cash and other property, the "Exchange Property").

          (b)   In the event that holders of the shares of Common Stock have the opportunity to elect the form of consideration to be received in such transaction, the consideration that the Holders are entitled to receive shall be deemed to be the types and amounts of consideration received by the majority of the holders of the shares of Common Stock that affirmatively make an election. The amount of Exchange Property receivable upon conversion of any Series A Preferred Stock in accordance with Section 8 shall be an amount equal to the Conversion Price in effect on the Mandatory Conversion Date.

          (c)   The above provisions of this Section 16 shall similarly apply to successive Reorganization Events and the provisions of Section 13 shall apply to any shares of capital stock of the Company (or any successor) received by the holders of the Common Stock in any such Reorganization Event.

          (d)   The Company (or any successor) shall, within 20 days of the occurrence of any Reorganization Event, provide written notice to the Holders of such occurrence of such event and of the kind and amount of the cash, securities or other property that constitutes the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 16.

        Section 17.    No Impairment.    The Company shall not amend its Certificate of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but shall at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred Stock against dilution or other impairment as provided herein.

        Section 18.    Miscellaneous.

          (a)   All notices referred to herein shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three Business Days after the mailing thereof if sent by registered or certified mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Certificate of Designations) with postage prepaid, addressed: (i) if to the Company, to its office at 1331 17th Street Suite 300, Denver, CO 80202-1566, Attention: Chief Financial Officer, or (ii) if to any Holder, to such Holder at the address of such Holder as listed in the stock record books of the Company, or (iii) to such other address as the Company or any such Holder, as the case may be, shall have designated by notice similarly given.

          (b)   The Company shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series A Preferred Stock or Conversion Securities or other securities issued on account of Series A Preferred Stock pursuant hereto or certificates representing such shares or securities. The Company shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Series A Preferred Stock or Conversion Securities or other securities in a name other than that in which the shares of Series A Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any Person other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid or is not payable.

[Signature page follows]

        IN WITNESS WHEREOF, the Company has caused this Resolution to be signed by its duly authorized officer, on [    •    ], 2009.

GUARANTY BANCORP
By:	Name: Title:

[Signature Page to Certificate of Designations]

EXHIBIT B

FORM OF VOTING AGREEMENT

        This Voting Agreement (this "Agreement"), dated as of May 6, 2009, is by and among the stockholders listed on the signature page hereto (each, a "Stockholder" and, collectively, the "Stockholders") and each of Patriot Financial Partners, L.P., Patriot Financial Partners Parallel, L.P., Relational Investors Mid-Cap Fund I, L.P. and Relational Investors Mid-Cap Fund II, L.P. (each, an "Investor" and, collectively, the "Investors").

        WHEREAS, simultaneously with the execution of this Agreement, Guaranty Bancorp, a Delaware corporation (the "Company"), and the investors listed on the signature pages thereto are entering into an Investment Agreement (the "Investment Agreement"), dated as the date hereof, providing, among other things, for the purchase by such investors from the Company of Series A Convertible Non-Cumulative Preferred Stock, convertible into shares of Company Common Stock;

        WHEREAS, the Board of Directors of the Company has approved the Investment Agreement and the transactions contemplated thereby; and

        WHEREAS, as a condition and inducement to the Investors' willingness to enter into the Investment Agreement, each Investor has required that the Stockholders enter into this Agreement.

        NOW THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein and in the Investment Agreement, the parties hereto, intending to be legally bound, hereby agree as follows:

        1.    Certain Definitions.

          (a)   For purposes of this Agreement, all capitalized terms used but not otherwise defined herein shall have the respective meanings given to such terms in the Investment Agreement.

          (b)   For purposes of this Agreement, "beneficially own" or "beneficial ownership" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act).

          (c)   For purposes of this Agreement, the following terms shall have the following meanings:

            "Company Common Stock" means the Company's shares of common stock, par value $0.001 per share.

            "Stockholder's Subject Shares" shall mean, with respect to a particular Stockholder, all shares of Company Common Stock beneficially owned by such Stockholder as of the date hereof and as set forth opposite such Stockholder's name on the schedule attached hereto as Exhibit A and any and all such other shares of Company Common Stock acquired or otherwise beneficially owned from time to time by such Stockholder after the date of this Agreement.

        2.    Representations, Warranties and Covenants of Stockholder.     Each Stockholder hereby represents and warrants to each Investor as follows:

          (a)    Title.    Set forth opposite such Stockholder's name on Exhibit A hereto is a true and complete list of all of the shares of Company Common Stock of which such Stockholder is the record or beneficial owner as of the date hereof. Except as set forth on Exhibit A, as of the date hereof, such Stockholder is the sole record or beneficial owner of such Stockholder's Subject Shares, and such Stockholder is the lawful owner of such Stockholder's Subject Shares, free and clear of all liens except such liens as would not reasonably be expected to materially impair such Stockholder's ability to perform its obligations hereunder.

          (b)    Right to Vote.     Except as set forth on Exhibit A, such Stockholder has, with respect to all such Stockholder's Subject Shares, sole voting power and sole power to issue instructions with respect to the matters set forth in Section 3, in each case with no limitations, qualifications or restrictions on such rights other than pursuant to the terms of this Agreement.

          (c)    Authority.    Such Stockholder has the requisite power and authority to execute and deliver, and to perform such Stockholder's obligations under, this Agreement. This Agreement has been duly and validly executed and delivered by such Stockholder and constitutes a valid and binding agreement of such Stockholder enforceable against such Stockholder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

          (d)    Conflicting Instruments.     Neither the execution and delivery of this Agreement nor the performance by such Stockholder of such Stockholder's agreements and obligations hereunder will result in any breach or violation of, or be in conflict with or constitute a default under, any term of any contract, agreement, voting agreement, stockholders' agreement, trust agreement, voting trust, proxy, power of attorney, pooling arrangement, note, mortgage, indenture, instrument, arrangement or other obligation or restriction of any kind to which the Stockholder is a party or to or by which the Stockholder or the Stockholder's Subject Shares are subject or bound.

        3.    Grant of Proxy.

          (a)   Each Stockholder hereby grants to, and appoints, the Investors, such Stockholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Stockholder, to vote such Stockholder's Subject Shares, or grant a consent or approval in respect of such shares, at any meeting of Stockholders of the Company or at any adjournment thereof or in any other circumstances in which their vote, consent or other approval is sought, in favor of approval of any and all of the matters contemplated by Section 9(e) of the Investment Agreement.

          (b)   Each Stockholder represents that any proxies heretofore given in respect of such Stockholder's Subject Shares and still in effect are not irrevocable, and, to the extent inconsistent with the provisions of this Agreement, that any such proxies are hereby revoked.

          (c)   Each Stockholder hereby affirms that the proxy set forth in this Section 3 is given in connection with the execution of the Investment Agreement, and that such proxy is given to secure the performance of the duties of such Stockholder under this Agreement. Such Stockholder hereby further affirms that the proxy is coupled with an interest and may under no circumstances be revoked, subject to Section 5(e) herein. Such Stockholder hereby ratifies and confirms all that such proxy may lawfully do or cause to be done by virtue hereof. Such proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212(e) of the General Corporation Law of the State of Delaware, subject to Section 5(e) herein.

        4.    Fiduciary Duties of Directors.     Each Stockholder that is a director or officer of the Company is entering this Agreement in his or her capacity as the record or beneficial owner of the Stockholder's Subject Shares, and not in his or her capacity as a director or officer of the Company. Nothing in this Agreement shall be deemed in any manner to limit the discretion of any such Stockholder to take any action, or fail to take any action, in his or her capacity as a director or officer of the Company.

        5.    Miscellaneous.

          (a)    Entire Agreement.     This Agreement (including Exhibit A hereto) embodies the entire agreement and understanding between the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior written and prior or contemporaneous oral agreements and understandings between the parties with respect to the subject matter of this Agreement.

          (b)    Invalid Provisions.     If any provision of this Agreement or the application thereof to any person (including the officers and directors parties hereto) or circumstances is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

          (c)    Counterparts and Facsimiles.     For the convenience of the parties hereto, this Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by facsimile and such facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

          (d)    Specific Performance.     Each Stockholder agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed by each Stockholder that each Investor shall be entitled to seek specific performance of the terms hereof, this being in addition to any other remedies to which it is entitled at law or equity.

          (e)    Amendments; Termination.

            (i)    This Agreement may not be modified, amended, altered or supplemented, except that this Agreement may be modified, amended, altered or supplemented, as between either Investor and any particular Stockholder, upon the execution and delivery of a written agreement executed by such Investor and such Stockholder.

            (ii)   The provisions of this Agreement including the proxy granted pursuant to Section 3 shall terminate upon the earliest to occur of (A) receipt of the Stockholder Approval and (B) the termination of the Investment Agreement in accordance with its terms.

            (iii)  The proxy granted pursuant to Section 3 shall also automatically terminate with respect to any Stockholder's Subject Shares which are sold, transferred, assigned or otherwise disposed of by a Stockholder to a third party.

          (f)    Governing Law.     This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Colorado, without giving effect to conflicts of law principles or other principles that would require the application of any other law.

          (g)    Successors and Assigns.     The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal successors (including, in the case of each Stockholder, any executors, administrators, estates, legal representatives and heirs of such Stockholder) and permitted assigns; provided that, except as otherwise provided in this Agreement, no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement.

          (h)    Notices.    All notices, communications and deliveries required or permitted by this Agreement shall be made in writing signed by the party making the same, shall specify the Section of this Agreement pursuant to which it is given or being made and shall be deemed given or made (i) on the date delivered if delivered by telecopy or in person, (ii) on the third (3rd) Business Day after it is mailed if mailed by registered or certified mail (return receipt requested) (with postage and other fees prepaid) or (iii) on the day after it is delivered, prepaid, to an overnight express delivery service that confirms to the sender delivery on such day, as follows:

            (i)    if to a Stockholder, at the address of such Stockholder set forth on Exhibit A attached hereto or at such other address that such Stockholder may have provided in writing to the Investors; and

            (ii)   if to an Investor, to the address in Annex A to the Investment Agreement, with copies (which copy alone shall not constitute notice) as set forth in the Investment Agreement.

          (i)    Individual Obligations.     Each Stockholder's obligations under this Agreement are individual and not joint or several obligations and no Stockholder shall have any liability to either Investor for the performance or non-performance by any other Stockholder under this Agreement.

[Signature Pages Follow]

        IN WITNESS WHEREOF, the parties hereto have executed this Voting Agreement as of the date first written above.

INVESTORS:
Patriot Financial Partners, L.P.
By:
Name:
Title:
Patriot Financial Partners Parallel, L.P.
By:
Name:
Title:
Relational Investors Mid-Cap Fund I, L.P.
By:
Name:
Title:
Relational Investors Mid-Cap Fund II, L.P.
By:
Name:
Title:

Voting Agreement

STOCKHOLDERS:

Mutual Shares Fund
Mutual Qualified Fund
Mutual Financial Services Fund
Mutual Shares Securities Fund
Franklin Mutual Beacon Fund
Franklin Mutual Shares Fund
EQ/Mutual Shares Portfolio
JNL/Franklin Templeton Mutual Shares Fund
Mutual Shares Trust
ING Franklin Mutual Shares Portfolio
By:	Franklin Mutual Advisers, LLC
By:
Name:	Bradley Takahashi
Title:	Vice President

Voting Agreement

STOCKHOLDERS:
Andrea N. DeVos 1003 Trust Elisabeth L. DeVos 1003 Trust Ryan E. DeVos 1003 Trust Richard M. DeVos III 1003 Trust Richard M. DeVos Charitable Lead Annuity Trust No. 2
By:
Name:	Jerry L. Tubergen
Title:	Trustee (and not in any individual capacity)
RDV Capital Management LP
By:	RDV Corporation, its General Partner
By:
Name:	Jerry L. Tubergen
Title:	President
Heritage Capital Management, LP
By:	Buttonwood Capital, Inc., its General Partner
By:
Name:	Jerry L. Tubergen
Title:	President
Harbour Point Investors, LLC
By:	RDV Corporation, its Manager
By:
Name:	Jerry L. Tubergen
Title:	President

Voting Agreement

STOCKHOLDERS:
Castle Creek Capital Partners III, L.P.
By:
Name:	John M. Eggemeyer, III
Title:	President

Voting Agreement

STOCKHOLDERS:

Name:	John M. Eggemeyer

Voting Agreement

STOCKHOLDERS:

Name:	John M. Eggemeyer, Trustee Eggemeyer Family Trust

Voting Agreement

Exhibit A

Name of Stockholder	Number of Shares of Company Common Stock	Nature of Ownership	Notice Information
Castle Creek Capital Partners III, L.P.	2,644,963	Direct	P.O. Box 1329 Rancho Santa Fe, California 92067 Phone: (858) 756-8300 Fax: (858) 756-8301
John Eggemeyer	76,120	Direct	P.O. Box 1329 Rancho Santa Fe, California 92067 Phone: (858) 756-8300 Fax: (858) 756-8301
Eggemeyer Family Trust	352,500	Direct	P.O. Box 1329 Rancho Santa Fe, California 92067 Phone: (858) 756-8300 Fax: (858) 756-8301
Mutual Shares Fund	5,731,834	Beneficial*	c/o Franklin Mutual Advisers, LLC 101 John F. Kennedy Pkwy Short Hills, NJ 07078 Bradley Takahashi Phone: (973) 912-2152 Fax: (973) 912-0646
Mutual Qualified Fund	1,735,639	Beneficial*	c/o Franklin Mutual Advisers, LLC 101 John F. Kennedy Pkwy Short Hills, NJ 07078 Bradley Takahashi Phone: (973) 912-2152 Fax: (973) 912-0646
Mutual Financial Services Fund	1,333,807	Beneficial*	c/o Franklin Mutual Advisers, LLC 101 John F. Kennedy Pkwy Short Hills, NJ 07078 Bradley Takahashi Phone: (973) 912-2152 Fax: (973) 912-0646
Mutual Shares Securities Fund	1,288,316	Beneficial*	c/o Franklin Mutual Advisers, LLC 101 John F. Kennedy Pkwy Short Hills, NJ 07078 Bradley Takahashi Phone: (973) 912-2152 Fax: (973) 912-0646

Name of Stockholder	Number of Shares of Company Common Stock	Nature of Ownership	Notice Information
Franklin Mutual Beacon Fund	91,672	Beneficial*	c/o Franklin Mutual Advisers, LLC 101 John F. Kennedy Pkwy Short Hills, NJ 07078 Bradley Takahashi Phone: (973) 912-2152 Fax: (973) 912-0646
Franklin Mutual Shares Fund	26,327	Beneficial*	c/o Franklin Mutual Advisers, LLC 101 John F. Kennedy Pkwy Short Hills, NJ 07078 Bradley Takahashi Phone: (973) 912-2152 Fax: (973) 912-0646
EQ/Mutual Shares Portfolio	91,672	Beneficial*	c/o Franklin Mutual Advisers, LLC 101 John F. Kennedy Pkwy Short Hills, NJ 07078 Bradley Takahashi Phone: (973) 912-2152 Fax: (973) 912-0646
JNL/Franklin Templeton Mutual Shares Fund	48,548	Beneficial*	c/o Franklin Mutual Advisers, LLC 101 John F. Kennedy Pkwy Short Hills, NJ 07078 Bradley Takahashi Phone: (973) 912-2152 Fax: (973) 912-0646
Mutual Shares Trust	21,927	Beneficial*	c/o Franklin Mutual Advisers, LLC 101 John F. Kennedy Pkwy Short Hills, NJ 07078 Bradley Takahashi Phone: (973) 912-2152 Fax: (973) 912-0646
ING Franklin Mutual Shares Portfolio	47,924	Beneficial*	c/o Franklin Mutual Advisers, LLC 101 John F. Kennedy Pkwy Short Hills, NJ 07078 Bradley Takahashi Phone: (973) 912-2152 Fax: (973) 912-0646

Name of Stockholder	Number of Shares of Company Common Stock	Nature of Ownership	Notice Information
Andrea N. DeVos 1003 Trust	125,000	Direct	126 Ottawa Ave. NW, Suite 500 Grand Rapids, MI 49503 Phone: (616) 454-4114 Fax: (616) 454-4654
Elisabeth L. DeVos 1003 Trust	125,000	Direct	126 Ottawa Ave. NW, Suite 500 Grand Rapids, MI 49503 Phone: (616) 454-4114 Fax: (616) 454-4654
Ryan E. DeVos 1003 Trust	125,000	Direct	126 Ottawa Ave. NW, Suite 500 Grand Rapids, MI 49503 Phone: (616) 454-4114 Fax: (616) 454-4654
Richard M. DeVos III 1003 Trust	125,000	Direct	126 Ottawa Ave. NW, Suite 500 Grand Rapids, MI 49503 Phone: (616) 454-4114 Fax: (616) 454-4654
Richard M. DeVos Charitable Lead Annuity Trust No. 2	1,000,000	Direct	126 Ottawa Ave. NW, Suite 500 Grand Rapids, MI 49503 Phone: (616) 454-4114 Fax: (616) 454-4654
RDV Capital Management LP	879,167	Direct	126 Ottawa Ave. NW, Suite 500 Grand Rapids, MI 49503 Phone: (616) 454-4114 Fax: (616) 454-4654
Heritage Capital Management, LP	160,000	Direct	126 Ottawa Ave. NW, Suite 500 Grand Rapids, MI 49503 Phone: (616) 454-4114 Fax: (616) 454-4654
Harbour Point Investors, LLC	33,390	Direct	126 Ottawa Ave. NW, Suite 500 Grand Rapids, MI 49503 Phone: (616) 454-4114 Fax: (616) 454-4654

*
All voting discretion held pursuant to investment management contracts by Franklin Mutual Advisers, LLC.

EXHIBIT C

PASSIVITY COMMITMENTS

(Name and Location) ("Investor"), will not, without the prior approval of the Federal Reserve System or its staff, directly or indirectly:

1.
Exercise or attempt to exercise a controlling influence over the management or policies of Guaranty Bancorp ("Company") or any of its subsidiaries;

2.
Have or seek to have more than one representative of Investor and their subsidiaries (the "Investor Group") serve on the board of directors of Company or any of its subsidiaries;

3.
Permit any representative of the Investor Group who serves on the board of directors of Company or any of its subsidiaries to serve (i) as the chairman of the board of directors of Company or any of its subsidiaries, (ii) as the chairman of any committee of the board of directors of Company or any of its subsidiaries, or (iii) serve as a member of any committee of the board of directors of Company or any of its subsidiaries if the Investor Group representative occupies more than 25 percent of the seats on the committee;

4.
Have or seek to have any employee or representative of the Investor Group serve as an officer, agent, or employee of Company or any of its subsidiaries;

5.
Take any action that would cause Company or any of its subsidiaries to become a subsidiary of Investor;

6.
Own, control, or hold with power to vote securities that (when aggregated with securities that the officers and directors of the Investor Group own, control, or hold with power to vote) represent 25 percent or more of any class of voting securities of Company or any of its subsidiaries;

7.
Own or control equity interests that would cause the combined voting and nonvoting equity interests of the Investor Group and its officers and directors to equal or exceed 25 percent of the total equity capital of Company or any of its subsidiaries;

8.
Propose a director or slate of directors in opposition to a nominee or slate of nominees proposed by the management or board of directors of Company or any of its subsidiaries;

9.
Enter into any agreement with Company or any of its subsidiaries that substantially limits the discretion of Company's management over major policies and decisions, including, but not limited to, policies or decisions about employing and compensating executive officers; engaging in new business lines; raising additional debt or equity capital; merging or consolidating with another firm; or acquiring, selling, leasing, transferring, or disposing of material assets, subsidiaries, or other entities;

10.
Solicit or participate in soliciting proxies with respect to any matter presented to the shareholders of Company or any of its subsidiaries;

11.
Dispose or threaten to dispose (explicitly or implicitly) of equity interests of Company or any of its subsidiaries in any manner as a condition or inducement of specific action or non-action by Company or any of its subsidiaries; or

12.
Enter into any other banking or nonbanking transactions with Company or any of its subsidiaries, except that Investor Group may establish and maintain deposit accounts with Company, provided that the aggregate balance of all such deposit accounts does not exceed $500,000 and that the accounts are maintained on substantially the same terms as those prevailing for comparable accounts of persons unaffiliated with Company.

The terms used in these commitments have the same meanings as set forth in the Bank Holding Company Act of 1956, as amended, and the Board's Regulation Y.

 EXHIBIT D

FORM OF JOINDER

[Date]

        Reference is made to the Investment Agreement (as amended, supplemented or otherwise modified from time to time, the "Investment Agreement"), dated as of May 6, 2009, by and among Guaranty Bancorp, a Delaware corporation (the "Company"), and each investor listed on Annex A attached thereto and such other investors that may become party thereto from time to time (each, an "Investor" and collectively, the "Investors"). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Investment Agreement.

        This Joinder supplements the Investment Agreement and is delivered by the undersigned (the "Additional Investor") pursuant to Section 23 of the Investment Agreement. The Additional Investor hereby agrees to be bound as an Investor party to the Investment Agreement by all of the terms, covenants and conditions set forth in the Investment Agreement to the same extent that it would have been bound if it had been a signatory to the Investment Agreement as an Investor thereunder on the date of the Investment Agreement.

        For the convenience of the parties hereto, this Joinder may be executed in any number of counterparts, each of which shall be deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Joinder may be delivered by facsimile and such facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

        This Joinder shall be governed by, construed and enforced in accordance with the laws of the State of Colorado, without giving effect to conflicts of law principles or other principles that would require the application of any other law.

[Remainder of this page intentionally left blank.]

        IN WITNESS WHEREOF, the Additional Investor has caused this Joinder to be duly executed and delivered as of the date first above written.

[Additional Investor]
		By:	Name: Title:
AGREED TO AND ACCEPTED:
Guaranty Bancorp
By:	Name: Title:

Appendix B

        Proposed Second Amended and Restated Certificate of Incorporation of Guaranty Bancorp

SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
GUARANTY BANCORP

        GUARANTY BANCORP, a corporation duly organized and existing under the Delaware General Corporation Law, does hereby certify:

        1.     The corporation's original certificate of incorporation was filed on March 3, 2004 under the name Centennial C Corp. The corporation has previously filed an amended and restated certificate of incorporation on June 8, 2005 and an amendment thereto on May 6, 2008.

        2.     The following amendment and restatement of the corporation's Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law by the favorable vote of the holders of a majority of the outstanding stock entitled to vote thereon:

        FIRST.  The name of the corporation is Guaranty Bancorp.

        SECOND.  The address of the corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, New Castle County, Wilmington, DE 19801. The name of its registered agent at such address is The Corporation Trust Company.

        THIRD.  The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

        FOURTH.  The total number of shares of all classes of stock that the corporation shall have authority to issue is ~~15~~200,000,000, of which 1~~00~~43,~~00~~750,000 shares of the par value of one-tenth of one cent ($0.001) per share shall be a separate class designated as ~~Common Stock~~Voting Common Stock ("Voting Common Stock"), 6,250,000 shares of the par value of one-tenth of one cent ($0.001) shall be a separate class designated as Non-Voting Common Stock ("Non-Voting Common Stock," and together with Voting Common Stock, "Common Stock") and 50,000,000 shares of the par value of one-tenth of one cent ($0.001) shall be a separate class designated as Preferred Stock.

COMMON STOCK

        Except as may be provided in this Second Amended and Restated Certificate of Incorporation or required by law, the Voting Common Stock shall have voting rights in the election of directors and on all other matters presented to stockholders, with each holder of Voting Common Stock being entitled to one vote for each share of Voting Common Stock held of record by such holder on such matters.

        The holders of Non-Voting Common Stock, as such, shall have no voting power and shall not be entitled to vote on any matter except as otherwise required by law or as otherwise expressly provided for herein. Except as otherwise provided herein, Non-Voting Common Stock shall in all other respects carry the same rights and privileges as Voting Common Stock (including in respect of dividends and in respect of distributions upon any dissolution, liquidation or winding up of the corporation) and be treated the same as Voting Common Stock (including in any merger, consolidation, share exchange or other similar transaction); provided that, if the corporation shall in any manner split, subdivide or combine (including by way of a dividend payable in shares of Voting Common Stock or Non-Voting Common Stock) the outstanding shares of Voting Common Stock or Non-Voting Common Stock, the outstanding shares of the other such class of Common Stock shall likewise be split, subdivided or combined in the same manner proportionately and on the same basis per share, and provided further, that any dividend on the Common Stock that is payable in Common Stock shall be paid only in Non-Voting Common Stock on the Non-Voting Common Stock and only in Voting Common Stock on the Voting Common Stock. Notwithstanding the foregoing, and in addition to any other vote required by law, the affirmative vote of a majority of the outstanding shares of Non-Voting Common Stock, voting separately as a class, shall be required to amend, alter or repeal (including by merger, consolidation or otherwise) any provision of this Second Amended and Restated Certificate of Incorporation that adversely affects the powers, preferences or rights of the Non-Voting Common Stock contained herein in a manner that is materially adverse from the effect of such amendment, alteration or repeal on the Voting Common Stock.

        Subject to the rights of the holders of any series of Preferred Stock, holders of Common Stock shall be entitled to receive such dividends and distributions (whether payable in cash or otherwise) as may be declared on the Common Stock from time to time out of assets or funds of the corporation legally available therefor. Subject to the rights of the holders of any series of Preferred Stock, in the event of any liquidation, dissolution or winding-up of the corporation (whether voluntary or involuntary), the assets of the corporation available for distribution to stockholders shall be distributed in equal amounts per share to the holders of Common Stock.

        Any holder of Voting Common Stock may at any time and from time to time elect to convert any number of shares of Voting Common Stock then held by such stockholder into an equal number of shares of Non-Voting Common Stock with the prior approval of the Board of Directors acting in its sole and absolute discretion or pursuant to a written agreement with the corporation expressly providing for such conversion. Any holder of Non-Voting Common Stock may convert any number of shares of Non-Voting Common Stock into an equal number of shares of Voting Common Stock, but only if such conversion is in connection with (i) a transfer that is made in accordance with and as permitted by guidance and policies established by the Board of Governors of the Federal Reserve System as applicable and in effect at the time of transfer or (ii) with the prior approval of the Board of Directors acting in its sole and absolute discretion (the "Conversion Conditions"). If the corporation ceases to be a bank holding company, then the Conversion Conditions shall lapse and any holder of Non-Voting Common Stock may convert such shares of Non-Voting Common Stock into Voting Common Stock without limitation as described herein.

        Until presented and surrendered for cancellation following any such conversion satisfying one or more of the Conversion Conditions, each certificate representing shares of Non-Voting Common Stock in respect of which a conversion has occurred in accordance with this Article FOURTH shall be deemed to represent the number of shares of Voting Common Stock into which such shares have been converted, and upon presentation and surrender of such certificate the holder thereof shall be entitled to receive a certificate for the appropriate number of shares of Voting Common Stock. Upon a conversion pursuant to this Article FOURTH, each converted share of Non-Voting Common Stock shall be retired.

PREFERRED STOCK

        Shares of Preferred Stock may be issued in one or more series from time to time as determined by the Board of Directors of the corporation, and the Board of Directors of the corporation is authorized to fix by resolution or resolutions the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions thereof, of the shares of each series of Preferred Stock, including the following:

          (i)  the distinctive serial designation of such series which shall distinguish it from other series;

         (ii)  the number of shares included in such series;

        (iii)  whether dividends shall be payable to the holders of the shares of such series and, if so, the basis on which such holders shall be entitled to receive dividends (which may include, without limitation, a right to receive such dividends or distributions as may be declared on the shares of such series by the Board of Directors of the corporation, a right to receive such dividends or distributions, or any portion or multiple thereof, as may be declared on the Common Stock or any other class of stock or, in addition to or in lieu of any other right to receive dividends, a right to receive dividends at a particular rate or at a rate determined by a particular method, in which case such rate or method of determining such rate may be set forth), the form of such dividend, any conditions on which such dividends shall be payable and the date or dates, if any, on which such dividends shall be payable;

        (iv)  whether dividends on the shares of such series shall be cumulative and, if so, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall be cumulative;

         (v)  the amount or amounts, if any, which shall be payable out of the assets of the corporation to the holders of the shares of such series upon the voluntary or involuntary liquidation, dissolution or winding-up of the corporation, and the relative rights of priority, if any, of payment of the shares of such series;

        (vi)  the price or prices (in cash, securities or other property or a combination thereof) at which, the period or periods within which and the terms and conditions upon which the shares of such series may be redeemed, in whole or in part, at the option of the corporation or at the option of the holder or holders thereof or upon the happening of a specified event or events;

       (vii)  the obligation, if any, of the corporation to purchase or redeem shares of such series pursuant to a sinking fund or otherwise and the price or prices (in cash, securities or other property or a combination thereof) at which, the period or periods within which and the terms and conditions upon which the shares of such series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

      (viii)  whether or not the shares of such series shall be convertible or exchangeable, at any time or times at the option of the holder or holders thereof or at the option of the corporation or upon the happening of a specified event or events, into shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation or any other securities or property of the corporation or any other entity, and the price or prices (in cash, securities or other property or a combination thereof) or rate or rates of conversion or exchange and any adjustments applicable thereto; and

        (ix)  whether or not the holders of the shares of such series shall have voting rights, in addition to the voting rights provided by law, and if so the terms of such voting rights, which may provide, among other things and subject to the other provisions of this Second Amended and Restated Certificate of Incorporation, that each share of such series shall carry one vote or more or less than one vote per share, that the holders of such series shall be entitled to vote on certain matters as a separate class (which for such purpose may be comprised solely of such series or of such series and one or more other series or classes of stock of the corporation) and that all the shares of such series entitled to vote on a particular matter shall be deemed to be voted on such matter in the manner that a specified portion of the voting power of the shares of such series or separate class are voted on such matter.

        For all purposes, this Second Amended and Restated Certificate of Incorporation shall include each certificate of designations (if any) setting forth the terms of a series of Preferred Stock.

        Subject to the rights, if any, of the holders of any series of Preferred Stock set forth in a certificate of designations, an amendment of this Second Amended and Restated Certificate of Incorporation to increase or decrease the number of authorized shares of any series of Preferred Stock (but not below the number of shares thereof then outstanding) may be adopted by resolution adopted by the Board of Directors of the corporation and approved by the affirmative vote of the holders of a majority of the voting power of all outstanding shares of Voting Common Stock of the corporation and all other outstanding shares of stock of the corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law or any similar provision hereafter enacted, with such outstanding shares of Voting Common Stock and other stock considered for this purpose as a single class, and no vote of the holders of any series of Preferred Stock, voting as a separate class, shall be required therefor.

        Except as otherwise required by law or provided in the certificate of designations for the relevant series, holders of Common Stock, as such, shall not be entitled to vote on any amendment of this Second Amended and Restated Certificate of Incorporation that alters or changes the powers, preferences, rights or other terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other series of Preferred Stock, to vote thereon as a separate class pursuant to this Second Amended and Restated Certificate of Incorporation or pursuant to the Delaware General Corporation Law as then in effect.

        FIFTH~~. [Reserved.]SIXTH~~.  The corporation elects not to be governed by Section 203 of the Delaware General Corporation Law, "Business Combinations With Interested Stockholders", as permitted under and pursuant to subsection (b)(3) thereof.

        ~~SEVENTH. Prior to the earlier of (i) July 16, 2006 and (ii) an initial public offering of the corporation's Common Stock, the corporation may not issue, grant or sell shares of Common Stock or any other securities (including rights, warrants and options) convertible into, exchangeable for or exercisable for any such securities, as permitted hereunder (the "Subject Capital Stock"), unless prior to such issuance, grant or sale, the corporation first gives to each stockholder who purchased shares of Common Stock on July 16, 2004 (each, an "Initial Holder") a notice setting forth in reasonable detail the price and other terms on which the Subject Capital Stock is proposed to be issued, granted or sold, the terms of the Subject Capital Stock and the amount thereof proposed to be issued, granted or sold. Each Initial Holder shall thereafter have the preemptive right, exercisable by notice to the corporation no later than twenty (20) days after the corporation's notice is given, to purchase the number of such Subject Capital Stock set forth in such Initial Holder's notice, for the price and upon the other terms set forth in the corporation's notice, the same proportion of the Subject Capital Stock being issued, granted or offered for sale by the corporation as that fraction, the numerator of which is the total number of shares of Common Stock owned by such Initial Holder, and the denominator of which is the total number of shares of outstanding Common Stock at such time. Any notice by an Initial Holder exercising the right to purchase Subject Capital Stock pursuant to this Article SEVENTH will constitute an irrevocable commitment to purchase from the Company the Subject Capital Stock specified in such notice, subject to the maximum set forth in the preceding sentence. Each Initial Holder shall have the right to purchase, on a pro rata basis, any or all Subject Capital Stock proposed to be issued, granted or sold not accepted by other Initial Holders. Any Subject Capital Stock which no Initial Holder elects to purchase in accordance with the provisions of this Article SEVENTH, may, within a period of ninety (90) days after the expiration of the time for making such election, be offered, issued, granted or sold to any person or entity, at a price and on other terms no less favorable to the corporation than those set forth in the notice to Initial Holders.~~

        ~~The provisions of this Article SEVENTH shall not apply to the following issuances of securities: (i) pursuant to an incentive stock option plan, stock purchase plan or similar benefit program or agreement for employees and/or directors of the corporation or any of its subsidiaries, (ii) pursuant to a joint venture, (iii) to facilitate the acquisition by the corporation, directly or indirectly, of another business entity or the merger of any business entity with or into the corporation, (iv) in connection with a stock dividend, (v) upon the exercise of options issued pursuant to a plan, program or agreement described in clause (i) or (vi) pursuant to an issuance of Subject Capital Stock at the direction of the Board of Governors of the Federal Reserve System or as otherwise determined to be necessary by the Board of Directors of the corporation in accordance with its fiduciary duties, in order to maintain the financial strength of the corporation or any of its subsidiaries in accordance with Regulation Y adopted by the Board of Governors of the Federal Reserve System.~~

        ~~To the extent that the purchase by any Initial Holder of any such Subject Capital Stock shall be subject to the prior receipt of any regulatory approval or other type of governmental approval, filing or other clearance, such Initial Holder's obligation to purchase provided for above, and the corporation's obligation to sell such Subject Capital Stock to such Initial Holder shall be subject to such approvals, filings or other clearances and such Initial Holder shall use its best reasonable efforts to obtain the foregoing.~~

        ~~EIGHTH~~SIXTH.  All corporate powers shall be exercised by the Board of Directors of the corporation, except as otherwise specifically required by law or as otherwise provided in this Second Amended and Restated Certificate of Incorporation. Any meeting of stockholders may be postponed by action of the Board of Directors at any time in advance of such meeting. The Board of Directors shall have the power to adopt such rules and regulations for the conduct of the meetings and management of the affairs of the corporation as they may deem proper and the power to adjourn any meeting of stockholders without a vote of the stockholders, which powers may be delegated by the Board of Directors to the chairman of such meeting either in rules and regulations or pursuant to the Bylaws of the corporation.

        Special meetings of stockholders of the corporation may be called at any time by, but only by, the Board of Directors, the Chairman of the Board of Directors or the stockholders in the manner specified in the Bylaws, to be held at such date, time and place either within or without the State of Delaware as may be stated in the notice of the meeting.

        The Board of Directors of the corporation is authorized to adopt, amend or repeal Bylaws of the corporation.

        ~~NINTH~~SEVENTH.  Elections of directors need not be by written ballot except and to the extent provided in the Bylaws of the corporation.

        ~~TENTH~~EIGHTH.  The number of directors of the corporation shall be fixed from time to time pursuant to the Bylaws of the corporation. A director may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, considered for this purpose as a single class.

        Vacancies and newly created directorships resulting from any increase in the authorized number of directors (other than any directors elected in the manner described in the next sentence) or from any other cause shall be filled by, and only by, a majority of the directors then in office, although less than a quorum, or by the sole remaining director. Whenever the holders of any class or classes of stock or series thereof are entitled by this Second Amended and Restated Certificate of Incorporation to elect one or more directors, vacancies and newly created directorships of such class or classes or series may be filled by, and only by, a majority of the directors elected by such class or classes or series then in office, or by the sole remaining director so elected. Any director elected or appointed to fill a vacancy or a newly created directorship shall hold office until the next election of directors, and until his or her successor is elected and qualified or until his or her earlier resignation or removal. When one or more Directors shall resign effective at a future date, a majority of the Directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each Director so chosen shall hold office as herein provided in connection with the filling of other vacancies.

        Notwithstanding the foregoing, in the event that the holders of any class or series of Preferred Stock of the corporation shall be entitled, voting separately as a class, to elect any directors of the corporation, then the number of directors that may be elected by such holders voting separately as a class shall be in addition to the number fixed pursuant to a resolution of the Board of Directors of the corporation. Except as otherwise provided in the terms of such class or series, (i) the terms of the directors elected by such holders voting separately as a class shall expire at the annual meeting of stockholders and (ii) any director or directors elected by such holders voting separately as a class may be removed, with or without cause, by the holders of a majority of the voting power of all outstanding shares of stock of the corporation entitled to vote separately as a class in an election of such directors.

        ~~ELEVENTH~~NINTH.  Any action required to be taken or which may be taken at any annual or special meeting of the stockholders of the corporation, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted; provided~~, however, that from and after the consummation of the initial public offering of the corporation's Common Stock,~~ that any action required or permitted to be taken by the holders of Common Stock, including but not limited to the election of directors, may be taken by written consent or consents but only if such consent or consents are signed by all holders of Common Stock entitled to vote thereon. The holders of any series of Preferred Stock of the corporation shall be entitled to take action by written consent to such extent, if any, as may be provided in the terms of such series.

        ~~TWELFTH~~TENTH.  A director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as ~~currently~~in effect as of the date of this Second Amended and Restated Certificate of Incorporation or as the same may hereafter be amended. No amendment, modification or repeal of this Article ~~TWELFTH~~TENTH shall adversely affect any right or protection of a director that exists at the time of such amendment, modification or repeal.

        IN WITNESS WHEREOF, the corporation has caused this certificate to be signed and attested by its duly authorized officer on this ~~7~~[    •    ]th day of ~~June~~[    •    ], 2009~~5~~.

Name:	Paul W. Taylor
Title:	Executive Vice President,~~and~~ Chief Financial and Operating Officer and Secretary

Appendix C

        Audited Consolidated Financial Statements (including Notes thereto) of Guaranty Bancorp and Subsidiaries, as included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

  Board of Directors and Stockholders
  Guaranty Bancorp
  Denver, Colorado

        We have audited the accompanying consolidated balance sheets of Guaranty Bancorp as of December 31, 2008 and 2007, and the related consolidated statements of income (loss), changes in stockholders' equity and comprehensive income (loss), and cash flows for each of the years in the two-year period ended December 31, 2008. We also have audited Guaranty Bancorp's internal control over financial reporting as of December 31, 2008, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Guaranty Bancorp's management is responsible for these financial statements, for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting included in the accompanying Management's Report on Internal Control Over Financial Reporting. Our responsibility is to express an opinion on these financial statements and an opinion on the effectiveness of the company's internal control over financial reporting based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement and whether effective internal control over financial reporting was maintained in all material respects. Our audits of the financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinions.

        A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company's assets that could have a material effect on the financial statements.

        Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Guaranty Bancorp as of December 31, 2008 and 2007, and the results of its operations and its cash flows for each of the years in the two year-period ended December 31, 2008, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, Guaranty Bancorp maintained, in all material respects, effective internal control over financial reporting as of December 31, 2008, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).

/s/ CROWE HORWATH LLP

Sherman Oaks, California
February 12, 2009

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Guaranty Bancorp:

        We have audited the accompanying consolidated statements of income (loss), changes in stockholders' equity and comprehensive income (loss), and cash flows of Guaranty Bancorp (formerly, Centennial Bank Holdings, Inc.) and subsidiaries (the Company) for the year ended December 31, 2006. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

        We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations and the cash flows of Guaranty Bancorp and subsidiaries for the year ended December 31, 2006, in conformity with U.S. generally accepted accounting principles.

KPMG LLP
Denver, Colorado
March 23, 2007

GUARANTY BANCORP AND SUBSIDIARIES

Consolidated Balance Sheets

December 31, 2008 and 2007

	December 31, 2008	December 31, 2007
	(In thousands, except share and per share data)
Assets
Cash and due from banks	$32,189	$51,611
Federal funds sold	13,522	745

Cash and cash equivalents	45,711	52,356

Securities available for sale, at fair value	102,874	118,964
Securities held to maturity (fair value of $13,505 and $14,916 at December 31, 2008 and December 31, 2007)	13,114	14,889
Bank stocks, at cost	28,276	32,464

Total investments	144,264	166,317

Loans, net of unearned discount	1,826,333	1,781,647
Less allowance for loan losses	(44,988)	(25,711)

Net loans	1,781,345	1,755,936

Loans held for sale	5,760	492
Premises and equipment, net	63,018	69,981
Other real estate owned and foreclosed assets	484	3,517
Goodwill	—	250,748
Other intangible assets, net	25,500	32,933
Other assets	36,659	39,384

Total assets	$2,102,741	$2,371,664

Liabilities and Stockholders' Equity
Liabilities:
Deposits:
Noninterest-bearing demand	$433,761	$515,299
Interest-bearing demand	460,856	732,156
Savings	68,064	71,944
Time	735,970	480,108

Total deposits	1,698,651	1,799,507

Securities sold under agreements to repurchase and federal fund purchased	21,781	23,617
Borrowings	166,404	63,715
Subordinated debentures	41,239	41,239
Interest payable and other liabilities	13,086	24,932

Total liabilities	1,941,161	1,953,010

Commitments and Contingent Liabilities (Notes 14 and 15)
Stockholders' equity:
Common stock—$.001 par value; 100,000,000 shares authorized, 64,542,950 shares issued, 52,654,131 shares outstanding at December 31, 2008 (includes 1,420,345 shares of unvested restricted stock and 109,214 shares to be issued); 64,378,450 shares issued, 52,616,991 shares outstanding at December 31, 2007 (includes 1,651,345 shares of unvested restricted stock and 60,507 of shares to be issued).	65	64
Additional paid-in capital	617,188	617,611
Shares to be issued for deferred compensation obligations	710	573
Accumulated deficit	(352,003)	(95,196)
Accumulated other comprehensive loss	(1,302)	(1,472)
Treasury Stock, at cost, 10,966,513 and 10,983,653 shares, respectively	(103,078)	(102,926)

Total stockholders' equity	161,580	418,654

Total liabilities and stockholders' equity	$2,102,741	$2,371,664

See "Notes to Consolidated Financial Statements."

GUARANTY BANCORP AND SUBSIDIARIES

Consolidated Statements of Income (Loss)

Years ended December 31, 2008, 2007 and 2006

	Year Ended December 31,
	2008	2007	2006
	(In thousands, except share and per share data)
Interest income:
Loans, including fees	$112,844	$153,214	$163,830
Investment securities:
Taxable	2,991	2,515	2,868
Tax-exempt	3,404	5,193	4,869
Dividends	1,647	1,853	1,805
Federal funds sold and other	426	914	409

Total interest income	121,312	163,689	173,781

Interest expense:
Deposits	32,562	53,594	47,337
Securities sold under agreement to repurchase and federal funds purchased	527	1,390	1,274
Borrowings	5,333	2,700	5,307
Subordinated debentures	3,328	3,756	3,666

Total interest expense	41,750	61,440	57,584

Net interest income	79,562	102,249	116,197
Provision for loan losses	33,775	24,666	4,290

Net interest income, after provision for loan losses	45,787	77,583	111,907
Noninterest income:
Customer service and other fees	9,682	9,509	10,385
Gain (loss) on sale of securities	138	—	(4)
Gain on sale of loans	—	—	719
Other	800	1,187	1,617

Total noninterest income	10,620	10,696	12,717
Noninterest expense:
Salaries and employee benefits	31,086	39,179	46,185
Occupancy expense	7,815	7,813	7,977
Furniture and equipment	5,290	4,864	4,859
Impairment of goodwill	250,748	142,210	—
Amortization of intangible assets	7,433	8,666	11,815
Other general and administrative	17,284	23,824	20,072

Total noninterest expense	319,656	226,556	90,908

Income (loss) before income taxes	(263,249)	(138,277)	33,716
Income tax expense (benefit)	(6,513)	(185)	11,286

Income (loss) from continuing operations	(256,736)	(138,092)	22,430
Income from discontinued operations, net of tax	—	—	1,988

Net income (loss)	$(256,736)	$(138,092)	$24,418

Earnings (loss) per share—basic:
Income (loss) from continuing operations	$(5.03)	$(2.60)	$0.39
Income (loss) from discontinued operations, net of tax	—	—	0.03
Net income (loss)	(5.03)	(2.60)	0.42
Earnings (loss) per share—diluted:
Income (loss) from continuing operations	$(5.03)	$(2.60)	$0.39
Income (loss) from discontinued operations, net of tax	—	—	0.03
Net income (loss)	(5.03)	(2.60)	0.42
Weighted average shares outstanding—basic	51,044,372	53,109,307	57,539,986
Weighted average shares outstanding—diluted	51,044,372	53,109,307	57,636,355

See "Notes to Consolidated Financial Statements."

GUARANTY BANCORP AND SUBSIDIARIES

Consolidated Statements of Changes in Stockholders' Equity and Comprehensive Income (Loss)

Years ended December 31, 2008, 2007 and 2006

	Common Stock Shares Outstanding	Common Stock and Additional Paid-in Capital	Shares to be Issued	Treasury Stock	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Totals
	(In thousands, except share data)
Balance, December 31, 2005	60,403,764	$612,152	$—	$(31,975)	$18,478	$93	$598,748
Comprehensive income:
Net income	—	—	—	—	24,418	—	24,418
Other comprehensive income	—	—	—	—	—	716	716

Total comprehensive income							25,134
Stock compensation awards, net of forfeitures	479,992	—	—	—	—	—	—
Earned stock award compensation	—	2,899	—	—	—	—	2,899
Repurchase of common stock	(3,724,500)	—	—	(37,599)	—	—	(37,599)
Deferred compensation	77,539	(500)	775	—	—	—	275
Tax effect of stock options exercised	—	2	—	—	—	—	2

Balance, December 31, 2006	57,236,795	614,553	775	(69,574)	42,896	809	589,459
Comprehensive loss:
Net loss	—	—	—	—	(138,092)	—	(138,092)
Other comprehensive loss	—	—	—	—	—	(2,281)	(2,281)

Total comprehensive loss							(140,373)
Stock compensation awards, net of forfeitures	(13,267)	—	—	—	—	—	—
Earned stock award compensation	—	2,871	—	—	—	—	2,871
Repurchase of common stock	(4,618,438)	—	—	(33,386)	—	—	(33,386)
Deferred compensation	11,901	—	83	—	—	—	83
Common shares issued	—	251	(285)	34	—	—	—

Balance, December 31, 2007	52,616,991	617,675	573	(102,926)	(95,196)	(1,472)	418,654
Cumulative adjustment to apply EITF 06-04					(71)		(71)
Comprehensive income:
Net loss	—	—	—	—	(256,736)	—	(256,736)
Other comprehensive income	—	—	—	—	—	170	170

Total comprehensive loss							(256,566)
Stock compensation awards, net of forfeitures	24,232	—	—	—	—	—	—
Earned stock award compensation, net	—	(422)	—	—	—	—	(422)
Repurchase of common stock	(39,354)	—	—	(179)	—	—	(179)
Deferred compensation	52,262	—	164	—	—	—	164
Common shares issued	—	—	(27)	27	—	—	—

Balance, December 31, 2008	52,654,131	$617,253	$710	$(103,078)	$(352,003)	$(1,302)	$161,580

See "Notes to Consolidated Financial Statements."

GUARANTY BANCORP AND SUBSIDIARIES

Consolidated Statements of Cash Flows

Years ended December 31, 2008, 2007 and 2006

	Year Ended December 31,
	2008	2007	2006
	(In thousands)
Cash flows from operating activities:
Net income (loss)	$(256,736)	$(138,092)	$24,418
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	11,848	12,914	18,107
Provision for loan losses	33,775	24,666	4,390
Stock compensation, net	(422)	2,871	2,899
Loss (gain) on sale of securities	(138)	—	4
Loss (gain) on sale of real estate owned and assets	(26)	269	(329)
Real estate valuation adjustments	1,484	203	910
Impairment of assets from discontinued operations, net	—	—	(838)
Impairment of goodwill	250,748	142,210	—
Writedown of premises of equipment	1,070	—	—
Other	(33)	(886)	(1,575)
Proceeds from sales of loans held for sale	—	—	58,128
Originations of loans held for sale	—	—	(50,589)
Net change in:
Other assets	3,526	1,756	139
Interest payable and other liabilities	(12,205)	(10,361)	(4,877)

Net cash provided by operating activities	32,891	35,550	50,787

Cash flows from investing activities:
Activity in available-for-sale securities:
Sales, maturities, prepayments, and calls	45,997	46,724	85,245
Purchases	(29,289)	(12,050)	(103,333)
Activity in held-to-maturity securities and bank stocks:
Maturities, prepayments, calls and redemption of bank stocks	6,407	1,531	553
Purchases	—	(5,194)	(5,725)
Loan originations and principal collections, net	(68,178)	103,190	108,319
Proceeds from sale of loans held for sale	492	31,459	—
Proceeds from sales of other real estate owned and foreclosed assets	3,705	1,424	5,689
Proceeds from sales of premises and equipment	—	933	9,238
Proceeds from sale of assets held for sale	2,462
Additions to premises and equipment	(950)	(1,078)	(14,745)
Net cash and cash equivalents transferred in sale of subsidiary	—	—	(19,391)

Net cash provided (used) by investing activities	(39,354)	166,939	65,850

Cash flows from financing activities:
Net decrease in deposits	(100,856)	(160,598)	(73,086)
Net change in short-term borrowings	(16,359)	(42,158)	(56,666)
Proceeds from issuance of long-term debt	125,070	40,000	—
Repayment of long-term debt	(6,022)	(1,759)	(5,877)
Net change in federal funds purchased and repurchase agreements	(1,836)	(1,852)	(10,597)
Repurchase of common stock	(179)	(33,386)	(37,854)
Costs associated with issuance of common stock	—	—	(1,750)
Tax benefit from vesting of stock compensation	—	—	2

Net cash provided (used) by financing activities	(182)	(199,753)	(185,828)

Net change in cash and cash equivalents	(6,645)	2,736	(69,191)
Cash and cash equivalents, beginning of year	52,356	49,620	118,811

Cash and cash equivalents, end of year	$45,711	$52,356	$49,620

Supplemental disclosure of cash flow activity:
Interest paid on deposits and borrowed funds	$41,945	$62,416	$58,232
Income taxes paid	3,371	8,398	18,393
Supplemental disclosure of noncash activities:
Loans transferred to other real estate owned and foreclosed assets	2,789	4,125	6,170
Loans transferred to loans held for sale	5,760	31,951	—
Premises and equipment transferred to assets held for sale	2,418	—	—

See "Notes to Consolidated Financial Statements."

GUARANTY BANCORP AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(1) Organization

        Guaranty Bancorp (formerly Centennial Bank Holdings, Inc.) is a bank holding company registered under the Bank Holding Company Act of 1956, as amended. On May 6, 2008, the stockholders of the Company approved the proposal to change the name of the holding company from Centennial Bank Holdings, Inc. to Guaranty Bancorp. This name change was effective on May 12, 2008.

        Our principal business is to serve as a holding company for our subsidiaries. As of December 31, 2008, Guaranty Bancorp has a single bank subsidiary, Guaranty Bank and Trust Company, referred to as Guaranty Bank or the Bank. At December 31, 2007, Guaranty Bancorp's subsidiaries were Guaranty Bank and Centennial Bank of the West, referred to as CBW. CBW was merged into Guaranty Bank on January 1, 2008.

        At December 31, 2005, our subsidiaries were Guaranty Bank, CBW, Collegiate Peaks Bank, which was sold on November 1, 2006, and First MainStreet Insurance, Ltd., which was sold on March 1, 2006.

        Reference to "Banks" means Guaranty Bank and CBW. Reference to "Bank" means Guaranty Bank after the merger of CBW and Guaranty Bank. Reference to "we" or "Company" means the Company on a consolidated basis with the Banks, Collegiate Peaks Bank and First MainStreet Insurance, as applicable. References to "Guaranty" or to the Holding Company refer to the parent company on a stand-alone basis.

(2) Summary of Significant Accounting Policies

  (a)
  Nature of Operations and Principles of Consolidation

          The Bank is a full-service community bank offering an array of banking products and services to the communities it serves along the Front Range of Colorado, including accepting time and demand deposits and originating commercial loans (including energy loans), real estate loans, Small Business Administration guaranteed loans and consumer loans. The Bank also provides trust services, including personal trust administration, estate settlement, investment management accounts and self-directed IRAs. Substantially all loans are secured by specific items of collateral including business assets, consumer assets, and commercial and residential real estate. Commercial loans are expected to be repaid from cash flow from operations of businesses. There are no significant concentrations of loans to any one industry or customer. However, the customers' ability to repay their loans is dependent on the real estate and general economic conditions of the area, among other factors.

          All significant intercompany transactions and balances are eliminated in consolidation.

          The financial position and results of operations of Collegiate Peaks Bank have been segregated as discontinued operations in the 2006 statement of income. Collegiate Peaks Bank was sold as of November 1, 2006.

          The accounting and reporting policies of the Company conform to generally accepted accounting principles in the United States of America.

  (b)
  Use of Estimates

          The preparation of the consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the dates of the consolidated balance sheet and

GUARANTY BANCORP AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(2) Summary of Significant Accounting Policies (Continued)

  income and expense for the periods presented. Actual results could differ significantly from those estimates. Material estimates that are particularly susceptible to significant changes include the assessment for impairment of certain investment securities, the allowance for loan losses, deferred tax assets and liabilities, impairment of goodwill and other intangible assets, stock compensation expense and other real estate owned. Assumptions and factors used in the estimates are evaluated on an annual basis or whenever events or changes in circumstance indicate that the previous assumptions and factors have changed. The result of the analysis could result in adjustments to the estimates.

  (c)
  Cash Flows

          Cash and cash equivalents on the Company's consolidated balance sheets include cash, balances due from banks and federal funds sold that have an original maturity of three months or less. Interest-bearing deposits in other financial institutions mature within one year and are carried at cost. The Company's 2006 statement of cash flows includes cash activity of the Company's wholly owned subsidiary, Collegiate Peaks, which was classified as held for sale from its acquisition on December 31, 2004 through its sale on November 1, 2006. Net cash flows are reported for customer loan and deposit transactions, interest bearing deposits in other financial institutions, borrowings, federal funds purchased and repurchase agreements and sales of subsidiaries.

  (d)
  Securities

          We determine the classification of securities at the time of purchase. If we have the positive intent and the ability at the time of purchase to hold debt securities until maturity, they are classified as held-to-maturity. Debt securities held-to-maturity are carried at amortized cost. Securities to be held for indefinite periods of time, but not necessarily to be held-to-maturity, are classified as available-for-sale and carried at fair value with unrealized gains or losses reported as a separate component of stockholders' equity in accumulated other comprehensive income (loss), net of applicable income taxes. Purchase premiums and discounts are recognized in interest income using the level-yield method over the terms of the securities. Gains and losses on the sale of securities are recorded on the trade date and are determined using the specific identification method. If a decline in the fair value of a security below its amortized cost is judged by management to be an other-than-temporary loss, the cost basis of the security is written down to fair value and the amount of the write-down is included in operations. In estimating other-than-
  temporary losses, management considers: the length of time and extent that fair value has been less than cost, the financial condition and near term prospects of the issuer, and the Company's ability and intent to hold the security for a period sufficient to allow for any anticipated recovery in fair value.

  (e)
  Loans Held for Sale

          Loans held for sale are carried at the lower of aggregate cost, net of discounts or premiums and a valuation allowance, or estimated fair market value. Estimated fair market value is determined using forward commitments to sell loans to permanent investors, or current market rates for loans of similar quality and type. Net unrealized losses, if any, are recognized in a valuation allowance by charges to earnings. Statement of Financial Accounting Standards (SFAS) No. 91, Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases, requires discounts or premiums on loans held for sale be

GUARANTY BANCORP AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(2) Summary of Significant Accounting Policies (Continued)

  deferred until the related loan is sold. Loans held for sale consist of certain classified loans and are generally secured by real estate. Loans held for sale are sold with servicing rights released.

          Loans are considered sold when the Company surrenders control over the transferred assets to the purchaser, with standard representations and warranties. At such time, the loan is removed from the loan portfolio and a gain or loss is recorded on the sale. Gains and losses on loan sales are determined based on the difference between the carrying value of the assets sold, the estimated fair value of any assets or liabilities that are newly created as a result of the transaction, and the proceeds from the sale. Losses related to asset quality are recorded against the allowance for valuation losses at the time the loss is probable and quantifiable and charged to earnings.

  (f)
  Loans

          The Company extends real estate, commercial, agricultural and consumer loans to customers. A substantial portion of the loan portfolio is represented by real estate and commercial loans throughout the Front Range of Colorado. The ability of the Company's borrowers to honor their contracts is dependent upon the real estate and general economic conditions of Colorado, among other factors.

          Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are reported at their outstanding unpaid principal balances, adjusted for charge-offs, the allowance for loan losses, and any deferred fees or costs on originated loans. Loans acquired in business combinations that have evidence of credit deterioration are recorded at the present value of expected amounts of principal and interest to be received, i.e., fair value. After acquisition, incurred losses are recognized in the allowance for loan losses.

          Interest income is accrued on the unpaid principal balance. Loan origination fees, net of direct origination costs, are deferred and recognized as an adjustment of the related loan yield using the interest method without anticipating prepayments.

          The accrual of interest on loans is discontinued at the time the loan is 90 days delinquent unless the credit is well secured and in process of collection. Past due status is based on the contractual terms of the loan. In all cases, loans are placed on nonaccrual or charged-off at an earlier date if collection of principal or interest is considered doubtful.

          The interest on nonaccrual loans is accounted for on the cash-basis method, until qualifying for a return to the accrual basis of accounting. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

  (g)
  Allowance for Loan Losses

          The allowance for loan losses is a valuation allowance for probable incurred loan losses. The allowance for loan losses is reported as a reduction of outstanding loan balances.

          The allowance for loan losses is evaluated on a regular basis by management and is based upon management's periodic review of the collectability of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect borrowers' ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to

GUARANTY BANCORP AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(2) Summary of Significant Accounting Policies (Continued)

  significant revision as more information becomes available. An allowance for loan losses is maintained at a level deemed appropriate by management to adequately provide for known and inherent risks in the loan portfolio and other extensions of credit.

          Loans that are deemed to be uncollectible are charged off and deducted from the allowance. The provision for loan losses and recoveries on loans previously charged off are added to the allowance.

          The allowance consists of specific and general components. The specific component relates to loans that are individually classified as impaired. The general component covers all other loans and is based on historical loss experience adjusted for current factors. A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired.

          Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record, and the amount of the shortfall in relation to the principal and interest owed. The allocated allowance for impaired loans is measured on a loan-by-loan basis for commercial, real estate and agricultural loans by either the present value of expected future cash flows discounted at the loan's effective interest rate, the loan's obtainable market price, or the fair value of the collateral if the loan is collateral dependent. Groups of smaller balance homogenous loans are collectively evaluated for impairment.

          In addition to the allowance for loan losses, the Company records a reserve for unfunded commitments. Similar to the allowance for loan losses, the reserve for unfunded commitments is evaluated on a regular basis by management. This reserve is recorded in other liabilities and the provision for unfunded commitments is included in other noninterest expense.

  (h)
  Transfers of Financial Assets

          Transfers of financial assets are accounted for as sales, when control over the assets has been relinquished. Control over transferred assets is deemed to be surrendered when the assets have been isolated from the Company, the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

  (i)
  Other Real Estate Owned and Foreclosed Assets

          Assets acquired through or instead of loan foreclosure are initially recorded at fair value less costs to sell when acquired, establishing a new cost basis. If fair value declines subsequent to foreclosure, a valuation allowance is recorded through expense. Operating revenues and expenses of such assets and reductions in the fair value of the assets are included in noninterest expense. Gains and losses on their disposition are included in noninterest income.

GUARANTY BANCORP AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(2) Summary of Significant Accounting Policies (Continued)

  (j)
  Premises and Equipment

          Land is carried at cost. Buildings, equipment and software are carried at cost, less accumulated depreciation and amortization computed on the straight-line method over the useful lives of the assets. Leasehold improvements are depreciated over the shorter of their estimated useful life or the lease term. Buildings and leasehold improvements carry an estimated useful life of five to forty years and equipment and software carry an estimated useful life of one to fifteen years. Repairs and maintenance are charged to noninterest expense as incurred.

  (k)
  Bank Stocks

          The Bank is a member of the Federal Home Loan Bank (FHLB) system. Members are required to own a certain amount of stock based on the level of borrowings and other factors, and may invest in additional amounts. The Bank also owns Federal Reserve Bank (FRB) stock and Banker's Bank of the West (BBOW) stock. FHLB, FRB and BBOW stock is carried at cost, classified as a restricted security, and periodically reviewed for impairment based on ultimate recovery of par value. Both cash and stock dividends are reported as income.

  (l)
  Goodwill and Other Intangible Assets

          Goodwill represents the excess of cost over the fair value of the net assets of businesses acquired. Goodwill and intangible assets acquired in a business combination and determined to have an indefinite useful life are tested for impairment and not amortized. Intangible assets with definite useful lives are amortized over their estimated useful lives to their estimated residual values.

          Prior to the complete write-off of goodwill in 2008, goodwill was our only intangible asset with an indefinite life. The annual impairment analysis of goodwill included identification of reporting units, the determination of the carrying value of each reporting unit, including the existing goodwill and intangible assets, and the estimation of the fair value of each reporting unit. We identified one significant reporting unit—banking operations. The Company tested for impairment of goodwill annually as of October 31, or if an event occurred or circumstances changed that more likely than not reduced the fair value of the reporting unit. In the goodwill impairment test, we determine the fair value of our reporting unit and compare it to its carrying amount. If the carrying amount of a reporting unit exceeds its fair value, we are required to perform a second step to the impairment test to measure the extent of the impairment.

          The second step of the goodwill impairment test is performed to determine the amount of the goodwill impairment, if any. Step two required us to compute the implied fair value of the reporting unit goodwill and compare it against the actual carrying amount of the reporting unit goodwill. The implied fair value of the reporting unit goodwill was determined in the same manner that goodwill recognized in a business combination is determined. That is, the fair value of the reporting unit was allocated to all of the individual assets and liabilities of the reporting unit, including any unrecognized identifiable intangible assets, as if the reporting unit had been acquired in a business combination and the fair value of the reporting unit determined in the first step was the price paid to acquire the reporting unit. The allocation process is only performed for purposes of testing goodwill for impairment, as the other assets and liabilities are not written up or down, nor is any additional unrecognized identifiable asset recorded as part of this process.

GUARANTY BANCORP AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(2) Summary of Significant Accounting Policies (Continued)

          Core deposit intangible assets, referred to as CDI, are recognized apart from goodwill at the time of acquisition based on valuations prepared by independent third parties or other estimates of fair value. In preparing such valuations, variables such as deposit servicing costs, attrition rates, and market discount rates are considered. CDI assets are amortized to expense over their useful lives, which we have estimated to range from 7 years to 15 years.

  (l)
  Impairment of Long-Lived Assets

          Long-lived assets, such as premises and equipment, and definite-lived intangible assets subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying value of the asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying value of an asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized by the amount by which the carrying value of the asset exceeds the fair value of the asset, less costs to sell.

          Assets to be disposed of are separately presented in the balance sheet and reported at the lower of the carrying value or fair value less costs to sell, and are no longer depreciated. The assets and liabilities of a disposal group classified as held for sale are presented separately in the appropriate asset and liability sections of the consolidated balance sheet. The gain or loss from a disposal group are recorded as discontinued operations on the statement of income.

  (m)
  Loan Commitments and Related Financial Instruments

          Financial instruments include off-balance sheet credit instruments, such as commitments to make loans and commercial letters of credit, issued to meet customer financing needs. The face amount for these items represents the exposure to loss, before considering customer collateral or ability to repay. Such financial instruments are recorded when they are funded.

  (n)
  Stock Incentive Plan

          The Company's Amended and Restated 2005 Stock Incentive Plan ("Plan") provides for up to 2,500,000 grants of stock options, stock awards, stock units awards, performance stock awards, stock appreciation rights, and other equity-based awards to key employees, nonemployee directors, consultants and prospective employees. As of December 31, 2008, the Company has only granted stock awards. The Company accounts for the equity-based compensation using the provisions of Statement of Financial Accounting Standards ("SFAS") No. 123R, Share-Based Payment. The Company recognizes stock compensation cost for services received in a share-based payment transaction over the required service period, generally defined as the vesting period. For awards with graded vesting, compensation cost is recognized on a straight-line basis over the requisite service period for the entire award. The compensation cost of employee and director services received in exchange for stock awards is based on the grant-date fair value of the award (as determined by quoted market prices). Stock compensation expense recognized reflects estimated forfeitures, adjusted as necessary for actual forfeitures. The Company has issued stock awards that vest based on service periods from one to four years, and stock awards that vest based on performance conditions. The maximum contractual term for the performance-based share awards is December 31, 2012. At the end of 2008, none of the performance-based restricted stock awards were expected to vest prior to the end of the contractual term. Should this expectation change, additional expense could be recorded in future periods.

GUARANTY BANCORP AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(2) Summary of Significant Accounting Policies (Continued)

  (o)
  Company-Owned Life Insurance

          The Company has life insurance policies on certain key executives. At December 31, 2008 and 2007, the carrying value of the company-owned life insurance polices was $13,640,000 and $13,230,000 million, respectively, which is included in other assets on the Consolidated Balance Sheets. In accordance with EITF 06-05, Accounting for Purchases of Life Insurance—Determining the Amount that Could be Realized in Accordance with FASB Technical Bulletin No. 85-4 (Accounting for Purchases of Life Insurance) ("EITF 06-5"), Company owned life insurance is recorded at the amount that can be realized under the insurance contract at the balance sheet date, which is the cash surrender value adjusted for other charges or other amounts due that are probable at settlement.

  (p)
  Deferred Compensation Plans

          The Company has Deferred Compensation Plans (the "Plans") that allow directors and certain key employees to voluntarily defer compensation. Compensation expense is recorded for the deferred compensation and a related liability is recognized. Participants may elect designated investment options for the notional investment of their deferred compensation. The recorded obligations are adjusted for deemed income or loss related to the investments selected. Participants in the 2005 Deferred Compensation Plan (2005 Plan) are given the opportunity to elect to have all or a portion of their deferred compensation earn a rate of return equal to the total return on the Company's common stock. The 2005 Plan does not provide for diversification of a participant's assets allocated to Company common stock and assets allocated to Company common stock can only be settled with a fixed number of shares of stock. In accordance with Emerging Issues Task Force Issue 97-14, Accounting for Deferred Compensation Arrangements Where Amounts Earned Are Held in a Rabbi Trust and Invested, the deferred compensation obligation associated with Company common stock is classified as a component of stockholders' equity and the related shares are treated as shares to be issued and are included in total shares outstanding. At December 31, 2008 and 2007, there were 109,214 and 60,507 shares, respectively, to be issued included in total shares outstanding. Subsequent changes in the fair value of the common stock are not reflected in operations or stockholders' equity of the Company. Actual Company common stock held by the Company for the satisfaction of obligations of the 2005 Plan is classified as treasury stock.

  (q)
  Income Taxes

          Income tax expense is the total of the current year income tax due or refundable and the change in deferred tax assets and liabilities. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

          At December 31, 2008 and 2007, the Company did not have any tax benefit disallowed under FASB Interpretation 48, Accounting for Uncertainty in Income Taxes ("FIN 48"). A tax position is recognized as a benefit only if it is "more likely than not" that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is

GUARANTY BANCORP AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(2) Summary of Significant Accounting Policies (Continued)

  the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the "more likely than not" test, no tax benefit is recorded.

          The Company recognizes interest related to income tax matters as interest expense and penalties related to income tax matter as other noninterest expense.

  (r)
  Segments of an Enterprise and Related Information

          The Company operates as one segment. The operating information used by the Company's chief executive officer for purposes of assessing performance and making operating decisions about the Company is the consolidated financial statements presented in this report. For the year ended 2008, the Company had one active operating subsidiary, Guaranty Bank and Trust Company. For the years ended 2007 and 2006, the Company had two active operating subsidiaries, Centennial Bank of the West and Guaranty Bank and Trust Company. The Company applies the provisions of SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information, in determining its reportable segments and related disclosures. The Company has determined that banking is its one reportable business segment. The Company's nonbanking subsidiary, which was sold in 2006, did not meet the 10% threshold for disclosure as an operating segment under SFAS No. 131.

  (s)
  Earnings (loss) per Common Share

          Basic earnings (loss) per share represents income (loss) available to common stockholders divided by the weighted average number of common shares outstanding during the period. Diluted earnings (loss) per share reflect additional common shares that would have been outstanding if potential dilutive common shares had been issued. In accordance with SFAS No. 128 (As Amended), Earnings per Share, the Company's obligation to issue shares of stock to participants in its deferred compensation plan has been treated as outstanding shares of stock in the basic earnings per share calculation. Dilutive common shares that may be issued by the Company relate to unvested common share grants subject to a service condition for the years ended December 31, 2008, 2007 and 2006. Earnings (loss) per common share have been computed based on the following:

	Year Ended December 31,
	2008	2007	2006
Average common shares outstanding	51,044,372	53,109,307	57,539,986
Effect of dilutive unvested stock grants(1)	—	—	96,369

Average shares outstanding and calculated diluted earnings per common share	51,044,372	53,109,307	57,636,355

    (1)
    Impact of unvested stock grants is antidilutive in 2007 and 2008 due to the net loss for those years.

  (t)
  Other Comprehensive Income (Loss)

          Accounting principles require that recognized revenue, expenses, gains and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities, are reported as a separate component of the equity section

GUARANTY BANCORP AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(2) Summary of Significant Accounting Policies (Continued)

  of the balance sheet, such items, along with net income (loss), are components of comprehensive income (loss).

          The entire balance of other comprehensive income (loss) at December 31, 2008, 2007 and 2006 was due to unrealized gains (losses) on securities available for sale.

          Following are the components of other accumulated comprehensive income (loss) and related tax effects for the periods indicated:

	Year Ended December 31,
	2008	2007	2006
	(In thousands)
Net income (loss)	$(256,736)	$(138,092)	$24,418
Other comprehensive loss:
Change in net unrealized gains (losses), net	414	(3,684)	1,384
Less: Reclassification adjustments for losses (gains) included in income	(138)	—	4

Net unrealized holding gains (losses)	276	(3,684)	1,388
Income tax benefit (expense)	(106)	1,403	(672)

Other comprehensive income (loss)	170	(2,281)	716

Total comprehensive income (loss)	$(256,566)	$(140,373)	$25,134

  (u)
  Restrictions on Cash

          Cash on hand or on deposit with the Federal Reserve Bank was required to meet regulatory reserve and clearing requirements. The clearing requirement was $500,000 at December 31, 2008 and 2007. At December 31, 2008 and 2007, there was no reserve requirement. These balances do not earn interest.

  (v)
  Dividend Restriction

          Banking regulations require maintaining certain capital levels and may limit the dividends paid by the Bank to the holding company or by the holding company to stockholders.

  (w)
  Fair Value of Financial Instruments

          Fair value of financial instruments are estimated using relevant market information and other assumptions, as more fully disclosed in a separate note. Fair value estimates involve uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments, and other factors, especially in the absence of broad markets for particular items. Changes in assumptions or in market conditions could significantly affect the estimates.

  (x)
  Loss Contingencies

          Loss contingencies, including claims and legal actions arising in the ordinary course of business, are recorded as liabilities when the likelihood of a loss is probable and an amount or range of loss can be reasonably estimated. Loss contingencies at December 31, 2008 and 2007 are more fully disclosed in note 15 to the consolidated financial statements.

GUARANTY BANCORP AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(2) Summary of Significant Accounting Policies (Continued)

  (y)
  Recently Issued Accounting Standards

          Adoption of New Accounting Standards:    In September 2006, the FASB issued Statement No. 157, Fair Value Measurements. This Statement defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. This Statement establishes a fair value hierarchy about the assumptions used to measure fair value and clarifies assumptions about risk and the effect of a restriction on the sale or use of an asset. The standard is effective for fiscal years beginning after November 15, 2007. The impact of adoption in 2008 did not have a material impact on the Company's consolidated financial position or results of operations. In February 2008, the FASB issued Staff Position (FSP) 157-2, Effective Date of FASB Statement No. 157. This FSP delays the effective date of FAS 157 for all nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value on a recurring basis (at least annually) to fiscal years beginning after November 15, 2008, and interim periods within those fiscal years. The impact of adoption was not material. In October 2008, the FASB issued Staff Position (FSP) 157-3, Determining the Fair Value of a Financial Asset when the Market for That Asset Is Not Active. This FSP clarifies the application of FAS 157 in a market that is not active. The impact of adoption was not material.

          In February 2007, the FASB issued Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities. The standard provides companies with an option to report selected financial assets and liabilities at fair value and establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities. The new standard became effective for the Company on January 1, 2008. The Company did not elect the fair value option for any financial assets or financial liabilities as of January 1, 2008.

          In September 2006, the FASB Emerging Issues Task Force finalized Issue No. 06-4, Accounting for Deferred Compensation and Postretirement Benefit Aspects of Endorsement Split-Dollar Life Insurance Arrangements. This issue requires that a liability be recorded during the service period when a split-dollar life insurance agreement continues after participants' employment or retirement. The required accrued liability will be based on either the post-employment benefit cost for the continuing life insurance or based on the future death benefit depending on the contractual terms of the underlying agreement. This issue is effective for fiscal years beginning after December 15, 2007. Upon adoption of this issue on January 1, 2008, the Company recognized a cumulative effect adjustment to reduce beginning retained earnings as of January 1, 2008 by $71,000.

          On November 5, 2007, the SEC issued Staff Accounting Bulletin No. 109, Written Loan Commitments Recorded at Fair Value through Earnings ("SAB 109"). Previously, SAB 105, Application of Accounting Principles to Loan Commitments, stated that in measuring the fair value of a derivative loan commitment, a company should not incorporate the expected net future cash flows related to the associated servicing of the loan. SAB 109 supersedes SAB 105 and indicates that the expected net future cash flows related to the associated servicing of the loan should be included in measuring fair value for all written loan commitments that are accounted for at fair value through earnings. SAB 105 also indicated that internally-developed intangible assets should not be recorded as part of the fair value of a derivative loan commitment, and SAB 109 retains that view. SAB 109 is effective for derivative loan commitments issued or modified in fiscal

GUARANTY BANCORP AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(2) Summary of Significant Accounting Policies (Continued)

  quarters beginning after December 15, 2007. The impact of adoption in 2008 did not have a material impact on the Company's consolidated financial position or results of operations.

          On September 12, 2008, The FASB issued Staff Position FSP No. FAS 133-1 and FIN 45-4, Disclosures and Credit Derivatives and Certain Guarantees: An Amendment of FASB Statement No. 133 and FASB Interpretation No. 45; and Clarification of the Effective Date of FASB Statement No. 161 (Issued September 12, 2008). This FSP is intended to improve disclosures about credit derivatives by requiring more information about the potential adverse effects of changes in credit risk on the financial position, financial performance, and cash flows of the sellers of credit derivatives. It amends FAS 133, Accounting for Derivative Instruments and Hedging Activities, to require disclosures by sellers of credit derivatives, including credit derivatives embedded in hybrid instruments. The FSP also amends FIN 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness to Others, to require an additional disclosure about the current status of the payment/performance risk of a guarantee. This amendment of FIN 45 reflects the FASB Board's belief that instruments with similar risks should have similar disclosures. This FSP amended paragraph 13(a) of FIN 45 to require that the "current status (that is, as of the date of the statement of financial position) of the payment performance risk of the guarantee" be disclosed. The provisions that amend FAS 133 and FIN 45 are effective for reporting periods (annual or interim) ending after November 15, 2008. The adoption of the FSP did not have a material impact on the Company's consolidated financial position, results of operations or cash flows.

          On December 11, 2008 the FASB issued Staff Position (FSP) 140-4 and FIN 46(R)-8, Disclosures by Public Entities about Transfers of Financial Assets and Interests in Variable Interest Entities. The FSP requires additional disclosure regarding Transfers of Financial Assets and Variable Interest Entities. The FSP became effective for the first interim or annual reporting period ending after December 15, 2008. As the Company does not have any variable interests in Variable Interest Entities, and does not securitize its loans or other financial assets the FSP did not have an impact on the Company's consolidated financial position, results of operations or cash flows, or our footnote disclosures.

  Effect of Newly Issued But Not Yet Effective Accounting Standards:

          In December 2007, the FASB issued Statement No. 141R, (revised 2007) Business Combinations ("SFAS 141R"). SFAS 141R replaces the current standard on business combinations and has significantly changed the accounting for and reporting of business combinations in consolidated financial statements. This statement requires an entity to measure the business acquired at fair value and to recognize goodwill attributable to any noncontrolling interests (previously referred to as minority interests) rather than just the portion attributable to the acquirer. The statement will also result in fewer exceptions to the principle of measuring assets acquired and liabilities assumed in a business combination at fair value. In addition, the statement requires payments to third parties for consulting, legal, audit, and similar services associated with an acquisition to be recognized as expenses when incurred rather than capitalized as part of the business combination. SFAS 141R is effective for fiscal years beginning on or after December 15, 2008.

GUARANTY BANCORP AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(2) Summary of Significant Accounting Policies (Continued)

          In March 2008, the FASB issued Statement No. 161, Disclosures about Derivative Instruments and Hedging Activities an Amendment of FASB Statement No. 133 ("SFAS 161"). SFAS 161 amends Statement 133 by requiring expanded disclosures about an entity's derivative instruments and hedging activities, but does not change Statement 133's scope or accounting. This statement requires increased qualitative, quantitative, and credit-risk disclosures. SFAS 161 also amends Statement No. 107 to clarify that derivative instruments are subject to Statement 107's concentration-of-credit-risk disclosures. SFAS 161 is effective for fiscal years beginning on or after November 15, 2008. As the Company did not have any derivatives or hedging activities as of December 31, 2008, the adoption of SFAS 161 in 2009 did not have a material impact on the Company's consolidated financial position, results of operations or cash flows.

          In June 2008, the FASB issued Staff Position No. EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities ("FSP EITF 03-6-1"). The FSP addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting and, therefore, need to be included in the earnings allocation in computing EPS under the two-class method. The FSP affects entities that accrue cash dividends on share-based payment awards during the awards' service period when the dividends do not need to be returned if the employees forfeit the awards. FSP EITF 03-6-1 is effective for fiscal years beginning after December 15, 2008. The Company does not accrue cash dividends, therefore, the adoption of FSP EITF 03-6-1 in 2009 did not have a material impact on the Company's consolidated financial position, results of operations or cash flows.

          In September 2008, FASB Emerging Issues Task Force issued Issue No. 08-5, Issuer's Accounting for Liabilities Measured at Fair Value With a Third-Party Credit Enhancement. The Task Force reached a consensus that an issuer of a liability with a third-party credit enhancement that is inseparable from the liability must treat the liability and the credit enhancement as two units of accounting. Under the consensus, the fair value measurement of the liability does not include the effect of the third-party credit enhancement; therefore, changes in the issuer's credit standing without the support of the credit enhancement affect the fair value measurement of the issuer's liability. Entities will need to provide disclosures about the existence of any third-party credit enhancements related to their liabilities that are within the scope of this Issue (i.e., that are measured at fair value). The consensus is effective beginning in the first reporting period on or after December 15, 2008. Entities must apply this Issue prospectively, with the effect of initial application included in the change in fair value of the liability in the period of adoption. The adoption of EITF 08-5 in 2009 did not have a material impact on the Company's consolidated financial position, results of operations or cash flows.

  (z)
  Reclassifications

          Certain reclassifications of prior year balances have been made to conform to the current year presentation. These reclassifications had no impact on the Company's consolidated financial position, results of operations or net change in cash and cash equivalents.

GUARANTY BANCORP AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(3) Securities

        The amortized cost and estimated fair value of securities are as follows:

	Amortized cost	Gross unrealized gains	Gross unrealized losses	Fair value
	(In thousands) December 31, 2008
Securities available for sale:
U.S. Treasury securities	$3,494	$1	$—	$3,495
U.S. government agencies and government-sponsored entities	2,493	17	—	2,510
State and municipal	65,395	456	(2,836)	63,015
Mortgage-backed	31,706	299	(40)	31,965
Marketable equity	1,345	—	—	1,345
Other securities	544	—	—	544

Securities available-for-sale	$104,977	$773	$(2,876)	$102,874

Securities held to maturity:
Mortgage-backed	$13,114	$391	$—	$13,505

	December 31, 2007
Securities available for sale:
U.S. government agencies and government-sponsored entities	$10,453	$13	$(10)	$10,456
State and municipal	79,164	607	(2,895)	76,876
Mortgage-backed	30,132	108	(202)	30,038
Marketable equity	1,047	—	—	1,047
Other securities	547	—	—	547

Securities available-for-sale	$121,343	$728	$(3,107)	$118,964

Securities held to maturity:
Mortgage-backed	$14,889	$93	$(66)	$14,916

        The amortized cost and estimated fair value of available for sale debt securities by contractual maturity at December 31, 2008 are shown below. Expected maturities will differ from contractual

GUARANTY BANCORP AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(3) Securities (Continued)

maturities because borrowers may have the right to prepay obligations with or without prepayment penalties.

	Available for sale (AFS)
	Amortized cost	Fair value
	(In thousands)
Debt securities available for sale:
Due in one year or less	$5,576	$5,600
Due after one year through five years	14,366	14,581
Due after five years through ten years	3,192	3,239
Due after ten years	48,248	45,600

Total AFS excluding MBS, marketable equity and other securities	71,382	69,020
Mortgage-backed securities, marketable equity and other securities	33,595	33,854

Total available for sale	$104,977	$102,874

	Held to maturity
	Amortized cost	Fair value
	(In thousands)
Securities held to maturity:
Mortgage-backed securities	$13,114	$13,505

        The following table presents the fair value and the unrealized loss on securities that were temporarily impaired and the length of time the individual securities have been in a continuous unrealized loss position as of December 31, 2008:

	Less than 12 months		12 months or more		Total
	Fair value	Unrealized losses	Fair value	Unrealized losses	Fair value	Unrealized losses
	(In thousands)
Description of securities:
State and municipal	$2,670	$(23)	$35,897	$(2,813)	$38,567	$(2,836)
Mortgage-backed	4,348	(40)	—	—	4,348	(40)

Total temporarily impaired	$7,018	$(63)	$35,897	$(2,813)	$42,915	$(2,876)

        All individual securities that have been in a continuous unrealized loss position for 12 months or longer at December 31, 2008 have fluctuated in value since their purchase dates as a result of changes in market interest rates. These securities include securities issued by U.S. government agencies and government-sponsored entities that have an AAA credit rating as determined by various rating agencies or state and municipal bonds that have either been rated as investment grade or higher by various rating agencies or have been subject to an annual internal review process by management. This annual review process considers a review of the issuers' current financial statements, including the related cash flows and interest payments. We concluded that the continuous unrealized loss positions on these securities is a result of the level of market interest rates and not a result of the underlying issuers'

GUARANTY BANCORP AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(3) Securities (Continued)

ability to repay. In addition, we have the ability and intent to hold these securities until their fair value recovers to their cost. The fair value of these debt securities is expected to recover as the bonds approach maturity. Accordingly, we have not recognized any other-than-temporary impairment in our consolidated statements of income.

        At December 31, 2008, there was a security of a single issuer with a book value of $38,710,000, which exceeded 10% of stockholders' equity. This security is a hospital revenue bond, funded by revenues from a hospital within the Company's footprint. This amortizing tax-exempt bond carries an interest rate of 4.75% and a maturity of December 1, 2031. At December 31, 2008, the bond had an unrealized loss of approximately $2.8 million, or 7.3% of book value. In addition to its annual review of nonrated municipal bonds completed in the fourth quarter 2008, the Company reviews the financial statements of the hospital quarterly. To date, the bond has paid principal and interest in accordance with its contractual terms. At December 31, 2007, there were no holdings of securities of any one issuer, other than the U.S. Government and its agencies, in an amount greater than 10% of stockholders' equity.

        The following table presents the fair value and the unrealized loss on securities that were temporarily impaired as of December 31, 2007:

	Less than 12 months		12 months or more		Total
	Fair value	Unrealized losses	Fair value	Unrealized losses	Fair value	Unrealized losses
	(In thousands)
Description of securities:
U.S. government agencies	$7,981	$(10)	$—	$—	$7,981	$(10)
State and municipal	4,456	(22)	37,081	(2,873)	41,537	(2,895)
Mortgage-backed	1,528	(2)	20,667	(266)	22,195	(268)

Total temporarily impaired	$13,965	$(34)	$57,748	$(3,139)	$71,713	$(3,173)

        Sales of available for sale securities were as follows:

	Year Ended December 31,
	2008	2007	2006
	(In thousands)
Proceeds	$24,902	$1,440	$181
Gross Gains	179	1	—
Gross Losses	(41)	(1)	(4)

        The tax expense/benefit recorded related to the realized gain/losses on sale of securities was not material during 2008, 2007 and 2006, respectively.

        Investment securities with carrying values of $74,436,000 and $90,613,000 were pledged at December 31, 2008 and 2007, respectively, as collateral for public deposits and for other purposes as required or permitted by law.

GUARANTY BANCORP AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(4) Bank Stocks

        The Company, through its subsidiary bank, is a member of both the Federal Reserve Bank of Kansas City and the Federal Home Loan Bank of Topeka, and is required to maintain an investment in the capital stock of each. The Federal Reserve, Federal Home Loan Bank and other bank stock are restricted in that they can only be redeemed by the issuer at par value. The Company's investment at December 31 was as follows:

	2008	2007
	(In thousands)
Federal Reserve Bank of Kansas City	$13,768	$18,395
Federal Home Loan Bank of Topeka	13,747	13,307
Other bank stocks securities	761	762

Totals	$28,276	$32,464

        The investments in bank stocks are reviewed by management quarterly for potential other-than-
temporary-impairment. This quarterly review considers the credit quality of the institution, the institution's ability to repurchase shares and for the other bank stocks, the Company's carrying value in the shares relative to the share's book value. Based on each of these reviews, Management concluded that there was no other-than-temporary-impairment during 2008 or 2007.

(5) Loans

        A summary of the balances of loans at December 31 follows:

	2008	2007
	(In thousands)
Loans on real estate:
Residential and commercial	$680,030	$713,478
Construction	268,306	235,236
Equity lines of credit	50,270	48,624
Commercial loans	746,241	679,717
Agricultural loans	22,738	39,506
Lease financing	3,549	4,732
Installment loans to individuals	38,352	40,835
Overdrafts	855	1,329
SBA and other	19,592	21,592

	$1,829,933	$1,785,049
Less:
Allowance for loan losses	(44,988)	(25,711)
Unearned discount	(3,600)	(3,402)

Net Loans	$1,781,345	$1,755,936

GUARANTY BANCORP AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(5) Loans (Continued)

        Activity in the allowance for loan losses is as follows:

	Year Ended December 31,
	2008	2007	2006
	(In thousands)
Balance, beginning of period	$25,711	$27,899	$27,475
Provision for loan losses(1)	33,775	24,666	4,597
Loans charged off	(16,227)	(28,973)	(5,927)
Recoveries on loans previously charged-off	1,729	2,119	1,754

Balance, end of period	$44,988	$25,711	$27,899

(1)
The provision for loan losses noted in the consolidated statements of income (loss) for the year ended December 31, 2006, includes a provision for loan losses of $4,597,000 and a recovery on the reserve for unfunded commitments of $307,000 presented below.

        A summary of transactions in the reserve for unfunded commitments for the periods indicated is as follows:

	Year Ended December 31,
	2008	2007	2006
	(In thousands)
Balance, beginning of period	$522	$411	$718
Provision (credit) for losses on unfunded commitments	(299)	111	(307)

Balance, end of period	$223	$522	$411

        The following is a summary of information pertaining to impaired loans at December 31:

	2008	2007
	(In thousands)
Impaired loans with a valuation allowance	$42,191	$16,663
Impaired loans without a valuation allowance	12,631	6,665

Total impaired loans	$54,822	$23,328

Valuation allowance related to impaired loans	$11,064	$4,283

        The following is a summary of nonaccrual loans and loans past due 90 days still on accrual status:

	2008	2007
	(In thousands)
Nonaccrual loans	$54,594	$19,309
Loans past due over 90 days still on accrual	$228	$527

GUARANTY BANCORP AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(5) Loans (Continued)

        The following is a summary of interest recognized and cash-basis interest earned on impaired loans:

	Year Ended December 31,
	2008	2007	2006
	(In thousands)
Average of individually impaired loans during year	$36,773	$35,160	$42,660
Interest income recognized during impairment	$147	$1,410	$350
Cash-basis interest income recognized	$147	$1,146	$315

        The gross interest income that would have been recorded in the period that ended if the nonaccrual loans had been current in accordance with their original terms and had been outstanding throughout the period or since origination, if held for part of the period for December 31, 2008 and 2007 was $4,522,000 and $2,446,000, respectively.

(6) Premises and Equipment

        A summary of the cost and accumulated depreciation and amortization of premises and equipment at December 31 is as follows:

	2008	2007
	(In thousands)
Land	$13,693	$13,693
Buildings	45,033	48,023
Leasehold improvements	5,917	7,023
Equipment and software	17,012	16,283
Leasehold interest in land	684	684
Construction in progress	—	309

Subtotal	$82,339	$86,015
Accumulated depreciation and amortization	(19,321)	(16,034)

Total premises and equipment	$63,018	$69,981

        Depreciation expense for the years ended December 31, 2008, 2007 and 2006 was approximately $4,300,000, $4,200,000 and $4,500,000, respectively. Such amounts are classified in occupancy and furniture and equipment expense.

        The construction in progress at December 31, 2007 represents signage. The signage was placed in service in February 2008.

GUARANTY BANCORP AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(6) Premises and Equipment (Continued)

        Operating Leases:    Pursuant to the terms of non-cancelable lease agreements in effect at December 31, 2008 pertaining to banking premises, future minimum rent commitments under various operating leases are as follows (in thousands):

2009	$3,143
2010	3,098
2011	3,053
2012	2,490
2013	2,088
Thereafter	4,884

$18,756

        Certain leases contain options to extend the lease terms for five to twenty one years. The cost of such rentals is not included in the above rental commitments. Rent expense for the years ended December 31, 2008, 2007 and 2006 was $3,458,000, $3,391,000 and $3,280,000, respectively.

(7) Goodwill

        Changes in the carrying amount of the Company's goodwill for the years ended December 31, 2008 and 2007 were as follows (in thousands):

Balance as of December 31, 2006	$392,958
Impairment	(142,210)

Balance as of December 31, 2007	$250,748
Impairment	(250,748)

Balance as of December 31, 2008	$—

        Goodwill for the Company's single reporting unit is tested annually for impairment, unless an event occurs or circumstances change that would more likely than not reduce the fair value of the reporting unit.

        In accordance with paragraph 28 of SFAS No. 142 Goodwill and Other Intangible Assets, one of the criteria to determine if an impairment test is necessary prior to the annual testing date is an adverse change in the business climate. Due to the uncertainty in the interest rate environment, continued softness in the real estate market, the recent market volatility of the financial services industry and the overall impact of these factors on the Company, management determined that the Company's single reporting unit was operating under an adverse business climate as of September 30, 2008. Furthermore, management believed that the adverse business climate made it more likely than not that the fair value of the reporting unit had fallen below its carrying value. As a result, the Company completed its 2008 goodwill impairment test as of September 30, 2008 instead of its normal annual testing date of October 31. The method for estimating the value of the reporting unit included a weighted average of the discounted cash flows method and the guideline change of control transactions method updated for recent economic conditions affecting the Company's markets and the overall financial services industry, including the continued softness in the real estate market. At the completion

GUARANTY BANCORP AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(7) Goodwill (Continued)

of the Company's analysis it was determined that there was goodwill impairment of the remainder of our goodwill, or $250,748,000.

        For the October 31, 2007 testing date, it was determined that the carrying value of the reporting unit was lower than the fair value of the reporting unit. The lower value in 2007 is attributable to lower market valuations for banking institutions in the latter part of 2007, the weakening of the credit market in the second half of 2007 and the decline in real estate values, particularly in Northern Colorado. The method for estimating the value of the reporting unit included a weighted average of the discounted cash flows method and the guideline change of control transactions method. The amount of the 2007 goodwill impairment was $142,210,000.

(8) Other Intangible Assets

        Intangible assets with a finite life are recorded on our balance sheets. These intangible assets were capitalized as a result of past acquisitions and are being amortized over their estimated useful lives. At December 31, 2008 and 2007, the only such asset on the Company's balance sheet is the core deposits, which were tested for impairment during 2008 and 2007 as part of the goodwill impairment test, and no impairment was deemed necessary.

        A summary of the core deposit intangible asset and the accumulated amortization is below:

	Useful life	December 31, 2008	December 31, 2007
		(In thousands)
Core deposit intangible assets	7 - 15 years	62,975	62,975
Accumulated amortization		(37,475)	(30,042)

Other intangible assets, net		$25,500	$32,933

        Amortization expense for the years ended December 31, 2008, 2007 and 2006 was $7,433,000, $8,666,000, and $11,815,000, respectively. Estimated amortization expense for the next five years, and thereafter, is as follows (amounts in thousands):

Total
Fiscal year ending:
2009	$6,277
2010	5,169
2011	4,091
2012	3,033
2013	2,566
Thereafter	4,364

$25,500

(9) Deposits

        The aggregate amount of time deposits in denominations of $100,000 or more at December 31, 2008 and 2007 was $298,334,000 and $243,619,000, respectively. Included in time deposits in

GUARANTY BANCORP AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(9) Deposits (Continued)

denominations of $100,000 at December 31, 2008, are approximately $30.3 million of time deposits in denominations of more than $100,000 but less than $250,000 with maturities prior to December 31, 2009, as these qualify for expanded FDIC insurance coverage.

        At December 31, 2008, the scheduled maturities of interest-bearing time deposits for the next five years are as follows (amounts in thousands):

2009	$563,931
2010	87,216
2011	84,135
2012	564
2013	124
Thereafter	—

$735,970

(10) Securities Sold Under Agreements to Repurchase

        The following is a summary of information pertaining to securities sold under agreement to repurchase at December 31:

	2008	2007
	(Dollars in thousands)
Ending Balance	$21,781	$22,384
Weighted-average interest rate at year-end	1.02%	3.73%

        Securities sold under agreements to repurchase, which are classified as secured borrowings, generally mature within one to four days from the transaction date. Securities sold under agreements to repurchase are reflected at the amount of cash received in connection with the transaction. The Company may be required to provide additional collateral based on the fair value of the underlying security. The securities sold under agreements to repurchase are collateralized by government agency and mortgage-backed securities held by the Company.

        Information concerning securities sold under agreements to repurchase is summarized below:

	Year Ended December 31,
	2008	2007	2006
	(Dollars in thousands)
Average daily balance during the year	$18,698	$29,104	$27,927
Average interest rate during the year	2.09%	4.62%	4.41%
Maximum month-end balance during the year	$22,332	$40,020	$36,502

GUARANTY BANCORP AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(11) Borrowings

        A summary of borrowings is as follows:

	Principal	Interest rate	Maturity date	Total committed
	(Dollars in thousands)
December 31, 2008
Short-term borrowings:
FHLB line of credit	$—	—	Apr-09	$428,317

Total short-term borrowings	$—

Long-term borrowings:
FHLB term notes (fixed rate)	166,404	Range: 2.52 - 6.22%	2009 - 2018	See below

Total borrowings	$166,404

December 31, 2007
Short-term borrowings:
Treasury Tax and Loans	$1,199	Variable	Revolving	$1,000
FHLB line of credit	—	—	Apr-08	316,208
U.S. Bank line of credit	15,160	5.51% (variable)	Mar-08	70,000

Total short-term borrowings	16,359

Long-term borrowings:
FHLB term notes (fixed rate)	47,356	Range: 3.25 - 6.22%	2008 - 2017	See below

Total borrowings	$63,715

        Each advance with the Federal Home Loan Bank (FHLB) is payable at its maturity date, with a prepayment penalty if paid prior to maturity. The weighted-average rate on the FHLB term notes is 3.18% at December 31, 2008. At December 31, 2008, approximately $140 million of the FHLB fixed rate term notes with a weighted-average rate of 3.02% were convertible to floating rate on predetermined conversion dates at the discretion of the FHLB. If the bonds are converted by the FHLB, the Company has the option to prepay the advance without penalty. If the bonds are not converted by the FHLB, the bond becomes convertible quarterly thereafter, with the option to convert to floating rate continuing to be at the discretion of the FHLB. A $40 million fixed-rate bond with a rate of 3.17% is convertible quarterly with the next quarterly conversion option date of March 2, 2009. No other FHLB term bond has a conversion option available in 2009. The remaining $100 million of term notes with conversion options are layered with $40 million each having their first conversion option available in 2010 and 2011, respectively, and $20 million having its first conversion option available in 2013.

        The Company has executed a blanket pledge and security agreement with the FHLB in the amount of $428,317,000 and $316,208,000 at December 31, 2008 and 2007, respectively, which encompasses certain loans and securities as collateral for these borrowings. The maximum credit allowance for future borrowings, including term notes and the line of credit, was $261,913,000 and $316,208,000 at December 31, 2008 and 2007, respectively.

GUARANTY BANCORP AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(11) Borrowings (Continued)

        As of December 31, 2008, the Company had a revolving credit agreement, as amended, with U.S. Bank National Association, which contained financial covenants, including maintaining a minimum adjusted return (excluding goodwill impairment and intangible asset amortization) on average assets, a maximum nonperforming assets to total loans ratio, regulatory capital ratios that qualify the Company as well-capitalized and a minimum total risk-based capital amount. At December 31, 2008, the Company was in compliance with all covenants except the minimum total risk-based capital amount. The minimum total risk-based capital amount was set by U.S. Bank and was based on the Company receiving additional capital from Treasury's Capital Purchase Program prior to December 31, 2008. As the Company's application to receive capital under Treasury's Capital Purchase Program was still pending as of December 31, 2008, the Company did not meet this financial covenant and voluntarily decided to terminate its line of credit on February 9, 2009 with U.S. Bank. The revolving credit agreement would have otherwise expired on March 31, 2009.

        At December 31, 2008, the scheduled maturities of borrowings are as follows (in thousands):

2009	$1,865
2010	1,190
2011	3,015
2012	18
2013	50,223
Thereafter	110,093

Total borrowings	$166,404

(12) Income Taxes

        The components of the income tax provision (benefit) are as follows:

	Year ended December 31,
	2008	2007	2006
	(In thousands)
Current tax provision:
Federal	$1,585	$3,709	$16,950
State	1,080	943	2,246

Total current tax provision	2,665	4,652	19,196

Deferred tax provision (benefit):
Federal	(8,452)	(4,561)	(6,946)
State	(726)	(276)	(964)

Total deferred tax provision	(9,178)	(4,837)	(7,910)

Total tax provision (benefit)	$(6,513)	$(185)	$11,286

        The total current and deferred tax provision associated with the Company's discontinued operations was $327,000 for the year ended December 31, 2006.

GUARANTY BANCORP AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(12) Income Taxes (Continued)

        Income tax expense attributable to income (loss) from continuing operations differed from the amounts computed by applying the U.S. federal statutory tax rate to pretax income (loss) from operations as a result of the following:

	Year ended December 31,
	2008	2007	2006
Tax (benefit) at statutory federal rate	(35.0)%	(35.0)%	35.0%
State tax, net of federal benefit	(0.2)%	0.1%	2.5%
Tax exempt income	(0.4)%	(1.6)%	(4.6)%
Goodwill impairment	33.3%	36.0%	0.0%
Other	(0.2)%	0.4%	0.6%

	(2.5)%	(0.1)%	33.5%

        Current taxes receivable included in other assets totaled approximately $3,397,000 and $3,250,000 at December 31, 2008 and December 31, 2007, respectively. The Company's net deferred tax asset is included in other assets at December 31, 2008. At December 31, 2007, the Company's net deferred tax liability is included in interest payable and other liabilities.

        Deferred tax assets and liabilities result from the tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes at December 31 are as follows:

	2008	2007
	(In thousands)
Deferred tax assets:
Allowance for loan losses	$17,100	$9,773
Fair value adjustments on securities, loans, deposits, and subordinated debentures	407	640
Other assets, accruals and other real estate owned	2,867	2,725
Unrealized loss on securities	801	906
Intangible assets	1,106	714
Stock compensation and other	1,523	2,837

Total deferred tax assets	23,804	17,595

Deferred tax liabilities:
Premises and equipment	5,861	5,799
Fair value adjustments on core deposit intangibles and fixed rate loans	9,723	12,804
FHLB stock, prepaid assets, equity investments and other liabilities	2,299	2,144

Total deferred tax liabilities	17,883	20,747

Deferred tax asset (liability)	$5,921	$(3,152)

        Realization of the Company's deferred tax assets is dependent upon the Company generating sufficient taxable income to obtain benefit from the reversal of net deductible temporary differences. The amount of deferred tax assets considered realizable is subject to adjustment in future periods based on estimates of future taxable income. In assessing the realization of deferred tax assets, the

GUARANTY BANCORP AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(12) Income Taxes (Continued)

Company considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are deductible, the Company believes it is more likely than not that the Company will realize the benefits of these deductible differences at December 31, 2008, 2007 and 2006, and therefore, no valuation allowance for deferred tax assets was recorded at December 31, 2008, 2007 and 2006.

        At December 31, 2008, the Company had no net operating loss or tax credit carryforwards for federal or state income tax purposes.

        As of December 31, 2008 and December 31, 2007, the Company did not have any unrecognized tax benefits. The Company does not expect the total amount of unrecognized tax benefits to significantly increase or decrease in the next twelve months. The Company recognizes interest related to income tax matters as interest expense and penalties related to income tax matters as other noninterest expense and did not have any accrued interest and/or penalties at December 31, 2008 or 2007. The Company received $41,000 of interest income on a tax refund in 2008. No other interest or penalties related to tax matters was incurred during 2008 or 2007. The Company and its subsidiaries are subject to U.S. federal income tax as well as income tax of the state of Colorado. The Company is no longer subject to examination by taxing authorities for years before 2005.

(13) Subordinated Debentures and Trust Preferred Securities

        The Company had a $41,239,000 aggregate balance of subordinated debentures outstanding with a weighted average cost of 8.68% and 8.97% at December 31, 2008 and 2007, respectively. The subordinated debentures were issued in four separate series. Each issuance has a maturity of thirty years from its date of issue. The subordinated debentures were issued to trusts established by us, which in turn issued $40,000,000 of trust preferred securities. Generally and with certain limitations, the Company is permitted to call the debentures subsequent to the first five or ten years, as applicable, after issue if certain conditions are met, or at any time upon the occurrence and continuation of certain changes in either the tax treatment or the capital treatment of the trusts, the debentures or the preferred securities.

        In September 2000, a predecessor to the Company formed CenBank Statutory Trust I and completed an offering of $10.0 million, 10.6% Cumulative Trust Preferred Securities (Preferred Securities), which are guaranteed by the Company. The Trust also issued common securities to the predecessor of the Company and used the net proceeds from the offering to purchase $10.3 million in principal amount of 10.6% Junior Subordinated Debentures (Debentures) issued. The Company assumed the predecessor's obligations relating to such securities upon the acquisition of the predecessor. Interest paid on the Debentures is distributed to the holders of the Preferred Securities. Distributions payable on the Preferred Securities are recorded as interest expense in the consolidated statements of income. These Debentures are unsecured, rank junior and are subordinate in right of payment to all senior debt of the Company. The Preferred Securities are subject to mandatory redemption upon repayment of the Debentures. The Company has the right, subject to events of default, to defer payments of interest on the Debentures at any time by extending the interest payment period for a period not exceeding 10 consecutive semi-annual periods with respect to each deferral

GUARANTY BANCORP AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(13) Subordinated Debentures and Trust Preferred Securities (Continued)

period, provided that no extension period may extend beyond the redemption or maturity date of the Debentures. The Debentures mature on September 7, 2030, which may be shortened by us to not earlier than September 7, 2010, if certain conditions are met, or at any time upon the occurrence and continuation of certain changes in either the tax treatment or the capital treatment of the Trust, the Debentures or the Preferred Securities.

        In February 2001, a predecessor to the Company formed CenBank Statutory Trust II and completed an offering of $5.0 million 10.2% Cumulative Trust Preferred Securities (Preferred Securities), which are guaranteed by the Company. The Trust also issued common securities to the predecessor of the Company and used the net proceeds from the offering to purchase $5.2 million in principal amount of 10.2% Junior Subordinated Debentures (Debentures) issued. The Company assumed the predecessor's obligations relating to such securities upon the acquisition of the predecessor. Interest paid on the Debentures is distributed to the holders of the Preferred Securities. Terms and conditions of these Debentures are substantially similar to those as described under the CenBank Statutory Trust I. The Debentures mature on February 22, 2031, which may be shortened by us to not earlier than February 22, 2011, if certain conditions are met, or at any time upon the occurrence and continuation of certain changes in either the tax treatment or the capital treatment of the Trust, the Debentures or the Preferred Securities.

        In April 2004, a predecessor to the Company formed CenBank Statutory Trust III and completed an offering of $15.0 million LIBOR plus 2.65% Cumulative Trust Preferred Securities (Preferred Securities), which are guaranteed by the Company. The Trust also issued common securities to the predecessor of the Company and used the net proceeds from the offering to purchase $15.5 million in principal amount of floating rate Junior Subordinated Debentures (Debentures) issued. The Company assumed the predecessor's obligations relating to such securities upon the acquisition of the predecessor. Interest paid on the Debentures is distributed to the holders of the Preferred Securities. Terms and conditions of these Debentures are substantially similar to those as described under the CenBank Statutory Trust I. The Debentures mature on April 15, 2034, which may be shortened by us to not earlier than April 15, 2009, if certain conditions are met, or at any time upon the occurrence and continuation of certain changes in either the tax treatment or the capital treatment of the Trust, the Debentures or the Preferred Securities.

        In June 2003, a predecessor to the Company formed Guaranty Capital Trust III and completed an offering of $10.0 million LIBOR plus 3.10% Cumulative Trust Preferred Securities (Preferred Securities), which are guaranteed by the Company. The Trust also issued common securities to the predecessor of the Company and used the net proceeds from the offering to purchase $10.3 million in principal amount of Junior Subordinated Debt Securities issued. The Company assumed the predecessor's obligations relating to such securities upon the acquisition of the predecessor. Interest is paid quarterly and is distributed to the holders of the Preferred Securities. The Company has the right, subject to events of default, to defer payments of interest on the Debentures at any time by extending the interest payment period for a period not exceeding 20 consecutive quarterly periods with respect to each deferral period, provided that no extension period may extend beyond the redemption or maturity date of the Debentures. The Debentures mature on July 7, 2033. The Guaranty Capital Trust III trust preferred issuance was initially callable on July 7, 2008. The Company did not call this security on July 7, 2008; however, this security remains callable on each quarterly interest payment date.

GUARANTY BANCORP AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(13) Subordinated Debentures and Trust Preferred Securities (Continued)

        For financial reporting purposes, the Trusts are treated as investments of the Company and not consolidated in the consolidated financial statements. Although the securities issued by each of the Trusts are not included as a component of stockholders' equity in the consolidated balance sheets, the securities are treated as capital for regulatory purposes. Specifically, under applicable regulatory guidelines, the securities issued by the Trusts qualify as Tier 1 capital up to a maximum of 25% of Tier 1 capital on an aggregate basis. Any amount that exceeds 25% qualifies as Tier 2 capital. At December 31, 2008 and 2007, all of such securities outstanding qualified as Tier 1 capital. The Company's investment in the common stock of each trust is included in other assets on the Consolidated Balance Sheets.

        In March 2005, the Federal Reserve Board issued a final rule that continues to allow the inclusion of trust preferred securities in Tier 1 capital, but with stricter quantitative limits. Under the final rule, after a five-year transition period ending March 31, 2009, the aggregate amount of trust preferred securities and certain other capital elements would be limited to 25% of Tier I capital elements, net of goodwill, less any associated deferred tax liability. The amount of trust preferred securities and certain elements in excess of the limit could be included in Tier 2 capital, subject to restrictions. Based on Tier 1 capital balances at December 31, 2008, this final rule would not have any impact on the full inclusion of the Company's trust preferred securities as Tier 1 capital.

        The following table summarizes the terms of each subordinated debenture issuance at December 31, 2008 (dollars in thousands):

	Date Issued	Amount	Maturity Date	Call Date*	Fixed or Variable	Rate Adjuster	Rate at December 31, 2008	Next Rate Reset Date
CenBank Trust I	9/7/2000	$10,310	9/7/2030	9/7/2010	Fixed	N/A	10.60%	N/A
CenBank Trust II	2/22/2001	5,155	2/22/2031	2/22/2011	Fixed	N/A	10.20%	N/A
CenBank Trust III	4/8/2004	15,464	4/15/2034	4/15/2009	Variable	LIBOR + 2.65%	7.40%	1/15/2009
Guaranty Capital Trust III	6/30/2003	10,310	7/7/2033	4/7/2009	Variable	LIBOR + 3.10%	7.92%	1/07/2009

*
Call date represents the earliest date that the Company can call the debentures.

        On January 7, 2009, the rate on the Guaranty Capital Trust III subordinated debentures reset to 4.19%. On January 15, 2009, the rate on the CenBank Trust III subordinated debentures reset to 3.74%.

(14) Commitments

        The Company is a party to credit-related financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit, stand-by letters of credit and commercial letters of credit. Such commitments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated balance sheets.

        The Company's exposure to credit loss is represented by the contractual amount of these commitments. The Company follows the same credit policies in making commitments as it does for on-balance sheet instruments.

GUARANTY BANCORP AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(14) Commitments (Continued)

        At December 31, the following financial instruments were outstanding whose contract amounts represented credit risk:

	2008	2007
	(In thousands)
Commitments to extend credit	$390,277	$582,988
Standby letters of credit	24,792	33,573
Commercial letters of credit	11,000	—

        Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Several of the commitments may expire without being drawn upon. Therefore, the total commitment amounts do not necessarily represent future cash requirements. Off-balance sheet risk to credit loss exists up to the face amount of these instruments, although material losses are not anticipated. The same credit policies are used to make such commitments as are used for loans, including obtaining collateral, if necessary, at exercise of the commitment.

        Commitments to extend credit under overdraft protection agreements are commitments for possible future extensions of credit to existing deposit customers. These lines of credit are uncollateralized and usually do not contain a specified maturity date and may not be drawn upon to the total extent to which the Company is committed.

        Stand-by letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Those letters of credit are primarily issued to support public and private borrowing arrangements. Essentially all letters of credit issued have expiration dates within one year. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Company generally holds collateral supporting those commitments if deemed necessary.

        The Company enters into commercial letters of credit on behalf of its customers who authorize a third party to draw drafts on the Company up to a stipulated amount and with specific terms and conditions. A commercial letter of credit is a conditional commitment on the part of the Company to provide payment on drafts drawn in accordance with the terms of the commercial letter of credit.

(15) Contingencies

        In the ordinary course of our business, we are party to various legal actions, which we believe are incidental to the operation of our business. Although the ultimate outcome and amount of liability, if any, with respect to these other legal actions to which we are currently a party, cannot presently be ascertained with certainty, in the opinion of management, based upon information currently available to us, any resulting liability is not likely to have a material adverse effect on the Company's consolidated financial position, results of operations or cash flows.

(16) Employee Benefit Plans

        Substantially all employees are eligible to participate in the Company's 401(k) plan. Employees may contribute up to 100 percent of their compensation subject to certain limits based on federal tax

GUARANTY BANCORP AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(16) Employee Benefit Plans (Continued)

laws. The Company makes matching contributions equal to a specified percentage of the employee's compensation as defined by the Plan. For years ended December 31, 2008, 2007 and 2006, expensed contributions to the 401(k) plan were $720,000, $801,000 and $781,000, respectively.

  Stock-Based Compensation

        Under the Company's Amended and Restated 2005 Stock Incentive Plan (the "Incentive Plan"), the Company's Board of Directors may grant stock-based compensation awards to nonemployee directors, key employees, consultants and prospective employees under the terms described in the Incentive Plan. The allowable stock-based compensation awards include the grant of Options, Restricted Stock Awards, Restricted Stock Unit Awards, Performance Stock Awards, Stock Appreciation Rights and other Equity-Based Awards. The Incentive Plan provides that eligible participants may be granted shares of Company common stock that are subject to forfeiture until the grantee vests in the stock award based on the established conditions, which may include service conditions, established performance measures or both.

        Prior to vesting of the stock awards with a service vesting condition, each grantee shall have the rights of a stockholder with respect to voting of the granted stock. The recipient is not entitled to dividend rights with respect to the shares of granted stock until vesting occurs. Prior to vesting of the stock awards with performance vesting conditions, each grantee shall have the rights of a stockholder with respect to voting of the granted stock. The recipient is not entitled to dividend rights with respect to the shares of granted stock until initial vesting occurs, at which time, the dividend rights will exist on vested and unvested shares of granted stock, subject to termination of such rights under the terms of the Incentive Plan.

        Other than the stock awards with service and performance based vesting conditions, no grants have been made under the Incentive Plan.

        The Incentive Plan authorized grants of stock-based compensation awards of up to 2,500,000 shares of authorized Company common stock, subject to adjustments provided by the Incentive Plan. As of December 31, 2008 and 2007, there were 1,420,345 and 1,651,345 shares of unvested stock granted (net of forfeitures), with 730,412 and 754,644 shares available for grant under the Incentive Plan, respectively. Of the 1,420,345 shares outstanding at December 31, 2008, approximately 690,000 shares are expected to vest.

        A summary of the status of unearned stock awards and the change during the year is presented in the table below:

	Shares	Weighted Average Fair Value on Award Date
Unearned at December 31, 2007	1,651,345	$10.21
Awarded	164,500	6.16
Forfeited	(140,268)	10.11
Vested	(255,232)	10.77

Unearned at December 31, 2008	1,420,345	$9.65

GUARANTY BANCORP AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(16) Employee Benefit Plans (Continued)

        The Company recognized a benefit of $422,000 related to stock-based compensation for the year ended December 31, 2008. This benefit consisted of $2,292,000 in expense for stock-based compensation for services rendered for 2008, less a $2,714,000 cumulative adjustment related to performance-based shares not expected to vest prior to their expiration date as well as a cumulative forfeiture adjustment on remaining service-based restricted awards. The performance-based shares have a performance criterion that must be met on or before the expiration date of December 31, 2012 in order for the performance-based shares to fully or partially vest. Based on management's latest analysis completed in 2008, management determined that it was not probable that the Company would meet the performance criterion on or before December 31, 2012 and thus recorded a cumulative adjustment for the performance-based shares in 2008. Should this expectation change, additional expense could be recorded in future periods. The Company recognized $2,871,000 and $2,899,000 in compensation expense for services rendered for the years ended December 31, 2007and 2006, respectively. The total income tax effect recognized in the income statement for share-based compensation arrangements was an $824,000 expense for the year ended December 31, 2008, compared to a tax benefit of $1,019,000 and $1,102,000 for the years ended December 31, 2007 and 2006, respectively.

        At December 31, 2008, compensation cost of $3,823,000 related to unearned awards not yet recognized is expected to be recognized over a weighted-average period of 2.1 years.

        A summary of the Company's awards for the years ended December 31, 2008 and 2007 is presented in the table below:

	Year Ended December 31,
	2008	2007
Number of shares granted	164,500	223,500
Weighted-average grant-date fair value	$6.16	$7.40
Number of shares that vested	255,232	61,213
Fair value of shares vested	$1,003,930	$460,584
Tax benefit realized	$381,594	$175,068

Deferred Compensation Plans

        The Company maintains a Deferred Compensation Plan for a select group of management or highly compensated employees and non-employee members of the Board. The plan, which is meant to be an unfunded deferred compensation plan, is intended to be exempt from certain requirements of the Employee Retirement Income Security Act of 1974. The plan allows the participants to defer up to 80% of their salary and up to 100% of their bonus or incentive compensation, and up to 100% of cash fees in the case of directors, until termination or upon the occurrence of other specified events (e.g., disability, previously specified dates, and unforeseeable emergencies). The plan permits participants to elect to have deferred amounts deemed to be invested in various investment funds or Company common stock. The plan does not guarantee any minimum rate of return. Participation in the plan is voluntary and participants may change their elections annually or otherwise as permitted by the plan and applicable regulations governing the deferred tax treatment of the plan. The Company may, in its sole discretion, make additional contributions to participants' accounts. A benefit of $341,000 was recognized for deferred compensation in 2008 as the deemed investments in the investment funds selected by the participants declined in value during 2008. The expense incurred for deferred

GUARANTY BANCORP AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(16) Employee Benefit Plans (Continued)

compensation was $118,000 in 2007 and $107,000 in 2006. The deferred compensation liability was $904,000 and $1,351,000 at December 31, 2008 and 2007, respectively, and is reported with interest payable and other liabilities on the consolidated balance sheets.

(17) Related-Party Transactions

        The Company has granted loans to directors and their affiliates amounting to $450,000 and $5,627,000 at December 31, 2008 and 2007, respectively. There were no related-party loans on past due or non-accrual status.

        Activity during 2008 regarding outstanding loans to certain related-party loan customers (directors of the Company, including companies in which they are principal owners) was as follows (in thousands):

Balance, December 31, 2007	$5,627
Related party loans at the beginning of the year which ceased to be related party loans during the current year(1)	(5,627)
Advances	490
Repayments	(40)

Balance, December 31, 2008	$450

    (1)
    The loans to related-parties outstanding at December 31, 2007, were to customers, including companies in which they are principal owners, who were members of the Company's board of directors at December 31, 2007, but are no longer disclosed as related-party loans as the directors are no longer members of the Company's board of directors.

        Deposits from related parties held by the Company at December 31, 2008 and 2007 amounted to $1,122,000 and $13,945,000, respectively.

        Castle Creek Financial LLC ("Castle Creek Financial") serves as the exclusive financial advisor for the Company. Castle Creek Financial is an affiliate of Castle Creek Capital LLC, which is controlled by the Company's Chairman of the Board (who also served as the Company's Chief Executive Officer through May 2006). No payments to Castle Creek Financial were made in 2008, 2007 or 2006.

        The Company has incurred costs for facility rental and related services from companies that were affiliated with either members of the Board of Directors or certain former members of executive management during 2008, 2007 and 2006. We paid $779,000 and $2,122,000 to companies with such relationships for facility rental and related services in 2007 and 2006, respectively. The facility rent for a company affiliated with a member of the Company's board of directors is not disclosed as related party rent expense in 2008 as the director to whom this company was affiliated is no longer a member of the Company's board of directors. In 2006, Guaranty paid $232,000 for construction services to a company that was affiliated with a former member of the Guaranty Bank board of directors.

GUARANTY BANCORP AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(18) Fair Value

        Effective January 1, 2008, the Company adopted FASB Statement No. 157, Fair Value Measurements ("SFAS No. 157"). SFAS No. 157 clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. Under SFAS No. 157, fair value measurements are not adjusted for transaction costs. SFAS No. 157 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements). The three levels of the fair value hierarchy under SFAS No. 157 are described below:

        Basis of Fair Value Measurement:

    Level 1—Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets.

    Level 2—Significant other observable inputs other than Level 1 prices such as quoted prices in markets that are not active, quoted prices for similar assets, or other inputs that are observable, either directly or indirectly, for substantially the full term of the asset.

    Level 3—Significant unobservable inputs that reflect a reporting entity's own assumptions about the assumptions that market participants would use in pricing an asset or liability.

        A financial instrument's level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement.

        The fair values of securities available for sale are generally determined by matrix pricing, which is a mathematical technique widely used in the industry to value debt securities without relying exclusively on quoted prices for the specific securities but rather by relying on the securities' relationship to other benchmark quoted securities (Level 2 inputs).

        The fair value of loans held for sale is based upon binding contracts and quotes from third party investors (Level 2 inputs).

        Impaired loans are evaluated and valued at the time the loan is identified as impaired, at the lower of cost or fair value. Fair value is measured based on the value of the collateral securing these loans and is classified at a level 3 in the fair value hierarchy. Collateral may be real estate and/or business assets including equipment, inventory and/or accounts receivable and is determined based on appraisals performed by qualified licensed appraisers hired by the Company. Appraised and reported values may be discounted based on management's historical knowledge, changes in market conditions from the time of valuation, and/or management's expertise and knowledge of the client and client's business. Such discounts are typically significant and result in a Level 3 classification of the inputs for determining fair value. Impaired loans are reviewed and evaluated on at least a quarterly basis for additional impairment and adjusted accordingly, based on the same factors identified above.

        Level 3 is for positions that are not traded in active markets or are subject to transfer restrictions, and/or where valuations are adjusted to reflect illiquidity and/or non-transferability. Such adjustments are generally based on available market evidence. In the absence of such evidence, management's best estimate is used. At December 31, 2008, the Company had one investment that was classified as a level 3 investment, which is the hospital municipal bond discussed in Note 3. Management's best estimate consists of both internal and external support on the Level 3 investment. Internal cash flow

GUARANTY BANCORP AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(18) Fair Value (Continued)

models using a present value formula along with indicative exit pricing obtained from broker/dealers were used to determine fair value for certain Level 3 investments. Subsequent to inception, management only changes level 3 inputs and assumptions when corroborated by evidence such as transactions in similar instruments, completed or pending third-party transactions in the underlying investment or comparable entities, subsequent rounds of financing, recapitalizations and other transactions across the capital structure, offerings in the equity or debt markets, and changes in financial ratios or cash flows.

Assets and Liabilities Measured on a Recurring Basis

        Assets and liabilities measured at fair value on a recurring basis are summarized below:

	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Balance as of December 31, 2008
	(In thousands)
Assets at December 31, 2008
Investment securities, available for sale	$—	$66,977	$35,897	$102,874

        The table below presents a reconciliation and income statement classification of gains and losses for all assets measured at fair value on a recurring basis using significant unobservable inputs (Level 3) for the year ended December 31, 2008:

  Fair Value Measurements Using Significant Unobservable Inputs (Level 3)

Available for Sale Securities
(In Thousands)
Balance, December 31, 2007	$—
Total unrealized gains (losses) included in:
Net Income	—
Other Comprehensive Income	—
Purchases, sales, issuances and settlements, net	—
Transfers in and (out) of level three	35,897

Balance December 31, 2008	$35,897

GUARANTY BANCORP AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(18) Fair Value (Continued)

Assets and Liabilities Measured on a Non-Recurring Basis

        The following represent assets and liabilities measured at fair value on a non-recurring basis as of December 31, 2008. The valuation methodology used to measure the fair value of these loans is described earlier in the Note.

	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Balance as of December 31, 2008
	(In thousands)
Assets at December 31, 2008
Impaired loans	$—	$—	$42,191	$42,191
Loans held for sale	$—	$5,760	$—	$5,760

        Loans held for sale, which are carried at the lower of cost or fair value, did not have an impairment charge for 2008.

        Impaired loans, which are measured for impairment using the fair value of the collateral for collateral dependent loans, had a carrying amount of $42,191,000 with a valuation allowance of $11,064,000 resulting in additional provision for loan losses of $21,279,000 during 2008.

Fair Value of Financial Instruments

        The estimated fair values, and related carrying amounts, of the Company's financial instruments are as follows:

	December 31, 2008		December 31, 2007
	Carrying amount	Fair value	Carrying amount	Fair value
	(In thousands)
Financial assets:
Cash and cash equivalents	$45,711	$45,711	$52,356	$52,356
Securities available for sale	102,874	102,874	118,964	118,964
Securities held to maturity	13,114	13,505	14,889	14,916
Bank stocks	28,276	n/a	32,464	n/a
Loans, net	1,781,345	1,777,496	1,755,936	1,761,794
Loans held for sale	5,760	5,760	492	492
Accrued interest receivable	7,202	7,202	10,252	10,252
Financial liabilities:
Deposits	1,698,651	1,712,160	1,799,507	1,800,582
Federal funds purchased and sold under agreements to repurchase	21,781	21,781	23,617	23,617
Short-term borrowings	—	—	16,359	16,359
Subordinated debentures	41,239	35,938	41,239	43,187
Long-term borrowings	166,404	178,785	47,356	41,800
Accrued interest payable	3,927	3,927	4,122	4,122

GUARANTY BANCORP AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(18) Fair Value (Continued)

        The fair value of a financial instrument is the current amount that would be exchanged between willing parties, other than in a forced liquidation. Fair value is best determined based upon quoted market prices. However, in many instances, there are no quoted market prices for the Company's various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument. Statement of Financial Accounting Standards No. 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented may not necessarily represent the underlying fair value of the Company.

        The following methods and assumptions were used by the Company in estimating fair value disclosures for financial instruments:

  (a)
  Cash and Cash Equivalents

          The carrying amounts of cash and short-term instruments approximate fair values.

  (b)
  Securities and Bank Stocks

          Fair values for securities available for sale and held to maturity are generally determined by matrix pricing, which is a mathematical technique widely used in the industry to value debt securities without relying exclusively on quoted prices for the specific securities but rather by relying on the securities' relationship to other benchmark quoted securities.

          It is not practical to determine the fair value of bank stocks due to restrictions placed on the transferability of FHLB stock, Federal Reserve Bank stock and Bankers' Bank of the West stock. These three stocks comprise the balance of bank stocks.

  (c)
  Loans

          Loans exclude loans held-for-sale and impaired loans as these fair values are previously disclosed in this note. For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. Fair values for other loans (e.g., commercial real estate and investment property mortgage loans, commercial and industrial loans) are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality.

          Loans held for sale are carried at lower cost or fair value. The fair value of loans held for sale is based upon binding contracts and quotes from third party investors.

  (d)
  Deposits

          The fair values disclosed for demand deposits (e.g., interest and non-interest checking, passbook savings, and certain types of money market accounts) are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amount). The carrying amounts of variable-rate, fixed-term money market accounts and certificates of deposit approximate their fair values at the reporting date. Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flows calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

GUARANTY BANCORP AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(18) Fair Value (Continued)

  (e)
  Short-term Borrowings

          The carrying amounts of federal funds purchased, borrowings under repurchase agreements, and other short-term borrowings maturing within ninety days approximate their fair values.

  (f)
  Long-term Borrowings

          The fair values of the Company's long-term borrowings are estimated using discounted cash flow analyses based on the Company's current incremental borrowing rates for similar types of borrowing arrangements.

  (g)
  Subordinated Debentures

          The fair values of the Company's Subordinated Debentures are estimated using discounted cash flow analyses based on the Company's current incremental borrowing rates for similar types of borrowing arrangements.

  (h)
  Accrued Interest Payable

          The carrying amounts of accrued interest approximate fair value.

  (i)
  Off-balance Sheet Instruments

          Fair values for off-balance sheet, credit-related financial instruments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties' credit standing. The fair value of commitments is not material.

(19) Regulatory Capital Matters

        The Company and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company's consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company must meet specific capital guidelines that involve quantitative measures of their assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Company's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weighting, and other factors.

        Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios (set forth in the following table) of Total and Tier 1 capital to risk-weighted assets, and of Tier 1 capital to average assets. Management believes, as of December 31, 2008, that the Company and its bank subsidiary met all capital adequacy requirements to which they are subject.

GUARANTY BANCORP AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(19) Regulatory Capital Matters (Continued)

        As of December 31, 2008, the most recent notifications from the Company's bank regulatory agencies categorized the bank subsidiary as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, an institution must maintain minimum Total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios, as set forth in the following table. Prompt corrective action provisions are not applicable to bank holding companies. There are no conditions or events since that notification that management believes have changed the categorization of the Company or its bank subsidiary as well capitalized. The Company's and the bank subsidiaries' actual capital amounts and ratios for 2008 and 2007 are presented in the table below.

	Actual		Minimum Capital Adequacy Requirement		Minimum to be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(Dollars in thousands)
As of December 31, 2008:
Total capital to risk weighted assets:
Consolidated	$212,334	10.61%	$160,065	8.00%	N/A	N/A
Guaranty Bank	210,340	10.52	159,882	8.00	199,853	10.00
Tier 1 capital to risk weighted assets:
Consolidated	187,074	9.35	80,033	4.00	N/A	N/A
Guaranty Bank	185,109	9.26	79,941	4.00	119,912	6.00
Tier 1 capital to average assets:
Consolidated	187,074	8.98	83,348	4.00	N/A	N/A
Guaranty Bank	185,109	8.90	83,184	4.00	103,980	5.00
As of December 31, 2007:
Total capital to risk weighted assets:
Consolidated	$213,536	10.87%	$157,129	8.00%	N/A	N/A
CBW	89,956	13.38	53,779	8.00	$67,223	10.00
Guaranty Bank	136,255	10.55	103,347	8.00	129,184	10.00
Tier 1 capital to risk weighted assets:
Consolidated	188,936	9.62	78,564	4.00	N/A	N/A
CBW	81,524	12.13	26,889	4.00	40,334	6.00
Guaranty Bank	120,828	9.35	51,673	4.00	77,510	6.00
Tier 1 capital to average assets:
Consolidated	188,936	8.55	88,448	4.00	N/A	N/A
CBW	81,524	9.71	33,591	4.00	41,989	5.00
Guaranty Bank	120,828	8.82	54,818	4.00	68,523	5.00

Dividend Restrictions

        The Holding Company's principal source of funds for stock repurchases and operating expenses is dividends received from the Bank. Banking regulations limit the amount of dividends that may be paid without prior approval of regulatory agencies. Under these regulations, the amount of dividends that may be paid in any calendar year is limited to the current year's net profits, combined with the retained

GUARANTY BANCORP AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(19) Regulatory Capital Matters (Continued)

net profits of the preceding two years, subject to the capital requirements described above. From time to time, the Bank dividends funds to the Holding Company to assist the Holding Company with its general obligations. During 2008, the Bank requested and was granted approval to pay $19 million in dividends from the Bank to the Holding Company. The Bank is required to obtain regulatory approval for future dividend payments to the Holding Company.

(20) Assets Held for Sale and Discontinued Operations

        On March 1, 2006, the Company sold certain assets of its First MainStreet Insurance subsidiary. First MainStreet Insurance was acquired by the Company on October 1, 2005 as part of the First MainStreet Financial, Ltd. acquisition. The following table presents the results of operations that were reported as discontinued operations for the year ended December 31, 2006.

Year Ended December 31, 2006
(In thousands)
Results of operations:
Interest expense	$1

Noninterest income	507

Noninterest expense:
Salaries and employee benefits	253
Occupancy expense	21
Furniture and equipment	17
Amortization	46
Merger, acquisition and transition	—
Other general and administrative	143

Total noninterest expense	480

Income before income taxes	26
Income taxes provision (benefit)	9

Income from discontinued operations, net of tax	$17

        On June 19, 2006, the Company signed a definitive agreement to sell Collegiate Peaks to a new group of investors. This agreement followed the August 25, 2005 definitive agreement for the sale of Collegiate Peaks that was terminated on April 25, 2006. The Company consummated the sale of Collegiate Peaks as of November 1, 2006. The following table presents the results of operations that are presented in discontinued operations for the year ended December 31, 2006:

Year Ended December 31, 2006
(In Thousands)
Selected Results of Operations:
Interest income	$4,651
Noninterest income	300
Income before income taxes	1,583
Net income from discontinued operations, net of tax	1,141

GUARANTY BANCORP AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(20) Assets Held for Sale and Discontinued Operations (Continued)

        The income from discontinued operations consisted of the following:

Year Ended December 31, 2006
(In Thousands)
Collegiate Peaks income from operations	$1,141
Impairment of Collegiate Peaks assets	(325)
Tax benefit from impaired Collegiate Peaks income	124
Gain on sale of Collegiate Peaks	1,039
First MainStreet Insurance net income	17
Elimination of intercompany income from Collegiate Peaks and First MainStreet Insurance	(8)

Income from discontinued operations, net of tax of $327	$1,988

(21) Supplemental Cash Flow Disclosures

        The cash balances and activity associated with Collegiate Peaks Bank were classified as assets held for sale, and as such, did not affect cash and cash equivalents as classified in the Company's consolidated balance sheets as of December 31, 2005, and through November 1, 2006, the date of sale. The following table presents Collegiate Peaks Bank cash activity for the period from January 1, 2006 to November 1, 2006, which is included in the accompanying statements of cash flows for the year ended December 31, 2006. The consolidated statements of cash flows include all cash activity of the Company,

GUARANTY BANCORP AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(21) Supplemental Cash Flow Disclosures (Continued)

including cash and cash equivalents classified within assets held for sale in the Company's consolidated balance sheets.

Period from January 1, 2006 to November 1, 2006
(In Thousands)
Cash flows from operating activities:
Net income	$1,141
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Provision for loan losses	100
Depreciation and amortization	77
Loss on sale of real estate owned and assets	9
Other	(228)
Accrued interest receivable and other assets	(245)
Accrued interest payable and other liabilities	60

Net cash provided by operating activities	914

Cash flows from investing activities:
Activity in available-for-sale securities:
Maturities, prepayments, and calls	11,550
Purchases	(12,231)
Activity in held-to-maturity securities and bank stocks:
Maturities, prepayments, and calls	231
Loan originations and principal collections, net	(1,594)
Proceeds from sales of premises and equipment	8
Additions to premises and equipment	(40)

Net cash used by investing activities	(2,076)

Cash flows from financing activities:
Net increase in deposits	15,687
Net change in federal funds purchased and repurchase agreements	6,582
Dividends paid on common stock	(1,750)

Net cash provided by financing activities	20,519

Net change in cash and cash equivalents	19,357
Cash and cash equivalents, beginning of period	19,869

Cash and cash equivalents, end of period	$39,226

Supplemental disclosure of cash flow activity:
Interest paid on deposits and borrowed funds	$926

GUARANTY BANCORP AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(22) Parent Company Only Condensed Financial Information

        The following is condensed financial information of Guaranty Bancorp (parent company only):

Balance Sheets
(Parent Company Only)
December 31, 2008 and 2007

	2008	2007
	(In thousands)
ASSETS
Cash	$3,595	$—
Other loans	454	872
Goodwill	—	4,756
Investment in subsidiaries	199,614	467,446
Other assets	3,915	7,128

Total assets	$207,578	$480,202

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Borrowings	$—	$15,160
Subordinated debentures	41,239	41,239
Other liabilities	4,759	5,149

Total liabilities	45,998	61,548

Stockholders' equity:
Common stock	65	64
Additional paid-in capital	617,188	617,611
Stock to be issued	710	573
Accumulated deficit	(352,003)	(95,196)
Accumulated other comprehensive loss	(1,302)	(1,472)
Treasury stock	(103,078)	(102,926)

Total stockholders' equity	161,580	418,654

Total liabilities and stockholders' equity	$207,578	$480,202

GUARANTY BANCORP AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(22) Parent Company Only Condensed Financial Information (Continued)

Statements of Income (Loss)
(Parent Company Only)
Years ended December 31, 2008, 2007 and 2006

	2008	2007	2006
	(In thousands)
Income:
Interest income on other investments	$42	$74	$111
Charges for services—subsidiary banks	5,256	15,511	12,620
Other	52	289	405

Total income	5,350	15,874	13,136
Expenses:
Interest expense	3,597	4,912	4,420
Salaries and benefits	1,959	12,218	11,489
Professional services	2,210	3,024	3,798
Merger, acquisitions and transition	—	—	805
Impairment of goodwill	4,756	—	—
Other	1,066	5,377	4,603

Total expenses	13,588	25,531	25,115

Loss before federal income taxes and equity in undistributed net income of subsidiaries	(8,238)	(9,656)	(11,979)
Income tax benefit	(1,385)	(3,617)	(4,233)

Loss before equity in undistributed net income of subsidiaries	(6,853)	(6,039)	(7,746)
Equity in undistributed net income (loss) of subsidiaries	(249,883)	(132,053)	31,327
Income (loss) from discontinued operations, net of tax	—	—	837

Net income (loss)	$(256,736)	$(138,092)	$24,418

GUARANTY BANCORP AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(22) Parent Company Only Condensed Financial Information (Continued)

Statements of Cash Flows
(Parent Company Only)
Years ended December 31, 2008, 2007 and 2006

	Years ended December 31,
	2008	2007	2006
	(Amounts in thousands)
Cash flows from operating activities
Net income (loss)	$(256,736)	$(138,092)	$24,418
Adjustments to reconcile net income (loss) to net cash used by operating activities:
Depreciation	8	942	831
Loss on sale of assets		1	3
Gain on discontinued operation	—	—	(442)
Equity based compensation	(1,534)	964	1,673
Deferred compensation—shares to be issued	164	83	275
Impairment of goodwill	4,756
Amortization of purchase adjustment	—	—	(36)
Other	3	(3)	—
Net change in:
Other assets	228	3,152	6,695
Other liabilities	(234)	(3,935)	(3,502)
Due from subsidiaries		247	—
Equity in (earnings) loss of consolidated subsidiaries	249,883	132,053	(31,327)

Net cash used by operating activities	(3,462)	(4,588)	(1,412)

Cash flow from investing activities:
Net cash and cash equivalents paid in acquisitions	—	—	(4,122)
Proceeds from sale of assets	—	—	31
Cash from sale of subsidiaries	—	—	19,835
Payments on discontinued operations	—	—	(189)
Loan principal collections	418	386	—
Transfers of premises and equipment to (from) affiliates	2,978	(35)	—
Additions to premises and equipment	—	(700)	—
Dividends received from subsidiaries	19,000	25,000	29,653

Net cash provided by investing activities	22,396	24,651	45,208

Cash flows from financing activities:
Net changes in short-term borrowings	(15,160)	12,710	(5,358)
Repurchase of common stock	(179)	(33,386)	(37,854)
Tax benefit from vesting of stock compensation	—	—	2

Net cash used by financing activities	(15,339)	(20,676)	(43,210)

Net change in cash and cash equivalents	3,595	(613)	586
Cash and cash equivalents, beginning of year	—	613	27

Cash and cash equivalents, end of year	$3,595	$—	$613

GUARANTY BANCORP AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(23) Quarterly Results of Operations (Unaudited)

2008 Quarterly Results of Operations

	Quarter Ended
	December 31, 2008	September 30, 2008	June 30, 2008	March 31, 2008
	(Amounts in thousands, except share data)
Interest income	$27,974	$29,719	$30,216	$33,403
Interest expense	10,295	9,877	9,825	11,753

Net interest income	17,679	19,842	20,391	21,650
Provision for loan losses	1,250	30,750	900	875

Net interest income after provision for loan losses	16,429	(10,908)	19,491	20,775
Noninterest income	2,266	2,707	3,132	2,515
Noninterest expense	15,367	265,882	19,697	18,710

Income (loss) before income taxes	3,328	(274,083)	2,926	4,580
Income tax expense (benefit)	(495)	(8,254)	901	1,335

Net income (loss)	$3,823	$(265,829)	$2,025	$3,245

Earnings (loss) per share—basic and diluted	$0.06	$(5.21)	$0.04	$0.06

        The third quarter 2008 results included a $250.7 million goodwill impairment charge, which is not deductible for income tax purposes, as well as a $30.8 million provision for loan losses.

2007 Quarterly Results of Operations

	Quarter Ended
	December 31, 2007	September 30, 2007	June 30, 2007	March 31, 2007
	(Amounts in thousands, except per share data)
Interest income	$38,542	$41,084	$41,703	$42,360
Interest expense	14,358	15,848	15,716	15,517

Net interest income	24,184	25,236	25,987	26,843
Provision for loan losses	3,025	8,026	12,766	849

Net interest income after provision for loan losses	21,159	17,210	13,221	25,994
Noninterest income	2,932	2,620	2,577	2,567
Noninterest expense	160,048	18,205	27,622	20,682

Income (loss) before income taxes	(135,957)	1,625	(11,824)	7,879
Income tax expense (benefit)	2,253	122	(5,030)	2,470

Net income (loss)	$(138,210)	$1,503	$(6,794)	$5,409
Earnings (loss) per share—basic and diluted	$(2.68)	$0.03	$(0.13)	$0.10

        The primary difference between the first quarter and second quarter 2007 results is the provision for loan losses of $11.9 million and a $6.5 million charge for a litigation settlement recorded in the second quarter 2007. The fourth quarter 2007 results were affected primarily by the $142.2 million goodwill impairment charge, which was not deductible for income tax purposes.

Appendix D

        Management's Discussion and Analysis of Financial Condition and Results of Operations, as included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        This section should be read in conjunction with the disclosure regarding "Forward-Looking Statements and Factors that Could Affect Future Results" set forth in the beginning of Part I of this report, as well as the discussion set forth in "Item 1A. Risk Factors" and "Item 8. Financial Statements and Supplementary Data."

  Overview

        We are a bank holding company providing banking and other financial services throughout our targeted Colorado markets to consumers and to small- and medium-sized businesses, including the owners and employees of those businesses. We offer an array of banking products and services to the communities we serve, including accepting time and demand deposits and originating commercial loans (including energy loans), real estate loans, Small Business Administration guaranteed loans and consumer loans. We derive our income primarily from interest received on real estate related loans, commercial loans and leases and consumer loans and, to a lesser extent, interest on investment securities, fees received in connection with servicing loan and deposit accounts and fees from trust services. Our major operating expenses are the interest we pay on deposits and borrowings and general operating expenses. We rely primarily on locally generated deposits to provide us with funds for making loans.

        We are subject to competition from other financial institutions and our operating results, like those of other financial institutions operating exclusively or primarily in Colorado, are significantly influenced by economic conditions in Colorado, including the strength of the real estate market. In addition, both the fiscal and regulatory policies of the federal government and regulatory authorities that govern financial institutions and market interest rates also impact our financial condition, results of operations and cash flows.

        As detailed in Item 1—Business, Centennial Bank Holdings, Inc. became Guaranty Bancorp effective May 12, 2008. Guaranty Bancorp has a single bank subsidiary, Guaranty Bank and Trust Company. This structure is a result of a combination of four separate acquisitions and two divestitures as follows:

Acquisitions Entity		Date of Completion
Centennial Bank Holdings, Inc. (Predecessor)		July 16, 2004
—	Centennial Bank of the West (merged into Guaranty Bank on January 1, 2008)
Guaranty Corporation		December 31, 2004
—	Guaranty Bank and Trust Company
—	First National Bank of Strasburg (merged into Guaranty Bank on April 14, 2005)
—	Collegiate Peaks Bank (divested on November 1, 2006)

Acquisitions Entity		Date of Completion
First MainStreet Financial, Ltd.		October 1, 2005
—	First MainStreet Bank, N.A. (merged into Centennial Bank of the West)
—	First MainStreet Insurance, Ltd. (divested on March 1, 2006)
Foothills Bank (merged into Guaranty Bank)		November 1, 2005
Divestitures
Entity
First MainStreet Insurance, Ltd. (asset sale)		March 1, 2006
Collegiate Peaks Bank		November 1, 2006

Application of Critical Accounting Policies and Accounting Estimates

        Our accounting policies are integral to understanding the financial results reported. Our most complex accounting policies require management's judgment to ascertain the valuation of assets, liabilities, commitments and contingencies. We have established detailed policies and control procedures that are intended to ensure valuation methods are well controlled and consistently applied from period to period. In addition, the policies and procedures are intended to ensure that the process for changing methodologies occurs in an appropriate manner. The following is a brief description of our current accounting policies that we believe are critical or involve significant management judgment.

Allowance for Loan Losses

        The loan portfolio is the largest category of assets on our balance sheet. We determine probable incurred losses inherent in our loan portfolio and establish an allowance for those losses by considering factors including historical loss rates, expected cash flows and estimated collateral values. In assessing these factors, we use organizational history and experience with credit decisions and related outcomes. The allowance for loan losses represents our best estimate of losses inherent in the existing loan portfolio. The allowance for loan losses is increased by the provision for loan losses charged to expense and reduced by loans charged off, net of recoveries. We evaluate our allowance for loan losses quarterly. If our underlying assumptions later prove to be inaccurate based on subsequent loss evaluations, the allowance for loan losses is adjusted.

        We estimate the appropriate level of allowance for loan losses by separately evaluating impaired and nonimpaired loans. A specific allowance is assigned to an impaired loan when expected cash flows or collateral do not justify the carrying amount of the loan. The methodology used to assign an allowance to a nonimpaired loan is more subjective. Generally, the allowance assigned to nonimpaired loans is determined by applying historical loss rates to existing loans with similar risk characteristics, adjusted for qualitative factors including the volume and severity of identified classified loans, changes in economic conditions, changes in credit policies or underwriting standards, and changes in the level of credit risk associated with specific industries and markets. Because the economic and business climate in any given industry or market, and its impact on any given borrower, can change rapidly, the risk profile of the loan portfolio is continually assessed and adjusted when appropriate. Notwithstanding these procedures, there still exists the possibility that our assessment could prove to be significantly incorrect and that an immediate adjustment to the allowance for loan losses would be required.

        We estimate the appropriate level of loan loss allowance by conducting a detailed review of a number of smaller portfolio segments that comprise our loan portfolios. We segment the loan portfolio into as many components as practical. Each component would normally have similar characteristics, such as risk classification, past due status, type of loan, industry or collateral. The risk profile of certain segments of the loan portfolio may be improving, while the risk profile of others may be deteriorating. As a result, changes in the appropriate level of the allowance for different segments may offset one another. Adjustments to the allowance represent the aggregate impact from the analysis of all loan segments.

Other Real Estate Owned and Foreclosed Assets

        Other real estate owned or other foreclosed assets acquired through loan foreclosure are initially recorded at fair value less costs to sell when acquired, establishing a new cost basis. The adjustment at the time of foreclosure is recorded through the allowance for loan losses. Due to the subjective nature of establishing the fair value when the asset is acquired, the actual fair value of the other real estate owned or foreclosed asset could differ from the original estimate. If it is determined that fair value declines subsequent to foreclosure, a valuation allowance is recorded through noninterest expense. Operating costs associated with the assets after acquisition are also recorded as noninterest expense. Gains and losses on the disposition of other real estate owned and foreclosed assets are netted and posted to other noninterest income.

Investment in Debt and Equity Securities

        We classify our investments in debt and equity securities as either held-to-maturity or available-for-sale in accordance with Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities. Securities classified as held-to-maturity are recorded at cost or amortized cost. Available-for-sale securities are carried at fair value. Fair value calculations are based on quoted market prices when such prices are available. If quoted market prices are not available, estimates of fair value are computed using a variety of techniques, including extrapolation from the quoted prices of similar instruments or recent trades for thinly traded securities, fundamental analysis, or through obtaining purchase quotes. Due to the subjective nature of the valuation process, it is possible that the actual fair values of these investments could differ from the estimated amounts, thereby affecting our financial position, results of operations and cash flows. If the estimated value of investments is less than the cost or amortized cost, we evaluate whether an event or change in circumstances has occurred that may have a significant adverse effect on the fair value of the investment. If such an event or change has occurred and we determine that the impairment is other-than-temporary, we expense the impairment of the investment in the period in which the event or change occurred.

Deferred Income Tax Assets/Liabilities

        Our net deferred income tax asset arises from differences in the dates that items of income and expense enter into our reported income and taxable income. Deferred tax assets and liabilities are established for these items as they arise. From an accounting standpoint, deferred tax assets are reviewed to determine if they are realizable based on the historical level of our taxable income, estimates of our future taxable income and the reversals of deferred tax liabilities. In most cases, the realization of the deferred tax asset is based on our future profitability. If we were to experience net operating losses for tax purposes in a future period, the realization of our deferred tax assets would be evaluated for a potential valuation reserve. Although we had a loss for financial reporting purposes in 2007 and 2008, for income tax purposes the Company reported taxable income and paid federal and state income tax.

        Additionally, the Company reviews its uncertain tax positions annually under FASB Interpretation 48, Accounting for Uncertainty in Income Taxes. An uncertain tax position is recognized as a benefit only if it is "more likely than not" that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount actually recognized is the largest amount of tax benefit that is greater than 50% likely to be recognized on examination. For tax positions not meeting the "more likely than not" test, no tax benefit is recorded. A significant amount of judgment is applied to determine both whether the tax position meets the "more likely than not" test as well as to determine the largest amount of tax benefit that is greater than 50% likely to be recognized. Differences between the position taken by management and that of taxing authorities could result in a reduction of a tax benefit or increase to tax liability, which could adversely affect future income tax expense.

Impairment of Goodwill and Intangible Assets

        Core deposit and customer relationships, which are intangible assets with a finite life, are recorded on our balance sheets. These intangible assets were capitalized as a result of past acquisitions and are being amortized over their estimated useful lives of up to 15 years. Core deposit intangible assets, with finite lives will be tested for impairment when changes in events or circumstances indicate that its carrying amount may not be recoverable. Core deposits were tested for impairment during 2008 and 2007, as part of the goodwill impairment test and no impairment was deemed necessary.

        As a result of our acquisition activity, goodwill, an intangible asset with an indefinite life, was reflected on our balance sheet in prior periods. Goodwill was evaluated for impairment annually, unless there were factors present that indicated a potential impairment, in which case, the goodwill impairment test was performed more frequently than annually.

        This discussion has highlighted those accounting policies that we consider to be critical to our financial reporting process. However, all the accounting policies are important, and therefore you are encouraged to review each of the policies included in Note 2 to "Notes to Consolidated Financial Statements" in Item 8, "Financial Statements and Supplementary Data", to gain a better understanding of how our financial performance is measured and reported.

RESULTS OF OPERATIONS

        The following table presents certain key aspects of our performance. The comparability of these financial measures is impacted by the 2006 divestiture of Collegiate Peaks Bank.

Table 1

	Year Ended December 31,			Change - Increase (Decrease)
	2008	2007	2006	2008 v 2007	2007 v 2006
	(In thousands, except share data and ratios)
Results of Operations:
Interest income	$121,312	$163,689	$173,781	$(42,377)	$(10,092)
Interest expense	41,750	61,440	57,584	19,690	(3,856)

Net interest income	79,562	102,249	116,197	(22,687)	(13,948)
Provision for loan losses	33,775	24,666	4,290	(9,109)	(20,376)

Net interest income after provision for loan losses	45,787	77,583	111,907	(31,796)	(34,324)
Noninterest income	10,620	10,696	12,717	(76)	(2,021)
Noninterest expense	319,656	226,556	90,908	(93,100)	(135,648)

Income (loss) before income taxes	(263,249)	(138,277)	33,716	(124,972)	(171,993)
Income tax expense	(6,513)	(185)	11,286	6,328	11,471

Income (loss) from continuing operations	(256,736)	(138,092)	22,430	(118,644)	(160,522)
Income from discontinued operations, net of tax	—	—	1,988	—	(1,988)

Net income (loss)	$(256,736)	$(138,092)	$24,418	$(118,644)	$(162,510)

Share Data:
Basic earnings (loss) per share	$(5.03)	$(2.60)	$0.42	$(2.43)	$(3.02)
Diluted earnings (loss) per share	$(5.03)	$(2.60)	$0.42	$(2.43)	$(3.02)
Average shares outstanding	51,044,372	53,109,307	57,539,996	(2,064,935)	(4,430,689)
Diluted average shares outstanding	51,044,372	53,109,307	57,636,355	(2,064,935)	(4,527,048)
Selected Ratios:
Total risk based capital	10.61%	10.87%	11.17%	(0.26)%	(0.30)%
Nonperforming assets to total assets	2.63%	0.98%	1.25%	1.65%	(0.27)%
Allowance for loan losses to nonperforming loans	82.06%	129.62%	84.91%	(47.56)%	44.71%
Allowance for loan losses to loans, net of unearned discount	2.46%	1.44%	1.43%	1.02%	0.01%

2008 Compared to 2007

        There was a net loss of $256.7 million for the year ended December 31, 2008 compared to a net loss of $138.1 million for the same period in 2007. Both years were affected by goodwill impairment charges of $250.7 million and $142.2 million in 2008 and 2007, respectively. Other changes in net income were a $22.7 million decrease in net interest income, primarily as a result of the Company being asset sensitive and interest rates being significantly lower in 2008 as compared to 2007. The increase in provision for loan losses of $9.1 million was primarily due to the increase in non-performing loans and the deterioration of the economic conditions during 2008 as compared to 2007. This is highlighted by a 102 basis point increase in our allowance for loan losses to loans, net to 2.46% at December 31, 2008 as compared to 1.44% at December 31, 2007. Without the goodwill impairment charges in both years, noninterest expense was $68.9 million and $84.3 million in 2008 and 2007, respectively. The decrease in noninterest expense, excluding goodwill impairment charges, is primarily a result of an $8.1 million decrease in salaries and employee benefits, as well as a $6.5 million decrease in other general and administrative expenses, as discussed below under noninterest expense.

        Our goodwill and other intangible asset balances caused a proportional reduction in our return on average assets and return on average equity when compared to entities with minimal intangible asset balances.

        Goodwill and other intangible assets have always been excluded from regulatory capital, and therefore had no impact on total risk based capital year over year. The ending total risk capital ratio decreased by 26 basis points to 10.61% at December 31, 2008 as compared to 10.87% at December 31, 2007. This decrease is a result of the significant provision for loan losses taken in 2008, as well as a $44.7 million increase in loans, net of unearned discount during 2008.

2007 Compared to 2006

        The Company had a net loss of $138.1 million for the year ended December 31, 2007 compared to net income of $24.4 million for the year ended December 31, 2006. The primary reasons for the decrease in net income year-over-year were due to a $142.2 million goodwill impairment charge, as well as a $20.4 million increase to the provision for loan losses. Additionally, there was a $6.5 million charge recorded in 2007 for the settlement of a lawsuit, as discussed under noninterest expense below.

Net Interest Income and Net Interest Margin

        Net interest income is our primary source of income and represents the difference between income on interest-earning assets and expense on interest-bearing liabilities.

        The following table summarizes the Company's net interest income and related spread and margin for the periods indicated:

Table 2

	Year Ended December 31,
	2008	2007	2006
	(Dollars in thousands)
Net interest income	$79,562	$102,249	$116,197
Interest rate spread	3.35%	3.94%	4.48%
Net interest margin	4.05%	4.93%	5.35%

        The following table presents, for the years indicated, average assets, liabilities and stockholders' equity, as well as the net interest income from average interest-earning assets and the resultant yields expressed in percentages. Non-accrual loans are included in the calculation of average loans and leases while non-accrued interest thereon, is excluded from the computation of yields earned.

Table 3

	Year Ended December 31,
	2008			2007
	Average Balance	Interest Income or Expense	Average Yield or Cost	Average Balance	Interest Income or Expense	Average Yield or Cost
	(Dollars in thousands)
ASSETS:
Interest-earning assets:
Gross loans, net of unearned fees(1)(2)(3)	$1,797,357	$112,844	6.28%	$1,871,703	$153,214	8.19%
Investment securities(1)
Taxable	53,215	2,991	5.62%	52,166	2,515	4.82%
Tax-exempt	69,830	3,404	4.88%	104,592	5,193	4.97%
Bank Stocks(4)	31,503	1,647	5.23%	32,091	1,853	5.78%
Other earning assets	14,763	426	2.89%	13,017	914	7.02%

Total interest-earning assets	1,966,668	121,312	6.17%	2,073,569	163,689	7.89%
Non-earning assets:
Cash and due from banks	36,846			48,283
Other assets	291,594			490,121

Total assets	$2,295,108			$2,611,973

LIABILITIES AND STOCKHOLDERS' EQUITY:
Interest-bearing liabilities:
Deposits:
Interest-bearing demand	$150,210	$763	0.51%	$157,806	$1,009	0.64%
Money market	507,610	9,968	1.96%	638,295	23,583	3.69%
Savings	70,243	397	0.56%	77,602	602	0.78%
Time certificates of deposit	514,362	21,434	4.17%	562,075	28,400	5.05%

Total interest-bearing deposits	1,242,425	32,562	2.62%	1,435,778	53,594	3.73%
Borrowings:
Repurchase agreements	18,698	390	2.09%	29,104	1,346	4.62%
Federal funds purchased	6,181	137	2.21%	741	44	5.93%
Subordinated debentures	41,239	3,328	8.07%	41,239	3,756	9.11%
Borrowings	170,038	5,333	3.14%	47,895	2,700	5.64%

Total interest-bearing liabilities	1,478,581	41,750	2.82%	1,554,757	61,440	3.95%
Noninterest bearing liabilities:
Demand deposits	440,359			476,876
Other liabilities	19,522			28,808

Total liabilities	1,938,462			2,060,441
Stockholders' Equity	356,646			551,532

Total liabilities and stockholders' equity	$2,295,108			$2,611,973

Net interest income		$79,562			$102,249

Net interest margin			4.05%			4.93%

(1)
Yields on loans and securities have not been adjusted to a tax-equivalent basis. Net interest margin on a fully tax-equivalent basis would have been 4.14% and 5.08% for the year ended December 31, 2008 and December 31, 2007, respectively.

(2)
The loan average balances include nonaccrual loans.

(3)
Net loan fees of $3.4 million and $5.2 million for the year ended December 31, 2008 and 2007 are included in the yield computation.

(4)
Includes Bankers' Bank of the West stock, Federal Agricultural Mortgage Corporation (Farmer Mac) stock, Federal Reserve Bank stock and Federal Home Loan Bank stock.

        The following table presents the dollar amount of changes in interest income and interest expense for the major categories of our interest-earning assets and interest-bearing liabilities. Information is provided for each category of interest-earning assets and interest-bearing liabilities with respect to (i) changes attributable to changes in volume (i.e., changes in average balances multiplied by the prior-period average rate) and (ii) changes attributable to rate (i.e., changes in average rate multiplied by prior-period average balances). For purposes of this table, changes attributable to both rate and volume, which cannot be segregated, have been allocated proportionately to the change due to volume and the change due to rate.

Table 4

	Year Ended December 31, 2008 Compared to Year Ended December 31, 2007
	Net Change	Rate	Volume
	(In thousands)
Interest income:
Gross Loans, net of unearned fees	$(40,370)	$(34,491)	$(5,879)
Investment Securities
Taxable	476	424	52
Tax-exempt	(1,789)	(93)	(1,696)
Bank Stocks	(206)	(173)	(33)
Other earning assets	(488)	(632)	144

Total interest income	(42,377)	(34,965)	(7,412)
Interest expense:
Deposits:
Interest-bearing demand	(246)	(199)	(47)
Money market	(13,615)	(9,475)	(4,140)
Savings	(205)	(152)	(53)
Time certificates of deposit	(6,966)	(4,693)	(2,273)
Repurchase agreements	(956)	(579)	(377)
Federal funds purchased	93	(9)	102
Subordinated debentures	(428)	(428)	0
Borrowings	2,633	(555)	3,188

Total interest expense	(19,690)	(16,090)	(3,600)

Net interest income	$(22,687)	$(18,875)	$(3,812)

2008 Compared to 2007

        Net interest income decreased by $22.7 million, or 22.2%, for 2008 as compared to 2007. This decrease is attributable to an $18.9 million unfavorable rate variance and a $3.8 million unfavorable volume variance as illustrated in Table 4 above.

        The $18.9 million unfavorable rate variance is due mostly to a reduction in the yield on interest-earning assets during 2008. The yield on interest-earning assets fell from 7.89% to 6.17% year-over-year, a decrease of 172 basis points. This decrease lowered interest income by $35.0 million from 2007 to 2008. This decrease is primarily a result of 65% of our loan portfolio being variable rate loans tied to an index such as prime, federal funds or LIBOR. During 2008, the prime rate fell from 7.25% at December 31, 2007 to 3.25% at December 31, 2008, a decrease of 400 basis points. In 2007, the prime rate was 8.25% for almost three-fourths of the year before three decreases totaling 100 basis points reduced it from 8.25% to 7.25% in the last three and half-months of 2007. For 2008, the rate decreases started early with a 125 basis point decrease in January 2008 alone. The federal funds rate has a direct impact on overall rates in the economy, and in particular on the prime rate. Decreases in prime rate are generally identical in the amount of basis points as changes to the target federal funds rate by the Federal Open Markets Committee of the Federal Reserve Board (FOMC). The prime rate fell by 400 basis points in 2008, whereas the targeted federal funds rate fell by 400 to 425 basis points, as the last decrease in rates by the FOMC took the targeted federal rates to a point between 0 and 25 basis points. Although 65% of the Company's loans are variable rate loans, approximately $823.1 million of the Company's loans, including approximately $535 million of variable rate loans, are subject to renewal during 2009. Most of the variable rate loans are expected to be renewed with new terms including a floor above the current rate. Therefore, it is expected that net interest income will increase during 2009 even if there are no increases to the targeted federal funds rate by the FOMC.

        Partially offsetting the $42.3 million decrease in interest income was a reduction in the interest paid on deposits and other borrowings of $19.7 million. The cost of funds decreased from 3.95% in 2007 to 2.82% in 2008. The cost of funds decreased by 113 basis points, as compared to the 172 basis point decrease in the yield on earning assets. Although interest rates on interest-bearing demand, savings and money market accounts can be changed at any time, the interest rate on time deposits and long-term borrowings cannot be changed until the time deposit or borrowing matures. Further, competition for deposits kept rates on deposits from decreasing at the same pace as the declines in yield on earning assets. During 2009, approximately $564 million of time deposits will mature. These time deposits have an existing weighted-average rate of 4.25%, which are expected to be renewed at current market rates on the renewal date. As current market rates on time deposits are significantly below 4.25%, it is expected that the cost of funds related to time deposits will decline in 2009 if there are no increases to the targeted federal funds rate by the FOMC.

        The $3.8 million unfavorable volume variance is due mostly to a $74.3 million decrease in the average balances of gross loans, net of unearned discount and a $34.8 million decrease in average tax-exempt bonds in 2008 as compared to 2007. Although average loans decreased during 2008, the actual ending balance of loans increased by $44.7 million at December 31, 2008 as compared to December 31, 2007. All other average interest-earning assets increased by $2.2 million year-over-year as average interest-earning assets decreased by $106.9 million in 2008 as compared to 2007. The 2008 decrease in average loans is mostly attributable to an $87.9 million year-over-year decrease in average construction loans and a $10.6 million year-over-year decrease in average real estate mortgage loans, partially offset by a year-over-year increase in average commercial loans.

        The following table presents for the years indicated, average assets, liabilities and stockholders' equity, as well as the net interest income from average interest-earning assets and the resultant yields expressed in percentages. Non-accrual loans are included in the calculation of average loans and leases while non-accrued interest thereon is excluded from the computation of yields earned.

Table 5

	Year Ended December 31,
	2007			2006
	Average Balance	Interest Income or Expense	Average Yield or Cost	Average Balance	Interest Income or Expense	Average Yield or Cost
	(Dollars in thousands)
ASSETS:
Interest-earning assets:
Gross loans, net of unearned fees(1)(2)(3)	$1,871,703	$153,214	8.19%	$1,978,003	$163,830	8.28%
Investment securities(1)
Taxable	52,166	2,515	4.82%	64,628	2,868	4.44%
Tax-exempt	104,592	5,193	4.97%	93,683	4,869	5.20%
Bank stocks(4)	32,091	1,853	5.78%	30,331	1,805	5.95%
Other earning assets	13,017	914	7.02%	5,496	409	7.44%

Total interest-earning assets	2,073,569	163,689	7.89%	2,172,141	173,781	8.00%
Non-earning assets:
Cash and due from banks	48,283			71,562
Other assets	490,121			606,830

Total assets	$2,611,973			$2,850,533

LIABILITIES AND STOCKHOLDERS' EQUITY:
Interest-bearing liabilities:
Deposits:
Interest-bearing demand	$157,806	$1,009	0.64%	$167,381	$968	0.58%
Money market	638,295	23,583	3.69%	628,341	21,429	3.41%
Savings	77,602	602	0.78%	93,622	700	0.75%
Time certificates of deposit	562,075	28,400	5.05%	574,320	24,240	4.22%

Total interest-bearing deposits	1,435,778	53,594	3.73%	1,463,664	47,337	3.23%
Borrowings:
Repurchase agreements	29,104	1,346	4.62%	27,927	1,231	4.41%
Federal funds purchased	741	44	5.93%	521	25	4.80%
Subordinated debentures	41,239	3,756	9.11%	41,243	3,666	8.89%
Borrowings	47,895	2,700	5.64%	102,327	5,325	5.18%

Total interest-bearing liabilities	1,554,757	61,440	3.95%	1,635,682	57,584	3.52%
Noninterest bearing liabilities:
Demand deposits	476,876			519,893
Other liabilities	28,808			97,467

Total liabilities	2,060,441			2,253,042
Stockholders' equity	551,532			597,491

Total liabilities and stockholders' equity	$2,611,973			$2,850,533

Net interest income		$102,249			$116,197

Net interest margin			4.93%			5.35%

(1)
Yields on loans and securities have not been adjusted to a tax-equivalent basis. Net interest margin on a fully tax-equivalent basis would have been 5.08% and 5.49% for the twelve months ended December 31, 2007 and December 31, 2006, respectively.

(2)
The loan average balances include nonaccrual loans.

(3)
Net loan fees of $5.2 million and $6.6 million at December 31, 2007 and 2006, respectively, are included in the yield computation.

(4)
Includes Bankers' Bank of the West stock, Federal Agricultural Mortgage Corporation (Farmer Mac) stock, Federal Reserve Bank stock and Federal Home Loan Bank stock.

        The following table presents the dollar amount of changes in interest income and interest expense for the major categories of our interest-earning assets and interest-bearing liabilities. Information is provided for each category of interest-earning assets and interest-bearing liabilities with respect to (i) changes attributable to changes in volume (i.e., changes in average balances multiplied by the prior-period average rate) and (ii) changes attributable to rate (i.e., changes in average rate multiplied by prior-period average balances). For purposes of this table, changes attributable to both rate and volume, which cannot be segregated, have been allocated proportionately to the change due to volume and the change due to rate.

Table 6

	Year Ended December 31, 2007 Compared to Year Ended December 31, 2006
	Net Change	Rate	Volume
	(In thousands)
Interest income:
Gross loans, net of unearned fees	$(10,616)	$(1,896)	$(8,720)
Investment securities
Taxable	(353)	287	(640)
Tax-exempt	324	(202)	526
Equity securities	48	(50)	98
Other earning assets	505	(22)	527

Total interest income	(10,092)	(1,883)	(8,209)
Interest expense:
Deposits:
Interest-bearing demand	41	89	(48)
Money market	2,154	1,810	344
Savings	(98)	28	(126)
Time certificates of deposit	4,160	4,664	(504)
Repurchase agreements	115	62	53
Federal funds purchased	19	7	12
Subordinated debentures	90	90	—
Borrowings	(2,625)	488	(3,113)

Total interest expense	3,856	7,238	(3,381)

Net interest income	$(13,948)	$(9,121)	$(4,827)

2007 Compared to 2006

        Net interest income decreased by $13.9 million, or 12%, for 2007 as compared to 2006. This decrease is attributable to a $9.1 million unfavorable rate variance and a $4.8 million unfavorable volume variance as illustrated in Table 6 above.

        The $9.1 million unfavorable rate variance is due mostly to an increase in the cost of funds in 2007 as compared to 2006. The cost of funds increased from 3.52% in 2006 to 3.95% in 2007, primarily due to higher rates paid on certificates of deposits. The rates on certificates of deposits increased to 5.05% in 2007 from 4.22% in 2006 due mostly to increased competition. Despite a 2.1% decline in average balances of certificate of deposits from 2006 to 2007, the interest expense related to these accounts increased by $4.2 million, or 17.2%. The actual balance of time deposit accounts fell by $97.5 million, or 16.9%, from December 31, 2006 to December 31, 2007.

        During the second half of 2007, the FOMC decreased the federal funds rate three separate times by a total of 100 basis points. The overall federal funds rate declined from 5.25% at December 31, 2006 to 4.25% at December 31, 2007. The prime rate declined by 100 basis points to 7.25% at December 31, 2007 as compared to 8.25% at December 31, 2006.

        The $4.8 million unfavorable volume variance is due mostly to a $98.6 million, or 4.5%, decline in average interest-earning assets from 2006 to 2007 as highlighted in Table 5 above. This decrease is mostly attributable to a decrease in overall loan balances. Specifically, the actual balance of construction loans declined by $192.2 million, or 45.0%, from 2006 to 2007 as part of a strategy to reduce the overall risk of the loan portfolio. This decline in construction loans was partially offset by increases in commercial real estate loans and commercial loans. In particular, the areas of focus have been on the energy and middle-market loan portfolios, which saw a $123.6 million increase in balances from 2006 to 2007.

Provision for Loan Losses

        The provision for loan losses in each year represents a charge against earnings. The provision is the amount required to maintain the allowance for loan losses at a level that, in our judgment, is adequate to absorb probable incurred loan losses in the loan portfolio. The provision for loan losses is based on our reserve methodology and reflects our judgments about the adequacy of the allowance for loan losses. In determining the amount of the provision, we consider certain quantitative and qualitative factors including our historical loan loss experience, the volume and type of lending we conduct, the results of our credit review process, the amounts and severity of classified, criticized and nonperforming assets, regulatory policies, general economic conditions, underlying collateral values and other factors regarding collectability and impairment. The amount of expected loss on our loan portfolio is influenced by the collateral value associated with our loans. Loans with greater collateral value lessen our exposure to loan loss provision.

        For further discussion of the methodology and factors impacting management's estimate of the allowance for loan losses, see "Financial Condition—Allowance for Loan Losses" below. For a discussion of impaired loans and associated collateral values, see "Financial Condition—Nonperforming Assets and Other Impaired Loans" below.

2008 Compared to 2007

        The provision for loan losses increased by $9.1 million to $33.8 million for the year ended December 31, 2008 as compared to $24.7 million in 2007.

        The Company has determined that the provision for loan losses made during 2008 of $33.8 million is necessary to have an allowance for loan losses (2.46% of total loans as of December 31, 2008) at a level necessary for the probable incurred losses inherent in the loan portfolio as of December 31, 2008. Specifically, the increase in impaired loans (impaired loans were $54.8 million at December 31, 2008 as compared to $23.3 million at December 31, 2007) and a corresponding higher specific allocation related to such loans accounted for approximately $21.3 million of provision for loan losses made during the year. Of this $21.3 million, $14.5 million was charged off during 2008. In addition to the $21.3 million, the impact of the level of charge-offs and the current economic climate on our historical loss and economic concerns components of our allowance for loan losses resulted in an additional provision for loan losses of $12.5 million. The provision for loan losses was driven primarily from an increase in nonperforming assets and related charge-offs, primarily due to weakness in the performance of residential construction, land and land development loans. We believe that continued economic weakness will likely result in elevated credit costs.

        Our allowance for loan losses compared to loans, net increased to 2.46% at December 31, 2008 compared to 1.44% at December 31, 2007.

2007 Compared to 2006

        The provision for loan losses increased by $20.4 million to $24.7 million for the year ended December 31, 2007 as compared to $4.3 million in 2006.

        In the second and third quarter of 2007, the Company recorded a provision for loan losses of $20.8 million primarily as a result of a modification of its credit management philosophy during the second quarter 2007 and a sale of nonperforming and classified loans in a bulk sale, rather than continuing to work out each credit individually. Specifically, the Company enhanced its risk rating methodology in 2007 and adopted an accelerated disposition strategy regarding problem credits.

Noninterest Income

        The following table presents our major categories of noninterest income:

Table 7

	Year Ended December 31,
				2008 v 2007	2007 v 2006
	2008	2007	2006
	(In thousands)
Customer service and other fees	$9,682	$9,509	$10,385	$173	$(876)
Gain (loss) on sale of securities	138	—	(4)	138	4
Gain on sale of loans	—	—	719	—	(719)
Other income	800	1,187	1,617	(387)	(430)

Total noninterest income	$10,620	$10,696	$12,717	$(76)	$(2,021)

2008 Compared to 2007

        Overall noninterest income remained relatively flat in 2008 as compared to 2007. Customer service and other fees increased by $0.2 million, or 1.8% in 2008 as compared to 2007, primarily due to an increase in analysis fee income. Analysis fee income is generally offset by an earnings credit rate. As interest rates decline, the earnings credit rate offset also decreases, which in turn increases analysis fees. As most of this increase occurred in the second half of 2008 with the lowering of the earnings credit rate, it is expected that this trend will continue in 2009 unless overall interest rates increase or if we have to increase our earnings credit rate due to competition.

        Other income decreased by $0.4 million in 2008 as compared to 2007. Included in other income is net income on assets held by the Company for purposes of funding its nonqualified deferred compensation plan. These assets are required to be marked-to-market through the income statement. As income from these assets is used to offset the cost of our deferred compensation plan, they are invested in similar assets that are used to determine the value of the accounts of our deferred compensation plan participants. The value of these assets declined in 2008, which caused a decrease in other noninterest income. However, there was an offsetting reduction in compensation expense, which is recorded as a part of salaries and employee benefit expense, as discussed below under noninterest expense.

2007 Compared to 2006

        Overall noninterest income declined by $2.0 million, or 15.9%, in 2007 as compared to 2006. This decline was due in part to a $0.7 million decline in the gain on sale of loans as a result of the discontinuation of the Company's residential mortgage group at the end of the third quarter of 2006, as well as a $0.9 million decline in customer service and other fees. Customer service and other fees declined mostly due to a $0.5 million decrease in loan placement fees as a result of the discontinuation of the Company's residential mortgage group in 2006, as well as a $0.5 million decline in analysis charges as a result of greater earnings credits on compensating balances. Earnings credits on compensating balances are used by corporate deposit account customers to offset banking fees. As interest rates increase, the amount of service charge income generally declines.

        Other income also decreased by $0.4 million, or 26.6%, from 2006 to 2007. Included in other income are net gains and losses on the sale of other real estate. There was a $0.4 million decrease in the gain on sale of other real estate and foreclosed assets from 2006 to 2007.

Noninterest Expense

        The following table presents the major categories of noninterest expense:

Table 8

	Year Ended December 31,
	2008	2007	2006	2008 v 2007	2007 v 2006
	(In thousands)
Salaries and employee benefits	$31,086	$39,179	$46,185	$(8,093)	$(7,006)
Occupancy expense	7,815	7,813	7,977	2	(164)
Furniture and equipment	5,290	4,864	4,859	426	5
Impairment of goodwill	250,748	142,210	—	108,538	142,210
Amortization	7,433	8,666	11,815	(1,232)	(3,150)
Other general and administrative	17,284	23,824	20,072	(6,541)	3,753

Total noninterest expense	$319,656	$226,556	$90,908	$93,100	$135,648

2008 Compared to 2007

        Overall noninterest expense increased by $93.1 million in 2008 as compared to 2007. This increase was mostly due to a $250.7 million goodwill impairment charge in 2008 as compared to a $142.2 million goodwill impairment charge in 2007. At December 31, 2008, there was no goodwill asset recorded on the Company's consolidated balance sheet.

        Excluding the goodwill impairment charge in both years, noninterest expense would have been $68.9 million in 2008 as compared to $84.3 million in 2007, a decrease of $15.4 million.

        Salaries and employee benefits decreased by $8.1 million, or 20.7%, from 2007 to 2008. The decrease is partially attributable to a $4.1 million decrease in base salaries and employee benefits expense in connection with a decline in full-time equivalent employees by 89 from December 2007 to December 2008. Of the remaining $4.0 million decrease, approximately $3.3 million is related to a decrease in equity-based compensation and $0.7 million is related to a decrease in bonus and incentive expense in 2008 as compared to 2007. The decline in equity-based compensation is mostly due to a change in expectation regarding the vesting criteria for performance-based shares. It is no longer expected that the performance-based shares will meet their vesting condition, which is based on earnings per share, prior to their expiration date of December 31, 2012. Should this expectation change, additional expense could be recorded in future periods. This change accounted for approximately $2.9 million of the total $3.3 million decrease in equity based compensation expense. Overall base salary and employee benefit expense is expected to remain lower throughout 2009 due to fewer employees. In the second quarter of 2008, we announced a major effort to better align our expenses with the current size of our business. This effort was expected to reduce overall noninterest expense by approximately $6.0 million once fully implemented. A significant portion of these annualized savings are expected to be from salaries and employee benefits expense and most of the progress toward the salary and employee benefit portion of this goal had been achieved by December 31, 2008.

        Furniture and equipment expense increased by $0.4 million, or 8.8%, in 2008 as compared to 2007. This increase is mostly due to accelerating depreciation expense for assets that were abandoned upon the closing of two branches during 2008, as well as accelerated depreciation related to certain computer equipment no longer in service as of year-end as a result of our outsourcing of item processing and data processing in December 2008.

        A goodwill impairment charge of $250.7 million was recorded in 2008 as compared to a goodwill impairment charge of $142.2 million in 2007. As of December 31, 2008, there was no goodwill asset recorded on the Company's balance sheet, therefore no future goodwill impairment charges are expected in 2009. Goodwill is recorded in nearly every purchase transaction when a company buys another entity. The purchase price is allocated among the various components of the acquired business. This allocation is based on the appraised value of the underlying assets. If the purchase price is higher than the fair market value of the acquired business' identifiable net assets, the excess purchase price is labeled goodwill and is recorded as an intangible non-earning asset as well as capital for financial reporting purposes, but not regulatory purposes. Prior to the implementation of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, goodwill was written off as an expense over the estimated life of the goodwill. This caused the goodwill value to be reduced gradually over time. Under current accounting rules, goodwill is no longer written off slowly. Instead, a company must evaluate the value of goodwill each year, and write down any goodwill in excess of its current value. As goodwill is based on the purchase price paid, declines in value can cause goodwill impairment, which is recorded as a non-cash adjustment to income and a decrease to the value of the intangible asset. All of the Company's acquisitions occurred after the implementation of new accounting guidance in 2002, which ceased the amortization of goodwill. Thus, the Company has traditionally had a high level of goodwill to total equity. This made our goodwill more susceptible to the accounting considerations of market volatility in the financial services industry.

        Step one of the impairment test involves comparing the fair value of the reporting unit which, in our case, is the entire entity to the carrying value of the reporting unit. If the fair value of the reporting unit is greater than the carrying value of the reporting unit, no additional testing is required. If the fair value of the reporting unit is less than the carrying value of the reporting unit, step two of the impairment test must be performed. Step two requires that the implied fair value of the reporting unit goodwill be compared to the carrying amount of that goodwill. The implied fair value of goodwill is determined by allocating the fair value determined in step one to all of the individual assets and liabilities of the reporting unit, including any unrecognized identifiable intangible assets. This allocation process is only performed for purposes of testing goodwill for impairment, as the other assets and liabilities are not actually written up or written down, nor is any additional unrecognized identifiable intangible asset recorded as a part of this process. Step one of the impairment test in 2008 indicated that the fair value of the reporting unit was $230.6 million less than its carrying value. The valuation employed in step one utilized different valuation techniques including the discounted cash flows method, as well as the change of control valuation method. The lower value in step one of the impairment test is attributable to lower market valuations for banking institutions in the latter part of 2008, the continued weakening of the credit market, and the decline in real estate values in our markets. The difference between fair value and carrying value in step one of the impairment test was increased by approximately $20.1 million as a result of overall increases to values of the remainder of the Company's assets and liabilities as determined in step two of the impairment test. The combined step one and step two impairments resulted in an overall non-cash goodwill impairment of $250.7 million (the entire balance of goodwill). This non-cash accounting write-off had no impact on our cash flow, liquidity or regulatory capital. The 2007 goodwill impairment charge is discussed below.

        Amortization expense decreased in 2008 by $1.2 million, or 14.2%, as a result of accelerated amortization methods. Amortization expense is projected to decrease by $1.2 million, or 15.6%, in 2009 as compared to 2008 as presented in Note 8, Other Intangible Assets, to "Item 8. Financial Statements and Supplemental Date—Notes to Consolidated Financial Statements".

        Other general and administrative expenses decreased by $6.5 million, or 27.5%, to $17.3 million in 2008 as compared to $23.8 million in 2007. The decrease is mostly due to a $6.5 million charge in 2007 as a result of a settlement of the Barnes action lawsuit. In 2008, the Company also recorded approximately $1.5 million of charges related to the reduction of the carrying value of other real estate owned, an increase of $0.9 million over 2007 for similar charges. Additionally, there was a $1.0 million increase in FDIC insurance on customer deposits in 2008 as compared to 2007. In 2007, the Company was able to utilize its one-time credit provided by the FDIC to offset the cost of its FDIC insurance premiums. It is expected that FDIC insurance premiums will increase by approximately $1.3 million in 2009 as compared to 2008, due to the FDIC increasing deposit rates by 7 basis points in 2009, as well as the 10 basis point additional assessment on certain deposits in 2009 for unlimited FDIC insurance coverage of non-interest bearing transaction accounts. If the proposed changes to FDIC insurance rates are finalized by the FDIC, or if our risk category changes, our FDIC insurance premiums will increase even further. In 2007 the Company recorded a $1.0 million charge for expenses associated with the combination of its subsidiary banks on January 1, 2008. The year-over-year impact of the increase in charges related to other real estate owned, the increase in FDIC insurance premiums was offset by the decrease in charges related to the combination of its subsidiary banks and overall decreases in other noninterest expense items, particularly professional fees and business development.

2007 Compared to 2006

        Overall noninterest expense increased by $135.6 million in 2007 as compared to 2006. This increase was mostly due to a $142.2 million goodwill impairment charge taken in the fourth quarter 2007. Additionally, other general and administrative expenses increased mostly due to settlement of a lawsuit during the second quarter 2007. These increases were partly offset by decreases in salaries and employee benefits, as well as amortization of intangible assets.

        Salaries and employee benefits decreased by $7.0 million, or 15.2%, from 2006 to 2007. The decrease is mostly attributable to a $5.0 million decrease in bonus and incentive expense in 2007. The remainder of the decrease from 2007 is due mostly to overall decreases in salary expense as a result of an 8% decline in full-time equivalent employees.

        Goodwill impairment was $142.2 million in 2007 as compared to none in the prior year. Step one of the impairment test in 2007 indicated that the fair value of the reporting unit was $133.1 million less than its carrying value. The valuation employed in step one utilized different valuation techniques including the discounted cash flows method, as well as the change of control valuation method. The lower value in step one of the impairment test is attributable to lower market valuations for banking institutions in the latter part of 2007, the weakening of the credit market in the second half of 2007 and the decline in real estate values, particularly in Northern Colorado. The difference between fair value and carrying value in step one of the impairment test was increased by approximately $9.1 million as a result of the overall increase to values of the remainder of the Company's assets and liabilities as determined in step two of the impairment test.

        Amortization expense decreased in 2007 by $3.2 million, or 26.7%, as a result of accelerated amortization methods and the expiration of certain identifiable intangible assets including noncompete agreements.

        Other general and administrative expenses increased by $3.8 million, or 18.7%, to $23.8 million in 2007 as compared to $20.1 million in 2006. The increase is mostly due to a $6.5 million charge in the second quarter 2007 as a result of a settlement of a lawsuit. Additionally, the Company incurred a $1.0 million charge as a result of merging its two subsidiary banks. Excluding these two charges, other general and administrative expense would have declined by $3.7 million in 2007 as compared to 2006. The largest portion of this decline relates to $1.8 million of expenses related to a management transition in 2006. The remainder of the decline is due to an overall decrease in several categories such as professional fees, and business development and office-related expenses.

Income Taxes Expense (Benefit)

2008 Compared to 2007

        The effective tax benefit in 2008 was 2.5% as compared to 0.1% in 2007. The reason for the benefit in 2008 is due to tax-exempt income further reducing the net loss before taxes. No tax benefit was recorded in 2008 or 2007 as a result of the goodwill impairment charges, as goodwill impairment is not tax deductible. The taxable loss before taxes for financial reporting purposes in 2008 was $263.3 million. After adding back the nondeductible goodwill impairment charge of $250.7 million, the 2008 taxable loss before taxes for financial reporting purposes would have been $12.5 million. This was further decreased by tax-exempt income causing an overall $6.5 million tax benefit in 2008.

        For 2007, the effective tax benefit was 0.1%. After adding back the nondeductible goodwill impairment charge of $142.2 million, the 2007 taxable income before taxes for financial reporting purposes would have been $3.9 million. This was mostly offset by tax-exempt income causing an overall small tax benefit in 2007.

2007 Compared to 2006

        The effective tax benefit in 2007 was 0.1%, as compared to an effective tax rate of 33.5% in 2006. The reason for the small benefit in 2007 is mostly due to tax-exempt income offsetting most of the net income before taxes, but after the goodwill impairment charge.

        For 2006, the effective tax rate was 33.5%. The primary difference between the expected tax rate of 35% and the effective tax rate was due to tax-exempt income, partially offset by state income tax.

FINANCIAL CONDITION

        At December 31, 2008, we had total assets of $2.1 billion, compared to $2.4 billion and $2.7 billion at December 31, 2007 and 2006, respectively. The overall $268.9 million decline in total assets in 2008 as compared to 2007 is mostly attributable to a $258.2 million decrease in goodwill and other intangible assets.

        The overall $348.9 million decline in total assets in 2007 as compared to 2006 is mostly attributable to a $163.7 million decrease in net loans, and a $150.9 million decrease in goodwill and other intangible assets. The following table sets forth certain key consolidated balance sheet data:

Table 9

	December 31,
	2008	2007	2006
	(In thousands)
Total assets	$2,102,741	$2,371,664	$2,720,600
Earning Assets	1,989,884	1,949,211	2,152,053
Deposits	1,698,651	1,799,507	1,960,105

Loans

        The following table sets forth the amount of our loans outstanding at the dates indicated:

Table 10

	December 31,
	2008		2007
	Amount	% of Loans	Amount	% of Total
	(Dollars in thousands)
Real estate:
Mortgage	$730,300	40%	$762,102	43%
Construction	268,306	15%	235,236	13%
Commercial	746,241	41%	679,717	38%
Agricultural	22,738	1%	39,506	2%
Consumer	38,352	2%	40,835	2%
Lease financing and other	23,996	1%	27,653	2%

Total gross loans	1,829,933	100%	1,785,049	100%

Less: allowance for loan losses	(44,988)		(25,711)
Unearned discount	(3,600)		(3,402)

Net Loans	$1,781,345		$1,755,936

Loans held for sale at lower of cost or market	$5,760		$492

        There were $998.6 million of real estate loans at December 31, 2008. Management continues its efforts to decrease its exposure to residential real-estate and residential land and land development loans. The increase in construction loans in 2008 as compared to 2007 was due primarily to draws on existing commercial real estate construction projects during 2008.

        Total loans, net of unearned discount (excluding loans held for sale), increased by $44.7 million, or 2.5%, from December 31, 2008 to December 31, 2007. Average loans declined by $74.3 million in 2008 as compared to 2007. The increase in commercial loans outstanding is primarily due to increases in middle-market and energy loan portfolios.

        During 2007 and throughout 2008, the Company's approach to loan underwriting placed more emphasis on the borrower's cash equity invested in the project being financed, expertise and experience as it relates to the project, the borrower's capacity and ability to carry the projects beyond the underlying collateral pledged and continued efforts to reduce exposure with respect to residential construction and land development loans.

        With respect to group concentrations, most of the Company's business activity is with customers in the state of Colorado. At December 31, 2008, the Company did not have any significant concentrations in any particular industry.

Loan maturities

        The following table shows the amounts of loans outstanding at December 31, 2008, which, based on remaining scheduled repayments of principal, were due in one year or less, more than one year through five years, and more than five years. Demand or other loans having no stated maturity and no stated schedule of repayments are reported as due in one year or less. The table also presents, for loans with maturities over one year, an analysis with respect to fixed interest rate loans and floating interest rate loans. The table excludes unearned discount.

Table 11

	Maturity				Rate Structure for Loans with Maturities over One Year
	One Year or Less	One through Five Years	Over Five Years	Total	Fixed Rate	Floating Rate
	(In thousands)
Real estate—mortgage	$218,371	$349,763	$162,166	$730,300	$190,137	$321,792
Real estate—construction	181,641	73,783	12,882	268,306	27,112	59,553
Commercial	398,741	228,347	119,153	746,241	107,795	239,705
Agricultural	11,455	7,638	3,645	22,738	4,932	6,351
Consumer	10,699	20,366	7,287	38,352	25,914	1,739
Lease receivable and other	2,168	2,961	18,867	23,996	1,035	20,793

Total	$823,075	$682,858	$324,000	$1,829,933	$356,925	$649,933

Nonperforming Assets and Other Impaired Loans

        Credit risk related to nonperforming assets arises as a result of lending activities. To manage this risk, we employ frequent monitoring procedures and take prompt corrective action when necessary. We employ a risk rating system that identifies the overall potential amount of risk associated with each loan in our loan portfolio. This monitoring and rating system is designed to help management determine current and potential problems so that corrective actions can be taken promptly.

        Loans are generally placed on nonaccrual status when they become 90 days or more past due or at such time as management determines, after considering economic and business conditions and an analysis of the borrower's financial condition, that the timely recognition of principal and interest is doubtful.

        A loan is impaired when, based on current information and events, it is probable that we will be unable to collect all amounts due according to the contractual terms of the loan agreement. Impaired loans consist of our nonaccrual loans, loans that are 90 days or more past due, and other loans for which we determine that noncompliance with contractual terms of the loan agreement is probable. Losses on individually identified impaired loans that are not collateral dependent are measured based on the present value of expected future cash flows discounted at the original effective interest rate of each loan. For loans that are collateral dependent, impairment is measured based on the fair value of the collateral less estimated selling costs.

Table 12

	December 31, 2008	December 31, 2007
	(Dollars in thousands)
Nonperforming assets:
Nonaccrual loans and leases, not restructured	$54,594	$19,309
Accruing loans past due 90 days or more	228	527
Foreclosed assets	484	3,517

Total nonperforming assets	$55,306	$23,353

Impaired Loans:
Nonperforming loans	$54,822	$19,836
Other impaired loans	—	3,492

Total impaired loans	$54,822	$23,328
Allocated allowance for loan losses	(11,064)	(4,283)

Net investment in impaired loans	$43,758	$19,045

Impaired loans with a valuation allowance	$42,191	$16,663
Impaired loans without a valuation allowance	12,631	6,665

Total impaired loans	$54,822	$23,328

Valuation allowance related to impaired loans	$11,064	$4,283

Valuation allowance as a percent of impaired loans	20.2%	18.4%

Nonaccrual loans to loans, net of unearned discount	2.99%	1.08%
Nonperforming assets to loans, net of unearned discount, and other real estate owned	3.03%	1.31%
Allowance for loan losses to nonperforming loans	82.06%	129.62%
Allowance for loan losses to impaired loans	82.06%	110.22%

        Nonperforming assets of $55.3 million at December 31, 2008 reflected an increase of $31.9 million from the December 31, 2007 balance of $23.4 million. The increase in nonperforming assets in 2008 occurred mostly in the second half of the year due to continued deterioration of the real estate market in Colorado.

        The Company's loss exposure on its nonperforming loans continues to be mitigated by collateral positions on these loans. The value of these collateral positions further deteriorated during 2008 causing an increase in both nonperforming assets and the related allocated allowance for loan losses. The allocated allowance for loan losses associated with impaired loans is computed based upon related collateral value of the loans. The collateral values are determined by recent appraisals, but are generally discounted significantly by management based on historical collateral dispositions, changes in market conditions since the last valuation and management's expertise and knowledge of the client and the client's business.

        At December 31, 2008, no additional funds are committed to be advanced in connection with impaired loans.

        The following table presents our nonperforming assets at the dates indicated:

Table 13

	At December 31,
	2008	2007	2006	2005	2004
	(Dollars in thousands)
Nonaccrual loans, not restructured	$54,594	$19,309	$32,852	$29,608	$11,905
Accruing loans past due 90 days or more	228	527	3	131	2,494

Total nonperforming loans (NPLs)	54,822	19,836	32,855	29,739	14,399
Foreclosed assets	484	3,517	1,207	1,465	5,707

Total nonperforming assets (NPAs)	$55,306	$23,353	$34,062	$31,204	$20,106

Selected ratios:
NPLs to loans, net of unearned discount	3.00%	1.11%	1.69%	1.44%	0.88%
NPAs to total assets	2.63%	0.98%	1.25%	1.05%	0.84%

Allowance for Loan Losses

        The allowance for loan losses is maintained at a level that, in our judgment, is adequate to absorb probable incurred loan losses in the loan portfolio. The amount of the allowance is based on management's evaluation of the collectability of the loan portfolio, historical loss experience, and other significant factors affecting loan portfolio collectability, including the level and trends in delinquent, nonaccrual and adversely classified loans, trends in volume and terms of loans, levels and trends in credit concentrations, effects of changes in underwriting standards, policies, procedures and practices, national and local economic trends and conditions, changes in capabilities and experience of lending management and staff, and other external factors including industry conditions, competition and regulatory requirements.

        Our methodology for evaluating the adequacy of the allowance for loan losses has two basic elements: first, the specific identification of impaired loans and the measurement of an estimated loss for each individual loan identified; and second, estimating a nonspecific allowance for probable losses on all other loans. Impaired loans are discussed in the previous section. The specific allowance for impaired loans and the allowance calculated for probable incurred losses on other loans are combined to determine the required allowance for loan losses. The amount calculated is compared to the actual allowance for loan losses at each quarter end and any shortfall is covered by an additional provision for loan losses.

        In estimating the nonspecific allowance for loan losses, we group the balance of the loan portfolio into segments that have common characteristics, such as loan type, collateral type or risk rating. For each nonspecific allowance portfolio segment, we apply loss factors to calculate the required allowance. These loss factors are based upon three years of historical loss rates and adjusted for qualitative factors affecting loan portfolio collectability as described above. Higher net charge-offs during 2008 and 2007 directly increased the historical loss factor. This also had a direct impact on the economic concerns factor which looks at historical losses by type of loan and applies a loss factor based on both historical losses and management's estimate of the economic climate for the remaining loans in the portfolio. Management also looks at risk weightings of loans and computes a factor for the volume and severity of classified loans using assigned risk ratings under regulatory definitions of "watch", "substandard"', "doubtful" and "loss". Loans graded as either doubtful or loss are treated as impaired and are included as part of the specific reserve computed above. Loans segregated by risk weighting categories watch or substandard are evaluated for trends in volume and severity.

        The table below summarizes loans held for investment, average loans held for investment, nonperforming loans and changes in the allowance for loan losses arising from loan losses and additions to the allowance from provisions charged to operating expense:

Table 14

	2008	2007	2006	2005	2004
	(Dollars in Thousands)
Balance, beginning of period	$25,711	$27,899	$27,475	$25,022	$7,653
Allowance acquired through acquisition	—	—	—	3,855	17,304
Unfunded commitment allowance(1)	—	—	—	(718)	—
Loan charge-offs:
Real estate—residential and commercial	2,639	12,354	2,186	1,740	1,232
Real estate—construction	11,956	12,469	2,044	200	67
Commercial	1,340	2,825	1,154	2,848	2,413
Agricultural	17	654	40	35	709
Consumer	275	497	477	670	867
Lease receivable and other	—	174	26	48	23

Total loan charge-offs:	16,227	28,973	5,927	5,541	5,311

Recoveries:
Real estate—residential and commercial	596	906	359	188	36
Real estate—construction	744	279	65	135	9
Commercial	259	385	1,023	802	302
Agricultural	15	394	84	73	190
Consumer	115	134	223	133	126
Lease receivable and other	—	21	—	126	13

Total loan recoveries	1,729	2,119	1,754	1,457	676

Net loan charge-offs	14,498	26,854	4,173	4,084	4,635
Provision for loan losses(2)	33,775	24,666	4,597	3,400	4,700

Balance, end of period	$44,988	$25,711	$27,899	$27,475	$25,022

Loans held for investment	$1,826,333	$1,781,647	$1,947,487	$2,067,593	$1,641,821
Average loans held for investment	1,797,304	1,868,856	1,975,055	1,774,241	614,543
Nonperforming assets	55,306	23,353	32,855	29,739	14,339
Selected ratios:
Net charge-offs to average loans held for investment	0.81%	1.44%	0.21%	0.23%	0.76%
Provision for the allowance for loans to average loans	2.50%	1.38%	0.23%	0.19%	0.76%
Allowance for loans to loans held for investment at end of period	2.46%	1.44%	1.43%	1.33%	1.52%
Allowance for loans to non-performing assets	81.34%	110.10%	84.91%	92.39%	173.78%

(1)
The reserve for unfunded loan commitments was reclassified from the allowance for loan losses to other liabilities at December 31, 2005.

(2)
The provision for loan losses noted in the consolidated statements of income (loss) for the year ended December 31, 2006, includes a provision for loan losses of $4,597,000 and a recovery on the reserve for unfunded commitments of $307,000.

        At December 31, 2008, the allowance for loan losses was $45.0 million, or 2.46% of total loans held for investment. This compares to an allowance for loan loss of $25.7 million, or 1.44% of total loans held for investment at December 31, 2007.

        The increase in the allowance for loan losses is due primarily to the increase in the level of nonperforming loans during 2008. Actual net charge-offs related to loans were $14.5 million in 2008, as compared to $26.9 million in 2007, a decrease of $12.4 million. This decrease in charge-offs is mostly attributable to a loan sale in 2007, where the Company sold a portion of its nonperforming and classified loans.

        Approximately $11.1 million, or 24.6%, of the $45.0 million allowance for loan losses at December 31, 2008, relates to loans specifically reserved. This compares to a specific reserve of $4.3 million, or 16.7% of the total allowance for loan losses at December 31, 2007. The increase in the percent of the portfolio from specific reserves is attributable to a higher overall balance of impaired loans at December 31, 2008 as compared to 2007, along with lower collateral values assigned, especially for construction loans. The general reserve as a percent of overall loans, net of unearned discount, was 1.86% at December 31, 2008 as compared to 1.21% at December 31, 2007. The increase in the general reserve as a percent of loans, net of unearned discount, is due to actual historical losses increased by management's review of internal classified loans, management's expectation of overall economic conditions in the areas in which we operate and management's expected losses with the overall level of real estate loans within our portfolio.

        Management continues to monitor the allowance for loan losses closely and will adjust the allowance when necessary, based on its analysis, which includes ongoing evaluation of substandard loans and their collateral positions.

        The following table allocates the allowance for loan losses based on our judgment of inherent losses in the respective categories. While we have allocated the allowance to various portfolio segments for purposes of this table, the allowance for loan losses is general and is available for the portfolio in its entirety:

Table 15

	At December 31,
	2008		2007		2006		2005		2004
	Allocation of the Allowance	Percent of Allocation to Total	Allocation of the Allowance	Percent of Allocation to Total	Allocation of the Allowance	Percent of Allocation to Total	Allocation of the Allowance	Percent of Allocation to Total	Allocation of the Allowance	Percent of Allocation to Total
	(Dollars in Thousands)
Real estate—residential and commercial	$17,579	39.1%	$16,072	62.5%	$6,150	22.0%	$10,611	38.6%	$7,139	28.5%
Real estate—construction	18,696	41.6	4,180	16.3	8,520	30.5	1,928	7.0	2,844	11.4
Commercial	8,000	17.8	4,087	15.9	8,452	30.3	9,115	33.2	6,185	24.7
Agricultural	97	0.2	387	1.5	2,071	7.4	477	1.7	1,463	5.8
Consumer	559	1.2	909	3.5	2,027	7.3	721	2.6	1,458	5.8
Leases receivable and other	57	0.1	76	0.3	679	2.5	8	0.0	137	0.5
Unallocated(a)	—	0.0	—	0.0	—	0.0	4,615	16.9	5,796	23.3

Total	$44,988	100.0%	$25,711	100.0%	$27,899	100.0%	$27,475	100.0%	$25,022	100.0%

(a)
Represents our estimate of risk associated with general economic conditions and portfolio concentrations that are not directly correlated to a specific loan classification. This estimate was reallocated into the loan categories in 2006.

        During 2008, the allocation of the allowance for losses attributable to real estate construction loans increased by $14.5 million to $18.7 million at December 31, 2008 compared to $4.2 million at December 31, 2007. The increase in this allocation is due to a higher specific reserve attributable to construction loans at December 31, 2008 as compared to December 31, 2007, as well as a higher general reserve associated with construction loans. The increase in the general reserve associated with construction loans is due to management assigning a higher risk adjustment to the construction loan portfolio due to declines in real estate market conditions during 2008.

        During 2007, the allocation of the reserve to real estate-mortgage loans is primarily attributable to higher balances of nonperforming and classified loans being associated with real estate mortgage loans. This was due in part to a general deterioration in real estate values, particularly in Northern Colorado, during 2007.

Securities

        We manage our investment portfolio principally to provide collateral for certain deposits, in particular public deposits, as well as to balance our overall interest rate risk. To a lesser extent, we manage our investment portfolio to provide earnings with a view to minimizing credit risk. At December 31, 2008 and 2007, we did not own any preferred stock in either the Federal National Mortgage Association (FNMA) or the Federal Home Loan Mortgage Corporation (FHLMC). Additionally, we did own any private collateralized mortgage obligations, private mortgage backed securities or any trust preferred securities in other institutions.

        The carrying value of our portfolio of investment securities at the dates indicated are as follows:

Table 16

	At December 31,
	2008	2007
	(In thousands)
Securities available-for-sale:
U.S. Treasury securities	$3,495	$—
U.S. Government agencies and government-sponsored entities	2,510	10,456
Obligations of states and political subdivisions	63,015	76,876
Mortgage backed	31,965	30,038
Marketable equity	1,345	1,047
Other	544	547

Total securities available-for-sale	$102,874	$118,964

Securities held-to-maturity:
Mortgage-backed	$13,114	$14,889

Bank Stocks, at cost	$28,276	$32,464

        Securities available-for-sale are carried at fair value, while securities held-to-maturity and bank stocks are carried at historical cost.

        Fair values for municipal securities are generally determined by matrix pricing, which is a mathematical technique widely used in the industry to value debt securities without relying exclusively on quoted prices for the specific securities but rather by relying on the securities' relationship to other benchmark quoted securities. Characteristics utilized by matrix pricing include insurer, credit support, state of issuance, and bond rating. These factors are used to incorporate additional spreads and municipal curves. A separate curve structure is used for bank-qualified municipal bonds versus general market municipals. For the bank-qualified municipal bonds, active quotes are obtained when available.

        Fair values for U.S. Treasury securities, U.S. government agencies and government-sponsored entities are determined using a combination of daily closing prices, evaluations, income data, security master (descriptive) data, and terms and conditions data. Additional data used to compute the fair value of U.S. mortgage-backed pass-through issues (FHLMC, FNMA, GNMA, and SBA pools) includes daily composite seasoned, pool-specific, and generic coupon evaluations, and factors and descriptive data for individual pass-through pools. Additional data used to compute the fair value of U.S. collateralized mortgage obligations include daily evaluations and descriptive data.

        One municipal bond related to a hospital was priced using significant unobservable inputs. Management reviewed the financials of the hospital, had discussions with hospital management and reviewed the underlying collateral for the municipal bond to determine an appropriate benchmark risk-adjusted interest rate based on transactions with similar risks. This benchmark rate was applied to a discounted cash flow analysis to determine the fair value as of December 31, 2008.

        The carrying value of our investment securities at December 31, 2008 totaled $144.3 million compared to $166.3 million at December 31, 2007. The decline in securities during 2008 was mostly due to a decline in municipal bonds, as well as bonds issued by U.S. government agencies and government-sponsored entities. Generally, we did not replace the maturities or calls of agency and municipal bonds in 2008 or 2007.

        Bank stocks are comprised mostly of stock of the Federal Reserve Bank of Kansas City, the Federal Home Loan Bank of Topeka and Bankers' Bank of the West. These stocks have restrictions placed on their transferability as only members of the entities can own the stock. During 2008, the Company reduced its required holdings in the Federal Reserve Bank of Kansas City by $4.6 million.

        The following table shows the maturities of investment securities at December 31, 2008, and the weighted average yields of such securities, excluding the benefit of tax-exempt securities:

Table 17

	At December 31, 2008
	Within One Year		After One Year but within Five Years		After Five Years but within Ten Years		After Ten Years
	Amount	Yield(1)	Amount	Yield(1)	Amount	Yield(1)	Amount	Yield(1)
	(Dollars in Thousands)
Securities available-for-sale:
U.S. Treasury securities	$3,495	0.67%	$—	0.00%	$—	0.00%	$—	0.00%
U.S. Government agencies and sponsored entities	—	0.00%	—	0.00%	—	0.00%	2,510	5.07%
Obligations of states and political subdivisions	2,105	6.68%	14,581	6.84%	3,239	7.05%	43,090	7.53%
Mortgage backed securities	—	0.00%	142	4.76%	931	4.37%	30,892	5.02%
Marketable equity securities	1,345	28.35%	—	0.00%	—	0.00%	—	0.00%
Other securities	184	6.25%	360	6.25%	—	0.00%	—	0.00%

Total securities available-for-sale	$7,129	7.81%	$15,083	6.81%	$4,170	6.45%	$76,492	6.44%

Securities held-to-maturity:
Mortgage-backed	$—	0.00%	$—	0.00%	$—	0.00%	$13,114	5.62%

	At December 31, 2007
	Within One Year		Within One Year		After Five Years but Within One Year		After Ten Years
	Amount	Yield(1)	Amount	Yield(1)	Amount	Yield(1)	Amount	Yield(1)
	(Dollars in thousands)
Securities available-for-sale:
U.S. Government agencies and sponsored entities	$7,981	4.59%	$2,475	4.56%	$—	0.00%	$—	0.00%
Obligations of states and political subdivisions	4,812	5.79%	20,620	6.19%	6,852	6.15%	44,591	7.54%
Mortgage backed securities	655	4.08%	491	4.63%	13,477	4.55%	15,415	5.03%
Marketable equity securities	—	0.00%	1,047	24.84%	—	0.00%	—	0.00%
Other securities	4	6.25%	544	6.25%	—	0.00%	—	0.00%

Total securities available-for-sale	$13,452	5.00%	$25,177	6.77%	$20,329	5.09%	$60,006	6.89%

Securities held-to-maturity:

Mortgage-backed	$—	0.00%	$—	0.00%	$—	0.00%	$14,889	5.58%

(1)
Yield is computed on a fully-tax equivalent basis for municipal bonds.

        The marketable equity securities yield includes accretion income related to a purchase price adjustment on a security that will be redeemed at par in April 2009.

        At December 31, 2008 and 2007, we held $28.3 million and $32.5 million, respectively, of other equity securities consisting of bank stocks with no maturity date, which are not reflected in the above schedule.

Deposits

        Total deposits were $1.7 billion at December 31, 2008, as compared to $1.8 billion at December 31, 2007. Our 2008 average noninterest bearing deposits constituted 26.2% of our 2008 average total deposits, which compares to 2007 average noninterest bearing deposits to 2007 total average deposits of 24.9%. Our noninterest-bearing demand deposits decreased by $81.5 million, to $433.8 million at December 31, 2008. Our interest bearing demand deposits, including money market and savings accounts, decreased by $275.2 million, to $528.9 million at December 31, 2008. This decrease is primarily attributable to a shift in the mix of deposits primarily between money markets and time deposits. The Company joined the Certificate of Deposit Account Registry Service (CDARS®) program in 2008, and a part of the shift to time deposits was a result of existing customers moving funds into the CDARS® program in order to obtain expanded FDIC insurance coverage on their deposits. Additionally, the Company shifted its own funding sources from short-term and overnight funds to brokered deposits in order to provide longer-term funding to mitigate the impact of potential short-term liquidity fluctuations with the overall financial services industry in the second half of 2008.

        The following table shows the average amount and average rate paid on the categories of deposits for each of the periods indicated:

Table 18

	At December 31,
	2008		2007		2006
	Average Balance	Average Rate	Average Balance	Average Rate	Average Balance	Average Rate
	(Dollars in thousands)
Noninterest bearing deposits	$440,359	0.00%	$476,876	0.00%	$519,893	0.00%
Interest bearing demand	150,210	0.51%	157,806	0.64%	167,381	0.58%
Money market	507,610	1.96%	638,295	3.69%	628,342	3.41%
Savings	70,243	0.56%	77,602	0.78%	93,622	0.75%
Time	514,362	4.17%	562,075	5.05%	574,320	4.22%

Total deposits	$1,682,784	2.62%	$1,912,654	3.73%	$1,983,558	3.23%

        Additionally, the following table shows the maturities of time certificates of deposit and other time deposits of $100,000 or more, including brokered deposits, at the dates indicated:

Table 19

	At December 31,
	2008	2007
	(In thousands)
Due in three months or less	$89,232	$68,578
Due in over three months through six months	33,336	61,917
Due in over six months through twelve months	157,399	88,693
Due in over twelve months	18,367	24,431

Totals	$298,334	$243,619

        The following table presents the mix of our deposits by type based on average balances for each of the periods indicated.

Table 20

	At December 31,
	2008		2007		2006		2005
	Average Balance	% of Total	Average Balance	% of Total	Average Balance	% of Total	Average Balance	% of Total
	(Dollars in thousands)
Noninterest bearing deposits	$440,359	26.17%	$476,876	24.93%	$519,893	26.21%	$503,868	28.79%
Interest bearing demand	150,210	8.93%	157,806	8.25%	167,381	8.44%	122,967	7.03%
Money market	507,610	30.16%	638,295	33.37%	628,342	31.68%	535,974	30.63%
Savings	70,243	4.17%	77,602	4.06%	93,622	4.72%	85,539	4.89%
Time	514,362	30.57%	562,075	29.39%	574,320	28.95%	501,564	28.66%

Total deposits	$1,682,784	100.00%	$1,912,654	100.00%	$1,983,558	100.00%	$1,749,912	100.00%

        Overall average time deposits decreased by $47.7 million, or 8.5%, to $514.4 million for 2008 compared to $562.1 million for 2007. The actual balance of time deposits increased by $255.9 million during 2008 to $736.0 million at December 31, 2008 compared to $480.1 million at December 31, 2007. Of the ending time deposit balance, approximately $63.2 million is from the CDARS® program, and $189.2 million is from brokered deposits, compared to $60.2 million at December 31, 2007. Overall time deposits as a percent of total deposits were 43.3% at December 31, 2008 as compared to 26.7% at December 31, 2007. The overall cost of time deposits decreased from 5.05% in 2007 to 4.17% in 2008.

Borrowings

Subordinated Debentures and Trust Preferred Securities

        In September 2000, the predecessor to the Company formed CenBank Statutory Trust I and completed an offering of $10.0 million 10.6% Cumulative Trust Preferred Securities, which are guaranteed by us. The Trust also issued common securities to the predecessor and used the net proceeds from the offering to purchase $10.3 million in principal amount of 10.6% Subordinated Debentures. Interest paid on the 10.6% Debentures will be distributed to the holders of the 10.6% Preferred Securities. Distributions payable on the 10.6% Preferred Securities are recorded as interest expense in the consolidated statements of income. These 10.6% Debentures are unsecured, junior rank and are subordinate in right of payment to all senior debt of the Company. The 10.6% Preferred Securities are subject to mandatory redemption upon repayment of the 10.6% Debentures. We have the right, subject to events of default, to defer payments of interest on the 10.6% Debentures at any time by extending the interest payment period for a period not exceeding 10 consecutive semi-annual periods with respect to each deferral period, provided that no extension period may extend beyond the redemption or maturity date of the 10.6% Debentures. The 10.6% Debentures mature on September 7, 2030, which may be shortened by us to not earlier than September 7, 2010, if certain conditions are met, or at any time upon the occurrence and continuation of certain changes in either the tax treatment or the capital treatment of the Trust, the 10.6% Debentures or the 10.6% Preferred Securities.

        In February 2001, the predecessor to the Company formed CenBank Statutory Trust II and completed an offering of $5.0 million 10.2% Cumulative Trust Preferred Securities, which are guaranteed by us. The Trust also issued common securities to the predecessor and used the net proceeds from the offering to purchase $5.2 million in principal amount of 10.2% Subordinated Debentures. Interest paid on the 10.2% Debentures will be distributed to the holders of the 10.2% Preferred Securities. Terms and conditions of the 10.2% Debentures are substantially similar to those as described under the CenBank Statutory Trust I. The 10.2% Debentures mature on February 22, 2031, which may be shortened by us to not earlier than February 22, 2011, if certain conditions are met, or at any time upon the occurrence and continuation of certain changes in either the tax treatment or the capital treatment of the Trust, the 10.2% Debentures or the 10.2% Preferred Securities.

        In April 2004, the predecessor to the Company formed CenBank Statutory Trust III and completed an offering of $15.0 million LIBOR plus 2.65% Cumulative Trust Preferred Securities, which are guaranteed by us. The Trust also issued common securities to the predecessor and used the net proceeds from the offering to purchase $15.5 million in principal amount of floating rate Subordinated Debentures. Interest paid on the floating rate Debentures will be distributed to the holders of the floating rate Preferred Securities. Terms and conditions of the floating rate Debentures are substantially similar to those as described under the CenBank Statutory Trust I. The floating rate Debentures mature on April 15, 2034, which may be shortened by us to not earlier than April 15, 2009, if certain conditions are met, or at any time upon the occurrence and continuation of certain changes in either the tax treatment or the capital treatment of the Trust, the floating rate Debentures or the floating rate Preferred Securities.

        In June 2003, Guaranty Corporation formed Guaranty Capital Trust III and completed an offering of $10.0 million LIBOR plus 3.10% Cumulative Trust Preferred Securities, which are guaranteed by us. The Trust also issued common securities to Guaranty and used the net proceeds from the offering to purchase $10.3 million in principal amount of Junior Subordinated Debt Securities issued by Guaranty. We assumed Guaranty's obligations relating to such securities upon our acquisition of Guaranty. Interest paid on the debt securities will be distributed to the holders of the Preferred Securities. We have the right, subject to events of default, to defer payments of interest on the subordinated debt securities at any time by extending the interest payment period for a period not exceeding 20 consecutive quarterly periods with respect to each deferral period, provided that no extension period may extend beyond the redemption or maturity date of the subordinated debt securities. The subordinated debt securities mature on July 7, 2033. These securities were callable on July 7, 2008. The Company did not call these securities as these are variable rate securities that provide $10.0 million of additional Tier 1 capital. These securities remain callable at the end of each quarter. Management does not expect to call these securities in 2009.

        For financial reporting purposes, the trusts were treated as our non-banking subsidiaries and consolidated in the consolidated financial statements prior to December 31, 2003. Since our adoption of FIN 46R on December 31, 2003, the trusts are treated as investments and not consolidated in the consolidated financial statements. Although the securities issued by each of the trusts are not included as a component of stockholders' equity in the consolidated balance sheets, the securities are treated as capital for regulatory purposes. Specifically, under applicable regulatory guidelines, the securities issued by the trusts qualify as Tier 1 capital up to a maximum of 25% of capital on an aggregate basis. Any amount that exceeds 25% qualifies as Tier 2 capital. At December 31, 2008, all of the trusts' securities outstanding qualified as Tier 1 capital. The Company's investment in the common stock of each trust is included in other assets on the consolidated balance sheets.

        In March 2005, the Federal Reserve Board issued a final rule that continues to allow the inclusion of trust preferred securities in Tier 1 capital, but with stricter quantitative limits. Under the final rule, after a five-year transition period ending March 31, 2009, the aggregate amount of trust preferred securities and certain other capital elements would be limited to 25% of Tier 1 capital elements, net of goodwill, less any associated deferred tax liability. The amount of trust preferred securities and certain other elements in excess of the limit could be included in Tier 2 capital, subject to restrictions. The Company expects that the entire amount of its trust preferred securities will continue to be included as Tier 1 capital as of March 31, 2009, the first date the new regulations must be applied.

Other Borrowings

        We have a revolving line of credit and several term notes with the FHLB of Topeka. At December 31, 2008, we had a balance of $166.4 million on the FHLB line compared to $47.3 million outstanding at December 31, 2007. The maximum credit allowance for future borrowings was $261.9 million and $316.2 million at December 31, 2008 and 2007, respectively, and includes term notes and the line of credit. The interest rate on the line of credit varies daily with the federal funds rate. The term notes have fixed interest rates that range from 2.52% to 6.22%, with a weighted average rate of 3.18%. We have executed a blanket pledge and security agreement with the Federal Home Loan Bank, which encompasses certain loans and securities as collateral for these borrowings.

        Each advance with the Federal Home Loan Bank (FHLB) is payable at its maturity date, with a prepayment penalty if paid prior to maturity. At December 31, 2008, approximately $140 million of the FHLB fixed rate term notes with a weighted-average rate of 3.02% are convertible to floating rate on predetermined conversion dates at the discretion of the FHLB. If the bonds are converted by the FHLB, the Company has the option to prepay the advance without penalty. If the bonds are not converted by the FHLB, the bond becomes convertible quarterly thereafter, with the option to convert to floating rate continuing to be at the discretion of the FHLB. A $40 million fixed-rate bond with a rate of 3.17% is convertible quarterly with the next quarterly conversion option date of March 2, 2009. No other FHLB term bond has a conversion option available in 2009. The remaining $100 million of term notes with conversion options are layered with $40 million each having their first conversion option available in 2010 and 2011, and $20 million having its first conversion option in 2013.

        As of December 31, 2008, we had a $20 million revolving credit agreement, as amended, with U.S. Bank National Association that contained financial covenants, including maintaining a minimum adjusted return (excludes goodwill impairment and intangible amortization) on average quarterly assets, a maximum nonperforming assets to total loans ratio, and regulatory capital ratios that qualify the Company as well-capitalized. As of December 31, 2008, we did not have an outstanding balance. At December 31, 2007, we had an outstanding balance of $15.2 million. At December 31, 2008, the Company was in compliance with all covenants except the minimum total risk-based capital amount. The minimum total risk-based capital amount was set by U.S. Bank and was based on the Company receiving additional capital from Treasury's Capital Purchase Program prior to December 31, 2008. As the Company's application to receive capital under Treasury's Capital Purchase Program was still pending as of December 31, 2008, the Company did not meet this financial covenant and voluntarily decided to terminate its line of credit with U.S. Bank in February 2009 to reduce the costs related to a non-use fee. The revolving credit agreement would have otherwise expired on March 31, 2009. As of December 31, 2008, the holding company had $3,595,000 of cash on hand. Based on cash flow projections for the holding company, we estimate that this cash is sufficient to meet the operating needs of the holding company.

CAPITAL

        Current risk-based regulatory capital standards generally require banks and bank holding companies to maintain a ratio of "core" or "Tier 1" capital to total risk-weighted assets of at least 4%, a ratio of Tier 1 capital to total average assets (leverage ratio) of at least 4% and a ratio of total capital (which includes Tier 1 capital plus certain forms of subordinated debt, a portion of the allowance for loan and lease losses and preferred stock) to total risk-weighted assets of at least 8%. Total risk-weighted assets are calculated by multiplying the balance in each category of assets by a risk factor, which ranges from zero for cash assets and certain government obligations to 100% for high risk loans, and adding the products together.

Table 21

	Ratio at December 31, 2008	Ratio at December 31, 2007	Minimum Capital Requirement	Minimum Requirement for "Well Capitalized" Institution
Total Risk-Based Capital Ratio
Consolidated Guaranty Bancorp	10.61%	10.87%	8.00%	N/A
Guaranty Bank and Trust Company	10.52%	10.55%	8.00%	10.00%
Centennial Bank of the West(1)	N/A	13.38%	8.00%	10.00%
Tier 1 Risk Based Capital Ratio
Consolidated Guaranty Bancorp	9.35%	9.62%	4.00%	N/A
Guaranty Bank and Trust Company	9.26%	9.35%	4.00%	6.00%
Centennial Bank of the West(1)	N/A	12.13%	4.00%	6.00%
Leverage Ratio
Consolidated Guaranty Bancorp	8.98%	8.55%	4.00%	N/A
Guaranty Bank and Trust Company	8.90%	8.82%	4.00%	5.00%
Centennial Bank of the West(1)	N/A	9.71%	4.00%	5.00%

(1)
Centennial Bank of the West was merged into Guaranty Bank and Trust Company on January 1, 2008.

        The Company's total risk-based capital ratio declined to 10.61% at December 31, 2008 as compared to 10.87% at December 31, 2007. This decrease is primarily attributable to an increase to the provision for loan losses and an increase to total risk-weighted assets, primarily from an increase to loans, net of unearned discount.

        On October 3, 2008, the Emergency Economic Stabilization Act of 2008 (EESA) was enacted, which provided up to $700 billion in funding for the financial services industry. The first phase of implementation of the EESA, also known as the Troubled Asset Relief Program (TARP), was the implementation of a $250 billion Treasury Capital Purchase Program. This program allows a qualifying institution to apply for up to three-percent of its total risk-weighted assets in capital, which will be in the form of non-cumulative perpetual preferred stock of the institution with a dividend rate of 5% until the fifth anniversary of the investment, and 9% thereafter. Treasury will also receive warrants for common stock of the institution equal to 15% of the capital invested. On January 15, 2009, the second $350 billion of TARP monies was released to the Treasury. The Company has applied for up to three-percent of its risk-weighted assets and is currently waiting to hear about the status of its application as of the filing date of this report.

LIQUIDITY

        The Bank relies on deposits as its principal source of funds and, therefore, must be in a position to service depositors' needs as they arise. Fluctuations in the balances of a few large depositors may cause temporary increases and decreases in liquidity from time to time. We deal with such fluctuations by using existing liquidity sources.

        Concerns over deposit fluctuations with respect to the overall banking industry were addressed by the FDIC in September and October 2008. The FDIC temporarily increased the individual account deposit insurance from $100,000 per account to $250,000 per account through December 31, 2009. The FDIC also implemented a Temporary Liquidity Guarantee Program, which provides for full FDIC coverage for transaction accounts, regardless of dollar amounts. The Bank elected to opt-in to this program, thus, our customers will receive full coverage for transaction accounts under the program.

        Additionally, the Company has become a member of the Certificate of Deposit Account Registry Service (CDARS®) program. Through CDARS®, the Bank's customers can increase their FDIC insurance by up to $50 million through reciprocal certificate of deposit accounts. This is accomplished by the Bank entering into reciprocal depository relationships with other member banks. The individual customer's large deposit is broken into amounts below the $100,000 amount (or $250,000 if the time deposit matures prior to December 31, 2009) and placed with other banks that are members of the network. The reciprocal member bank issues certificate of deposits in amounts that ensure that the entire deposit is eligible for FDIC insurance.

        When the level of liquid assets (our primary liquidity) does not meet our liquidity needs, other available sources of liquid assets (our secondary liquidity), including the purchase of federal funds, sales of securities under agreements to repurchase, purchase of brokered certificates of deposit, sales of loans, discount window borrowings from the Federal Reserve Bank, and our lines of credit with the Federal Home Loan Bank of Topeka (FHLB) are employed to meet current and presently anticipated funding needs. At December 31, 2008, the Company had approximately $261.9 million of availability on its FHLB line, $65 million of availability on its federal funds lines with correspondent banks, and $1.2 million of availability with the Federal Reserve discount window. The Company can also increase its amount of brokered deposits. However, if we would become less than well-capitalized under the capital adequacy guidelines, regulatory approval would have to obtained in order to continue purchasing brokered deposits. Additionally, as described above, the Company joined the CDARS® program and can purchase certificates of deposit through this program. At December 31, 2008, the Company is eligible to purchase certificates of deposit of up to five percent of its total assets through

CDARS®. These sources provide significant secondary liquidity to the Company to service its depositors' needs.

        The FDIC also implemented a Debt Guarantee Program where it guarantees all newly-issued senior unsecured debt up to prescribed limits by a participating bank on or after October 14, 2008 through and including June 30, 2009. The Company and its subsidiary bank elected to opt-in to this program, which would provide up to $38 million of additional unsecured senior debt to the Company and its subsidiary bank in the form of greater than 30 day term notes. As of December 31, 2008, no guaranteed senior unsecured debt had been issued by the Company.

        The holding company relies on dividends from its Bank as a primary source of liquidity. We plan to continue to utilize the available dividends from the Bank for holding company operations, subject to regulatory and other restrictions. The ability of the Bank to pay dividends or make other capital distributions to the holding company is subject to the regulatory authority of the Federal Reserve Board and the Colorado Division of Banking. Because of the accumulated deficit at December 31, 2008 as a result of goodwill impairment charges in 2008 and 2007, the Bank is required to obtain permission from the Federal Reserve Board and the Colorado Division of Banking prior to making any dividend to the holding company. As the goodwill impairment charges did not have any impact on the Bank's liquidity, cash flows or regulatory capital, it is expected that permission will be granted if the Bank remains more than well-capitalized and if the payment of dividends is not deemed to be an unsafe or unsound practice. In 2008, the Bank requested and was granted permission from the two regulatory agencies to pay dividends of $19 million from the Bank to the Holding Company. The holding company requires liquidity for the payment of interest on the subordinated debentures, for operating expenses, principally salaries and benefits, for repurchases of our common stock, and, if declared by our board of directors, for the payment of dividends to our stockholders.

        In February 2009, the holding company voluntarily decided to terminate its line of credit with U.S. Bank to reduce the costs related to a non-use fee, as the revolving credit agreement would have otherwise expired on March 31, 2009. As of December 31, 2008, the holding company had $3.6 million of cash on hand. Based on cash flow projections for the holding company, we estimate that this cash is sufficient to meet the operating needs of the holding company.

OFF BALANCE SHEET ARRANGEMENTS, COMMITMENTS, GUARANTEES, AND CONTRACTUAL OBLIGATIONS

Contractual Obligations

        The following table sets forth our significant contractual obligations and off-balance sheet commitments at December 31, 2008:

Table 22

	Payments Due by Period
	Totals	Less Than 1 Year	1 - 3 Years	4 - 5 Years	Over 5 Years
	(In thousands)
Contractual Obligations
Subordinated Debentures	$41,239	$—	$—	$—	$41,239
Federal Home Loan Bank Obligations	166,404	1,865	4,205	50,241	110,093
Operating Lease Obligations	18,756	3,143	6,151	4,578	4,884

Totals	$226,399	$5,008	$10,356	$54,819	$156,216

	Payments Due by Period
	Totals	Less Than 1 Year	1 - 3 Years	4 - 5 Years	Over 5 Years
	(In thousands)
Off Balance Sheet Commitments
Commitments to extend credit	$390,277	$187,596	$179,247	$11,338	$12,096
Standby letters of credit	24,792	399	24,227	166	—
Commercial letters of credit	11,000	—	11,000	—	—

Totals	$426,069	$187,995	$214,474	$11,504	$12,096

        The amount of off-balance sheet commitments of $426.1 million at December 31, 2008 represents a $190.5 million decline from the amount of off-balance sheet commitments at December 31, 2007. Most of the decline has occurred in commitments of less than one year.

        Of the $166.4 million of term advances at December 31, 2008 with the FHLB, approximately $140 million are convertible to floating rate on predetermined conversion dates at the discretion of the FHLB. If the bonds are converted by the FHLB, the Company has the option to prepay the advance without penalty. If the bonds are not converted by the FHLB, the bond becomes convertible quarterly thereafter, with the option to convert to a floating rate continuing to be at the discretion of the FHLB. A $40 million fixed-rate bond with a rate of 3.17% is convertible quarterly with the next quarterly conversion option date of March 2, 2009. No other FHLB term bond has a conversion option available in 2009. The remaining $100 million of term notes with conversion options are layered with $40 million each having their first conversion option available in 2010 and 2011 and $20 million having its first conversion option in 2013.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

        See Note 2 of the Notes to Consolidated Financial Statements contained in "Item 8. Financial Statements and Supplementary Data" for information on recent accounting pronouncements and their impact, if any, on our consolidated financial statements.

Appendix E

        Quantitative and Qualitative Disclosures About Market Risk, as included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008

 QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

        Market risk is the risk of loss in a financial instrument arising from adverse changes in market prices and rates, foreign currency exchange rates, commodity prices and equity prices. Our market risk arises primarily from interest rate risk inherent in our lending and deposit taking activities. To that end, management actively monitors and manages our interest rate risk exposure. We have not entered into any market risk sensitive instruments for trading purposes. We manage our interest rate sensitivity by matching the re-pricing opportunities on our earning assets to those on our funding liabilities. We use various asset/liability strategies to manage the re-pricing characteristics of our assets and liabilities designed to ensure that exposure to interest rate fluctuations is limited within our guidelines of acceptable levels of risk-taking. Balance sheet hedging strategies, including the terms and pricing of loans and deposits and managing the deployment of our securities, are used to reduce mismatches in interest rate re-pricing opportunities of portfolio assets and their funding sources.

        Our Asset Liability Management Committee, or ALCO, addresses interest rate risk. The committee is composed of members of our senior management. The ALCO monitors interest rate risk by analyzing the potential impact on the net portfolio of equity value and net interest income from potential changes in interest rates, and considers the impact of alternative strategies or changes in balance sheet structure. The ALCO manages our balance sheet in part to maintain the potential impact on net portfolio value and net interest income within acceptable ranges despite changes in interest rates.

        Our exposure to interest rate risk is reviewed on at least a quarterly basis by the ALCO and our board of directors. Interest rate risk exposure is measured using interest rate sensitivity analysis to determine our change in net portfolio value and net interest income in the event of hypothetical changes in interest rates. If potential changes to net portfolio value and net interest income resulting from hypothetical interest rate changes are not within board-approved limits, the board may direct management to adjust the asset and liability mix to bring interest rate risk within board-approved limits.

        We monitor and evaluate our interest rate risk position on a quarterly basis using net interest income simulation analysis under 100 and 200 basis point change scenarios (see below). Each of these analyses measures different interest rate risk factors inherent in the financial statements.

        In 2008, this disclosure alternative was changed from prior year annual and quarterly reports filed by the Company, which used the Gap analysis disclosure method. The static gap analysis looked at the dollar amount of mismatches between assets and liabilities, at certain time periods, whose interest rates are subject to pricing at their contractual maturity date or repricing period. As this Gap analysis looked at contractual dates that assets and liabilities are subject to repricing, it caused the entire balance of interest-bearing NOW accounts, money market accounts and savings accounts to be treated as immediately repriceable. As our actual experience with repricing of these liabilities differed from the contractual maturities, management has chosen to disclose the sensitivity analysis alternative, which measures the impact on net interest income of hypothetical changes in interest rates. As discussed above, this tool is used internally by ALCO in monitoring interest rate risk of the Company and thus, the Company has chosen to change this disclosure alternative regarding market risk. Summarized comparable information, under the new disclosure method, is provided for the preceding year.

Net Interest Income Modeling

        The Company's primary interest rate risk tool, the Net Interest Income Simulation Analysis, measures interest rate risk and the effect of interest rate changes on net interest income. This analysis incorporates all of the Company's assets and liabilities together with forecasted changes in the balance sheet and assumptions that reflect the current interest rate environment. Through these simulations, management estimates the impact on net interest income of a 100 and 200 basis point upward or downward change of market interest rates over a one year period. Assumptions are made to project rates for new loans and deposits based on historical analysis, management outlook and repricing strategies. Asset prepayments and other market risks are developed from industry estimates of prepayment speeds and other market changes. Since the results of these simulations can be significantly influenced by assumptions utilized, management evaluates the sensitivity of the simulation results to changes in assumptions.

        The following table shows the net interest income increase or decrease over the next twelve months as of December 31, 2008 and 2007:

Table 23

	Annualized Net Interest Income
	December 31, 2008 Amount of Change	December 31, 2007 Amount of Change
	(In thousands)
Change in rates (in basis points)
200	$9,758	$8,323
100	4,628	4,193
Static	—	—
(100)	2,037	(4,282)
(200)	3,642	(8,497)

        Overall, the Company believes it is asset-sensitive, which is consistent with the decline in net interest income during 2008 as a result of lower rates. At December 31, 2008, the company is positioned to have a short-term favorable interest income impact in a rising rate environment as well as a falling rate environment. This is because of the extremely low rate environment at December 31, 2008. The prime rate has historically been set at a rate of 300 basis points over the target federal funds rate. The target federal funds rate is currently set by the FOMC at a rate between 0 and 25 basis points. The Company's interest rate risk modeling has an assumption that prime would continue to be set at a rate of 300 basis points over the target federal funds rate, therefore, a 200 basis point decline in overall rates would only have between a 0 and 25 basis point decline in both federal funds and the prime rate Further, other rates that are currently below 1% or 2% (e.g. U.S. Treasuries, LIBOR, etc.) are modeled to not fall below 0% with an overall 100 or 200 basis point decrease in rates. Many of our variable rate loans are set to an index tied to prime, federal funds or LIBOR, therefore, a further decrease in rates would not have a substantial impact on loan yields. Additionally, current deposit rates, especially time deposit rates, would continue to decrease in a falling rate environment. As a falling rate environment would potentially impact the cost of liabilities to a greater degree than earning assets for the above reasons, a falling rate environment is expected to have a favorable impact on net interest margin. However, if the actual prime rate falls below a 300 basis point spread to target federal funds rate, the Company could experience a continued decrease in net interest income as a result of falling yields on earning assets tied to prime.

        At December 31, 2007, the Company had modeled a decrease in net interest income if rates fell either 100 or 200 basis points. In 2008, actual rates decreased by 400 basis points causing a larger decrease in net interest income in 2008.

Appendix F

        Unaudited Consolidated Financial Statements (including Notes thereto) of Guaranty Bancorp and Subsidiaries, as included in our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2009

GUARANTY BANCORP AND SUBSIDIARIES

Unaudited Consolidated Balance Sheets

	March 31, 2009	December 31, 2008
	(Dollars in thousands, except per share data)
Assets
Cash and due from banks	$34,982	$32,189
Federal funds sold	1,000	13,522

Cash and cash equivalents	35,982	45,711

Securities available for sale, at fair value	99,107	102,874
Securities held to maturity (fair value of $12,460 and $13,505 at March 31, 2009 and December 31, 2008)	11,946	13,114
Bank stocks, at cost	28,334	28,276

Total investments	139,387	144,264

Loans, net of unearned discount	1,757,103	1,826,333
Less allowance for loan losses	(37,598)	(44,988)

Net loans	1,719,505	1,781,345

Loans held for sale	5,175	5,760
Premises and equipment, net	62,386	63,018
Other real estate owned and foreclosed assets	14,524	484
Other intangible assets, net	23,918	25,500
Other assets	35,518	36,659

Total assets	$2,036,395	$2,102,741

Liabilities and Stockholders' Equity
Liabilities:
Deposits:
Noninterest-bearing demand	$422,509	$433,761
Interest-bearing demand	425,274	460,856
Savings	72,157	68,064
Time	719,857	735,970

Total deposits	1,639,797	1,698,651

Securities sold under agreements to repurchase and federal funds purchased	16,291	21,781
Borrowings	164,499	166,404
Subordinated debentures	41,239	41,239
Interest payable and other liabilities	10,996	13,086

Total liabilities	1,872,822	1,941,161

Stockholders' equity:
Common stock—$.001 par value; 100,000,000 shares authorized, 64,542,950 shares issued, 52,570,986 shares outstanding at March31, 2009 (includes 1,237,978 shares of unvested restricted stock and 41,454 shares to be issued); 64,542,950 shares issued, 52,654,131 shares outstanding at December 31, 2008 (includes 1,420,345 shares of unvested restricted stock and 109,214 of shares to be issued).	65	65
Additional paid-in capital	617,249	617,188
Shares to be issued for deferred compensation obligations	81	710
Accumulated deficit	(351,567)	(352,003)
Accumulated other comprehensive income (loss)	166	(1,302)
Treasury Stock, at cost, 10,943,319 and 10,996,513, respectively	(102,421)	(103,078)

Total stockholders' equity	163,573	161,580

Total liabilities and stockholders' equity	$2,036,395	$2,102,741

See "Notes to Unaudited Consolidated Financial Statements."

GUARANTY BANCORP AND SUBSIDIARIES

Unaudited Consolidated Statements of Income

	Three Months Ended March 31,
	2009	2008
	(In thousands, except share and per share data)
Interest income:
Loans, including fees	$23,076	$31,040
Investment securities:
Taxable	726	615
Tax-exempt	767	893
Dividends	288	470
Federal funds sold and other	3	385

Total interest income	24,860	33,403

Interest expense:
Deposits	7,125	9,795
Securities sold under agreement to repurchase and federal funds purchased	38	137
Borrowings	1,321	1,029
Subordinated debentures	658	792

Total interest expense	9,142	11,753

Net interest income	15,718	21,650
Provision for loan losses	2,505	875

Net interest income, after provision for loan losses	13,213	20,775
Noninterest income:
Customer service and other fees	2,679	2,276
Gain on sale of securities	—	138
Other	236	101

Total noninterest income	2,915	2,515
Noninterest expense:
Salaries and employee benefits	6,739	9,720
Occupancy expense	1,921	2,001
Furniture and equipment	1,131	1,314
Amortization of intangible assets	1,582	1,877
Other general and administrative	4,108	3,798

Total noninterest expense	15,481	18,710

Income before income taxes	647	4,580
Income tax expense	211	1,335

Net income	$436	$3,245

Earnings per share—basic:	$0.01	$0.06
Earnings per share—diluted:	0.01	0.06
Weighted average shares outstanding—basic	51,277,748	50,988,229
Weighted average shares outstanding—diluted	51,277,930	51,049,525

See "Notes to Unaudited Consolidated Financial Statements."

GUARANTY BANCORP AND SUBSIDIARIES

Unaudited Consolidated Statements of Changes in Stockholders' Equity and Comprehensive Income

	Common Stock shares Outstanding and to be issued	Common Stock and Additional Paid-in Capital	Shares to be Issued	Treasury Stock	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Totals
	(In thousands, except share data)
Balance, December 31, 2007	52,616,991	$617,675	$573	$(102,926)	$(95,196)	$(1,472)	$418,654
Adjustment to apply EITF 06-04					(71)		(71)
Comprehensive income:
Net income	—	—	—	—	3,245	—	3,245
Other comprehensive loss	—	—	—	—	—	(1,100)	(1,100)

Total comprehensive income	—	—	—	—	—	—	2,145
Stock compensation awards, net of forfeitures	115,600	—	—	—	—	—	—
Earned stock award compensation, net		772	—	—	—	—	772
Repurchase of common stock	(9,087)	—	—	(51)	—	—	(51)
Deferred compensation	2,616	—	12	—	—	—	12

Balance, March 31, 2008	52,726,120	$618,447	$585	$(102,977)	$(92,022)	$(2,572)	$421,461

Balance, December 31, 2008	52,654,131	$617,253	$710	$(103,078)	$(352,003)	$(1,302)	$161,580
Comprehensive income:
Net income	—	—	—	—	436	—	436
Other comprehensive income	—	—	—	—	—	1,468	1,468

Total comprehensive income	—	—	—	—	—	—	1,904
Stock compensation awards, net of forfeitures	(106,334)	—	—	—	—	—	—
Earned stock award compensation, net		61	—	—	—	—	61
Repurchase of common stock	(13,486)	—	—	(24)	—	—	(24)
Deferred compensation	36,675	—	52	—	—	—	52
Common shares issued	—	—	(681)	681	—	—	—

Balance, March 31, 2009	52,570,986	$617,314	$81	$(102,421)	$(351,567)	$166	$163,573

See "Notes to Unaudited Consolidated Financial Statements."

GUARANTY BANCORP AND SUBSIDIARIES

Unaudited Consolidated Statements of Cash Flows

	Three Months Ended March 31,
	2009	2008
	(In thousands)
Cash flows from operating activities:
Net income	$436	$3,245
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,465	2,904
Provision for loan losses	2,505	875
Stock compensation, net	61	772
Gain on sale of securities	—	(138)
Loss (gain) on sale or disposal of real estate owned and assets	(32)	5
Real estate valuation adjustments	—	633
Other	(500)	(173)
Net change in:
Other assets	307	5,515
Interest payable and other liabilities	(2,090)	(4,973)

Net cash provided by operating activities	3,152	8,665

Cash flows from investing activities:
Activity in available-for-sale securities:
Sales, maturities, prepayments, and calls	7,463	25,826
Purchases	(56)	(25,204)
Activity in held-to-maturity securities and bank stocks:
Maturities, prepayments and calls	—	784
Loan originations and principal collections, net	45,471	21,808
Collections on and proceeds from sale of loans held for sale	585	492
Proceeds from sales of other real estate owned and foreclosed assets	251	582
Additions to premises and equipment	(322)	(568)

Net cash provided by investing activities	53,392	23,720

Cash flows from financing activities:
Net decrease in deposits	(58,854)	(89,425)
Net change in short-term borrowings	—	(16,359)
Proceeds from issuance of long-term debt	—	70,000
Repayment of long-term debt	(1,905)	(131)
Net change in federal funds purchased and repurchase agreements	(5,490)	12,783
Repurchase of common stock	(24)	(51)

Net cash used by financing activities	(66,273)	(23,183)

Net change in cash and cash equivalents	(9,729)	9,202
Cash and cash equivalents, beginning of period	45,711	52,356

Cash and cash equivalents, end of period	$35,982	$61,558

See "Notes to Unaudited Consolidated Financial Statements."

GUARANTY BANCORP AND SUBSIDIARIES

Notes to Unaudited Condensed Consolidated Financial Statements

(1) Organization, Operations and Basis of Presentation

        Guaranty Bancorp (formerly Centennial Bank Holdings, Inc.) is a bank holding company registered under the Bank Holding Company Act of 1956, as amended. On May 6, 2008, the stockholders of the Company approved the proposal to change the name of the holding company from Centennial Bank Holdings, Inc. to Guaranty Bancorp. This name change was effective on May 12, 2008.

        Our principal business is to serve as a holding company for our subsidiaries. As of March 31, 2009, Guaranty Bancorp has a single bank subsidiary, Guaranty Bank and Trust Company, referred to as Guaranty Bank or the Bank.

        Reference to "Bank" means Guaranty Bank, and "we" or "Company" means Guaranty Bancorp on a consolidated basis with the Bank, if applicable. References to "Guaranty Bancorp" or to the holding company refer to the parent company on a stand-alone basis.

        The Bank is a full-service community bank offering an array of banking products and services to the communities it serves along the Front Range of Colorado, including accepting time and demand deposits and originating commercial loans (including energy loans), real estate loans, Small Business Administration guaranteed loans and consumer loans. The Bank also provides trust services, including personal trust administration, estate settlement, investment management accounts and self-directed IRAs. Substantially all loans are secured by specific items of collateral including business assets, consumer assets and commercial and residential real estate. Commercial loans are expected to be repaid from cash flow from operations of business. There are no significant concentrations of loans to any one industry or customer. However, the customers' ability to repay their loans is dependent on the real estate and general economic conditions of the area, among other factors.

  (a)
  Basis of Presentation

          The accounting and reporting policies of the Company conform to generally accepted accounting principles in the United States of America. All significant intercompany balances and transactions have been eliminated. Our financial statements reflect all adjustments that are, in the opinion of management, necessary for a fair presentation of the financial position and results of operations for the periods presented. Certain information and note disclosures normally included in consolidated financial statements prepared in accordance with generally accepted accounting principles in the United States of America have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission. The interim operating results are not necessarily indicative of operating results for the full year. For further information, refer to the consolidated financial statements and notes included in the Company's annual report on Form 10-K for the year ended December 31, 2008.

  (b)
  Use of Estimates

          The preparation of the consolidated financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the dates of the consolidated balance sheets and income and expense for the periods presented. Actual results could differ significantly from those estimates. Material estimates that are particularly susceptible to significant changes include the assessment for other than temporary impairment of certain investment securities, the allowance for loan losses, valuation of other real estate owned, deferred tax assets and liabilities, carrying value of intangible assets, stock compensation expense and accounting for derivative instruments. Assumptions and factors are evaluated on an annual basis or

GUARANTY BANCORP AND SUBSIDIARIES

Notes to Unaudited Condensed Consolidated Financial Statements (Continued)

(1) Organization, Operations and Basis of Presentation (Continued)

  whenever events or changes in circumstance indicate that the previous assumptions and factors have changed. The result of the analysis could result in adjustments to the estimates.

  (c)
  Allowance for Loan Losses

          The allowance for loan losses is reported as a reduction of outstanding loan balances. The allowance for loan losses is a valuation allowance for probable incurred loan losses.

          The allowance for loan losses is evaluated on a regular basis by management and based upon management's periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect borrowers' ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available. An allowance for loan losses is maintained at a level deemed appropriate by management to adequately provide for known and inherent risks in the loan portfolio and other extensions of credit.

          Loans that are deemed to be uncollectible are charged off and deducted from the allowance. The provision for loan losses and recoveries on loans previously charged off are added to the allowance.

          The allowance consists of specific and general components. The specific component relates to loans that are individually classified as impaired. The general component covers all other loans and is based on historical loss experience adjusted for current factors. A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired.

          Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record, and the amount of the shortfall in relation to the principal and interest owed. The allocated allowance for impaired loans is measured on a loan-by-loan basis for commercial, real estate and agricultural loans by either the present value of expected future cash flows discounted at the loan's effective interest rate, the loan's obtainable market price, or the fair value of the collateral if the loan is collateral dependent. Groups of smaller balance homogenous loans are collectively evaluated for impairment.

          In addition to the allowance for loan losses, the Company records a reserve for unfunded commitments. Similar to the allowance for loan losses, the reserve for unfunded commitments is evaluated on a regular basis by management. This reserve is recorded in other liabilities and the provision for unfunded commitments is included in other noninterest expense.

  (d)
  Other Intangible Assets

          Core deposit intangible assets, referred to as CDI, and are recognized apart from goodwill at the time of acquisition based on valuations prepared by independent third parties or other

GUARANTY BANCORP AND SUBSIDIARIES

Notes to Unaudited Condensed Consolidated Financial Statements (Continued)

(1) Organization, Operations and Basis of Presentation (Continued)

  estimates of fair value. In preparing such valuations, variables such as deposit servicing costs, attrition rates, and market discount rates are considered. CDI assets are amortized to expense over their useful lives, which we have estimated to range from 7 years to 15 years.

  (e)
  Stock Incentive Plan

          The Company's Amended and Restated 2005 Stock Incentive Plan ("Plan") provides for up to 2,500,000 grants of stock options, stock awards, stock units awards, performance stock awards, stock appreciation rights, and other equity based awards to key employees, nonemployee directors, consultants and prospective employees. As of March 31, 2009, the Company has only granted stock awards. The Company accounts for the equity based compensation using the provisions of Statement of Financial Accounting Standards ("SFAS") No. 123R, Share Based Payment. The Company recognizes stock compensation cost for services received in a share based payment transaction over the required service period, generally defined as the vesting period. For awards with graded vesting, compensation cost is recognized on a straight-line basis over the requisite service period for the entire award. The compensation cost of employee and director services received in exchange for stock awards is based on the grant-date fair value of the award (as determined by quoted market prices). Stock compensation expense recognized reflects estimated forfeitures, adjusted as necessary for actual forfeitures. The Company has issued stock awards that vest based on service periods from one to four years, and stock awards that vest based on performance conditions. The maximum contractual term for the performance based share awards is December 31, 2012. As of March 31, 2009, none of the performance based restricted stock awards were expected to vest prior to the end of the contractual term. Should this expectation change, additional expense could be recorded in future periods.

  (f)
  Deferred Compensation Plans

          The Company has Deferred Compensation Plans (the "Plans") that allow directors and certain key employees to voluntarily defer compensation. Compensation expense is recorded for the deferred compensation and a related liability is recognized. Participants may elect designated investment options for the notional investment of their deferred compensation. The recorded obligations are adjusted for deemed income or loss related to the investments selected. Participants in the 2005 Deferred Compensation Plan (2005 Plan) are given the opportunity to elect to have all or a portion of their deferred compensation earn a rate of return equal to the total return on the Company's common stock. The 2005 Plan does not provide for diversification of a participant's assets allocated to Company common stock and assets allocated to Company common stock can only be settled with a fixed number of shares of stock. In accordance with Emerging Issues Task Force Issue 97-14, Accounting for Deferred Compensation Arrangements Where Amounts Earned Are Held in a Rabbi Trust and Invested, the deferred compensation obligation associated with Company common stock is classified as a component of stockholders' equity and the related shares are treated as shares to be issued and are included in total shares outstanding for accounting purposes. At March 31, 2009 and December 31, 2008, there were 41,454 and 109,214 shares, respectively, to be issued. Subsequent changes in the fair value of the common stock are not reflected in operations or stockholders' equity of the Company. Actual Company common stock held by the Company for the satisfaction of obligations of the 2005 Plan is classified as treasury stock.

GUARANTY BANCORP AND SUBSIDIARIES

Notes to Unaudited Condensed Consolidated Financial Statements (Continued)

(1) Organization, Operations and Basis of Presentation (Continued)

  (g)
  Income taxes

          Income tax expense is the total of the current year income tax due or refundable and the change in deferred tax assets and liabilities. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

          At March 31, 2009 and December 31, 2008, the Company did not have any tax benefit disallowed under FASB Interpretation 48, Accounting for Uncertainty in Income Taxes ("FIN 48"). A tax position is recognized as a benefit only if it is "more likely than not" that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the "more likely than not" test, no tax benefit is recorded.

          The Company and its subsidiary are subject to U.S federal income tax and State of Colorado tax. The Company is no longer subject to examination by Federal or State taxing authorities for years before 2005. At March 31, 2009 and December 31, 2008, the company did not have any unrecognized tax benefits. The Company does not expect the amount of any unrecognized tax benefits to significantly increase in the next twelve months. The Company recognizes interest related to income tax matters as interest expense and penalties related to income tax matter as other noninterest expense. At March 31, 2009 and December 31, 2008, the Company does not have any amounts accrued for interest and penalties.

  (h)
  Derivative Financial Instruments

          Management utilizes derivative financial instruments to accommodate the needs of its customers primarily through the use of interest rate swaps. Derivative financial instruments are not used to manage interest rate risk in the Company's assets or liabilities. The Company offsets each interest rate swap to minimize its net risk exposure resulting from such transactions and accordingly has not elected to qualify for hedge accounting methods addressed under current provisions of GAAP. All derivative financial instruments are stated at fair value in the Consolidated Statements of Condition with changes in fair value reported in current period earnings. See Note 10 for further information.

  (i)
  Earnings per Common Share

          Basic earnings per share represents income available to common stockholders divided by the weighted average number of common shares outstanding during the period. Diluted earnings per share reflect additional common shares that would have been outstanding if potential dilutive common shares had been issued. In accordance with SFAS No. 128 (As Amended), Earnings per Share, the Company's obligation to issue shares of stock to participants in its deferred compensation plan has been treated as outstanding shares of stock in the basic earnings per share calculation. The Company's unvested restricted stock awards do not contain nonforfeitable rights to dividends, and therefore, are not included under the two-class method of computing basic

GUARANTY BANCORP AND SUBSIDIARIES

Notes to Unaudited Condensed Consolidated Financial Statements (Continued)

(1) Organization, Operations and Basis of Presentation (Continued)

  earnings per share. Dilutive common shares that may be issued by the Company relate to unvested common share grants subject to a service condition for the three months ended March 31, 2009 and 2008. For the three months ended March 31, 2009 and 2008 the anti-dilutive restricted shares excluded from earnings per share computation were 1,237,796 and 1,670,715 respectively. Earnings per common share have been computed based on the following:

	Three Months Ended March 31,
	2009	2008
Average common shares outstanding	51,277,748	50,988,229
Effective of dilutive unvested stock grants	182	61,296

Average shares outstanding for calculating diluted earnings per common share	51,277,930	51,049,525

  (j)
  Recently Issued Accounting Standards

          Adoption of New Accounting Standards:    In February 2008, the FASB issued Staff Position (FSP) 157-2, Effective Date of FASB Statement No. 157. This FSP delays the effective date of SFAS 157 for all nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value on a recurring basis (at least annually) to fiscal years beginning after November 15, 2008, and interim periods within those fiscal years. The impact of adoption on January 1, 2009, was not material.

          In December 2007, the FASB issued Statement No. 141R, (revised 2007) Business Combinations ("SFAS 141R"). SFAS 141R replaces the current standard on business combinations and has significantly changed the accounting for and reporting of business combinations in consolidated financial statements. This statement requires an entity to measure the business acquired at fair value and to recognize goodwill attributable to any noncontrolling interests (previously referred to as minority interests) rather than just the portion attributable to the acquirer. The statement will also result in fewer exceptions to the principle of measuring assets acquired and liabilities assumed in a business combination at fair value. In addition, the statement requires payments to third parties for consulting, legal, audit, and similar services associated with an acquisition to be recognized as expenses when incurred rather than capitalized as part of the business combination. SFAS 141R is effective for fiscal years beginning on or after December 15, 2008.

          In March 2008, the FASB issued SFAS No. 161, "Disclosures about Derivative Instruments and Hedging Activities, an amendment of SFAS No. 133". SFAS No. 161 amends and expands the disclosure requirements of SFAS No. 133 for derivative instruments and hedging activities. SFAS No. 161 requires qualitative disclosure about objectives and strategies for using derivative and hedging instruments, quantitative disclosures about fair value amounts of the instruments and gains and losses on such instruments, as well as disclosures about credit-risk features in derivative agreements. SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The Company adopted this standard on January 1, 2009 and the standard requires more disclosure about the Company's derivative activities. Please see note 10 for more information.

GUARANTY BANCORP AND SUBSIDIARIES

Notes to Unaudited Condensed Consolidated Financial Statements (Continued)

(1) Organization, Operations and Basis of Presentation (Continued)

          In June 2008, the FASB issued FASB Staff Position EITF 03-6-1—Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities. (FSP EITF 03-6-1). This FASB Staff Position (FSP) addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting and, therefore, need to be included in the earnings allocation in computing earnings per share (EPS) under the two-class method of FASB Statement No. 128, Earnings Per Share. FSP EITF 03-6-1 provides that unvested share-based payment awards that contain nonforfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are participating securities and shall be included in the computation of EPS pursuant to the two-class method. This FSP was effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those years. All prior-period EPS data presented were to be adjusted retrospectively (including interim financial statements, summaries of earnings, and selected financial data) to conform with the provisions of this FSP. Since the Company's unvested restricted stock awards do not contain nonforfeitable rights to dividends, they are not included under the scope of this pronouncement, and therefore, the impact of adoption was not material.

          Newly Issued But Not Yet Effective Accounting Standards:    In April 2009, the FASB issued FSP 115-2 & 124-2 Recognition and Presentation of Other-Than Temporary Impairments. The FSP eliminates the requirement for the issuer to evaluate whether it has the intent and ability to hold an impaired investment until maturity. Conversely, the new FSP requires the issuer to recognize an OTTI in the event that the issuer intends to sell the impaired security or in the event that it is more likely than not that the issuer will sell the security prior to recovery. In the event that the sale of the security in question prior to its maturity is not probable but the entity does not expect to recover its amortized cost basis in that security, then the entity will be required to recognize an OTTI. In the event that the recovery of the security's cost basis prior to maturity is not probable and an OTTI is recognized, the FSP provides that any component of the OTTI relating to a decline in the creditworthiness of the debtor should be reflected in earnings, with the remainder being recognized in Other Comprehensive Income. Conversely, in the event that the issuer intends to sell the security before the recovery of its cost basis or if it is more likely than not that the Company will have to sell the security before recovery of its cost basis, then the entire OTTI will be recognized in earnings. The FSP is effective for interim and annual reporting periods ending after June 15, 2009. The Company does not expect the adoption to have a material impact on the Company's consolidated financial position, results of operations or cash flows.

          In April 2009, the FASB issued FSP 157-4 Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly. The FSP provides additional guidance for determining fair value based on observable transactions. The FSP provides that if evidence suggests that an observable transaction was not executed in an orderly way that little, if any, weight should be assigned to this indication of an Asset or Liability's fair value. Conversely, if evidence suggests that the observable transaction was executed in an orderly way, the transaction price of the observable transaction may be appropriate to use in determining the fair value of the Asset/Liability in question, with appropriate weighting given to this indication based on facts and circumstances. Finally, if there is no way for the entity to determine whether the observable transaction was executed in an orderly way, relatively less weight should be ascribed to this indicator of fair value. The FSP is effective for interim and annual reporting periods ending after June 15, 2009. The Company does not expect the adoption

GUARANTY BANCORP AND SUBSIDIARIES

Notes to Unaudited Condensed Consolidated Financial Statements (Continued)

(1) Organization, Operations and Basis of Presentation (Continued)

  to have a material impact on the Company's consolidated financial position, results of operations or cash flows.

          In April 2009, the FASB issued FSP 107-1 & APB 28-1 Interim Disclosures about Fair Value of Financial Instruments. The FSP provides that publicly traded companies shall provide information concerning the fair value of its financial instruments whenever it issues summarized financial information for interim reporting periods. In periods after initial adoption this FSP requires comparative disclosures only for periods ending after initial adoption. The FSP is effective for interim reporting periods ending after June 15, 2009.

  (k)
  Reclassifications

          Certain reclassifications of prior year balances have been made to conform to the current year presentation. These reclassifications had no impact on the Company's consolidated financial position, results of operations or net change in cash and cash equivalents.

(2) Securities

        The fair value of available for sale debt securities and the related gross unrealized gains and losses recognized in accumulated other comprehensive income (loss) were as follows at the dates presented:

	Fair Value	Gross unrealized gains	Gross unrealized losses
	(In thousands)
March 31, 2009:
U.S. government agencies and government-sponsored entities	$2,509	$16	$—
State and municipal	63,963	835	(1,413)
Mortgage-backed	30,615	831	—
Marketable equity	1,476	—	—
Other securities	544	—	—

Total	$99,107	$1,682	$(1,413)

December 31, 2008:
U.S. Treasury securities	$3,495	$1	$—
U.S. government agencies and government-sponsored entities	2,510	17	—
State and municipal	63,015	456	(2,836)
Mortgage-backed	31,965	299	(40)
Marketable equity	1,345	—	—
Other securities	544	—	—

Total	$102,874	$773	$(2,876)

GUARANTY BANCORP AND SUBSIDIARIES

Notes to Unaudited Condensed Consolidated Financial Statements (Continued)

(2) Securities (Continued)

        The carrying amount, unrecognized gains and losses, and fair value of securities held to maturity were as follows at the dates presented:

	Amortized Cost	Gross unrealized gains	Gross unrealized losses	Fair value
	(In thousands)
March 31, 2009:
Mortgage-backed	$11,946	$514	$—	$12,460

December 31, 2008:
Mortgage-backed	$13,114	$391	$—	$13,505

        At March 31, 2009, the company owned three securities in unrealized loss positions. Generally, the fair value of our available for sale securities fluctuates as a result of changes in market interest rates. Of the three securities in unrealized loss positions at March 31, 2009, one single security accounts for over 99% of the total unrealized loss. The Company owns securities issued by U.S. government agencies and government-sponsored entities that have an AAA credit rating as determined by various rating agencies or state and municipal bonds that have either been rated as investment grade or higher by various rating agencies or have been subject to an annual internal review process by management. This annual review process considers a review of the issuers' current financial statements, including the related cash flows and interest payments. This annual review process was updated in the first quarter 2009 for the largest non-rated municipal security in our portfolio. The unrealized loss on this security comprises over 99% of the overall unrealized loss on state and municipal bonds. We updated our annual credit analysis of this particular bond in the first quarter 2009 and concluded that the continuous unrealized loss position on this security was a result of the level of market interest rates and not a result of the underlying issuer's ability to repay. Similarly, management concluded that the continuous unrealized loss position on all other securities was also a result of the level of market interest rates and not a result of the underlying issuers' ability to repay. In addition, we have the ability and intent to hold these securities until their fair value recovers to their cost, which may be maturity. Accordingly, we have not recognized any other-than-temporary impairment in our consolidated statements of income.

GUARANTY BANCORP AND SUBSIDIARIES

Notes to Unaudited Condensed Consolidated Financial Statements (Continued)

(3) Loans

        A summary of net loans held for investment by loan type at the dates indicated is as follows:

	March 31, 2009	December 31, 2008
	(In thousands)
Loans on real estate:
Residential and commercial	$658,982	$680,030
Construction	250,665	268,306
Equity lines of credit	52,679	50,270
Commercial loans	714,218	746,241
Agricultural loans	22,686	22,738
Lease financing	3,547	3,549
Installment loans to individuals	38,220	38,352
Overdrafts	987	855
SBA and other	18,294	19,592

	1,760,278	1,829,933
Less:
Allowance for loan losses	(37,598)	(44,988)
Unearned discount	(3,175)	(3,600)

Net Loans	$1,719,505	$1,781,345

        A summary of transactions in the allowance for loan losses for the period indicated is as follows:

	Quarter Ended March 31,
	2009	2008
	(In thousands)
Balance, beginning of period	$44,988	$25,711
Provision for loan losses	2,505	875
Loans charged-off	(10,262)	(743)
Recoveries on loans previously charged-off	367	205

Balance, end of period	$37,598	$26,048

        The following table details key information regarding the Company's impaired loans at the dates indicated:

	March 31, 2009	December 31, 2008
	(In thousands)
Impaired loans with a valuation allowance	$27,884	$42,191
Impaired loans without a valuation allowance	30,326	12,631

Total impaired loans	$58,210	$54,822

Valuation allowance related to impaired loans	$6,342	$11,064

GUARANTY BANCORP AND SUBSIDIARIES

Notes to Unaudited Condensed Consolidated Financial Statements (Continued)

(3) Loans (Continued)

	Three Months Ended March 31,
	2009	2008
	(In thousands)
Average of individually impaired loans during period	$56,516	$22,114
Interest income recognized during impairment	$11	$17
Cash-basis interest income recognized	$11	$17

        The gross interest income that would have been recorded in the year-to-date periods ended March 31, 2009 and March 31, 2008, if the loans had been current in accordance with their original terms and had been outstanding throughout the period (or since origination, if held for part of the period) was $1,518,000 and $633,000, respectively. At March 31, 2009 and December 31, 2008, nonaccrual loans were $57,299,000 and $54,594,000, respectively.

(4) Other Intangible Assets

        Other intangible assets with definite lives are amortized over their respective estimated useful lives to their estimated residual values. The amortization expense represents the estimated decline in the value of the underlying deposits from customers acquired. As of March 31, 2009 and December 31, 2008, the Company's only intangible assets was our Core Deposit Intangible.

        The following table presents the gross amounts of core deposit intangible assets and the related accumulated amortization at the dates indicated:

	Useful life	March 31, 2009	December 31, 2008
		(In thousands)
Core deposit intangible assets	7 - 15 years	$62,975	$62,975
Accumulated amortization		(39,057)	(37,475)

Other intangible assets, net		$23,918	$25,500

        Following is the aggregate amortization expense recognized in each period:

	Three Months Ended March 31,
	2009	2008
	(In thousands)
Amortization expense	$1,582	$1,877

(5) Borrowings

        At March 31, 2009, our outstanding borrowings were $164,499,000 as compared to $166,404,000 at December 31, 2008. These borrowings at March 31, 2009 consisted of term notes at the Federal Home Loan Bank ("FHLB"). There was also a line of credit at the FHLB at March 31, 2009, but there was no balance outstanding on this line of credit on such date. At December 31, 2008, borrowings consisted of term notes at the Federal Home Loan Bank of $166,404,000.

GUARANTY BANCORP AND SUBSIDIARIES

Notes to Unaudited Condensed Consolidated Financial Statements (Continued)

(5) Borrowings (Continued)

        The total commitment, including balances outstanding, for borrowings at the FHLB for the term notes and line of credit at March 31, 2009 and December 31, 2008 was $412.3 million and $428.3 million, respectively. The interest rate on the line of credit varies with the federal funds rate, and was 0.48% at March 31, 2009. The term notes have fixed interest rates that range from 2.52% to 6.22%. A blanket pledge and security agreement with the FHLB, which encompasses certain loans and securities, serves as collateral for these borrowings.

        As of December 31, 2008, the Company had a revolving credit agreement, as amended, with U.S. Bank National Association, which contained financial covenants, including maintaining a minimum adjusted return (excluding goodwill impairment and intangible asset amortization) on average assets, a maximum nonperforming assets to total loans ratio, regulatory capital ratios that qualify the Company as well-capitalized and a minimum total risk-based capital amount. At December 31, 2008, the Company was in compliance with all covenants except the minimum total risk-based capital amount. The minimum total risk-based capital amount was set by U.S. Bank and was based on the Company receiving additional capital from Treasury's Capital Purchase Program prior to December 31, 2008. As the Company's application to receive capital under Treasury's Capital Purchase Program was still pending as of December 31, 2008, the Company did not meet this financial covenant and voluntarily decided to terminate its line of credit on February 9, 2009 with U.S. Bank. The revolving credit agreement would have otherwise expired on March 31, 2009.

(6) Subordinated Debentures and Trust Preferred Securities

        The Company had $41,239,000 in aggregate principal balances of subordinated debentures outstanding with a weighted average cost of 6.38% and 8.68% at March 31, 2009 and December 31, 2008, respectively. The subordinated debentures were issued in four separate series. Each issuance has a maturity of thirty years from its date of issue. The subordinated debentures were issued to trusts established by the Company, which in turn issued $40 million of trust preferred securities. Generally and with certain limitations, the Company is permitted to call the debentures subsequent to the first five or ten years, as applicable, after issue if certain conditions are met, or at any time upon the occurrence and continuation of certain changes in either the tax treatment or the capital treatment of the trusts, the debentures or the preferred securities. As of March 31, 2009, the Company was in compliance with all covenants of these subordinated debentures.

        These securities are currently included in Tier I capital for purposes of determining the Company's Tier I and total risk-based capital ratios. The Board of Governors of the Federal Reserve System, which is the holding company's banking regulator, has promulgated a modification of the capital regulations affecting trust preferred securities. Under this modification, beginning March 31, 2011, the Company is required to use a more restrictive formula to determine the amount of trust preferred securities that can be included in regulatory Tier I capital. The Company will be allowed to include in Tier I capital an amount of trust preferred securities equal to no more than 25% of the sum of all core capital elements, which is generally defined as stockholders' equity less certain intangibles, including core deposit intangibles, net of any related deferred income tax liability. The current regulations limit the amount of trust preferred securities that can be included in Tier I capital to 25% of the sum of core capital elements without a deduction for permitted intangibles.

        The Guaranty Capital Trust III trust preferred issuance on June 30, 2003, became callable at each quarterly interest payment date starting on July 7, 2008. The Company did not call this security on any

GUARANTY BANCORP AND SUBSIDIARIES

Notes to Unaudited Condensed Consolidated Financial Statements (Continued)

(6) Subordinated Debentures and Trust Preferred Securities (Continued)

of its quarterly interest payment dates. The CenBank Trust III trust preferred issuance became callable at each quarterly interest payment date starting on April 15, 2009. The Company did not call this security as of April 15, 2009.

        The following table summarizes the terms of each subordinated debenture issuance at March 31, 2009 (dollars in thousands):

	Date Issued	Amount	Maturity Date	Call Date*	Fixed or Variable	Rate Adjuster	Current Rate	Next Rate Reset Date
CenBank Trust I	9/7/2000	$10,310	9/7/2030	9/7/2010	Fixed	N/A	10.60%	N/A
CenBank Trust II	2/22/2001	5,155	2/22/2031	2/22/2011	Fixed	N/A	10.20%	N/A
CenBank Trust III	4/8/2004	15,464	4/15/2034	4/15/2009	Variable	LIBOR + 2.65%	3.74%	4/15/2009
Guaranty Capital Trust III	6/30/2003	10,310	7/7/2033	4/7/2009	Variable	LIBOR + 3.10%	4.19%	4/07/2009

*
Call date represents the earliest date the Company can call the debentures.

(7) Commitments

        The Company is a party to credit-related financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit, stand-by letters of credit and commercial letters of credit. Such commitments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated balance sheets.

        The Company's exposure to credit loss is represented by the contractual amount of these commitments. The Company follows the same credit policies in making commitments as it does for on-balance sheet instruments.

        At the dates indicated, the following commitments were outstanding:

	March 31, 2009	December 31, 2008
	(In thousands)
Commitments to extend credit	$385,280	$390,277
Standby letters of credit	22,373	24,792
Commercial letters of credit	11,000	11,000

Totals	$418,653	$426,069

        Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Several of the commitments may expire without being drawn upon. Therefore, the total commitment amounts do not necessarily represent future cash requirements. The amount of collateral obtained, if it is deemed necessary by the Company, is based on management's credit evaluation of the customer.

        Commitments to extend credit under overdraft protection agreements are commitments for possible future extensions of credit to existing deposit customers. These lines of credit are

GUARANTY BANCORP AND SUBSIDIARIES

Notes to Unaudited Condensed Consolidated Financial Statements (Continued)

(7) Commitments (Continued)

uncollateralized and usually do not contain a specified maturity date and might not be drawn upon to the total extent to which the Company is committed.

        Stand-by letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Those letters of credit are primarily issued to support public and private borrowing arrangements. Substantially all letters of credit issued have expiration dates within one year. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Company generally holds collateral supporting those commitments if deemed necessary.

        The Company enters into commercial letters of credit on behalf of its customers, which authorize a third party to draw drafts on the Company up to a stipulated amount and with specific terms and conditions. A commercial letter of credit is a conditional commitment on the part of the Company to provide payment on drafts drawn in accordance with the terms of the commercial letter of credit.

(8) Fair Value Measurements and Fair Value of Financial Instruments

        Effective January 1, 2008, the Company adopted FASB Statement No. 157, Fair Value Measurements ("SFAS No. 157"). SFAS No. 157 clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. Under SFAS No. 157, fair value measurements are not adjusted for transaction costs. SFAS No. 157 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements). The three levels of the fair value hierarchy under SFAS No. 157 are described below:

        Basis of Fair Value Measurement:

    Level 1—Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets.

    Level 2—Significant other observable inputs other than Level 1 prices such as quoted prices in markets that are not active, quoted prices for similar assets, or other inputs that are observable, either directly or indirectly, for substantially the full term of the asset.

    Level 3—Prices or valuation techniques that require inputs that are both significant to the fair value measurement and are unobservable (i.e., supported by little or no market activity).

        A financial instrument's level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement.

        The fair values of securities available for sale are generally determined by matrix pricing, which is a mathematical technique widely used in the industry to value debt securities without relying exclusively on quoted prices for the specific securities but rather by relying on the securities' relationship to other benchmark quoted securities (Level 2 inputs).

        The fair values of derivatives are generally derived from market-observable data such as interest rates, volatilities, and information derived from or corroborated by that market-observable data, which generally fall into Level 2 inputs. However, a significant input into the fair value of the derivatives is a

GUARANTY BANCORP AND SUBSIDIARIES

Notes to Unaudited Condensed Consolidated Financial Statements (Continued)

(8) Fair Value Measurements and Fair Value of Financial Instruments (Continued)

credit valuation adjustment which uses credit spreads which are typically derived by management or obtained from a third party data provider that provides an implied credit spread for public entities. As a result, the credit spreads are generally unobservable to the market, rendering them a Level 3 input.

        Level 3 is for positions that are not traded in active markets or are subject to transfer restrictions, and/or where valuations are adjusted to reflect illiquidity and/or non-transferability. Such adjustments are generally based on available market evidence. In the absence of such evidence, management's best estimate is used. Management's best estimate consists of both internal and external support on the Level 3 investment. Internal cash flow models using a present value formula along with indicative exit pricing obtained from broker/dealers were used to determine fair value for certain Level 3 investments. Subsequent to inception, management only changes level 3 inputs and assumptions when corroborated by evidence such as transactions in similar instruments, completed or pending third party transactions in the underlying investment or comparable entities, subsequent rounds of financing, recapitalizations and other transactions across the capital structure, offerings in the equity or debt markets, and changes in financial ratios or cash flows.

Financial Assets and Liabilities Measured on a Recurring Basis

        Assets and liabilities measured at fair value on a recurring basis are summarized below:

	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Balance
	(In thousands)
Assets/Liabilities at March 31, 2009
Investment securities, available for sale	$—	$61,810	$37,297	$99,107
Derivative Assets	$—	$—	$331	$331
Derivative Liabilities	$—	$—	$242	$242
Assets at December 31, 2008
Investment securities, available for sale	$—	$66,977	$35,897	$102,874

        See Note 10, Derivatives and Hedging Activity, for further discussion of the valuation of the derivatives as of March 31, 2009.

        The table below presents a reconciliation and income statement classification of gains and losses for all assets measured at fair value on a recurring basis using significant unobservable inputs (Level 3) for three months ending March 31, 2009.

GUARANTY BANCORP AND SUBSIDIARIES

Notes to Unaudited Condensed Consolidated Financial Statements (Continued)

(8) Fair Value Measurements and Fair Value of Financial Instruments (Continued)

Fair Value Measurements Using Significant Unobservable Inputs (Level 3)

	Net Derivative Assets and Liabilities	Available for Sale Securities
	(In thousands)
Balance December 31, 2008	$—	$35,897
Total unrealized gains (losses) included in:
Net Income	89	—
Other Comprehensive Income	—	1,400
Purchases, sales, issuances, and settlements, net	—	—
Transfers in and (out) of level three	—	—

Balance March 31, 2009	$89	$37,297

Financial Assets and Liabilities Measured on a Nonrecurring Basis

        The following represents assets and liabilities measured at fair value on a non-recurring basis as of March 31, 2009. The valuation methodology used to measure the fair value of these loans is described earlier in the Note.

	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Balance
	(In thousands)
Assets at March 31, 2009
Impaired loans	$—	$—	$21,542	$21,542
Assets at December 31, 2008
Impaired loans	$—	$—	$31,127	$31,127

        Impaired loans with a valuation allowance based upon fair value of the underlying collateral had a carrying amount of $27,884,000 at March 31, 2009 as compared to $42,191,000 at December 31, 2008 and $14,757,000 at March 31, 2008. The valuation allowance on impaired loans was $6,342,000 at March 31, 2009 as compared to $11,064,000 at December 31, 2008 and $5,368,000 at March 31, 2008. During the three-month periods ended March 31, 2009 and 2008, an additional provision for loan losses of approximately $2.5 million and $1.1 million was made for impaired loans, respectively.

        Impaired loans are evaluated and valued at the time the loan is identified as impaired, at the lower of cost or fair value. Fair value is measured based on the value of the collateral securing these loans and is classified at a level 3 in the fair value hierarchy. Collateral may be real estate and/or business assets including equipment, inventory and/or accounts receivable and is determined based on appraisals performed by qualified licensed appraisers hired by the Company. Appraised and reported values may be discounted based on management's historical knowledge, changes in market conditions from the time of valuation, and/or management's expertise and knowledge of the client and client's business. Such discounts are typically significant and result in a Level 3 classification of the inputs for determining fair value. Impaired loans are reviewed and evaluated on at least a quarterly basis for additional impairment and adjusted accordingly, based on the same factors identified above.

GUARANTY BANCORP AND SUBSIDIARIES

Notes to Unaudited Condensed Consolidated Financial Statements (Continued)

(8) Fair Value Measurements and Fair Value of Financial Instruments (Continued)

Nonfinancial Assets and Liabilities Measured on a Nonrecurring Basis

        Nonfinancial assets and liabilities measured at fair value on a nonrecurring basis are summarized below:

	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Balance
	(In thousands)
Assets at March 31, 2009
Other real estate owned	$—	$—	$14,524	$14,524

        Other real estate owned is valued at the time the loan is foreclosed upon and the asset is transferred to other real estate owned. The value is based primarily on third party appraisals, less costs to sell. The appraisals are generally discounted based on management's historical knowledge, changes in market conditions from the time of valuation, and/or management's expertise and knowledge of the client and client's business. Such discounts are typically significant and result in a Level 3 classification of the inputs for determining fair value. Other real estate owned is reviewed and evaluated on at least an annual basis for additional impairment and adjusted accordingly, based on the same factors identified above.

(9) Stock-Based Compensation

        Under the Company's Amended and Restated 2005 Stock Incentive Plan (the "Incentive Plan"), the Company's Board of Directors may grant stock based compensation awards to nonemployee directors, key employees, consultants and prospective employees under the terms described in the Incentive Plan. The allowable stock based compensation awards include the grant of Options, Restricted Stock Awards, Restricted Stock Unit Awards, Performance Stock Awards, Stock Appreciation Rights and other Equity Based Awards. The Incentive Plan provides that eligible participants may be granted shares of Company common stock that are subject to forfeiture until the grantee vests in the stock award based on the established conditions, which may include service conditions, established performance measures or both.

        Prior to vesting of the stock awards with either service or performance vesting conditions, each grantee shall have the rights of a stockholder with respect to voting of the granted stock. The recipient is not entitled to dividend rights with respect to the shares of granted stock until vesting occurs, at which time, the dividend rights will exist on vested and unvested shares of granted stock, subject to termination of such rights under the terms of the Incentive Plan.

        Other than the stock awards with service and performance based vesting conditions, no grants have been made under the Incentive Plan.

        The Incentive Plan authorized grants of stock based compensation awards of up to 2,500,000 shares of authorized Company common stock, subject to adjustments provided by the Incentive Plan. As of March 31, 2009 and December 31, 2008, there were 1,237,978 and 1,420,345 shares of unvested stock granted (net of forfeitures), with 836,746 and 730,412 shares available for grant under the Incentive Plan, respectively. Of the 1,237,978 shares unearned at March 31, 2009, approximately

GUARANTY BANCORP AND SUBSIDIARIES

Notes to Unaudited Condensed Consolidated Financial Statements (Continued)

(9) Stock-Based Compensation (Continued)

517,000 shares are expected to vest. The Company does not expect any of the 680,000 performance awards to vest.

        A summary of the status of unearned stock awards and the change during the period is presented in the table below:

	Shares	Weighted Average Fair Value on Award Date
Unearned at December 31, 2008	1,420,345	$9.65
Awarded	—	—
Forfeited	(106,334)	10.29
Vested	(76,033)	8.91

Unearned at March 31, 2009	1,237,978	$9.64

        The Company recognized $61,000 and $772,000 in stock-based compensation expense for services rendered for the three months ended March 31, 2009 and 2008, respectively. The total income tax effect recognized in the consolidated income statement for share-based compensation arrangements was a $186,000 expense for the three months ended March 31, 2009 compared to a $208,000 benefit for the same period in 2008, including $209,000 in expense related to the write-off of the deferred tax asset for the difference between the grant date value of the award as compared to fair value of the award upon vesting. At March 31, 2009, compensation cost of $2,760,000 related to nonvested awards not yet recognized is expected to be recognized over a weighted-average period of 1.9 years. The fair value of awards that vested in the first quarter 2009 was approximately $127,000.

(10) Derivatives and Hedging Activities

Risk Management Objective of Using Derivatives

        The Company is exposed to certain risks arising from both its business operations and economic conditions. The Company principally manages its exposures to a wide variety of business and operational risks through management of its core business activities. The Company manages economic risks, including interest rate, liquidity, and credit risk, primarily by managing the amount, sources, and duration of its assets and liabilities. The Company's existing interest rate derivatives result from a service provided to certain qualifying customers and, therefore, are not used to manage interest rate risk in the Company's assets or liabilities. The Company manages a matched book with respect to its derivative instruments in order to minimize its net risk exposure resulting from such transactions.

GUARANTY BANCORP AND SUBSIDIARIES

Notes to Unaudited Condensed Consolidated Financial Statements (Continued)

(10) Derivatives and Hedging Activities (Continued)

Fair Values of Derivative Instruments on the Consolidated Balance Sheet

        The table below presents the fair value of the Company's derivative financial instruments as well as their classification on the Consolidated Balance Sheet as of March 31, 2009.

	Asset Derivatives	Liability Derivatives
	(In thousands)
As of March 31, 2009:
Derivatives not designated as hedging instruments under SFAS 133
Interest Rate Products	$331	$242

Total derivatives not designated as hedging instruments under SFAS 133	$331	$242

        The asset derivatives are classified in other assets on the balance sheet and the liability derivatives are classified in interest payable and other liabilities on the consolidated balance sheet.

Non-designated Hedges

        None of the Company's derivatives are designated in qualifying hedging relationships under SFAS 133. Derivatives not designated as hedges are not speculative and result from a service the Company provides to certain customers, which the Company implemented during the first quarter of 2009. The Company executes interest rate swaps with commercial banking customers to facilitate the customer's respective risk management strategies. Those interest rate swaps are simultaneously hedged by offsetting interest rate swaps that the Company executes with a third party, such that the Company minimizes its net risk exposure resulting from such transactions. As the interest rate swaps associated with this program do not meet the strict hedge accounting requirements of SFAS 133, changes in the fair value of both the customer swaps and the offsetting swaps are recognized directly in earnings. As of March 31, 2009, the Company had two interest rate swaps with customers with a total notional amount of $24,419,000, and two offsetting interest rate swaps with a total notional amount of $24,419,000; for an aggregate notional amount of $48,838,000 related to this program. During the three months ended March 31, 2009, the Company recognized net gains of $89,000 related to changes in fair value of these swaps.

GUARANTY BANCORP AND SUBSIDIARIES

Notes to Unaudited Condensed Consolidated Financial Statements (Continued)

(10) Derivatives and Hedging Activities (Continued)

Effect of Derivative Instruments on the Consolidated Income Statement

        The tables below present the effect of the Company's derivative financial instruments on the Consolidated Income Statement for the three months ended March 31, 2009:

		Amount of Gain Recognized in Income on Derivative
Derivatives Not Designated as Hedging Instruments Under SFAS 133	Location of Gain or (Loss) Recognized in Income on Derivative	Three Months Ended March 31, 2009
		(In thousands)
Interest Rate Products	Other non-interest income	$89

Total		$89

(11) Capital Ratios

        The Company's capital ratios exceed the highest regulatory capital requirement of "well-capitalized" at March 31, 2009 and December 31, 2008 as follows:

	Ratio at March 31, 2009	Ratio at December 31, 2008	Minimum Capital Requirement	Minimum Requirement for "Well Capitalized" Institution
Total Risk-Based Capital Ratio
Consolidated	10.82%	10.61%	8.00%	N/A
Guaranty Bank & Trust Company	10.77%	10.52%	8.00%	10.00%
Tier 1 Risk-Based Capital Ratio
Consolidated	9.56%	9.35%	4.00%	N/A
Guaranty Bank & Trust Company	9.51%	9.26%	4.00%	6.00%
Leverage Ratio
Consolidated	9.20%	8.98%	4.00%	N/A
Guaranty Bank & Trust Company	9.16%	8.90%	4.00%	5.00%

GUARANTY BANCORP AND SUBSIDIARIES

Notes to Unaudited Condensed Consolidated Financial Statements (Continued)

(12) Total Comprehensive Income

        The following table presents the components of other comprehensive loss and total comprehensive income (loss) for the periods presented:

	Three Months Ended March 31,
	2009	2008
	(In thousands)
Net income	$436	$3,245
Other comprehensive income (loss):
Change in net unrealized gains (losses), net	2,372	(1,912)
Less: Reclassification adjustments for gains included in income	—	(138)

Net unrealized holding gains (losses)	2,372	(1,774)
Income tax benefit (expense)	(904)	674

Other comprehensive income (loss)	1,468	(1,100)

Total comprehensive income	$1,904	$2,145

(13) Contingencies

        In the ordinary course of our business, we are party to various legal actions, which we believe are incidental to the operation of our business. Although the ultimate outcome and amount of liability, if any, with respect to these other legal actions to which we are currently a party, cannot presently be ascertained with certainty, in the opinion of management, based upon information currently available to us, any resulting liability is not likely to have a material adverse effect on the Company's consolidated financial position, results of operations or cash flows.

Appendix G

        Management's Discussion and Analysis of Financial Condition and Results of Operations, as included in our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2009

Management's Discussion and Analysis of Financial Condition and Results of Operations

        This MD&A should be read together with our unaudited Condensed Consolidated Financial Statements and unaudited Statistical Information included elsewhere in this Report, Part II, Item 1A of this Report, and Items 1, 1A, 6, 7, 7A and 8 of our 2008 Annual Report on Form 10-K. Also, please see the disclosure in the "Forward-Looking Statements and Factors that Could Affect Future Results" section in this report for certain other factors that could cause actual results or future events to differ materially from those anticipated in the forward-looking statements included in this Report or from historical performance.

Overview

        Guaranty Bancorp is a bank holding company with its principal business to serve as a holding company to its bank subsidiary. Unless the context requires otherwise, the terms "Company," "us," "we," and "our" refers to Guaranty Bancorp on a consolidated basis.

        On May 6, 2008, the stockholders of the Company approved the proposal to change the name of the holding company from Centennial Bank Holdings, Inc. to Guaranty Bancorp. This name change was effective on May 12, 2008.

        Through our banking subsidiary, we provide banking and other financial services throughout our targeted Colorado markets to consumers and to small and medium-sized businesses, including the owners and employees of those businesses. These banking products and services include accepting time and demand deposits, originating commercial loans including energy loans, real estate loans, including construction loans, Small Business Administration guaranteed loans and consumer loans. We derive our income primarily from interest received on real estate-related loans, commercial loans and leases and consumer loans and, to a lesser extent, from fees on the referral of loans, interest on investment securities and fees received in connection with servicing loan and deposit accounts. Our major operating expenses are the interest we pay on deposits and borrowings and general operating expenses. We rely primarily on locally generated deposits to provide us with funds for making loans.

        We are subject to competition from other financial institutions and our operating results, like those of other financial institutions operating exclusively or primarily in Colorado, are significantly influenced by economic conditions in Colorado, including the strength of the real estate market. In addition, both the fiscal and regulatory policies of the federal government and regulatory authorities that govern financial institutions and market interest rates also impact our financial condition, results of operations and cash flows.

Earnings Summary

        Table 1 summarizes certain key financial results for the periods indicated:

Table 1

	Three Months Ended March 31,
	2009	2008	Change- Favorable (Unfavorable)
	(In thousands, except share data and ratios)
Results of Operations:
Interest income	$24,860	$33,403	$(8,543)
Interest expense	9,142	11,753	2,611

Net interest income	15,718	21,650	(5,932)
Provision for loan losses	2,505	875	(1,630)

Net interest income after provision for loan losses	13,213	20,775	(7,562)
Noninterest income	2,915	2,515	400
Noninterest expense	15,481	18,710	3,229

Income before income taxes	647	4,580	(3,933)
Income tax expense	211	1,335	1,124

Net income	$436	$3,245	$(2,809)

Share Data:
Basic earnings per share	$0.01	$0.06	$(0.05)
Diluted earnings per share	$0.01	$0.06	$(0.05)
Average shares outstanding	51,277,748	50,988,229	289,519
Diluted average shares outstanding	51,277,930	51,049,525	228,405

	March 31, 2009	December 31, 2008	Change- Favorable (Unfavorable)
Selected Balance Sheet Ratios:
Total risk based capital	10.82%	10.61%	0.21%
Nonperforming loans to loans, net of unearned discount	3.31%	3.00%	0.31%
Allowance for loan losses to loans, net of unearned discount	2.14%	2.46%	(0.32)%

        The $0.4 million first quarter 2009 net income is $2.8 million lower than the first quarter 2008 net income of $3.2 million, primarily due to a $5.9 million reduction in net interest income, as well as a $1.6 million increase in the provision for loan losses. These items were partially offset by a $3.2 million reduction in noninterest expense and a $0.4 million increase in noninterest income.

        Net interest income decreased by $5.9 million for the first quarter 2009 as compared to the same period in 2008 mostly due to lower rates attributable to a greater than 400 basis point decrease in the targeted federal funds rate by the Federal Open Markets Committee (FOMC) of the Federal Reserve Board since the beginning of the first quarter 2008. The targeted federal funds rate was 4.25% at January 1, 2008 and fell to between 0% and 0.25% on December 16, 2008, where it remains today.

        The provision for loan losses is the amount required to maintain the allowance for loan losses at a level that, in our judgment, is adequate to absorb probable incurred loan losses in the loan portfolio. The increase in the provision for loan losses in the first quarter 2009 as compared to the same period in 2008 is primarily a result of the increase in net charge-offs, which in turned increased the amount required to maintain the allowance for loan losses at an appropriate level.

        Noninterest expense declined from the first quarter 2008 primarily as a result of a major effort announced in mid-2008 to better align our expenses with the current size of our business. This effort resulted in a decline in the number of full-time equivalent employees from 465 at March 31, 2008 to 373 at March 31, 2009.

  Net Interest Income and Net Interest Margin

        Net interest income, which is our primary source of income, represents the difference between interest earned on assets and interest paid on liabilities. The interest rate spread is the difference between the yield on our interest-bearing assets and liabilities. Net interest margin is net interest income expressed as a percentage of average interest-earning assets.

        The following table summarizes the Company's net interest income and related spread and margin for the current quarter and prior four quarters:

Table 2

	Quarter Ended
	March 31, 2009	December 31, 2008	September 30, 2008	June 30, 2008	March 31, 2008
	(Dollars in thousands)
Net interest income	$15,718	$17,679	$19,842	$20,391	$21,650
Interest rate spread	2.62%	2.92%	3.37%	3.50%	3.58%
Net interest margin	3.26%	3.55%	4.02%	4.20%	4.42%
Net interest margin, fully tax equivalent	3.34%	3.64%	4.11%	4.28%	4.53%

        First quarter 2009 net interest income of $15.7 million declined by $5.9 million from the first quarter 2008. This decrease is a result of a $5.8 million unfavorable rate variance and a $0.1 million unfavorable volume variance (see Table 4).

        The $5.8 million unfavorable rate variance from the prior year first quarter is primarily attributable to lower yields on earnings assets, and in particular loans. The yield on earning assets declined by 166 basis points from 6.82% for the first quarter 2008 to 5.16% for the first quarter 2009. The Federal Open Markets Committee (FOMC) of the Federal Reserve Board decreased the target federal funds rate seven times by a total of greater than 400 basis points during 2008. Similarly, the prime rate decreased by 400 basis points from January 2008 to the end of 2008.

        Interest income decreased by $8.5 million from $33.4 million in the first quarter 2008 to $24.9 million in the first quarter 2009. Approximately 63% of the Company's outstanding loan balances are variable rate loans and are tied to indices such as prime or LIBOR. As a result of the decline in rates discussed above, the average yield on loans for the Company decreased by 189 basis points from 7.06% for the quarter ended March 31, 2008 to 5.17% for the same period in 2009. The Company remains asset sensitive at the end of the first quarter 2009 and expects that as interest rates rise, net interest income will also increase.

        Rates paid on interest-bearing liabilities also declined during this same period by 70 basis points, for a net decrease in the net interest spread of 96 basis points over this same period. Overall net interest margin declined by 116 basis points. The cause for the larger impact on net interest margin as compared to the interest rate spread is that the benefit from noninterest bearing deposits had a smaller impact in 2009 compared to 2008 due to the extremely low interest rate environment.

        The $0.1 million unfavorable volume variance is mostly attributable to a $14.2 million decrease in average total earning assets for the first quarter 2009 as compared to the same period in 2008. The average balance of loans increased from the same period in the prior year by $41.1 million, however, other earning assets declined primarily due to the decrease in the average balance of federal funds sold.

        Although net interest margin decreased to 3.26% for the first quarter 2009 from 3.55% in the fourth quarter 2008, net interest margin began to recover during the later part of the first quarter 2009. In the fourth quarter of 2008, the prime rate dropped by 175 basis points, including a 75 basis point drop in December 2008. The detrimental impact of these rate changes on loan yields continued into early 2009 due to the repricing of loans with monthly, quarterly and annual loan repricing dates. January and February 2009 net interest margins were 3.19% and 3.13%, respectively. Management had begun addressing the falling interest rates in 2008 and into 2009 through the utilization of loan floors and higher pricing on renewed and new loans. Net interest margin improved to 3.46% in March 2009, primarily as a result of these efforts.

        The following table presents, for the periods indicated, average assets, liabilities and stockholders' equity, as well as the net interest income from average interest-earning assets and the resultant annualized yields expressed in percentages. Nonaccrual loans are included in the calculation of average loans while accrued interest thereon is excluded from the computation of yields earned.

Table 3

	Quarter Ended March 31,
	2009			2008
	Average Balance	Interest Income or Expense	Average Yield or Cost	Average Balance	Interest Income or Expense	Average Yield or Cost
	(Dollars in thousands)
ASSETS:
Interest-earning assets:
Gross loans, net of unearned fees(1)(2)	$1,808,727	$23,076	5.17%	$1,767,582	$31,040	7.06%
Investment securities(1)
Taxable	48,944	726	6.02%	50,810	615	4.87%
Tax-exempt	63,813	767	4.88%	76,501	893	4.69%
Bank Stocks(3)	28,274	288	4.13%	32,466	470	5.82%
Other earning assets	5,175	3	0.27%	41,796	385	3.71%

Total interest-earning assets	1,954,933	24,860	5.16%	1,969,155	33,403	6.82%
Non-earning assets:
Cash and due from banks	29,947			40,858
Other assets	80,800			366,526

Total assets	$2,065,680			$2,376,539

LIABILITIES AND STOCKHOLDERS' EQUITY:
Interest-bearing liabilities:
Deposits:
Interest-bearing demand	$140,136	$88	0.25%	$155,900	$282	0.73%
Money market	297,386	630	0.86%	581,538	3,781	2.62%
Savings	70,120	55	0.32%	71,178	114	0.65%
Time certificates of deposit	719,600	6,352	3.58%	468,990	5,618	4.82%

Total interest-bearing deposits	1,227,242	7,125	2.35%	1,277,606	9,795	3.08%
Borrowings:
Repurchase agreements	17,007	37	0.89%	16,813	120	2.87%
Federal funds purchased	285	1	0.87%	2,098	17	3.20%
Subordinated debentures	41,239	658	6.47%	41,239	792	7.72%
Borrowings	171,848	1,321	3.12%	120,483	1,029	3.43%

Total interest-bearing liabilities	1,457,621	9,142	2.54%	1,458,239	11,753	3.24%
Noninterest bearing liabilities:
Demand deposits	432,080			472,802
Other liabilities	12,122			22,958

Total liabilities	1,901,823			1,953,999
Stockholders' Equity	163,857			422,540

Total liabilities and stockholders' equity	$2,065,680			$2,376,539

Net interest income		$15,718			$21,650

Net interest margin			3.26%			4.42%

(1)
Yields on loans and securities have not been adjusted to a tax-equivalent basis. Net interest margin on a fully tax-equivalent basis would have been 3.34% and 4.53% for the three months ended March 31, 2009 and March 31, 2008, respectively.

(2)
Net loan fees of $0.8 million and $0.7 million for the three months ended March 31, 2009 and 2008 are included in the yield computation.

(3)
Includes Bankers' Bank of the West stock, Federal Agricultural Mortgage Corporation (Farmer Mac) stock, Federal Reserve Bank stock and Federal Home Loan Bank stock.

        The following table presents the dollar amount of changes in interest income and interest expense for the major categories of our interest-earning assets and interest-bearing liabilities. Information is provided for each category of interest-earning assets and interest-bearing liabilities with respect to (i) changes attributable to volume (i.e., changes in average balances multiplied by the prior-period average rate) and (ii) changes attributable to rate (i.e., changes in average rate multiplied by prior-period average balances). For purposes of this table, changes attributable to both rate and volume, which cannot be segregated, have been allocated proportionately to the change due to volume and the change due to rate.

Table 4

	Three Months Ended March 31, 2009 Compared to Three Months Ended March 31, 2008
	Net Change	Rate	Volume
	(In thousands)
Interest income:
Gross Loans, net of unearned fees	$(7,964)	$(8,705)	$741
Investment Securities
Taxable	111	133	(22)
Tax-exempt	(126)	27	(153)
Bank Stocks	(182)	(127)	(55)
Other earning assets	(382)	(197)	(185)

Total interest income	(8,543)	(8,869)	326
Interest expense:
Deposits:
Interest-bearing demand	(194)	(168)	(26)
Money market	(3,151)	(1,827)	(1,324)
Savings	(59)	(57)	(2)
Time certificates of deposit	734	(712)	1,446
Repurchase agreements	(83)	(84)	1
Federal funds purchased	(16)	(7)	(9)
Subordinated debentures	(134)	(134)	0
Borrowings	292	(90)	382

Total interest expense	(2,611)	(3,079)	468

Net interest income	$(5,932)	$(5,790)	$(142)

  Provision for Loan Losses

        The provision for loan losses represents a charge against earnings. The provision is the amount required to maintain the allowance for loan losses at a level that, in our judgment, is adequate to absorb probable incurred loan losses in the loan portfolio. The provision for loan losses is based on our reserve methodology and reflects our judgments about the adequacy of the allowance for loan losses. In determining the amount of the provision, we consider certain quantitative and qualitative factors including our historical loan loss experience, the volume and type of lending we conduct, the results of our credit review process, the amounts and severity of classified, criticized and nonperforming assets, regulatory policies, general economic conditions, underlying collateral values and other factors regarding collectibility and impairment. The amount of expected loss on our loan portfolio is influenced by the collateral value associated with our loans. Loans with greater collateral value lessen our exposure to loan loss provision.

        In the first quarter 2009, the Company recorded a provision for loan losses of $2.5 million, compared to $0.9 million in the first quarter 2008. The Company determined that the provision for loan losses made during first quarter was sufficient to maintain our allowance for loan losses at a level necessary for the probable incurred losses inherent in the loan portfolio as of March 31, 2009. Net charge offs in the first quarter 2009 were $9.9 million, as compared to $0.5 million for the same quarter in 2008. We believe that continued economic weakness will likely result in a continuation of the elevated provision for loan losses in future periods.

        For a discussion of impaired loans and associated collateral values, see "Balance Sheet Analysis—Nonperforming Assets" below.

        For further discussion of the methodology and factors impacting management's estimate of the allowance for loan losses, see "Balance Sheet Analysis—Allowance for Loan Losses" below.

  Noninterest Income

        The following table presents the major categories of noninterest income for the current quarter and prior four quarters:

Table 5

	Quarter Ended
	March 31, 2009	December 31, 2008	September 30, 2008	June 30, 2008	March 31, 2008
	(In thousands)
Noninterest income:
Customer service and other fees	$2,679	$2,357	$2,521	$2,528	$2,276
Gain on sale of securities	—	—	—	—	138
Other	236	(91)	186	604	101

Total noninterest income	$2,915	$2,266	$2,707	$3,132	$2,515

        Noninterest income for the first quarter 2009 increased by $0.6 million from the fourth quarter 2008 and increased by $0.4 million from the first quarter 2008. The increase in other noninterest income in the first quarter 2009 as compared to the first quarter 2008 was primarily the result of increases in customer fee income, partially as a result of a reduction in the earnings credit rate on commercial deposit accounts. Additionally, the Company recognized approximately $0.2 million in fees associated with entering into two separate interest rate swap transactions with customers during the first quarter 2009.

        Fluctuations in other noninterest income are primarily the result of the volatility of the fair value of assets held by the Company for purposes of funding its nonqualified deferred compensation plan. The loss in other noninterest income during the fourth quarter 2008 was primarily a result of a $0.3 million fair value write-down (contra-income) related to the average balance of $1.1 million of assets held for purposes of funding the Company's deferred compensation plan. These assets are required to be marked-to-market through the income statement. These write-downs of the assets held for the deferred compensation plan are almost entirely offset by a reduction to our deferred compensation liability account, which reduces our overall compensation cost. Therefore, this volatility on the market value of our deferred compensation plan asset and liability accounts had only a nominal overall impact on net income.

  Noninterest Expense

        The following table presents, for the quarters indicated, the major categories of noninterest expense:

Table 6

	Quarter Ended
	March 31, 2009	December 31, 2008	September 30, 2008	June 30, 2008	March 31, 2008
	(In thousands)
Noninterest expense:
Salaries and employee benefits	$6,739	$6,255	$5,927	$9,184	$9,720
Occupancy expense	1,921	1,725	1,958	2,131	2,001
Furniture and equipment	1,131	1,203	1,390	1,383	1,314
Impairment of goodwill	—	—	250,748	—	—
Amortization of intangible assets	1,582	1,803	1,877	1,877	1,877
Other general and administrative	4,108	4,381	3,982	5,122	3,798

Total noninterest expense	$15,481	$15,367	$265,882	$19,697	$18,710

        Noninterest expense for the first quarter 2009 remained relatively flat as compared to the fourth quarter 2008, and decreased by $3.2 million from the first quarter 2008.

        Salary and employee benefits expense decreased by $3.0 million in the first quarter 2009 as compared to the same quarter in 2008. The decline in salaries and employee benefits expense from the first quarter 2008 is mostly attributable to a $1.5 million decrease in base salary and benefits expense as a result of a reduction in full-time equivalent employees from the first quarter 2008. In the second quarter 2008, the Company announced a major effort to better align our expenses with the current size of our business. This effort resulted in a reduction of full-time equivalent employees from 465 at March 31, 2008 to 373 at March 31, 2009. Additionally, there was a $0.7 million reduction in equity-based compensation expense, which is mostly attributable to a reduction in the costs of performance based restricted stock expense as well as an increase in the rate of forfeitures during 2008 and 2009. The remaining decrease to salaries and employee benefits expense is due to lower bonus and incentive expense in 2009 as compared to 2008.

        Amortization of intangible asset expense is $1.6 million in the first quarter 2009 as compared to $1.9 million in the first quarter 2008, a decrease of 15.8%. This decrease is attributable to the use of accelerated methods to amortize the core deposit intangible asset.

        Other general and administrative expense increased by $0.3 million in the first quarter 2009 as compared to the first quarter 2008. The increase in other general and administrative expense in the first quarter 2009 as compared to the same period in 2008 is mostly due to an increase in Federal Deposit Insurance Corporation (FDIC) insurance premiums. In January 2009, the FDIC finalized new rules that increased the FDIC insurance premiums by 7 basis points, which effectively doubled the amount of FDIC insurance premiums paid by the Company. Additionally, the FDIC's Temporary Liquidity Program implemented an additional insurance assessment of 10 basis points on noninterest bearing transaction accounts in excess of the insured amounts. The FDIC has proposed a one-time assessment of up to 20 basis points for deposits as of June 30, 2009, to be paid in September 2009. If enacted at the full 20 basis point proposal, this assessment could cost the Company over $3.0 million of additional FDIC insurance in the second quarter 2009.

  Income Tax Expense

        The effective tax rate was 32.6% for the three months ending March 31, 2009 as compared to an effective tax rate of 29.1% for the same period in 2008. The primary difference between the expected rate and the effective tax rate for both years is tax-exempt income.

  BALANCE SHEET ANALYSIS

        The following sets forth certain key consolidated balance sheet data:

Table 7

	March 31, 2009	December 31, 2008	September 30, 2008	June 30, 2008	March 31, 2008
	(In thousands)
Total assets	$2,036,395	$2,102,741	$2,052,944	$2,358,559	$2,345,079
Earning assets	1,902,670	1,989,884	1,927,128	1,959,434	1,932,526
Deposits	1,639,797	1,698,651	1,635,101	1,707,031	1,710,082

        At March 31, 2009, the Company had total assets of $2.0 billion, or $66.3 million less than total assets at December 31, 2008, and $308.7 million less than total assets at March 31, 2008. The decline in assets from December 31, 2008, is primarily a result of a $69 million decrease in total loans outstanding, of which $36 million was a decrease in real estate loans and most of the remaining decrease was a result of a reduction in lower yielding syndicated and participated loans.

        The $308.7 million decrease in assets at March 31, 2009 as compared to March 31, 2008, is primarily due to the $250.7 million in goodwill impairment recorded in the third quarter 2008. Most of the remaining decrease is attributable to declines in investments as well as cash and due from banks.

        The following table sets forth the amount of our loans outstanding at the dates indicated:

Table 8

	March 31, 2009	December 31, 2008	September 30, 2008	June 30, 2008	March 31, 2008
	(In thousands)
Real estate—Residential and Commercial	$658,982	$680,030	$693,800	$717,533	$723,246
Real estate—Construction	250,665	268,306	248,883	232,522	238,926
Equity lines of credit	52,679	50,270	49,205	46,778	47,659
Commercial	714,218	746,241	706,678	705,309	657,423
Agricultural	22,686	22,738	23,989	29,442	35,003
Consumer	38,220	38,352	38,777	39,611	38,151
Leases receivable and other	22,828	23,996	22,099	21,628	22,205

Total gross loans	1,760,278	1,829,933	1,783,431	1,792,823	1,762,613
Less: allowance for loan losses	(37,598)	(44,988)	(44,765)	(26,506)	(26,048)
Unearned discount	(3,175)	(3,600)	(3,758)	(3,668)	(3,316)

Loans, net of unearned discount	$1,719,505	$1,781,345	$1,734,908	$1,762,649	$1,733,249

Loans held for sale at lower of cost or market	$5,175	$5,760	$—	$—	$—

        There were $962.3 million of real estate loans at March 31, 2009, compared to $998.6 million at December 31, 2008 and $1.0 billion at March 31, 2008. Management continues its efforts to decrease its exposure to residential real-estate and residential land and land development loans.

  Nonperforming Assets

        Credit risk related to nonperforming assets arises as a result of lending activities. To manage this risk, we employ frequent monitoring procedures and take prompt corrective action when necessary. We employ a risk rating system that identifies the potential risk associated with loans in our loan portfolio. This monitoring and rating system is designed to help management determine current and potential problems so that corrective actions can be taken promptly.

        Generally, loans are placed on nonaccrual status when they become 90 days or more past due or at such earlier time as management determines timely recognition of interest to be in doubt. Accrual of interest is discontinued on a loan when we believe, after considering economic and business conditions and analysis of the borrower's financial condition, that the collection of interest is doubtful.

        The following table summarizes the loans for which the accrual of interest has been discontinued, loans with payments more than 90 days past due and still accruing interest and other real estate owned. For reporting purposes, other real estate owned consists of all real estate, other than bank premises, actually owned or controlled by us, including real estate acquired through foreclosure.

Table 9

	Quarter Ended
	March 31, 2009	December 31, 2008	September 30, 2008	June 30, 2008	March 31, 2008
	(Dollars in thousands)
Nonaccrual loans and leases, not restructured	$57,299	$54,594	$54,654	$29,742	$20,798
Accruing loans past due 90 days or more	911	228	324	98	1

Total nonperforming loans	$58,210	$54,822	$54,978	$29,840	$20,799

Other real estate owned and foreclosed assets	14,524	484	1,199	1,910	1,715

Total nonperforming assets	$72,734	$55,306	$56,177	$31,750	$22,514

Impaired loans	$58,210	$54,822	$54,978	$29,840	$20,799
Allocated allowance for loan losses	(6,342)	(11,064)	(12,825)	(6,295)	(5,368)

Net investment in impaired loans	$51,868	$43,758	$42,153	$23,545	$15,431

Loans past due 30-89 days	$31,957	$35,169	$20,660	$20,169	$42,682

Loans charged-off	$10,262	$2,032	$12,779	$673	$743
Recoveries	(367)	(1,005)	(288)	(231)	(205)

Net charge-offs	$9,895	$1,027	$12,491	$442	$538

Provision for loan losses	$2,505	$1,250	$30,750	$900	$875

Allowance for loan losses	$37,598	$44,988	$44,765	$26,506	$26,048

Allowance for loan losses to loans, net of unearned discount	2.14%	2.46%	2.52%	1.48%	1.48%
Allowance for loan losses to nonaccrual loans	65.62%	82.41%	81.91%	89.12%	125.24%
Allowance for loan losses to nonperforming assets	51.69%	81.34%	79.69%	83.48%	115.70%
Allowance for loan losses to nonperforming loans	64.59%	82.06%	81.42%	88.83%	125.24%
Nonperforming assets to loans, net of unearned discount, and other real estate owned	4.11%	3.03%	3.15%	1.77%	1.28%
Annualized net charge-offs to average loans	2.22%	0.22%	2.75%	0.10%	0.12%
Nonaccrual loans to loans, net of unearned discount	3.26%	2.99%	3.07%	1.66%	1.18%
Loans 30-89 days past due to loans, net of unearned discount	1.82%	1.93%	1.16%	1.13%	2.43%

        Nonperforming assets at March 31, 2009 increased by $17.4 million from December 31, 2008. This increase is attributable to a $3.4 million increase in nonperforming loans, and a $14.0 million increase in other real estate owned. At March 31, 2009, approximately $31.2 million, or 54%, of all nonperforming loans outstanding were residential construction, land and land development. At December 31, 2008, approximately $36.8 million, or 67.1%, of all nonperforming loans were residential construction, land and land development loans.

        Net charge-offs in the first quarter 2009 were $9.9 million, as compared to $1.0 million in the fourth quarter 2008, and $0.5 million in the first quarter 2008. Of the $9.9 million in net chargeoffs in the first quarter 2009, approximately $6.1 million were provided for as the result of specific allowance allocation on impaired loans as of December 31, 2008. Most of the remainder of the first quarter chargeoffs relate to a single relationship that went on nonaccrual status during the first quarter 2009 and was moved to other real estate owned at the end of the quarter. This was a result of reaching a settlement agreement with the borrower in March 2009 that included the bank receiving deeds in lieu of foreclosure. After the chargeoffs on loans with a specific allowance allocation at December 31, 2008, and transfers to other real estate owned, the Company added approximately $17.3 million in new impaired loans during the quarter. The majority of this increase was from three loans that were adequately collateralized, therefore, there was not an overall increase in the specific allowance allocation related to impaired loans during the quarter.

  Allowance for Loan Losses

        The allowance for loan losses is maintained at a level that, in our judgment, is adequate to absorb probable incurred losses in the loan portfolio. The amount of the allowance is based on management's evaluation of the collectibility of the loan portfolio, historical loss experience, and other significant factors affecting loan portfolio collectibility, including the volume and severity of delinquent and classified loans, trends in volume and terms of loans, levels and trends in credit concentrations, effects of changes in underwriting standards, policies, procedures and practices, national and local economic trends and conditions, changes in capabilities and experience of lending management and staff, and other external factors including industry conditions, competition and regulatory requirements.

        The ratio of allowance for loan losses to total loans was 2.14% at March 31, 2009, as compared to 2.46% at December 31, 2008 and 1.48% at March 31, 2008.

        Our methodology for evaluating the adequacy of the allowance for loan losses has two basic elements: first, the identification of impaired loans and the measurement of an estimated loss for each individual loan identified; second, estimating an allowance for probable incurred losses on other loans. The specific allowance for impaired loans and the remaining allowance are combined to determine the required allowance for loan losses.

        For the specific portion of the allowance computation, there is a lower specific allowance allocation as of March 31, 2009 as compared to December 31, 2008, even though total impaired loans increased over the same period. This decrease is primarily a result of $6.1 million in chargeoffs during the first quarter 2009 for amounts that had a specific allowance allocation as of December 31, 2008. The increase in impaired loans during the quarter was mostly on loans that were adequately collateralized, therefore, no increase to the specific allowance allocation was required during the first quarter 2009.

        In estimating the allowance for probable incurred losses on other loans, we group the balance of the loan portfolio into segments that have common characteristics, such as loan type or risk weighting. For each nonspecific allowance portfolio segment, we apply loss factors to calculate the required allowance based upon actual historical loss rates adjusted for qualitative factors affecting loan portfolio collectibility as described above. During the first quarter 2009, the historical loss factor increased due to the charge-offs incurred during the first quarter. Management also looks at risk weightings of loans and computes a factor for the volume and severity of classified loans using assigned risk ratings under regulatory definitions of "watch", "substandard"', "doubtful" and "loss". Loans graded as either doubtful or loss are treated as impaired and are included as part of the specific reserve computed above. Loans segregated by risk weighting categories watch or substandard are evaluated for trends in volume and severity.

        The provision for loan losses recorded in 2009 was required in order for the Company to maintain the allowance for loan losses (2.14% of total loans as of March 31, 2009) at a level necessary for the probable incurred losses inherent in the loan portfolio as of March 31, 2009. For further discussion of the provision for loan losses, see "Provision for Loan Losses" above.

        The specific allowance for impaired loans and the allowance calculated for probable incurred losses on other loans are combined to determine the required allowance for loan losses. The amount calculated is compared to the actual allowance for loan losses balance at each quarter end and any shortfall is charged to income as an additional provision for loan losses. For further discussion of the provision for loan losses, see "Provision for Loan Losses" above.

        The following table provides a summary of the activity within the allowance for loan losses account for the periods presented:

Table 10

	Three Months Ended March 31,
	2009	2008
	(In thousands)
Balance, beginning of period	$44,988	$25,711
Loan charge-offs:
Real estate—Residential and Commercial	606	370
Real estate—Construction	9,252	87
Commercial	258	179
Agricultural	—	9
Consumer	98	98
Lease receivable and other	48	—

Total loan charge-offs	10,262	743

Recoveries:
Real estate—Residential and Commercial	176	135
Real estate—Construction	47	3
Commercial	117	34
Agricultural	2	6
Consumer	25	27

Total loan recoveries	367	205

Net loan charge-offs	9,895	538
Provision for loan losses	2,505	875

Balance, end of period	$37,598	$26,048

        Management continues to monitor the allowance for loan losses closely and will adjust the allowance when necessary, based on its analysis, which includes an ongoing evaluation of substandard loans and their collateral positions.

  Securities

        We manage our investment portfolio principally to provide liquidity, balance our overall interest rate risk and to provide collateral for public deposits and customer repurchase agreements.

        The carrying value of our portfolio of investment securities at March 31, 2009 and December 31, 2008 was as follows:

Table 11

	March 31, 2009	December 31, 2008	Increase (Decrease)	% Change
	(In thousands)
Securities available-for-sale:
U.S. Treasury securities	$—	$3,495	$(3,495)	(100.0)%
U.S. Government agencies and government-sponsored entities	2,509	2,510	(1)	(0.0)%
State and municipal	63,963	63,015	948	1.5%
Mortgage backed	30,615	31,965	(1,350)	(4.2)%
Marketable equity	1,476	1,345	131	9.7%
Other securities	544	544	0	0.0%

Total securities available-for-sale	$99,107	$102,874	$(3,767)	(3.7)%

Securities held-to-maturity:
Mortgage-backed	$11,946	$13,114	$(1,168)	(8.9)%

        The Company does not own any preferred stock of either the Federal Home Loan Mortgage Corporation (FHLMC) or Federal National Mortgage Association (FNMA). Further, all mortgage-backed securities are sponsored by either U.S. government agencies or government-sponsored entities, and none are private issuances.

        The carrying value of our available-for-sale investment securities at March 31, 2009 was $99.1 million, compared to the December 31, 2008 carrying value of $102.9 million. The decrease in the level of our investments from December 31, 2008, is primarily due to a decision not to replace maturities of U.S. Treasury, U.S. government agencies and government-sponsored entities, as well as municipal bonds because these bonds were in excess of our requirements for collateral on public deposits and customer repurchase agreements.

        Included in the obligations of state and political subdivisions is an individual non-rated municipal bond with a fair value of $37.3 million and an unrealized loss of $1.4 million. This unrealized loss comprises 3.7% of the original cost of this security and comprises nearly 100% of the gross unrealized loss of all investment securities at March 31, 2009. Management performs an annual review process for all non-rated municipal securities in our portfolio, but updated its analysis for this particular security during the first quarter due to the relative size of the unrealized loss on this security. Based on the first quarter 2009 credit analysis of this particular bond, including a review of the issuer's current financial statements, the related cash flows and interest payments, management concluded that the continuous unrealized loss position on this security was a result of the level of market interest rates and lack of marketability and not a result of the underlying issuer's ability to repay. Similarly, management concluded that the continuous unrealized loss position on all other securities was also a result of the level of market interest rates and not a result of the underlying issuers' ability to repay. In addition, we have the ability and intent to hold these securities until their fair value recovers to their cost, which may be maturity. Accordingly, we have not recognized any other-than-temporary impairment in our consolidated statements of income.

  Deposits

        The following table sets forth the amounts of our deposits outstanding at the dates indicated:

Table 12

	At March 31, 2009		At December 31, 2008
	Balance	% of Total	Balance	% of Total
	(Dollars in thousands)
Noninterest bearing deposits	$422,509	25.77%	$433,761	25.52%
Interest bearing demand	140,110	8.54%	145,492	8.57%
Money market	285,164	17.39%	315,364	18.57%
Savings	72,157	4.40%	68,064	4.01%
Time	719,857	43.90%	735,970	43.33%

Total deposits	$1,639,797	100.00%	$1,698,651	100.00%

        At the end of the first quarter 2009, deposits were $1.6 billion as compared to $1.7 billion at December 31, 2008, reflecting a decrease of $58.9 million. Approximately $11.2 million of this decline is attributable to noninterest bearing deposits. A decrease of $30.2 million relates to a decline in money market accounts and $16.1 million of the decline relates to time deposits. The decline in these deposit balances reflects both a decline in our customers' available balances and increased competition for such deposits. Noninterest bearing deposits still comprised approximately 26% of total deposits at March 31, 2009, which helps mitigate overall deposit funding costs. The $58.9 million decrease in overall deposits from December 31, 2008 correlates to our $69.2 million decrease in overall loans during the same period.

  Borrowings and Subordinated Debentures

        At March 31, 2009, our outstanding borrowings were $164,499,000 as compared to $166,404,000 at December 31, 2008.

        The borrowings at March 31, 2009 consisted of 16 separate fixed-rate term notes at the FHLB with maturities ranging from 20 to 106 months. Approximately $140 million of the FHLB term advances at March 31, 2009 have Bermudan conversion options to a variable rate. The initial fixed rate periods range from one to five years and can be prepaid without penalty at or after conversion. There was also a line of credit at the FHLB at March 31, 2009, but there was no balance outstanding on this line of credit as of that date.

        The total commitment, including balances outstanding, for borrowings at the Federal Home Loan Bank for the term notes and line of credit at March 31, 2009 and December 31, 2008 was $412.3 million and $428.3 million, respectively. The interest rate on the line of credit varies with the federal funds rate, and was 0.48% and 0.65% at March 31, 2009 and December 31, 2008, respectively. The term notes have fixed interest rates that range from 2.52% to 6.22%. A blanket pledge and security agreement with the Federal Home Loan Bank, which encompasses certain loans and securities, serves as collateral for these borrowings. However, as of March 31, 2009 and December 31, 2008, there were no investment securities pledged as collateral under the blanket pledge and security agreement.

        As of December 31, 2008, the Company had a revolving credit agreement, as amended, with U.S. Bank National Association, which contained financial covenants, including maintaining a minimum adjusted return (excluding goodwill impairment and intangible asset amortization) on average assets, a maximum nonperforming assets to total loans ratio, regulatory capital ratios that qualify the Company as well-capitalized and a minimum total risk-based capital amount. At December 31, 2008, the Company was in compliance with all covenants except the minimum total risk-based capital amount.

The minimum total risk-based capital amount was set by U.S. Bank and was based on the Company receiving additional capital from Treasury's Capital Purchase Program prior to December 31, 2008. As the Company's application to receive capital under Treasury's Capital Purchase Program was still pending as of December 31, 2008, the Company did not meet this financial covenant and voluntarily decided to terminate its line of credit on February 9, 2009 with U.S. Bank. The revolving credit agreement would have otherwise expired on March 31, 2009.

        At March 31, 2009, we had a $41,239,000 aggregate principal balance of subordinated debentures outstanding with a weighted average cost of 6.38%. The subordinated debentures were issued in four separate series. Each issuance has a maturity of thirty years from its date of issue. The subordinated debentures were issued to trusts established by us, which in turn issued $40 million of trust preferred securities. Generally and with certain limitations, the Company is permitted to call the debentures subsequent to the first five or ten years, as applicable, after issue if certain conditions are met, or at any time upon the occurrence and continuation of certain changes in either the tax treatment or the capital treatment of the trusts, the debentures or the preferred securities. The Guaranty Capital Trust III issuance of $10.0 million has a variable rate of LIBOR plus 3.10% and was callable without penalty on July 7, 2008, and every quarter thereafter. The CenBank Trust III issuance of $15.0 million has a variable rate of LIBOR plus 2.65% and was callable without penalty on April 15, 2009, and every quarter thereafter. Management did not call either of these securities on the latest call date, but will continue to evaluate whether to call these debentures each quarter.

        These securities are currently included in Tier I capital for purposes of determining the Company's Tier I and total risk-based capital ratios. The Board of Governors of the Federal Reserve System, which is the holding company's banking regulator, has promulgated a modification of the capital regulations affecting trust preferred securities. Under this modification, beginning March 31, 2011, the Company is required to use a more restrictive formula to determine the amount of trust preferred securities that can be included in regulatory Tier I capital. The Company will be allowed to include in Tier I capital an amount of trust preferred securities equal to no more than 25% of the sum of all core capital elements, which is generally defined as stockholders' equity less certain intangibles, including core deposit intangibles, net of any related deferred income tax liability. The existing regulations in effect limit the amount of trust preferred securities that can be included in Tier I capital to 25% of the sum of core capital elements without a deduction for permitted intangibles. The adoption of this modification is not expected to have a material impact on the inclusion of trust preferred securities for purposes of Tier 1 capital.

  Capital Resources

        Current risk-based regulatory capital standards generally require banks and bank holding companies to maintain a ratio of "core" or "Tier 1" capital (consisting principally of common equity) to risk-weighted assets of at least 4%, a ratio of Tier 1 capital to average total assets (leverage ratio) of at least 4% and a ratio of total capital (which includes Tier 1 capital plus certain forms of subordinated debt, a portion of the allowance for loan losses, and preferred stock) to risk-weighted assets of at least 8%. Risk-weighted assets are calculated by multiplying the balance in each category of assets by a risk factor, which ranges from zero for cash assets and certain government obligations to 100% for high-risk loans, and adding the products together.

        For regulatory purposes, the Company maintains capital above the minimum core standards. The Company actively monitors its regulatory capital ratios to ensure that the Company and its bank subsidiary are more than well capitalized under the applicable regulatory framework. Under the regulations adopted by the federal regulatory authorities, a bank is well-capitalized if the institution has a total risk-based capital ratio of 10.0% or greater, a Tier 1 risk-based capital ratio of 6.0% or greater, and a leverage ratio of 5.0% or greater, and is not subject to any order or written directive by any such regulatory authority to meet and maintain a specific capital level for any capital measure. Our subsidiary bank is required to maintain similar capital levels under capital adequacy guidelines. At March 31, 2009, our subsidiary bank was "well-capitalized".

        The following table provides the current capital ratios of the Company as of the dates presented, along with the regulatory capital requirements:

Table 13

	Ratio at March 31, 2009	Ratio at December 31, 2008	Minimum Capital Requirement	Minimum Requirement for "Well Capitalized" Institution
Total Risk-Based Capital Ratio
Consolidated	10.82%	10.61%	8.00%	N/A
Guaranty Bank & Trust Company	10.77%	10.52%	8.00%	10.00%
Tier 1 Risk-Based Capital Ratio
Consolidated	9.56%	9.35%	4.00%	N/A
Guaranty Bank & Trust Company	9.51%	9.26%	4.00%	6.00%
Leverage Ratio
Consolidated	9.20%	8.98%	4.00%	N/A
Guaranty Bank & Trust Company	9.16%	8.90%	4.00%	5.00%

        On October 3, 2008, Congress passed the Emergency Economic Stabilization Act of 2008 (EESA), which provided the U. S. Treasury with broad authority to implement certain actions to help restore stability and liquidity to U.S. markets. One of the provisions resulting from the Act is the Treasury Capital Purchase Program (CPP), which provides direct equity investment of perpetual preferred stock by the Treasury in qualified financial institutions. The program is voluntary and requires an institution to comply with a number of restrictions and provisions, including limits on executive compensation, stock redemptions and declaration of dividends. Applications were required to be submitted by November 14, 2008 and are subject to approval by the Treasury. The CPP provides for a minimum investment of 1 percent of Risk-Weighted Assets, with a maximum investment equal to the lesser of 3 percent of Total Risk-Weighted Assets or $25 billion. The perpetual preferred stock investment will have a dividend rate of 5% per year until the fifth anniversary of the Treasury investment, and a dividend of 9% thereafter. The CPP also requires the Treasury to receive warrants for common stock equal to 15% of the capital invested by the Treasury. The Company filed an application to participate in this program, and as of the filing date of this report has not received a response from Treasury regarding its application.

  Contractual Obligations and Off-Balance Sheet Arrangements

        The Company is a party to credit-related financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit, stand-by letters of credit, and commercial letters of credit. Such commitments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated balance sheets.

        The Company's exposure to credit loss is represented by the contractual amount of these commitments. The Company follows the same credit policies in making commitments as it does for on-balance sheet instruments.

        At the dates indicated, the following commitments were outstanding

Table 14

	March 31, 2009	December 31, 2008
	(In thousands)
Commitments to extend credit	$385,280	$390,277
Standby letters of credit	22,373	24,792
Commercial letters of credit	11,000	11,000

Totals	$418,653	$426,069

  Liquidity

        The Bank relies on deposits as its principal source of funds and, therefore, must be in a position to service depositors' needs as they arise. Fluctuations in the balances of a few large depositors may cause temporary increases and decreases in liquidity from time to time. We deal with such fluctuations by using existing liquidity sources.

        Concerns over deposit fluctuations with respect to the overall banking industry were addressed by the FDIC in September and October 2008. The FDIC temporarily increased the individual account deposit insurance from $100,000 per account to $250,000 per account through December 31, 2009. The FDIC also implemented a Temporary Liquidity Guarantee Program, which provides for full FDIC coverage for transaction accounts, regardless of dollar amounts. The Bank elected to opt-in to this program, thus, our customers receive full coverage for transaction accounts under the program.

        Additionally, the Company has become a member of the Certificate of Deposit Account Registry Service (CDARS®) program. Through CDARS®, the Bank's customers can increase their FDIC insurance by up to $50 million through reciprocal certificate of deposit accounts. This is accomplished by the Bank entering into reciprocal depository relationships with other member banks. The individual customer's large deposit is broken into amounts below the $100,000 amount (or $250,000 if the time deposit matures prior to December 31, 2009) and placed with other banks that are members of the network. The reciprocal member bank issues certificate of deposits in amounts that ensure that the entire deposit is eligible for FDIC insurance.

        When the level of liquid assets (our primary liquidity) does not meet our liquidity needs, other available sources of liquid assets (our secondary liquidity), including the purchase of federal funds, sales of securities under agreements to repurchase, purchase of brokered certificates of deposit, sales of loans, discount window borrowings from the Federal Reserve Bank, and our lines of credit with the Federal Home Loan Bank of Topeka (FHLB) are employed to meet current and presently anticipated funding needs. At March 31, 2009, the Company had approximately $247.8 million of availability on its FHLB line, $64 million of availability on its federal funds lines with correspondent banks, and $1.3 million of availability with the Federal Reserve discount window. The Company can also increase its amount of brokered deposits. However, if we would become less than well-capitalized under the capital adequacy guidelines, regulatory approval would have to be obtained in order to continue purchasing brokered deposits. Additionally, as described above, the Company joined the CDARS® program and can purchase certificates of deposit through this program. At March 31, 2009 the Company is eligible to purchase certificates of deposit of up to five percent of its total assets through CDARS®. These sources provide significant secondary liquidity to the Company to service its depositors' needs.

        The FDIC also implemented a Debt Guarantee Program where it guarantees all newly-issued senior unsecured debt up to prescribed limits by a participating bank on or after October 14, 2008 through and including June 30, 2009. The Company and its subsidiary bank elected to opt-in to this program, which could provide up to $38 million of additional unsecured senior debt to the Company and its subsidiary bank in the form of greater than 30 day term notes. As of March 31, 2009, no guaranteed senior unsecured debt had been issued by the Company and the Company does not intend to issue unsecured senior debt prior to June 30, 2009.

        The holding company relies on dividends from its Bank as a primary source of liquidity. We plan to continue to utilize the available dividends from the Bank for holding company operations, subject to regulatory and other restrictions. The ability of the Bank to pay dividends or make other capital distributions to the holding company is subject to the regulatory authority of the Federal Reserve Board and the Colorado Division of Banking. Because of the accumulated deficit at December 31, 2008 as a result of goodwill impairment charges in 2008 and 2007, the Bank is required to obtain permission from the Federal Reserve Board and the Colorado Division of Banking prior to making any dividend to the holding company. The holding company requires liquidity for the payment of interest on the subordinated debentures, for operating expenses, principally salaries and benefits, for repurchases of our common stock, and, if declared by our board of directors, for the payment of dividends to our stockholders. Failure to obtain permission to pay a dividend from the Bank to the Holding from either the Federal Reserve Board or the Colorado Division of Banking could result in the Holding Company electing to defer interest on its trust preferred securities.

  Application of Critical Accounting Policies and Accounting Estimates

        Management's Discussion and Analysis of financial condition and results of operations discusses the Company's condensed consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these condensed consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent liabilities at the date of the condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, management evaluates its estimates and judgments, including those related to customers and suppliers, allowance for loan losses, bad debts, investments, financing operations, long-lived assets, contingencies and litigation. Management bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which have formed the basis for making such judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from the recorded estimates under different assumptions or conditions. A summary of critical accounting policies and estimates are listed in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of the Company's 2008 Annual Report Form 10-K for the fiscal year ended December 31, 2008. There have been no changes to the critical accounting policies listed in the Company's 2008 Annual Report Form 10-K during 2009. During the first quarter 2009, the Company began offering customers interest rate swaps, and adopted the following accounting policy:

  Accounting Policy for Derivative Instruments and Hedging Activities

        Statement of Financial Accounting Standards No. 161, Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133 (SFAS 161), amends and expands the disclosure requirements of FASB Statement No. 133 (SFAS 133) with the intent to provide users of financial statements with an enhanced understanding of: (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under SFAS 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity's financial position, financial performance, and cash flows. SFAS 161 requires qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about the fair value of and gains and losses on derivative instruments, and disclosures about credit-risk-related contingent features in derivative instruments.

        As required by SFAS 133, the Company records all derivatives on the balance sheet at fair value. The accounting for changes in the fair value of derivatives depends on the intended use of the derivative, whether the Company has elected to designate a derivative in a hedging relationship and apply hedge accounting and whether the hedging relationship has satisfied the criteria necessary to apply hedge accounting. Currently, none of the Company's derivatives are designated in qualifying SFAS 133 hedging relationships, as the derivatives are not used to manage risks within the Company's assets or liabilities. As such, all changes in fair value of the Company's derivatives are recognized directly in earnings.

Appendix H

        Quantitative and Qualitative Disclosures About Market Risk, as included in our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2009

Quantitative and Qualitative Disclosure about Market Risk

        Market risk is the risk of loss in a financial instrument arising from adverse changes in market prices and rates, foreign currency exchange rates, commodity prices and equity prices. Our market risk arises primarily from interest rate risk inherent in our lending and deposit taking activities. To that end, management actively monitors and manages our interest rate risk exposure. We do not have any market risk sensitive instruments entered into for trading purposes. We manage our interest rate sensitivity by matching the re-pricing opportunities on our earning assets to those on our funding liabilities. We use various asset/liability strategies to manage the re-pricing characteristics of our assets and liabilities, which are designed to ensure that exposure to interest rate fluctuations is limited to our guidelines of acceptable levels of risk-taking. Hedging strategies, including the terms and pricing of loans and deposits and managing the deployment of our securities, are used to reduce mismatches in interest rate repricing opportunities of portfolio assets and their funding sources.

Credit Risk-related Contingent Features

        During the first quarter 2009, the Company entered into interest rate swap contracts with certain commercial banking customers to facilitate the customer's respective risk management strategies. Those interest rate swaps are simultaneously hedged by offsetting interest rate swaps that the Company executes with a third party, such that the Company minimizes its net risk exposure resulting from such transactions. Thus, these existing interest rate derivatives result from a service provided to certain qualifying customers and, therefore, are not used to manage interest rate risk in the Company's assets or liabilities. The Company manages a matched book with respect to its derivative instruments in order to minimize its net risk exposure resulting from such transactions.

        The Company evaluates its credit risk associated with its interest rate swaps by evaluating the maximum potential credit exposure prior to the execution of the interest rate swap. This maximum potential credit exposure is evaluated by executive management in relation to the Company's Derivatives and Hedging Policy. On a quarterly basis, the actual credit risk for all swaps is reported to the Company's asset-liability committee and compared to the maximum exposure approved in the Company's Derivatives and Hedging Policy.

        The Company has agreements with its derivative counterparties that contain a provision where if the Company defaults on any of its indebtedness, including default where repayment of the indebtedness has not been accelerated by the lender, then the Company could also be declared in default on its derivative obligations.

        The Company also has agreements with certain of its derivative counterparties that contain a provision where if the Company fails to maintain its status as a well-capitalized institution, then the counterparty could terminate the derivative positions and the Company would be required to settle its obligations under the agreements.

        As of March 31, 2009, the fair value of derivatives in a net liability position, which includes accrued interest but excludes any adjustment for nonperformance risk related to these agreements, was $313,000. The Company has minimum collateral posting thresholds with certain of its derivative counterparties, but has not been required to post collateral against its obligations under these agreements. If the Company had breached any of these provisions at March 31, 2009, it would have been required to settle its obligations under the agreements at the termination value.

Net Interest Income Modeling

        Our Asset Liability Management Committee, or ALCO, addresses interest rate risk. The committee is comprised of members of our senior management. The ALCO monitors interest rate risk by analyzing the potential impact on net interest income and the net portfolio of equity value from potential changes in interest rates, and considers the impact of alternative strategies or changes in balance sheet structure. The ALCO manages our balance sheet in part to maintain the potential impact on net portfolio value and net interest income within acceptable ranges despite changes in interest rates.

        Our exposure to interest rate risk is reviewed on at least a quarterly basis by the ALCO and our board of directors. Interest rate risk exposure is measured using interest rate sensitivity analysis to determine our change in net portfolio value and net interest income in the event of hypothetical changes in interest rates. If potential changes to net portfolio value and net interest income resulting from hypothetical interest rate changes are not within board-approved limits, the board may direct management to adjust the asset and liability mix to bring interest rate risk within board-approved limits.

        We monitor and evaluate our interest rate risk position on a quarterly basis using net interest income simulation analysis under 100 and 200 basis point change scenarios (see below). Each of these analyses measures different interest rate risk factors inherent in the financial statements.

        The Company's primary interest rate risk tool, the Net Interest Income Simulation Analysis, measures interest rate risk and the effect of interest rate changes on net interest income. This analysis incorporates all of the Company's assets and liabilities together with forecasted changes in the balance sheet and assumptions that reflect the current interest rate environment. Through these simulations, management estimates the impact on net interest income of a 100 and 200 basis point upward or downward change of market interest rates over a one year period. Assumptions are made to project rates for new loans and deposits based on historical analysis, management outlook and repricing strategies. Asset prepayments and other market risks are developed from industry estimates of prepayment speeds and other market changes. Since the results of these simulations can be significantly influenced by assumptions utilized, management evaluates the sensitivity of the simulation results to changes in assumptions.

        The following table shows the net interest income increase or decrease over the next twelve months as of March 31, 2009 and 2008:

Table 15

  MARKET RISK:

	Annualized Net Interest Income
Rates in Basis Points	March 31, 2009 Amount of Change	March 31, 2008 Amount of Change
	(In thousands)
200	$7,951	$6,905
100	3,723	3,543
Static	—	—
(100)	2,144	(3,488)
(200)	3,642	(6,350)

        Overall, the Company believes it is asset-sensitive, which is consistent with the decline in net interest income during 2008 as a result of lower rates. At March 31, 2009, the company is positioned to have a short-term favorable interest income impact in a rising rate environment as well as a falling rate environment. This is because of the extremely low rate environment at March 31, 2009. The prime rate has historically been set at a rate of 300 basis points over the target federal funds rate. The target federal funds rate is currently set by the FOMC at a rate between 0 and 25 basis points. The Company's interest rate risk modeling has an assumption that prime would continue to be set at a rate of 300 basis points over the target federal funds rate, therefore, a 200 basis point decline in overall rates would only have between a 0 and 25 basis point decline in both federal funds and the prime rate. Further, other rates that are currently below 1% or 2% (e.g. U.S. Treasuries, LIBOR, etc.) are modeled to not fall below 0% with an overall 100 or 200 basis point decrease in rates. Many of our variable rate loans are set to an index tied to prime, federal funds or LIBOR, therefore, a further decrease in rates would not have a substantial impact on loan yields. Additionally, current deposit rates, especially time deposit rates, would continue to decrease in a falling rate environment. As a falling rate environment would potentially impact the cost of liabilities to a greater degree than earning assets for the above reasons, a falling rate environment is expected to have a favorable impact on net interest margin. However, if the actual prime rate falls below a 300 basis point spread to target federal funds rate, the Company could experience a continued decrease in net interest income as a result of falling yields on earning assets tied to prime.

<STOCK#> 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MRA SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 0 2 2 3 3 4 1 MRA SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MRA SAMPLE AND MRA SAMPLE AND MRA SAMPLE AND MRA SAMPLE AND MRA SAMPLE AND MRA SAMPLE AND MRA SAMPLE AND MRA SAMPLE AND C 1234567890 J N T C123456789 123456 C0123456789 12345 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 012GBC 1 U P + Special Meeting Proxy Card Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C NOTE: Please sign EXACTLY as name appears on this Proxy. Joint owners should each sign. Attorneys-in-fact, executors, administrators, trustees, guardians or entity officers should give FULL title. This Proxy shall be valid and may be voted regardless of the form of signature however. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + B Non-Voting Items For Against Abstain 2. To approve our Second Amended and Restated Certificate of Incorporation, which will, among other things, increase our total authorized number of shares of common stock from 100,000,000 to 150,000,000 shares and establish and authorize 143,750,000 shares of a class of voting common stock and 6,250,000 shares of a class of non-voting common stock. For Against Abstain 3. To approve the adjournment or postponement of the meeting to a later date or dates, if necessary, to solicit additional proxies if there are insufficient proxies given prior to the time of the meeting to constitute a quorum for purposes of the meeting or to solicit additional proxies in favor of the approval of Proposal 1 and/or Proposal 2. Change of Address — Please print new address below. X GUARANTY BANCORP For Against Abstain 1. To approve the issuance of up to 60,000 shares of our 9.0% mandatorily convertible non-cumulative preferred stock (including the issuance of the preferred stock to Castle Creek Capital Partners III, L.P., an affiliate of John M. Eggemeyer, Chairman of the Board) and the issuance of our common stock upon conversion of such preferred stock, and the related issuance of additional shares of preferred stock in connection with payments of dividends on the preferred stock and the issuance of our common stock upon conversion of such additional preferred shares, all as contemplated by the Investment Agreement described in the accompanying Proxy Statement. A Proposals — The Board of Directors recommends a vote FOR Proposal 1, FOR Proposal 2 and FOR Proposal 3. [1]IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.[1] Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on June 29, 2009. Vote by Internet • Log on to the Internet and go to www.envisionreports.com/GBNK • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call. • Follow the instructions provided by the recorded message.

PROXY FOR THE JUNE 29, 2009 SPECIAL MEETING OF STOCKHOLDERS THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and the accompanying Proxy Statement and hereby appoints Daniel M. Quinn and Paul W.Taylor and each of them, the attorney(s), agent(s) and proxy(ies) of the undersigned, with full power of substitution, to vote all stock of Guaranty Bancorp (the “Company” or “we” or “our”) which the undersigned is entitled to vote, for the matters indicated below in the manner designated herein, or if not indicated by the undersigned in their discretion, and to vote in their discretion with respect to such other business or matters as may properly come before the meeting or any adjournments or postponements thereof. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY BY MAILING IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR VOTE BY INTERNET OR TELEPHONE AS INSTRUCTED ON THE OTHER SIDE. (Continued on the other side) Proxy — GUARANTY BANCORP [1]IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.[1]